     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1996


                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           MEDPARTNERS/MULLIKIN, INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ---------------------

            DELAWARE                          8099                         63-1151076
(State or Other Jurisdiction of   (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)        Identification Number)

                             ---------------------
        3000 GALLERIA TOWER, SUITE 1000, BIRMINGHAM, ALABAMA 35244-2331
                                 (205) 733-8996
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                 LARRY R. HOUSE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           MEDPARTNERS/MULLIKIN, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                         BIRMINGHAM, ALABAMA 35244-2331
                                 (205) 733-8996
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   COPIES TO:


    EDWARD D. HERLIHY, ESQ.              J. BROOKE JOHNSTON, JR., ESQ.             ROBERT E. LEE GARNER, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ     SENIOR VICE PRESIDENT AND GENERAL COUNSEL     F. HAMPTON MCFADDEN, JR., ESQ.
      51 WEST 52ND STREET                  MEDPARTNERS/MULLIKIN, INC.              HASKELL SLAUGHTER & YOUNG,
   NEW YORK, NEW YORK 10019             3000 GALLERIA TOWER, SUITE 1000                      L.L.C.
        (212) 403-1000                   BIRMINGHAM, ALABAMA 35244-2331            1200 AMSOUTH/HARBERT PLAZA
                                                 (205) 733-8996                      1901 SIXTH AVENUE NORTH
                                                                                    BIRMINGHAM, ALABAMA 35203
                                                                                         (205) 251-1000


                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger of a wholly-owned subsidiary of the Registrant, PPM Merger Corporation (the "Subsidiary"), with Caremark International Inc. ("Caremark").

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
           TITLE OF EACH                               PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
        CLASS OF SECURITIES            AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
         TO BE REGISTERED             REGISTERED(1)      PER UNIT(1)      OFFERING PRICE         FEES
- ------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share (including the Common Stock
  Purchase Rights)................. 100,404,647 shares    Inapplicable  $1,954,986,338(2)   $674,133.22(3)
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------



(1) The number of shares of Common Stock, par value $.001 per share (the "MedPartners/Mullikin Common Stock"), of MedPartners/Mullikin to be registered has been determined based upon 82,979,047 shares of Common Stock, par value $1.00 per share (the "Caremark Common Stock"), of Caremark and an exchange ratio of 1.21 shares of MedPartners/Mullikin Common Stock per share of Caremark Common Stock as provided for in the Plan and Agreement of Merger, dated as of May 13, 1996 by and among MedPartners/ Mullikin, PPM Merger Corporation and Caremark (the "Plan of Merger").


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(f)(1), the maximum aggregate offering price is the product of (a) $23.56 representing the average of the high and low sales prices of Caremark Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on August 6, 1996, and (b) 82,979,047, the number of shares of Caremark Common Stock to be acquired by MedPartners/Mullikin in connection with the acquisition of Caremark pursuant to the Plan of Merger.


(3) The registration fee for the securities registered hereby, is $674,133.22, calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) promulgated thereunder. Of such registration fee, $567,558.92 was paid in connection with the filing of preliminary proxy material relating to the transactions described herein.

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           MEDPARTNERS/MULLIKIN, INC.

                       REGISTRATION STATEMENT ON FORM S-4
                             CROSS-REFERENCE SHEET

                   (PURSUANT TO ITEM 501(B) OF REGULATION S-K
               SHOWING THE LOCATION IN THE PROSPECTUS-JOINT PROXY
        STATEMENT OF THE RESPONSES TO THE ITEMS OF PART I OF FORM S-4.)


                                                                LOCATION IN PROSPECTUS-
                            ITEM                                 JOINT PROXY STATEMENT
     --------------------------------------------------  -------------------------------------
  A. INFORMATION ABOUT THE TRANSACTION
  1. Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus..................  Facing Page of the Registration
                                                           Statement; Outside Front Cover Page
                                                           of Prospectus-Joint Proxy Statement
  2. Inside Front and Outside Back Cover Pages of
       Prospectus......................................  Table of Contents; Available
                                                         Information
  3. Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information...........................  Summary of Prospectus-Joint Proxy
                                                           Statement; Risk Factors; The
                                                           Special Meetings; Selected
                                                           Financial
                                                           Information -- MedPartners/Mullikin
  4. Terms of the Transaction..........................  Summary of Prospectus-Joint Proxy
                                                           Statement; The Special Meetings;
                                                           The Merger; Description of Capital
                                                           Stock of MedPartners/Mullikin;
                                                           Operations and Management of
                                                           MedPartners/Mullikin After the
                                                           Merger; Comparison of Rights of
                                                           Caremark and MedPartners/ Mullikin
                                                           Stockholders
  5. Pro Forma Financial Information...................  Pro Forma Condensed Financial
                                                           Information
  6. Material Contacts with the Company Being
       Acquired........................................  The Merger
  7. Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters...  Not Applicable
  8. Interests of Named Experts and Counsel............  Experts; Legal Matters
  9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities.....................................  Not Applicable
  B. INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to S-3 Registrants.......  Not Applicable
 11. Incorporation of Certain Information by
       Reference.......................................  Not Applicable
 12. Information with respect to S-2 or S-3
       Registrants.....................................  Not Applicable
 13. Incorporation of Certain Information by
       Reference.......................................  Not Applicable

                                                                LOCATION IN PROSPECTUS-
                            ITEM                                 JOINT PROXY STATEMENT
     --------------------------------------------------  -------------------------------------
 14. Information with Respect to Registrants Other Than
       S-3 or S-2 Registrants..........................  Summary of Prospectus-Joint Proxy
                                                           Statement; Risk Factors; The
                                                           Merger; Pro Forma Condensed
                                                           Financial Information; Selected
                                                           Financial
                                                          Information -- MedPartners/Mullikin;
                                                           Management's Discussion and
                                                           Analysis of Financial Condition and
                                                           Results of
                                                           Operations -- MedPartners/Mullikin;
                                                           Business of MedPartners/Mullikin;
                                                           MedPartners/Mullikin's Management;
                                                           Certain
                                                           Transactions -- MedPartners/
                                                           Mullikin; Principal Stockholders of
                                                           MedPartners/Mullikin; Consolidated
                                                           Financial Statements of
                                                           MedPartners/Mullikin
  C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information with respect to S-2 or S-3
       Companies.......................................  Summary of Prospectus-Joint Proxy
                                                           Statement; Risk Factors; The
                                                           Merger; Pro Forma Condensed
                                                           Financial Information; Selected
                                                           Financial Information -- Caremark;
                                                           Management's Discussion and
                                                           Analysis of Financial Condition and
                                                           Results of Operations -- Caremark;
                                                           Business of Caremark; Consolidated
                                                           Financial Statements of Caremark
 16. Information with respect to S-2 or S-3
       Companies.......................................  Not Applicable
 17. Information with respect to Companies other than
       S-3 or S-2 Companies............................  Not Applicable
  D. VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Consents or Authorizations
       are to be Solicited.............................  Summary of Prospectus-Joint Proxy
                                                           Statement; The Special Meetings;
                                                           The Merger; Additional Information
 19. Information if Proxies, Consents or Authorizations
       are not to be Solicited or in an Exchange
       Offer...........................................  Not Applicable

                    [CAREMARK INTERNATIONAL INC. LETTERHEAD]


August   , 1996


Dear Caremark International Inc. Stockholder:


     On behalf of our Board of Directors, I would like to invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Caremark International Inc. ("Caremark") to be held at Caremark's headquarters at 2211 Sanders Road, Northbrook, Illinois 60062, on August 30, 1996, at 9:30 a.m., local time.


     At the Special Meeting you will be asked to vote on a proposal to approve and adopt a Plan and Agreement of Merger, dated as of May 13, 1996 (the "Plan of Merger"), providing for the merger (the "Merger") of a wholly-owned subsidiary of MedPartners/Mullikin, Inc. ("MedPartners/Mullikin") with and into Caremark. Upon consummation of the Merger, Caremark will become a wholly-owned subsidiary of MedPartners/Mullikin, and Caremark stockholders will be entitled to receive
1.21 shares of MedPartners/Mullikin common stock for each share of Caremark common stock held by them, as set forth in the Plan of Merger. Approval of the Plan of Merger and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Caremark common stock.

     The Board of Directors of Caremark has carefully considered the terms and conditions of the proposed Merger. In addition, in connection with its approval of the transaction with MedPartners/Mullikin, the Board of Directors of Caremark has received a written opinion from its financial advisor in connection with the Merger, CS First Boston Corporation, to the effect that the consideration to be received by the holders of Caremark common stock pursuant to the Plan of Merger is fair to such holders from a financial point of view.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, CAREMARK AND THE CAREMARK STOCKHOLDERS. ACCORDINGLY, THE BOARD RECOMMENDS THAT CAREMARK STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER.


     In view of the importance of the action to be taken at this Special Meeting of Caremark stockholders, we urge you to review carefully the accompanying Notice of Special Meeting of Stockholders and the Prospectus-Joint Proxy Statement, including the Annexes thereto, which also include information on MedPartners/Mullikin and Caremark. For a discussion of the risk factors relating to the Merger, stockholders should review carefully the "Risk Factors" section of the enclosed Prospectus-Joint Proxy Statement. The Caremark Board considered these risks in voting to approve and recommend the Merger. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy and return it as promptly as possible.


Sincerely,

C.A. Lance Piccolo
Chairman of the Board
  and Chief Executive Officer

                          CAREMARK INTERNATIONAL INC.


                               2211 SANDERS ROAD

                           NORTHBROOK, ILLINOIS 60062
                             ---------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 30, 1996

                             ---------------------
To the Stockholders of
Caremark International Inc.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Caremark International Inc., a Delaware corporation ("Caremark"), will be held on August 30, 1996, at 9:30 a.m., Central Time, at Caremark's headquarters at 2211 Sanders Road, Northbrook, Illinois, for the following purposes (the "Special Meeting"):


          1. To consider and vote on a proposal (the "Merger") to approve and adopt the Plan and Agreement of Merger, dated as of May 13, 1996 (the "Plan of Merger"), by and among Caremark, MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), and PPM Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), pursuant to which, among other things, (i) the Subsidiary will be merged with and into Caremark with the result that Caremark will become a wholly-owned subsidiary of MedPartners/ Mullikin (the "Merger"), and (ii) each outstanding share (other than shares held in the treasury of Caremark or MedPartners/Mullikin, or their subsidiaries, if any, which will be cancelled) of Caremark common stock, par value $1.00 per share ("Caremark Common Stock") will be converted into the right to receive
     1.21 shares of MedPartners Common Stock, par value $.001 per share, subject to adjustment, as set forth in the Plan of Merger. A copy of the Plan of Merger is attached as Annex A to the accompanying Prospectus-Joint Proxy Statement.


          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.



     The Board of Directors of Caremark has fixed the close of business on July 29, 1996, as the record date for the determination of the holders of Caremark Common Stock entitled to notice of, and to vote at, the Special Meeting and adjournments or postponements thereof. Approval of the Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Caremark Common Stock entitled to vote at the Special Meeting. Caremark stockholders will not be entitled to dissenters' appraisal rights under Delaware law or any other statute in connection with the Merger.



     Information regarding the Merger and related matters is contained in the accompanying Prospectus-Joint Proxy Statement and the Annexes thereto, which are incorporated by reference herein and form a part of this Notice.



     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE MEETING.


     THE BOARD OF DIRECTORS OF CAREMARK HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, CAREMARK AND THE CAREMARK STOCKHOLDERS. ACCORDINGLY, THE CAREMARK BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER.

                                          By Order of the Board of Directors

                                          Nancy K. Bellis
                                          Assistant Secretary
Northbrook, Illinois

August   , 1996


            PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

                           MEDPARTNERS/MULLIKIN, INC.
                              3000 GALLERIA TOWER
                                   SUITE 1000
                         BIRMINGHAM, ALABAMA 35244-2331


                                                                 August   , 1996


Dear Stockholder:


     I am pleased to enclose information relating to a Special Meeting of Stockholders of MedPartners/Mullikin, Inc. to be held at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, at 10:00 a.m., Central Time, on August 30, 1996.



     The purpose of the Special Meeting of Stockholders is to approve and adopt a Plan and Agreement of Merger, dated as of May 13, 1996 (the "Plan of Merger"), among MedPartners/Mullikin, Inc. ("MedPartners/Mullikin"), PPM Merger Corporation (the "Subsidiary") and Caremark International Inc. ("Caremark"), pursuant to which Caremark will be combined with MedPartners/Mullikin through the merger of the Subsidiary into Caremark, with Caremark as the surviving corporation, whereby stockholders of Caremark will be entitled to receive 1.21 shares of MedPartners/Mullikin Common Stock, subject to certain adjustments described in the Plan of Merger, for each issued and outstanding share of Caremark Common Stock owned by them, all as described in the accompanying Prospectus-Joint Proxy Statement. Approval of the Plan of Merger will also constitute approval of a change of name of the corporation from "MedPartners/ Mullikin, Inc." to "MedPartners, Inc."


     WE URGE YOU TO CONSIDER CAREFULLY THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ATTACHED PROSPECTUS-JOINT PROXY STATEMENT. The Prospectus-Joint Proxy Statement describes in greater detail the advantages and disadvantages of the transaction, the manner in which it will occur and other matters relating thereto.

     YOUR VOTE IS IMPORTANT. In order to ensure that your vote is represented at the Special Meeting, please indicate your vote on the Proxy form, date and sign it, and return it in the enclosed postage pre-paid envelope. A prompt response will be appreciated. If you are able to attend the Special Meeting, you may revoke your Proxy and vote in person if you wish.

     THE BOARD OF DIRECTORS OF MEDPARTNERS/MULLIKIN RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL DESCRIBED ABOVE.

     I look forward to seeing you at the Special Meeting.

                                          Sincerely yours,

                                          LARRY R. HOUSE
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                           MEDPARTNERS/MULLIKIN, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                                                                 August   , 1996



     A Special Meeting of Stockholders of MedPartners/Mullikin, Inc. ("MedPartners/Mullikin") will be held at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama on August 30, 1996, at 10:00 a.m., Central Time, for the following purposes:


          1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger, dated as of May 13, 1996 (the "Plan of Merger"), among MedPartners/Mullikin, Inc. ("MedPartners/Mullikin"), PPM Merger Corporation (the "Subsidiary") and Caremark International Inc. ("Caremark"), pursuant to which Caremark will be combined with MedPartners/Mullikin, through the merger of the Subsidiary into Caremark, with Caremark as the surviving corporation, whereby holders of Caremark Common Stock will be entitled to receive 1.21 shares of MedPartners/Mullikin Common Stock, subject to certain adjustments described in the Plan of Merger, for each issued and outstanding share of Caremark Common Stock owned by them, all as described in the accompanying Prospectus-Joint Proxy Statement. Approval of the Plan of Merger will also constitute approval of a change of name of the corporation from MedPartners/Mullikin, Inc. to MedPartners, Inc.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 22, 1996, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO MEDPARTNERS/MULLIKIN. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE SPECIAL MEETING DOES NOT ITSELF SERVE TO REVOKE YOUR PROXY.

                                          TRACY P. THRASHER
                                          Secretary

- --------------------------------------------------------------------------------

                 PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                    PROMPTLY, WHETHER YOU PLAN TO ATTEND THE
                            SPECIAL MEETING OR NOT.

          A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

- --------------------------------------------------------------------------------

                             JOINT PROXY STATEMENT


                                       OF


          MEDPARTNERS/MULLIKIN, INC.                   CAREMARK INTERNATIONAL INC.
   FOR THE SPECIAL MEETING OF STOCKHOLDERS       FOR THE SPECIAL MEETING OF STOCKHOLDERS
        TO BE HELD ON AUGUST 30, 1996                 TO BE HELD ON AUGUST 30, 1996


                             ---------------------

                                   PROSPECTUS
                                       OF
                           MEDPARTNERS/MULLIKIN, INC.

                             ---------------------


     THIS PROSPECTUS-JOINT PROXY STATEMENT RELATES TO UP TO 100,404,647 SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE (TOGETHER WITH THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS, THE "MEDPARTNERS/MULLIKIN COMMON STOCK"), OF MEDPARTNERS/MULLIKIN, INC. (TOGETHER WITH ITS SUBSIDIARIES AND OTHER CONTROLLED ENTITIES, "MEDPARTNERS/MULLIKIN") ISSUABLE TO THE STOCKHOLDERS OF CAREMARK INTERNATIONAL INC., A DELAWARE CORPORATION ("CAREMARK"), UPON CONSUMMATION OF THE MERGER (AS DEFINED HEREIN). SUCH NUMBER OF SHARES REPRESENTS THE MAXIMUM NUMBER OF SHARES THAT WILL BE ISSUED IN THE MERGER.

                             ---------------------


     This Prospectus-Joint Proxy Statement describes the terms of a proposed business combination between MedPartners/Mullikin and Caremark, pursuant to which MedPartners/Mullikin will acquire Caremark by means of the merger (the "Merger") of PPM Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), with and into Caremark, with Caremark being the surviving corporation. After the Merger, the combined operations of MedPartners/Mullikin and Caremark are expected to be conducted with Caremark as a subsidiary of MedPartners/Mullikin. Upon consummation of the Merger, each issued and outstanding share of Common Stock, par value $1.00 per share, of Caremark (together with the associated Preferred Share Purchase Rights, the "Caremark Common Stock" and, sometimes, collectively, referred to herein as the "Caremark Shares") will automatically be converted into the right to receive 1.21 (the "Exchange Ratio") shares of MedPartners/Mullikin Common Stock. On August 6, 1996, the closing price of MedPartners/Mullikin Common Stock was $19.75. At such price, the equivalent value of a share of Caremark Common Stock would be $23.90, calculated based on the Exchange Ratio (the "Equivalent Value"), and the aggregate Merger Consideration (as defined herein) would be approximately $1,983,199,223. The actual market price of the MedPartners/Mullikin Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate Merger Consideration. Additionally, the Equivalent Value may differ from the actual market price of Caremark Common Stock. Each stockholder is urged to obtain updated market information. Caremark stockholders will receive cash (without interest) in lieu of fractional shares of MedPartners/Mullikin Common Stock. For a more complete description of the terms of the Merger, see "The Merger".



     This Prospectus-Joint Proxy Statement is being furnished in connection with the Special Meetings of Stockholders of MedPartners/Mullikin and Caremark (the "Special Meetings"). All information contained herein with respect to MedPartners/Mullikin and the Subsidiary has been furnished by MedPartners/ Mullikin, and all information with respect to Caremark has been furnished by Caremark. This Prospectus-Joint Proxy Statement also constitutes the Prospectus of MedPartners/Mullikin filed as a part of the Registration Statement (as defined herein). See "Available Information".


     The Merger will be effected pursuant to the terms and subject to the conditions of the Plan and Agreement of Merger, dated as of May 13, 1996, among MedPartners/Mullikin, the Subsidiary and Caremark (the "Plan of Merger"). The Plan of Merger is attached to this Prospectus-Joint Proxy Statement as Annex A and is incorporated herein by reference.

   THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION
         NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS PROSPECTUS-JOINT PROXY STATEMENT. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Prospectus-Joint Proxy Statement and the forms of Proxy are first being mailed to MedPartners/ Mullikin and Caremark stockholders on or about
August   , 1996.



     SEE "RISK FACTORS" AT PAGE 14 FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATED TO THE MERGER, MEDPARTNERS/MULLIKIN AND CAREMARK.



     THE DATE OF THIS PROSPECTUS-JOINT PROXY STATEMENT IS AUGUST   , 1996.

                             AVAILABLE INFORMATION

     MedPartners/Mullikin has filed a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger. This Prospectus-Joint Proxy Statement does not contain all of the information set forth in the Registration Statement covering the securities offered hereby which MedPartners/Mullikin has filed with the SEC, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, and to which portions reference is hereby made for further information with respect to MedPartners/Mullikin, Caremark, and the securities offered hereby. Statements contained herein concerning certain documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     Each of MedPartners/Mullikin and Caremark is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File Nos. 0-27276 and 1-11328, respectively), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of each of MedPartners/Mullikin and Caremark is listed on the New York Stock Exchange ("NYSE"). The reports, proxy statements and certain other information can be inspected at the office of the NYSE, 20 Broad Street, New York, New York.


     PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT. When used in this Prospectus-Joint Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. For a discussion of such risks, see "Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither MedPartners/Mullikin nor Caremark undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             ---------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS-JOINT PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO MEDPARTNERS/MULLIKIN AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY MEDPARTNERS/MULLIKIN AND THE INFORMATION CONTAINED HEREIN WITH RESPECT TO CAREMARK HAS BEEN SUPPLIED BY CAREMARK. THIS PROSPECTUS-JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS-JOINT PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     i
SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT...........................................     1
  The Companies.......................................................................     1
  The Merger..........................................................................     4
  Risk Factors........................................................................     9
  The Special Meetings................................................................     9
  Votes Required......................................................................    10
  Market and Market Prices............................................................    11
  No Rights of Appraisal..............................................................    12
  Comparative Per Share Information...................................................    12
RISK FACTORS..........................................................................    14
  Risks Relating to the Merger; Acquisitions..........................................    14
  Risks Relating to MedPartners/Mullikin's Growth Strategy............................    14
  Risks Relating to Capital Requirements..............................................    15
  Risks Relating to Capitated Nature of Revenues; Control of Health Care Costs........    15
  Potential Reductions in Third-Party Reimbursement...................................    16
  Risks Relating to Dependence on Affiliated Physicians...............................    16
  Risks Relating to Certain Caremark Legal Matters....................................    17
  Risks Relating to Exposure to Professional Liability; Liability Insurance...........    18
  Risks Relating to Concentration of Customers........................................    19
  Competition.........................................................................    19
  Government Regulation...............................................................    19
  Risks Relating to Pharmacy Licensing and Operation..................................    21
  Risks Relating to Regulatory Requirements of Knox-Keene Act.........................    21
  Risks Relating to Health Care Reform................................................    22
  Anti-Takeover Considerations........................................................    22
  Possible Volatility of Stock Price..................................................    22
  Dilution of Voting Power of MedPartners/Mullikin Stockholders.......................    22
  Risks Relating to Federal Income Taxes..............................................    22
SELECTED FINANCIAL INFORMATION -- MEDPARTNERS/MULLIKIN................................    23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS--MEDPARTNERS/MULLIKIN....................................................    24
THE SPECIAL MEETINGS..................................................................    30
  General.............................................................................    30
  Date, Places and Times..............................................................    30
  Record Dates; Quorums...............................................................    30
  Votes Required......................................................................    30
  Voting and Revocation of Proxies....................................................    31
  Solicitation of Proxies.............................................................    31
THE MERGER............................................................................    33
  Terms of the Merger.................................................................    33
  Background of the Merger............................................................    34
  Recommendations of the Boards of Directors..........................................    35
  Opinions of Financial Advisors......................................................    39
  Effective Time of the Merger........................................................    49
  Exchange of Certificates............................................................    49
  Conditions to the Merger............................................................    50
  Representations and Covenants.......................................................    51

                                                                                        PAGE
                                                                                        ----
  Regulatory Approvals................................................................    51
  Business Pending the Merger.........................................................    52
  Waiver and Amendment................................................................    52
  Termination.........................................................................    53
  NYSE Listing........................................................................    53
  Resale of MedPartners/Mullikin Common Stock by Affiliates...........................    53
  Additional Interests of Certain Persons in the Merger...............................    54
  Accounting Treatment................................................................    57
  Federal Income Tax Consequences.....................................................    57
  No Solicitation of Transactions.....................................................    58
  Expenses; Breakup Fees..............................................................    59
  Indemnification.....................................................................    59
OPERATIONS AND MANAGEMENT OF MEDPARTNERS/MULLIKIN AFTER THE MERGER....................    60
  Operations..........................................................................    60
  Management..........................................................................    60
  Option Exercises and Fiscal Year-End Option Values..................................    64
  Pension Plan Table..................................................................    64
  Summary of Caremark Director's Compensation.........................................    65
BUSINESS OF MEDPARTNERS/MULLIKIN......................................................    66
  General.............................................................................    66
  Recent Developments.................................................................    66
  Industry............................................................................    68
  Strategy............................................................................    69
  Recent Major Acquisitions...........................................................    70
  Development and Operations..........................................................    70
  Information Systems.................................................................    73
  Competition.........................................................................    74
  Government Regulation...............................................................    74
  Legal Proceedings...................................................................    75
  Employees...........................................................................    76
  Corporate Liability and Insurance...................................................    76
  Properties..........................................................................    76
MEDPARTNERS/MULLIKIN'S MANAGEMENT.....................................................    77
  Directors and Executive Officers....................................................    77
  Classified Board of Directors.......................................................    79
  Committees of the Board of Directors................................................    80
  Executive Officer Compensation......................................................    80
  Director Compensation...............................................................    82
  Compensation Committee Interlocks and Insider Participation.........................    82
  Non-Competition and Severance Agreements............................................    83
  Stock Option Plans..................................................................    83
  401(k) Plans........................................................................    84
CERTAIN TRANSACTIONS--MEDPARTNERS/MULLIKIN............................................    85
  MME Acquisition Agreements..........................................................    85
  Financings..........................................................................    86
PRINCIPAL STOCKHOLDERS OF MEDPARTNERS/MULLIKIN........................................    87
SELECTED FINANCIAL DATA -- CAREMARK...................................................    89
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
  CONDITION -- CAREMARK...............................................................    90

                                                                                        PAGE
                                                                                        ----
BUSINESS OF CAREMARK..................................................................    99
PRINCIPAL STOCKHOLDERS OF CAREMARK....................................................   109
PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED).................................   112
DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS/MULLIKIN..................................   121
  Authorized Capital Stock............................................................   121
  MedPartners/Mullikin Common Stock...................................................   121
  MedPartners/Mullikin Preferred Stock................................................   121
  Certain Provisions of the MedPartners/Mullikin Certificate and the DGCL.............   121
  MedPartners/Mullikin Stockholders' Rights Plan......................................   123
  Limitations on Liability of Officers and Directors..................................   124
  Registration Rights.................................................................   125
  Transfer Agent and Registrar........................................................   125
COMPARISON OF RIGHTS OF CAREMARK AND MEDPARTNERS/MULLIKIN STOCKHOLDERS................   126
  Classes and Series of Capital Stock.................................................   126
  Size and Election of the Board of Directors.........................................   126
  Amendment or Repeal of the Certificate of Incorporation and By-Laws.................   127
  Special Meetings of Stockholders....................................................   128
  Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of
     Directors........................................................................   128
  Indemnification of Directors and Officers...........................................   130
EXPERTS...............................................................................   131
LEGAL MATTERS.........................................................................   131
ADDITIONAL INFORMATION................................................................   131
  Stockholder Proposals...............................................................   131
  Other Business......................................................................   131
INDEX TO FINANCIAL STATEMENTS.........................................................   F-1
ANNEXES:
A.  Plan and Agreement of Merger, dated as of May 13, 1996............................   A-1
B.  Opinion of Smith Barney Inc.......................................................   B-1
C.  Opinion of CS First Boston Corporation............................................   C-1

                  SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Prospectus-Joint Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Joint Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Joint Proxy Statement and in the Annexes hereto.

THE COMPANIES


     MedPartners/Mullikin. MedPartners/Mullikin, Inc. is a leading physician practice management ("PPM") company that develops, consolidates and manages integrated health care delivery systems. Through its network of affiliated group and independent practice association ("IPA") physicians, MedPartners/Mullikin provides primary and specialty health care services to prepaid managed care enrollees and fee-for-service patients. MedPartners/Mullikin enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. At March 31, 1996, MedPartners/Mullikin operated in 23 states and was affiliated with 5,077 physicians, including 1,414 in group practices, 3,206 through IPA relationships and 457 hospital-based physicians. At March 31, 1996, MedPartners/Mullikin physicians provided prepaid health care to over 687,000 enrollees through 45 HMO (as defined herein) relationships.


     MedPartners/Mullikin offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of physician practice management entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners/Mullikin enters into long-term practice management agreements with the affiliated physicians that provide for the management of the practices by MedPartners/Mullikin while at the same time allowing the physicians to maintain their clinical independence.

     MedPartners/Mullikin's revenue is derived from the provision, through its affiliated physicians, of fee-for-service medical services and from contracts with health maintenance organizations and other third-party payors which compensate MedPartners/Mullikin and its affiliated physicians on a prepaid basis (collectively, "HMOs"). In the prepaid arrangements, MedPartners/Mullikin, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, MedPartners/Mullikin, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners/Mullikin and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners/Mullikin, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services.

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. MedPartners/Mullikin implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations, creation of strategic alliances with hospital partners, HMOs and other third-party payors in its market areas, use of sophisticated information systems and increasing the operational efficiency of, and reducing costs associated with, operating MedPartners/Mullikin's network.

     At March 31, 1996, MedPartners/Mullikin had consolidated assets of approximately $692 million and consolidated stockholders' equity of approximately $398 million, and employed 9,162 persons.


     MedPartners/Mullikin was incorporated under the laws of Delaware in August 1995 to be the surviving corporation in the combination of the businesses of MedPartners, Inc., incorporated under the laws of Delaware in 1993 ("MedPartners"), and Mullikin Medical Enterprises, L.P. ("MME"), a California limited partnership which, directly or through its predecessor entities, had operated since 1957. See "Business of MedPartners/Mullikin -- Recent Major Acquisitions". As used herein, the term "MedPartners/Mullikin" refers to MedPartners/Mullikin, Inc. and its predecessors, MedPartners and MME, and their respective subsidiaries and affiliates, unless the context otherwise requires. The executive offices of MedPartners/Mullikin are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, and its telephone number is (205) 733-8996. See "Business of MedPartners/Mullikin".

     On July 30, 1996 MedPartners/Mullikin announced its earnings for the second quarter ended June 30, 1996. Second quarter net income increased to $10.0 million, 73% over the second quarter of 1995. Revenues for the second quarter were $360.4 million, an increase of 25% over the same period in 1995. On an income per share basis, MedPartners/Mullikin earned $0.19 during the second quarter compared to $0.13 in the same quarter of 1995, a 46% increase.


     Recent Developments. On March 19, 1996, MedPartners/Mullikin completed a public offering of a total of 8,250,000 shares of MedPartners/Mullikin Common Stock, 6,632,800 of which were sold for the account of MedPartners/Mullikin and 1,617,200 of which were sold for the account of certain selling stockholders of MedPartners/Mullikin. The public offering resulted in net proceeds to MedPartners/Mullikin of approximately $194 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- MedPartners/Mullikin -- Liquidity and Capital Resources" and "Business of MedPartners/Mullikin -- Recent Developments".


     On March 11, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire CHS Management, Inc. ("CHS"), Los Angeles, California, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. CHS primarily engages in the organization and management of physician practices which contract with HMOs to provide physician and related healthcare services to enrollees. CHS currently provides management services to primary care medical groups and an IPA. Concurrent with, and as a condition to, the consummation of the CHS merger, MedPartners/Mullikin or their subsidiaries will acquire the assets of New Management, a California general partnership ("New Management") owned by the beneficial owners of 50% of CHS. CHS provides certain financial services to New Management, which is engaged in the business of providing certain management and administrative services to West Hills Hospital. MedPartners/Mullikin has filed a Registration Statement on Form S-4 with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the stockholders of CHS and the partners of New Management in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the stockholders of CHS and the partners of New Management. There is no guarantee that such approval will be obtained. If such approval is not obtained, the acquisition of CHS and New Management will not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments", "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     On June 28, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Summit Medical Group, P.A. ("Summit"), Summit, New Jersey, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Summit is a multi-specialty group of approximately 70 physicians which serves the northern area in New Jersey. Concurrently with, and as a condition to, the consummation of the acquisition of Summit, MedPartners/Mullikin or its subsidiaries will acquire the assets of Medical Realty Associates, a New Jersey general partnership ("MRA"), which owns certain real estate used in the operations of Summit. MRA is owned by 54 of the 57 shareholders of Summit. MedPartners/ Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Summit and the partners of MRA in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the shareholders of Summit and the partners of MRA. There is no guarantee that such approval will be obtained. If such approval is not obtained, the acquisition of Summit and MRA will not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments", "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     On July 3, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Cardinal Healthcare, P.A., ("Cardinal") Raleigh, North Carolina in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. Cardinal is a multi-specialty group of 75 physicians which serves the Triangle area in Raleigh-Durham and includes Research Triangle Park. In addition to the main campus, Cardinal provides services at 16 clinical facilities and 15 satellite locations. Cardinal is also affiliated with almost 500 physicians through three IPAs, including Cardinal IPA, Piedmont Physicians Alliance, Inc. and Eastern Carolina Primary Care Alliance, Inc. The three IPAs, which are in the early stages of development, already have contracts with five managed care companies providing service to almost 6,000 enrollees. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Cardinal in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the shareholders of Cardinal. There is no guarantee that such shareholder approval will be obtained. If such shareholder approval is not obtained, the acquisition of Cardinal will not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments", "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     On July 24, 1996, MedPartners/Mullikin announced that it had entered into a Plan and Agreement of Merger to acquire Emergency Physician Services, Inc. ("Emergency Physician Services"), Cleveland, Ohio, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Emergency Physician Services provides emergency department contract management, in-house physician staff services and staffing to 16 hospitals and six urgent care centers in northern Ohio and western Pennsylvania. The professional staff of Emergency Physician Services includes 115 physicians. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Emergency Physician Services in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the shareholders of Emergency Physician Services. There is no guarantee that such approval will be obtained. If such shareholder approval is not obtained, the acquisition of Emergency Physician Services will not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments", "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     Caremark. Caremark is a leading provider of health care services through its PPM, pharmaceutical services, disease management and international businesses. In its PPM business, Caremark provides PPM services to approximately 1,000 affiliated physicians delivering comprehensive care to over one million people. Caremark also operates one of the largest independent prescription drug benefit management ("PBM") businesses in the United States with four mail service pharmacies dispensing 42,000 prescriptions daily and a network of approximately 53,000 retail pharmacies serving patients' immediate prescription needs. Caremark's disease management business provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. Caremark's international business provides health care services in a number of locations outside the United States which have different regulatory environments and payor systems.



     Initiated in 1992, Caremark's PPM business provides comprehensive management services to large multi-specialty physician practices in major metropolitan areas. Caremark is a leader in providing capitated health care arrangements to payors. As of March 31, 1996, Caremark provided management services to approximately 1,000 affiliated physicians and 210 other licensed health care professionals who deliver comprehensive health care services to over one million people. As of March 31, 1996, Caremark had affiliated with large, established multi-specialty physician practices in six major metropolitan markets, including Friendly Hills HealthCare Network (that includes CIGNA HealthCare of California, Inc.'s Los Angeles area staff model delivery system ("CIGNA Medical Group")) in Southern California, Kelsey-Seybold Clinic in Houston, North Suburban and Glen Ellyn Clinics in Chicago, Diagnostic Clinic in Tampa/St. Petersburg, Oklahoma City Clinic and Atlanta Medical Clinic.


     Caremark's pharmaceutical services business manages outpatient prescription drug benefit programs for more than 1,200 clients, including corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Caremark's prescription benefit management business is one of the largest independent PBMs, dispensing 42,000 prescriptions daily from four mail services pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 pharmacies.

     Caremark's disease management business designs and directs comprehensive programs, including drug therapies, to meet the health care needs of individuals with chronic diseases or conditions. Caremark currently provides therapies and services for individuals suffering from hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark continually develops additional programs to address other chronic diseases and conditions.

     Caremark's international business is developing and implementing new approaches to health care delivery to provide services in different regulatory environments and payor systems in six countries.


     Caremark was formed as a wholly-owned subsidiary of Baxter International Inc. ("Baxter") in August 1992, and, on November 30, 1992, Baxter distributed to the holders of Baxter common stock all of the outstanding shares of Caremark Common Stock. As used herein, the term "Caremark" refers to Caremark and its predecessors, and their respective subsidiaries and affiliates, unless the context otherwise requires. The principal executive offices of Caremark are located at 2215 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 559-4700.


     At March 31, 1996, Caremark had consolidated assets of approximately $1.39 billion and stockholders' equity of approximately $357.3 million, and employed approximately 11,600 persons.



     On July 29, 1996, Caremark announced its earnings for the quarter ended June 30, 1996. Second quarter revenues increased to $805.6 million and net income increased to $23.0 million from continuing operations, 37% and 32% increases, respectively, from the same period a year ago. Earnings per share from continuing operations were up 30% over the same period last year to $0.30 per share.


     PPM Merger Corporation. The Subsidiary, which was incorporated under the laws of Delaware on May 13, 1996, is a direct, wholly-owned subsidiary of MedPartners/Mullikin and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244 and its telephone number is (205) 733-8996.

THE MERGER

Terms of the Merger. Upon consummation of the Merger, each share of Caremark Common Stock other than shares held by Caremark or MedPartners/Mullikin or their subsidiaries (which will be cancelled) will be converted into the right to receive 1.21 shares of MedPartners/Mullikin Common Stock with cash paid in lieu of fractional shares. For example, if a Caremark stockholder owned 100 shares of Common Stock at the time the Merger is consummated (the "Effective Time"), that stockholder would receive 121 shares of MedPartners/Mullikin Common Stock in the Merger. In addition, the outstanding and unexercised options to acquire Caremark Common Stock will be adjusted at the Effective Time to permit them to remain outstanding and become exercisable to acquire MedPartners/Mullikin Common Stock as more fully described in the Plan of Merger. Each outstanding share of MedPartners/Mullikin Common Stock will remain outstanding and unchanged following the Merger. See "The Merger -- Terms of the Merger".


     On August 6, 1996, the closing price of MedPartners/Mullikin Common Stock was $19.75. At such price, the Equivalent Value of a share of Caremark Common Stock would be $23.90 and the aggregate Merger Consideration would be approximately $1,983,199,223. The actual market price of the MedPartners/ Mullikin Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate Merger Consideration. Additionally, the Equivalent Value may differ from the actual market price of Caremark Common Stock. Each stockholder is urged to obtain updated market information. During the period between the date of this Prospectus-Joint Proxy Statement and the time of the Special Meetings, MedPartners/Mullikin and Caremark stockholders may obtain updated information regarding the market prices for the MedPartners/Mullikin Common Stock and the Caremark Common Stock by calling toll free at 1-800-563-7126.


     Consummation of the Merger is conditioned upon stockholder approval. There is no guarantee that such stockholder approval will be obtained at the Special Meetings. If such stockholder approval is not obtained, the Merger will not be consummated. See "-- Votes Required" and "The Special Meetings".


     After consummation of the Merger, MedPartners/Mullikin will operate under the name "MedPartners, Inc.", and Caremark will operate under the name "Caremark International Inc." as a wholly-owned subsidiary of MedPartners, Inc. No material disposition of assets of either MedPartners/Mullikin or Caremark or any material part thereof is contemplated as a result of the Merger. See "Operations and Management of MedPartners/Mullikin After the Merger".


Recommendations of the Boards of Directors.

     MedPartners/Mullikin. The Board of Directors of MedPartners/Mullikin (the "MedPartners/Mullikin Board of Directors") has unanimously approved the Plan of Merger and recommends a vote FOR approval and adoption of the Plan of Merger. The MedPartners/Mullikin Board of Directors believes the Plan of Merger is fair to and in the best interests of the MedPartners/Mullikin stockholders.

     In considering the advantages of the Merger, the MedPartners/Mullikin Board of Directors addressed the material considerations below. The reasons the MedPartners/Mullikin Board of Directors believes that the Merger is desirable to MedPartners/Mullikin include: the Merger is expected to be treated as a pooling of interests under generally accepted accounting principles ("GAAP") and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); the Merger will enhance MedPartners/

Mullikin's leadership role in the provision of physician-directed and patient-centered health care services nationwide; the depth and breadth of the management of both companies; the benefits to be derived by the combination of Caremark's pharmacy and disease management businesses with MedPartners/Mullikin's physician network so as to offer payors with complete health care solutions; the financial and operational synergies expected as a result of the Merger; the opinion of the management of MedPartners/Mullikin that the issuance of MedPartners/Mullikin Common Stock in the Merger is not believed to be dilutive to earnings; and the opinion of Smith Barney Inc. ("Smith Barney") as to the fairness of the Exchange Ratio, from a financial point of view, to MedPartners/Mullikin. In considering the disadvantages of the Merger, the MedPartners/Mullikin Board of Directors addressed the following material factors: the risk that MedPartners/Mullikin would not be able to successfully integrate the businesses of Caremark with that of MedPartners/Mullikin and thus not realize the expected synergies, including the fact that an unsuccessful integration would interrupt its normal business processes; the potential of an adverse outcome to the outstanding litigation to which Caremark is a party and the possible adverse effect on the combined company; the significant cash resources needed to satisfy the remaining payments related to the OIG (as defined herein) and private payor settlements and their effect on the cash resources of the combined company. The MedPartners/Mullikin Board of Directors considered that after the Merger, the current stockholders of MedPartners/Mullikin will own approximately 35% and the current stockholders of Caremark will own approximately 65% of the combined company resulting from the Merger. The MedPartners/Mullikin Board of Directors also considered the size of and circumstances under which the termination provisions and the significant break up fee contained in the Plan of Merger would be payable and the effect these provisions might have in reducing the likelihood of engaging in a business combination with a party other than Caremark. See "The Merger -- Recommendations of the Boards of Directors -- MedPartners/Mullikin".



     Caremark. The Board of Directors of Caremark (the "Caremark Board") has unanimously approved the Plan of Merger and recommends a vote FOR approval and adoption of the Plan of Merger. The Caremark Board believes the Plan of Merger is fair to and in the best interests of the stockholders of Caremark. In considering the Merger, the Caremark Board addressed the following material considerations: the Caremark Board's review of the financial condition, results of operations, cash flows and business of MedPartners/ Mullikin; the Caremark Board's view of changes in its operating environment and the importance of economies of scale in being able to capitalize on developing opportunities in the health care industry; the synergies expected to be realized by the combined company; the Caremark Board's review, based in part on the analysis of CS First Boston, of Caremark's potential strategic alternatives; the Caremark Board's review of terms of the Plan of Merger, including without limitation the fixed Exchange Ratio and restrictive covenants of the Plan of Merger; the financial presentation of CS First Boston that, as of the date of its opinion, the consideration to be received by the holders of Caremark Common Stock in connection with the proposed Merger is fair to such stockholders from a financial point of view; the attractiveness of allowing the Caremark stockholders to become stockholders of a larger more geographically diverse company; the potential long- and short-term benefits of the Merger; the Caremark Board's belief that certain valuable employees of Caremark might choose to terminate their employment with Caremark pending closing of the Merger and provisions in the Plan of Merger intended to mitigate this concern; the expectation that the Merger will generally be tax-free to Caremark and its stockholders; and the expectation that the Merger will be accounted for as a pooling of interests. In considering potential disadvantages of the Merger, the Caremark Board addressed the material consideration set forth below under "Risk Factors". The Caremark Board considered that, after the Merger, the current stockholders of MedPartners/Mullikin will own approximately 35% and the current stockholders of Caremark will own approximately 65% of the combined company resulting from the Merger. The Caremark Board also considered the circumstances under which the termination provisions and the significant break up fee contained in the Plan of Merger would be payable, as well as restrictions on Caremark's ability to solicit other potential acquirors, and the effect these provisions might have in reducing the likelihood of engaging in a business combination with a party other than MedPartners/Mullikin. See "The
Merger -- Recommendations of the Boards of Directors -- Caremark" and "Risk Factors".


Opinions of Financial Advisors.

     MedPartners/Mullikin. Smith Barney has acted as financial advisor to MedPartners/Mullikin in connection with the Merger and delivered an oral opinion to the Board of Directors of MedPartners/Mullikin on May 13, 1996 (subsequently confirmed by delivery of a written opinion dated such date) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to MedPartners/Mullikin. The full text of the written opinion of Smith Barney dated May 13, 1996, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Prospectus-Joint Proxy Statement and should be read carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view, to MedPartners/Mullikin, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting of MedPartners/Mullikin stockholders (the "MedPartners/Mullikin Special Meeting"). See "The Merger -- Opinions of Financial Advisors -- MedPartners/Mullikin".


     In the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of MedPartners/Mullikin and Caremark for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney in the past has provided certain investment banking services to MedPartners/Mullikin unrelated to the proposed Merger, including acting as lead manager for underwritten public offerings of MedPartners Common Stock in February 1995 and MedPartners/Mullikin Common Stock in March 1996, and as financial advisor to MedPartners/Mullikin in connection with its acquisition of Pacific Physician Services, Inc. ("PPSI") in February 1996.



     Caremark. CS First Boston has acted as financial advisor to Caremark in connection with the Merger. CS First Boston assisted the Caremark Board in its negotiation of the terms of the Plan of Merger and its examination of the fairness to the stockholders of Caremark from a financial point of view of the consideration the stockholders are to receive in connection with the Merger. At the May 13, 1996 meeting of the Caremark Board, prior to the execution of the Plan of Merger, CS First Boston rendered its oral opinion (subsequently confirmed by delivery of a written opinion) stating that, as of the date thereof, the consideration to be received by holders of Caremark Common Stock in connection with the Merger was fair to such holders, from a financial point of view. CS First Boston's fairness opinion is attached hereto as Annex C and should be read carefully and in its entirety.



     In the ordinary course of business, CS First Boston and its affiliates may actively trade the securities of MedPartners/Mullikin and Caremark for its own account or for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. See "The
Merger -- Opinions of Financial Advisors -- Caremark".



Effective Time of the Merger. The Merger will become effective upon the filing of the Certificate of Merger by Caremark under the ("DGCL"), or at such later time as may be specified in such Certificate of Merger. The Plan of Merger requires that this filing be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, as soon as practicable on or after the date of the Effective Time, or at such other time as may be agreed by MedPartners/Mullikin and Caremark. It is presently anticipated that such filing will be made as soon as practicable after the Special Meetings on August 30, 1996, and that the Effective Time will occur upon such filing, although there can be no assurance as to whether or when the Merger will occur. See "The Merger -- Effective Time of the Merger".


Exchange of Certificates. As soon as reasonably practicable on or after the Effective Time, transmittal materials will be provided to each holder of record of shares of Caremark Common Stock by ChaseMellon Shareholder Services, L.L.C. or such other person as MedPartners/Mullikin and Caremark shall mutually agree (the "Exchange Agent") for use in exchanging such holder's stock certificates for certificates evidencing shares of MedPartners/Mullikin Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. CAREMARK STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "The
Merger -- Exchange of Certificates".

Conditions to the Merger. The obligation of each of MedPartners/Mullikin, the Subsidiary and Caremark to consummate the Merger is subject to certain conditions typical in transactions of this type. See "The Merger -- Conditions to the Merger".

Representations and Covenants. Under the Plan of Merger, MedPartners/Mullikin, the Subsidiary and Caremark have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Plan of Merger and to consummate the Merger. Under the Plan of Merger, MedPartners/Mullikin and Caremark have each agreed not to encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any third party concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions, except that each of the companies may furnish information to and negotiate with an unsolicited third party consistent with the good faith exercise by the Board of Directors of its fiduciary obligations. See "-- Termination" and "The Merger -- Representations and Covenants".


Regulatory Approvals. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC"), and certain waiting period requirements (including any extensions thereof) have been satisfied. MedPartners/Mullikin and Caremark each made their respective filings with the DOJ and the FTC with respect to the Plan of Merger, which filings became complete on June 14, 1996. Under the HSR Act, the completion of the filings commenced a 30-day waiting period during which the Merger may not be consummated, unless such waiting period is extended by a request for additional information. Such a request was made on July 12, 1996 and MedPartners/Mullikin and Caremark are fully cooperating with the FTC's review. It is anticipated that the waiting period will be terminated by the time of the Special Meetings, although there can be no assurance of this. Notwithstanding the termination of the waiting period of the HSR Act, the FTC, the DOJ or others could take action under the antitrust laws, including, seeking to enjoin the consummation of the Merger or, after the Effective Time, seeking the divestiture by MedPartners/Mullikin of all or any part of the assets of Caremark acquired in the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful. See "The
Merger -- Regulatory Approvals".


Business Pending the Merger. The Plan of Merger provides that, until the Effective Time, except as otherwise provided in the Plan of Merger, each of MedPartners/Mullikin and Caremark will conduct its business in the ordinary course and will use its reasonable best efforts to preserve intact its present business organization and preserve its goodwill with customers, suppliers and others having business dealings with MedPartners/Mullikin and Caremark, respectively. Caremark has also agreed to abide by certain restrictions and limitations, as set forth in the Plan of Merger, with respect to its business, prior to the Effective Time and to cooperate on certain matters relating to the Merger. See "The Merger -- Business Pending the Merger".

Waiver and Amendment. The Plan of Merger provides that, at any time prior to the Effective Time, the parties may, under certain circumstances, waive compliance with covenants or conditions or amend or otherwise change the Plan of Merger, except that, after approval by the stockholders of Caremark, no amendment may be made that, under the DGCL, would require further stockholder approval, without such further approval. See "The Merger -- Waiver and Amendment".


Termination. The Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Plan of Merger by the stockholders of MedPartners/Mullikin and Caremark under certain circumstances which are set forth under "The Merger -- Termination". If the Plan of Merger is terminated by either MedPartners/Mullikin or Caremark and within one year after the effective date of such termination such terminating party is the subject of a Third Party Acquisition Event (as defined herein) with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, such terminating party shall pay to the non-terminating party a break-up fee of $100 million. Additionally, under the Plan of Merger, MedPartners/Mullikin and Caremark will not, except as specifically allowed by the Plan of Merger, directly or indirectly participate in or initiate discussions or negotiations with any third party concerning any merger, sale of assets, or similar transaction. See "The Merger -- Termination".



Additional Interests of Certain Persons in the Merger.



     MedPartners/Mullikin. In considering the recommendations of the MedPartners/Mullikin Board of Directors with respect to the Plan of Merger and the transactions contemplated thereby, MedPartners/Mullikin stockholders should be aware that certain members of the MedPartners/Mullikin Board of Directors and management of MedPartners/Mullikin have certain interests in the Merger that are in addition to interests of MedPartners/Mullikin stockholders generally. As of the MedPartners/Mullikin Record Date (as defined herein), directors and executive officers of MedPartners/Mullikin and their affiliates beneficially owned an aggregate of 7,799,254 shares of MedPartners/Mullikin Common Stock (excluding shares issuable upon exercise of options) or approximately 14.9% of the shares of MedPartners/Mullikin Common Stock outstanding on such date. The directors and executive officers of MedPartners/Mullikin and their affiliates have unanimously indicated their intentions to vote the shares of MedPartners/Mullikin Common Stock beneficially owned by them FOR the Plan of Merger. See "The Merger -- Additional Interests of Certain Persons in the Merger".



     Caremark. In considering the recommendations of the Caremark Board with respect to the Plan of Merger and the transactions contemplated thereby, Caremark stockholders should be aware that certain members of the Caremark Board and management of Caremark have certain interests in the Merger that are in addition to the interests of Caremark stockholders generally. As of the Caremark Record Date (as defined herein), directors and executive officers of Caremark and their affiliates beneficially owned an aggregate of 406,452 shares of Caremark Common Stock (excluding shares issuable upon exercise of options) or less than 1% of the shares of Caremark Common Stock outstanding on such date. See "The Merger -- Additional Interests of Certain Persons in the Merger". The directors and executive officers of Caremark and certain of their affiliates have unanimously indicated their intentions to vote the shares of Caremark Common Stock beneficially owned by them FOR the Plan of Merger.



     Certain of the executive officers of Caremark will be entitled to severance payments pursuant to severance compensation agreements. In addition, C.A. Lance Piccolo, Thomas W. Hodson and Diane L. Munson have each entered into consulting agreements with Caremark and MedPartners/Mullikin pursuant to which they will each receive $5,373,920, $318,856, $280,000, respectively, over the ten-year, one-year, and one-year terms of their respective consulting agreements. The Plan of Merger also provides that: (i) Caremark employees who become employees of the surviving corporation will receive a competitive employee benefit plan and all accrued or vested benefits under specified Caremark employee benefit plans; (ii) the benefits of any Caremark employee terminated within 12 months after the Effective Time will be vested under certain employee benefit plans; and (iii) that the surviving corporation will honor Caremark's Severance Pay and Benefits Plan for six months after the Effective Time. Pursuant to the terms of Caremark's stock-based option and incentive plans, at the Effective Time, each Caremark stock option will become immediately exercisable and all restrictions with respect to restricted stock will automatically lapse. The Plan of Merger provides that MedPartners/Mullikin will cause the surviving corporation to maintain in effect following the Merger the rights to indemnification of Caremark officers and directors currently provided for in the Caremark Certificate of Incorporation (the "Caremark Certificate") and the Caremark By-laws (as defined herein). The Plan of Merger also provides that MedPartners/Mullikin will cause the surviving corporation to maintain for not less than three years following the Effective Time the same coverage with respect directors' and officers' liability insurance maintained by Caremark with respect to matters occurring prior to the Effective Time. See "The
Merger -- Indemnification".



     The foregoing interests of members of management of Caremark in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated stockholders. The Caremark Board was aware of the interests of Caremark management in the Merger when it voted to approve and recommend the Plan of Merger. See "The Merger -- Additional Interests of Certain Persons in the Merger".



Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests under GAAP. It is a condition to the consummation of the Merger that MedPartners/Mullikin and Caremark each receive a letter at closing from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, to the effect that they concur with the conclusion of management of MedPartners/Mullikin and Caremark that the Merger shall qualify for pooling-of-interests accounting treatment under Accounting Principles Board ("APB") Opinion No. 16 if closed in accordance with the Plan of Merger. See "The Merger -- Accounting Treatment" and "Pro Forma Condensed Financial Information".



Federal Income Tax Consequences. MedPartners/Mullikin has received an opinion from Haskell Slaughter & Young, L.L.C., its counsel, and Caremark has received an opinion from Wachtell, Lipton, Rosen & Katz, its special counsel, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, which opinions are based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, Caremark and the Subsidiary. The Haskell Slaughter & Young, L.L.C. opinion further provides that (i) no gain or loss will be recognized by any Caremark stockholder (except in connection with the receipt of cash for a fractional share interest of MedPartners/Mullikin Common Stock) upon the exchange of Caremark Common Stock for MedPartners/Mullikin Common Stock in the Merger, (ii) the basis of the MedPartners/Mullikin Common Stock received by a Caremark stockholder who exchanges Caremark Common Stock for MedPartners/Mullikin Common Stock will be the same as the basis of the Caremark Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of the receipt of cash in lieu of a fractional share interest of MedPartners/Mullikin Common Stock), (iii) the holding period of the MedPartners/Mullikin Common Stock received by a Caremark stockholder receiving MedPartners/Mullikin Common Stock will include the holding period of the Caremark Common Stock surrendered in exchange therefor (provided that the Caremark Common Stock of such Caremark stockholder was held as a capital asset as of the Effective Time), and (iv) cash received by a Caremark stockholder in lieu of a fractional share interest of MedPartners/Mullikin Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of MedPartners/Mullikin Common Stock redeemed, which such Caremark stockholder would otherwise be entitled to receive, and will generally qualify as capital gain or loss (assuming the Caremark Common Stock was a capital asset in such Caremark stockholder's hands at the Effective Time). The Wachtell, Lipton, Rosen & Katz opinion further provides that (i) no gain or loss will be recognized by Caremark stockholders who exchange their Caremark Common Stock solely for MedPartners Common Stock in the Merger (except with respect to cash received in lieu of a fractional share interest in MedPartners Common Stock, if any); (ii) the tax basis of the MedPartners Common Stock received by Caremark stockholders will equal the tax basis of the Caremark Common Stock surrendered in exchange therefore; (iii) the holding period of MedPartners Common Stock received by Caremark stockholders in the Merger will include the period during which the shares of Caremark Common Stock surrendered in exchange therefor were held; provided that such Caremark Common Stock was held as a capital asset by the holder thereof at the Effective Time; (iv) the receipt of cash in lieu of a fractional share of MedPartners/Mullikin Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners/Mullikin. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code. EACH HOLDER OF CAREMARK COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "The
Merger -- Federal Income Tax Consequences".


Resale Restrictions. All shares of MedPartners/Mullikin Common Stock received by Caremark stockholders in the Merger will be freely transferable, except that shares of MedPartners/Mullikin Common Stock received by persons who are deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of Caremark or MedPartners/Mullikin at the time of the Special Meetings may be resold by them only in certain permitted circumstances under the Securities Act, other applicable securities laws and rules, and in accordance with restrictions related to pooling of interests accounting treatment. See "The Merger -- Resale of MedPartners/Mullikin Common Stock by Affiliates".

NYSE Listing. It is a condition to the obligation of MedPartners/Mullikin and Caremark to consummate the Merger that the shares of MedPartners/Mullikin Common Stock to be received by Caremark stockholders pursuant to the Merger be approved for listing on the NYSE, upon official notice of issuance, at the Effective Time. A Subsequent Listing Application will be filed with the NYSE to list the shares of MedPartners/Mullikin to be issued to the Caremark stockholders. Although no assurance can be given that the NYSE will accept such shares of MedPartners/Mullikin Common Stock for listing, MedPartners/Mullikin anticipates that these shares will qualify for listing. See "The Merger -- NYSE Listing".

RISK FACTORS


     Certain factors to be considered in connection with an investment in MedPartners/Mullikin Common Stock and approval of the Merger are set forth under "Risk Factors". These risk factors include risks associated with this Merger and MedPartners/Mullikin's growth strategy in general, and risks associated with the businesses of MedPartners/Mullikin and Caremark, including: capital requirements; the capitated nature of revenues; control of health care costs, reduction in third-party reimbursement; dependence on affiliated physicians; certain Caremark legal matters; professional liability concerns; concentration of customers; competition; government regulation; pharmacy licensing and operations; health care reform; possible volatility of MedPartners/Mullikin's stock price; and federal income taxes and dilution. For a complete discussion of the risk factors see "Risk Factors".


THE SPECIAL MEETINGS


     MedPartners/Mullikin. The MedPartners/Mullikin Special Meeting to consider and vote on the Plan of Merger will be held on August 30, 1996 at 10:00 a.m., Central Time, at the Wynfrey Hotel,

1000 Riverchase Galleria, Birmingham, Alabama. Only holders of record of MedPartners/Mullikin Common Stock at the close of business on July 22, 1996 (the "MedPartners/Mullikin Record Date") will be entitled to notice of and to vote at the MedPartners/Mullikin Special Meeting. As of such date, there were outstanding and entitled to vote 52,504,180 shares of MedPartners/Mullikin Common Stock. Each issued and outstanding share of MedPartners/Mullikin Common Stock is entitled to one vote on each matter to be presented at the MedPartners/Mullikin Special Meeting. The presence, in person or by proxy, of the holders of MedPartners/Mullikin Common Stock entitled to cast a majority of the votes entitled to be cast at the MedPartners/Mullikin Special Meeting will constitute a quorum at the MedPartners/Mullikin Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present.



     Caremark. The Caremark Special Meeting to consider and vote on the Plan of Merger will be held on August 30, 1996, at 9:30 a.m., Central Time, at the Caremark headquarters at 2211 Sanders Road, Northbrook, Illinois. Only holders of record of Caremark Common Stock at the close of business on July 29, 1996 (the "Caremark Record Date") will be entitled to notice of and to vote at the Caremark Special Meeting. As of the Caremark Record Date, there were outstanding and entitled to vote 82,318,626 shares of Caremark Common Stock. Each issued and outstanding share of Caremark Common Stock is entitled to one vote on each matter to be presented at the Caremark Special Meeting. The presence, in person or by proxy, of the holders of Caremark Common Stock entitled to cast a majority of the votes entitled to be cast at the Caremark Special Meeting will constitute a quorum at the Caremark Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present.


     For additional information relating to the MedPartners/Mullikin Special Meeting and the Caremark Special Meeting, see "-- Votes Required", and "The Special Meetings".

VOTES REQUIRED


     MedPartners/Mullikin Approval. As of the MedPartners/Mullikin Record Date there were outstanding and entitled to vote 52,504,180 shares of MedPartners/Mullikin Common Stock. Under the DGCL, approval and adoption of the Plan of Merger by the stockholders of MedPartners/Mullikin requires the affirmative vote of the holders of a majority of the issued and outstanding shares of MedPartners/Mullikin Common Stock. As a result, failures to vote, abstentions and broker non-votes will be the equivalents of votes against the a Plan of Merger. Approval of the Plan of Merger will constitute approval of an amendment to the MedPartners/Mullikin Second Amended and Restated Certificate of Incorporation (the "MedPartners/Mullikin Certificate") to change the name of the corporation to "MedPartners, Inc."



     As of the MedPartners/Mullikin Record Date, directors and executive officers of MedPartners/Mullikin and their affiliates beneficially owned an aggregate of 7,799,254 shares of MedPartners/Mullikin Common Stock (excluding shares issuable upon exercise of options) or approximately 14.9% of the shares of MedPartners/Mullikin Common Stock outstanding on such date. The directors and executive officers of MedPartners/Mullikin and their affiliates have unanimously indicated their intentions to vote the shares of MedPartners/Mullikin Common Stock beneficially owned by them FOR the Plan of Merger.



     Caremark Approval. As of the Caremark Record Date there were outstanding and entitled to vote 82,318,626 shares of Caremark Common Stock. Under the DGCL, approval and adoption of the Plan of Merger by the stockholders of Caremark requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Caremark Common Stock. As a result, failures to vote, abstentions and broker non-votes will be the equivalents of votes against the Plan of Merger.



     As of the Caremark Record Date, directors and executive officers of Caremark and their affiliates beneficially owned an aggregate of 406,452 shares of Caremark Common Stock (excluding shares issuable upon exercise of options) or less than 1% of Caremark Common Stock outstanding on such date. The directors and executive officers of Caremark and their affiliates have unanimously indicated their intentions to vote the shares of Caremark Common Stock beneficially owned by them FOR the Plan of Merger.



     See "The Special Meetings -- Votes Required", "The Merger -- Conditions to the Merger" and "The Merger -- Additional Interests of Certain Persons in the Merger".

MARKET AND MARKET PRICES


     Prior to February 21, 1995, the effective date of the initial public offering of MedPartners, there was no public market for MedPartners' common stock. MedPartners and then MedPartners/Mullikin's Common Stock was traded on the Nasdaq National Market under the symbol "MPTR" from February 21, 1995 until February 21, 1996. On February 22, 1996, the MedPartners/Mullikin Common Stock was listed on the NYSE under the symbol "MDM".


     The following table sets forth for the quarterly periods indicated the high and low reported bid prices for the MedPartners/Mullikin Common Stock through February 21, 1996, as reported on the Nasdaq National Market. After February 21, 1996, the table sets forth the high and low last sale price as reported on the NYSE Composite Tape.

                                                                                HIGH     LOW
                                                                               ------   ------
1995
First Quarter (from February 21).............................................  $24.00   $14.75
Second Quarter...............................................................   24.50    17.75
Third Quarter................................................................   30.00    18.00
Fourth Quarter...............................................................   33.00    26.00


1996
First Quarter................................................................  $34.75   $28.50
Second Quarter...............................................................   30.25    20.13
Third Quarter (through August 6).............................................   21.50    16.63



     There were approximately 743 holders of record of the MedPartners/Mullikin Common Stock as of July 22, 1996.



     Caremark Common Stock is listed on the NYSE under the symbol "CK". The following table sets forth for the quarterly periods indicated the high and low last sale price of Caremark Common Stock as reported on the NYSE Composite Tape.



                                                                                HIGH     LOW
                                                                               ------   ------
1994
First Quarter................................................................  $22.88   $17.50
Second Quarter...............................................................   20.25    15.75
Third Quarter................................................................   26.75    16.75
Fourth Quarter...............................................................   25.00    16.63
1995
First Quarter................................................................  $19.88   $16.25
Second Quarter...............................................................   21.88    16.88
Third Quarter................................................................   22.75    19.00
Fourth Quarter...............................................................   21.13    17.88
1996
First Quarter................................................................  $28.63   $18.13
Second Quarter...............................................................   29.50    23.88
Third Quarter (through August 6).............................................   25.63    20.00



     On August 6, 1996, the closing price of the Caremark Common Stock on the NYSE was $23.625 per share. A dividend of $0.04 per share was declared on each of October 25, 1994 and November 1, 1995 payable on December 15, 1994 and December 15, 1995, respectively, to holders of Caremark Common Stock of record on November 30, 1994 and November 30, 1995, respectively. There were approximately 46,009 holders of record of the Caremark Common Stock as of July 29, 1996.

     The following table sets forth the closing price per share of Caremark Common Stock, the closing price per share of MedPartners/Mullikin Common Stock and the "equivalent per share price" (as defined herein) of Caremark Common Stock as of May 13, 1996, the last trading day before Caremark and MedPartners/ Mullikin announced execution of the Plan of Merger. The "equivalent per share price" of Caremark Common Stock as of such date equals the closing price per share of MedPartners/Mullikin Common Stock on such date multiplied by 1.21, which is the number of shares of MedPartners/Mullikin Common Stock to be issued in exchange for each share of Caremark Common Stock pursuant to the Plan of Merger, subject to certain adjustments.



                                                             CAREMARK     MEDPARTNERS    EQUIVALENT
                          DATE                             COMMON STOCK   COMMON STOCK   PER SHARE
- ---------------------------------------------------------  ------------   ------------   ----------
May 13, 1996.............................................     $28.63         $26.13        $31.61
August 6, 1996...........................................     $23.88         $19.75        $23.90


     STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE MEDPARTNERS/MULLIKIN COMMON STOCK AND CAREMARK COMMON STOCK. No assurance can be given as to the market price of MedPartners/ Mullikin Common Stock or the Caremark Common Stock at the Effective Time or at any other time.

     Because the Exchange Ratio of MedPartners/Mullikin Common Stock for Caremark Common Stock is fixed at 1.21 and will not increase or decrease due to fluctuations in the market price of either stock, it will not compensate Caremark stockholders for certain decreases in the market price of MedPartners/Mullikin Common Stock which could occur before the Effective Time. As a result, in the event the market price of MedPartners/Mullikin Common Stock decreases, the value of the MedPartners/Mullikin Common Stock to be received in the Merger in exchange for Caremark Common Stock would decrease. In the event the market price of MedPartners/Mullikin Common Stock instead increases, the value of the MedPartners/Mullikin Common Stock to be received in the Merger in exchange for Caremark Common Stock would increase. See "The Merger -- Terms of the Merger".

     Following the Merger, Caremark Common Stock will no longer be listed on the NYSE.

NO RIGHTS OF APPRAISAL


     Under the DGCL, no holders of MedPartners/Mullikin Common Stock or Caremark Common Stock will be entitled to appraisal rights in connection with the Merger.


COMPARATIVE PER SHARE INFORMATION

     The following summary presents selected comparative per share information for (i) MedPartners/ Mullikin on a historical basis in comparison with pro forma information giving effect to the Merger on a pooling of interests basis, (ii) Caremark on a historical basis in comparison with pro forma equivalent information after giving effect to the merger, assuming that 1.21 shares of MedPartners/Mullikin Common Stock is issued in exchange for each share of Caremark Common Stock in the Merger. The historical and pro forma financial information should be read in conjunction with the historical consolidated financial statements of MedPartners/Mullikin and the related notes thereto and with the unaudited pro forma financial information and the related notes thereto, appearing elsewhere in this Prospectus-Joint Proxy Statement. See "Consolidated Financial Statements of MedPartners/Mullikin", "Pro Forma Condensed Financial Information" and "Selected Financial and Operating
Data -- Caremark".

     MedPartners/Mullikin has not paid cash dividends since inception. It is anticipated that MedPartners/ Mullikin will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of MedPartners/Mullikin and will depend, among other things, upon MedPartners/ Mullikin's earnings, capital requirements, financial condition and debt covenants.

     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined stockholders' equity.


                                                   PER COMMON AND COMMON EQUIVALENT SHARE
                                    ---------------------------------------------------------------------
                                                  INCOME (LOSS)                       STOCKHOLDERS'
                                    ------------------------------------------            EQUITY
                                                                THREE MONTHS           (BOOK VALUE)
                                    YEAR ENDED DECEMBER 31,    ENDED MARCH 31,   ------------------------
                                    ------------------------   ---------------   DECEMBER 31,   MARCH 31,
                                     1993     1994     1995     1995     1996        1995         1996
                                    ------   ------   ------   ------   ------   ------------   ---------
Net Income (Loss):
MedPartners/Mullikin
  Historical(1)...................  $(0.06)  $(0.08)  $ 0.01   $ 0.12   $(0.34)       4.75        $8.66
  Pro forma combined..............    0.63     0.60    (0.81)    0.20    (0.42)       4.19         3.96
Caremark
  Historical......................    1.04     1.08    (1.55)    0.29    (0.63)       5.24         4.62
  Pro forma equivalent(2).........    0.76     0.73    (0.98)    0.24    (0.51)       5.07         4.79
Income (loss) from continuing
  operations(4):
MedPartners/Mullikin
  Historical......................   (0.06)   (0.08)    0.01     0.12    (0.34)
  Pro forma combined..............    0.38     0.40     0.14     0.14     0.03
Caremark
  Historical(3)...................    0.63     0.73     0.27     0.18     0.24
  Pro forma equivalent(2).........    0.46     0.48     0.17     0.17     0.04


- ---------------

(1) MedPartners/Mullikin's historical pro forma net income (loss) per common share is computed, after adjusting historical net income (loss) for the estimated tax provision (benefit) applicable to the pooled companies, by dividing net income (loss) by the number of common equivalent shares outstanding during the period in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995, upon conversion of the then outstanding Convertible Preferred Stock, are assumed to be common share equivalents.
(2) Caremark pro forma equivalent per common share data is calculated by multiplying the pro forma MedPartners/Mullikin amounts by the fixed Exchange Ratio of 1.21.

(3) Income (loss) from continuing operations for Caremark excludes results from its Clozaril(R) Patient Management System, Home Infusion business, Oncology Management Service business, Caremark Orthopedic Services Inc. subsidiary and Nephrology Services division, all of which have been reflected as discontinued operations in accordance with APB Opinion No. 30.

(4) Income (loss) from continuing operations per share data is computed, after adjusting historical net income (loss) to eliminate the effects of discontinued operations, by dividing adjusted net income (loss) by the number of common equivalent shares outstanding during the period in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995, upon conversion of the then outstanding Convertible Preferred Stock, are assumed to be common share equivalents.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus-Joint Proxy Statement, MedPartners/Mullikin and Caremark stockholders should consider carefully the factors listed below in evaluating the Merger.


RISKS RELATING TO THE MERGER; ACQUISITIONS



     MedPartners/Mullikin believes that the Merger represents another step in MedPartners/Mullikin's consolidation initiative in the PPM business to develop integrated health care delivery systems through affiliation with individual physicians, physician practices, hospitals and third-party payors. In addition, MedPartners/Mullikin has recently completed major acquisitions and is still in the process of integrating those acquired businesses. While the business plans of these acquired companies are similar, their histories, geographical location, business models and cultures are different in many respects. The MedPartners/Mullikin Board of Directors and senior management of MedPartners/Mullikin face a significant challenge in their efforts to integrate the acquired businesses, including Caremark, so that the different cultures and the varying emphasis on managed care and fee-for-service can be effectively managed to continue to grow these businesses. The dedication of management resources to such integration may detract attention from the day-to-day business of MedPartners/Mullikin. There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. While management of MedPartners/Mullikin and Caremark believe that the diverse experience of each of the combined companies will serve to strengthen MedPartners/Mullikin, there can be no assurance that management's efforts to integrate the operations of MedPartners/Mullikin will be successful or that the anticipated benefits of the Merger will be fully realized.


     The profitability of MedPartners/Mullikin is largely dependent on its ability to develop and integrate networks of physicians from the affiliated practices, to manage and control costs and to realize economies of scale. MedPartners/Mullikin's operating results could be adversely affected in the event it incurs costs associated with developing networks without generating sufficient revenues from such networks.


RISKS RELATING TO MEDPARTNERS/MULLIKIN'S GROWTH STRATEGY


     MedPartners/Mullikin's growth strategy involves growth through acquisitions and internal development. MedPartners/Mullikin is subject to various risks associated with its growth strategy. Because the major acquisitions carried out by MedPartners/Mullikin in 1995 and the first quarter of 1996 have been structured as pooling of interests, the operating income of MedPartners/Mullikin has been reduced by the merger expenses incurred in connection therewith, resulting in a net loss for the three months ended March 31, 1996. The expenses of the Merger are expected to result in a net loss for the year ended December 31, 1996. In addition, MedPartners/Mullikin and the combined company is subject to the risk that it will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the affiliated physicians.

     MedPartners/Mullikin is also largely dependent on the continued increase in the number of HMO enrollees who use its physician networks. This growth may come from the development or acquisition of other PPM entities, additional affiliated physicians, increased enrollment in HMOs currently contracting with MedPartners/Mullikin through its affiliated physicians, or from agreements with new HMOs. There can be no assurance that MedPartners/Mullikin will be successful in identifying, acquiring and integrating additional medical groups or other PPM companies or in increasing the number of enrollees. A decline in enrollees in HMOs could also have a material adverse effect on MedPartners/Mullikin's profitability.

     MedPartners/Mullikin's current and anticipated future expansion has placed, and will continue to place, significant demands on the management, operational and financial resources of MedPartners/Mullikin. MedPartners/Mullikin will need to continue to augment its management and operational systems to support growth both within existing and into new geographic markets. There can be no assurance that MedPartners/Mullikin will be able to manage its expanded operations effectively.

RISKS RELATING TO CAPITAL REQUIREMENTS



     MedPartners/Mullikin's growth strategy requires substantial capital for the acquisition of assets of physician practices, and for the effective integration, operation and expansion of the affiliated practices. Affiliated physician practices may also require capital for renovation, expansion and additional medical equipment and technology. MedPartners/Mullikin believes that, without taking into consideration the Merger, its existing cash resources, the use of MedPartners/Mullikin's Common Stock for selected practice and other acquisitions, and available borrowings under the Bank Credit Facility, dated as of November 21, 1995, among MedPartners/Mullikin and NationsBank of Georgia, N.A. (the "Bank Credit Facility") or any successor credit facility, will be sufficient to meet MedPartners/Mullikin's anticipated acquisition, expansion and working capital needs for the foreseeable future. It is expected that an increased bank credit facility will be put into effect in connection with the consummation of the Merger in order to refinance the indebtedness under the Bank Credit Facility and the current indebtedness under the Caremark bank facility so that the combined company will not have a working capital deficit. See "Managements' Discussion and Analysis of Results of Operations and Financial Condition--Caremark". MedPartners/Mullikin may raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times as management deems appropriate and the market allows. Any of such financings could result in dilution of existing equity positions, increased interest and amortization expense, or decreased income to fund future expansion. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing networks can be obtained.



RISKS RELATING TO CAPITATED NATURE OF REVENUES; CONTROL OF HEALTH CARE COSTS



     A substantial portion of the revenue of MedPartners/Mullikin's and of Caremark's PPM business is derived from agreements with HMOs that provide for the receipt of capitated fees. Under these agreements, each of MedPartners/Mullikin and Caremark, through its affiliated physicians, is generally responsible for the provision of all covered outpatient benefits, regardless of whether the affiliated physicians directly provide the medical services associated with the covered benefits. MedPartners/Mullikin and Caremark are statutorily and contractually prohibited from controlling any medical decisions made by any health care provider. To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the HMO, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, MedPartners/Mullikin's and Caremark's operating results could be adversely affected. As a result, the success of MedPartners/Mullikin and of Caremark's PPM business will depend in large part on the effective management of health care costs through various methods, including utilization management, competitive pricing for purchased services and favorable agreements with payors. Recently, many providers, including MedPartners/Mullikin and Caremark, have experienced pricing pressures with respect to negotiations with HMOs. In addition, employer groups are becoming increasingly successful in negotiating reductions in the growth of premiums paid for their employees' health insurance, which tends to depress the reimbursement for health care services. At the same time, employer groups are demanding higher accountability from payors and providers of health care services with respect to measurable accessibility, quality and service. If these trends continue, the cost of providing physician services could increase while the level of reimbursement could grow at a lower rate or decrease. There can be no assurance that these pricing pressures will not have a material adverse effect on the operating results of MedPartners/Mullikin or Caremark. Changes in health care practices, inflation, new technologies, major epidemics, natural disasters and numerous other factors affecting the delivery and cost of health care are beyond the control of MedPartners/Mullikin, and may adversely affect its operating results.


     Under its HMO agreements, MedPartners/Mullikin is frequently responsible for the provision of all covered hospital benefits regardless of whether it is responsible for provision of the hospital services associated with the covered benefits. Similarly, under its HMO agreements, Caremark, through its affiliated physicians, provides the majority of covered health care services to enrollees and enters into sub-capitation agreements with hospitals and other health care providers for the balance of the covered services. MedPartners/Mullikin and Caremark have contracted with a number of hospitals to provide covered services to HMO enrollees who have been assigned to the physician practices affiliated with MedPartners/Mullikin and Caremark, respec-tively. MedPartners/Mullikin expects to seek additional hospital providers to provide covered services to HMO enrollees assigned to its affiliated physicians. To the extent that enrollees require more care than is anticipated or require supplemental care that is not otherwise reimbursed by the HMOs, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If such revenue is insufficient, MedPartners/Mullikin's and Caremark's operating results could be adversely affected.

     In addition, MedPartners/Mullikin's financial statements include estimates of costs for covered medical benefits incurred by HMO enrollees, but not yet reported. While these estimates are based on information available at the time of calculation, there can be no assurance that actual costs will approximate the estimates of such amounts. If the actual costs significantly exceed the amounts estimated and accrued, operating results of MedPartners/Mullikin could be materially adversely affected.

     The HMO agreements often contain shared-risk provisions under which additional revenue can be earned or economic penalties can be incurred based upon the utilization of hospital and non-professional services by HMO enrollees. MedPartners/Mullikin's financial statements contain accruals for estimates of shared-risk amounts receivable from or payable to the HMOs that contract with their affiliated physicians. These estimates are based upon inpatient utilization and associated costs incurred by HMO enrollees compared to budgeted costs. Differences between actual contract settlements and amounts estimated as receivable or payable relating to HMO risk-sharing arrangements are generally reconciled annually, which may cause fluctuations from amounts previously accrued.

     In connection with the HMO agreements, MedPartners/Mullikin negotiates stop-loss catastrophic reinsurance with third-party insurers. Coverage under this reinsurance commences at the threshold at which the risk of further financial exposure for critically ill or injured HMO enrollees is contractually shifted to the HMOs or another third party. There can be no assurance that MedPartners/Mullikin will be able to negotiate favorable catastrophic reinsurance in connection with future HMO agreements.


POTENTIAL REDUCTIONS IN THIRD-PARTY REIMBURSEMENT



     Physician groups that render services on a fee-for-service basis (as opposed to a capitated plan) typically bill various third-party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the health care services provided to their patients. A significant portion of the revenue of MedPartners/Mullikin is derived from payments made by these third-party payors. These third-party payors are increasingly negotiating the prices charged for medical services, with the goal of lowering reimbursement and utilization rates. The success of MedPartners/Mullikin therefore depends in large part on the effective management of health care costs, including controlling utilization of specialty care physicians and other ancillary providers and purchasing services from third-party providers at competitive prices. There can be no assurance that payments under governmental programs or from other third-party payors will remain at present levels. In addition, third-party payors can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payors, was experimental or for other reasons. Any loss of revenues by the affiliated physicians caused by this trend in the health care industry toward cost containment and oversight could have a material adverse effect on MedPartners/Mullikin's operating results.



RISKS RELATING TO DEPENDENCE ON AFFILIATED PHYSICIANS


     MedPartners/Mullikin's revenue and revenue of Caremark's PPM business depend on revenues generated by the physicians with whom each of MedPartners/Mullikin and Caremark has practice management agreements. These agreements define the responsibilities of the physicians and MedPartners/Mullikin and Caremark, respectively, and govern all terms and conditions of their relationship. MedPartners/Mullikin practice management agreements have terms generally of 20 to 44 years, subject to termination for cause, which includes bankruptcy or a material breach. Practice management agreements with certain of MedPartners/Mullikin affiliated practices contain provisions giving the physician practice the option to terminate the agreement without cause, subject to significant limitations. Because MedPartners/Mullikin and Caremark cannot control the provision of medical services by its affiliated physicians contractually or otherwise under the laws of California and most other states in which each of MedPartners/Mullikin and Caremark operates, affiliated physicians may decline to enter into HMO agreements that are negotiated for them by MedPartners/Mullikin or Caremark or may enter into contracts for the provision of medical services or make other financial commitments which are not intended to benefit MedPartners/Mullikin or Caremark and which could have a material adverse effect on MedPartners/Mullikin's or Caremark's operating results. See "Business of MedPartners/Mullikin -- Development and Operations -- Affiliated Physicians".


RISKS RELATING TO CERTAIN CAREMARK LEGAL MATTERS



     OIG Settlement and Related Claims. Caremark agreed in June 1995 to settle a nearly four year long investigation of Caremark with the Office of the Inspector General (the "OIG") of the United States Department of Health and Human Services (the "DHHS"), DOJ, the Veteran's Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia (the "OIG Settlement"). Under the terms of the OIG settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio -- resulting in the payment of civil penalties and criminal fines. See "Business of Caremark -- Legal Proceedings".



     In its agreement with the OIG and DOJ, Caremark agreed to continue to maintain certain compliance-related oversight procedures. Should these oversight procedures reveal credible evidence of legal or regulatory violations, Caremark is required to report such violations to the OIG and DOJ. Caremark is, therefore, subject to increased regulatory scrutiny and, in the event it commits legal or regulatory violations, Caremark may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or Medicaid services. Although MedPartners/Mullikin is not subject to the reporting requirements under Caremark's compliance-related oversight procedures, any material liabilities incurred by Caremark post-merger will be required to be reflected in the consolidated financial statements of the combined company after the Merger and could have an adverse result on the results of operations and financial condition of the combined company.



     In connection with the matters described above relating to the OIG Settlement, Caremark is a party to various non-governmental claims and may in the future become subject to additional OIG-related claims. Caremark is a party to, or the subject of, various private suits and claims (including stockholder derivative actions and an alleged class action suit) being asserted in connection with matters relating to the OIG Settlement by Caremark's stockholders, patients who received health care services from Caremark and such patients' insurers. See the discussion contained in Note 14 to "Caremark's Consolidated Financial Statements". In May 1996, three pharmacies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark, a subsidiary of Caremark, and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy laws, the antitrust laws and of California's unfair business practices statute. The complaint seeks unspecified treble damages, and attorneys' fees and expenses. Caremark intends to defend this case vigorously. Caremark is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     Private Payor Settlements. In March 1996, Caremark agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of approximately $42.3 million. These disputes relate to businesses that were covered by the OIG Settlement. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts was recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest, through 1999. Caremark's lenders have waived the impact of these settlements on the financial covenants under the credit facility. These waivers expire on September 15, 1996. As further discussed in "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Caremark", it is anticipated that MedPartners/Mullikin will refinance Caremark's existing credit facility in connection with the Merger. In the event the Merger is not consummated, Caremark expects to enter into a revised credit facility, although there can be no assurances as to the certainty or terms of any such agreement. See

"Management's Discussion and Analysis of Results of Operations and Financial Condition -- Caremark" and Note 14 to the "Caremark's Consolidated Financial Statements".



     As of March 31, 1996, the pre-tax reserve for the costs of settlement of the OIG Settlement and the settlement with the private payors referred to above and related matters was approximately $130 million. This reserve represented Caremark's management's estimate of the ultimate costs relating to the disposition of these matters, other than costs relating to any future settlement of non-governmental litigation. There can be no assurance, however, that the ultimate costs of these matters will not exceed this estimate or that additional costs, claims and damages will not occur. Such claims, if made, could have a material negative impact on Caremark's future results. See Note 14 to "Caremark's Consolidated Financial Statements".



     Coram Litigation. On September 11, 1995, Coram Healthcare Corporation ("Coram") filed a complaint in the San Francisco Superior Court against Caremark and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's home infusion therapy business in April 1995 for approximately $209 million in cash and $100 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement, dated January 29, 1995, as amended April 1, 1995, between Coram and Caremark, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief and damages of $5.2 billion. Caremark filed motions in October 1995 in the Superior Court of California seeking (i) to strike certain causes of action due to the speculative nature of the claims and damages asserted and (ii) dismissal of Coram's lawsuit on grounds of lack of jurisdiction over Illinois-based Caremark. The Superior Court of California subsequently dismissed the case against Caremark (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the United States District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of Caremark's home infusion business to Coram. This case, which has been dismissed, is on appeal and Caremark has filed counterclaims to the lawsuit pending in San Francisco against Caremark Inc. Coram's lawsuit is currently in the discovery phase.


     Although Caremark management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position, there can be no assurance, that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on Caremark's results of operations, cash flows or financial position.


     Recently Filed Litigation. In May 1996, two stockholders, each purporting to represent a class, filed (but have not yet served) complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's proposed merger with MedPartners/Mullikin. The complaints seek unspecified damages, injunctive relief, and attorneys' fees and expenses. Caremark intends, if served, to defend these cases vigorously. Caremark believes these complaints are without merit. CAREMARK STOCKHOLDERS SHOULD NOTE THE
FOLLOWING: In the course of the litigation, the defendants may raise as a defense to any claims asserted in these complaints the circumstance that the Merger was approved and ratified, upon full disclosure, by the requisite vote of the Caremark stockholders, if such is the case. Further, the defendants may contend that those Caremark stockholders who vote in favor of the Merger are barred from receiving any proceeds from any potential award against the defendants in the litigation, unless such award is based on a finding that the defendants failed to make full disclosure in connection with the vote of Caremark stockholders.



RISKS RELATING TO EXPOSURE TO PROFESSIONAL LIABILITY; LIABILITY INSURANCE


     In recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. Although neither MedPartners/Mullikin nor Caremark engage in the practice of medicine or provide medical services, or control the practice of medicine by their respective affiliated physicians or the compliance with regulatory requirements directly applicable to the affiliated physicians and physician groups, there can be no assurance that either MedPartners/Mullikin or

Caremark will not become involved in such litigation in the future. Through MedPartners/Mullikin's ownership and operation of Pioneer Hospital ("Pioneer Hospital") and U.S. Family Care Medical Center ("USFMC"), acute care hospitals located in Artesia and Montclair, California, respectively, MedPartners/ Mullikin could be subject to allegations of negligence and wrongful acts arising out of providing nursing care, emergency room services, credentialing of medical staff members and other activities incident to the operation of an acute care hospital. In addition, through its management of clinic locations and provision of non-physician health care personnel, MedPartners/Mullikin or Caremark could be named in actions involving care rendered to patients by physicians employed by or contracting with affiliated medical organizations and physician groups.

     Each of MedPartners/Mullikin and Caremark maintains professional and general liability insurance. Nevertheless, certain types of risks and liabilities are not covered by insurance and there can be no assurance that the limits of coverage will be adequate to cover losses in all instances. In addition, MedPartners/Mullikin's and Caremark's practice management agreements require the affiliated physicians to maintain professional liability insurance coverage on the practice and on each employee and agent of the practice, and MedPartners/Mullikin and Caremark generally are indemnified under each of the practice management agreements by the affiliated physicians for liabilities resulting from the performance of medical services. However, there can be no assurance that a future claim or claims will not exceed the limits of available insurance coverages or that indemnification will be available for all such claims. See "Business of MedPartners/Mullikin -- Corporate Liability and Insurance".


RISKS RELATING TO CONCENTRATION OF CUSTOMERS



     Three HMOs, PacifiCare, Health Net and CaliforniaCare, accounted for approximately 29% of net revenue of MedPartners/Mullikin for the quarter ended March 31, 1996. MedPartners/Mullikin's HMO agreements are generally for one-year terms, and are, thus subject to annual negotiation of rates, covered benefits, and other terms and conditions. HMO agreements are often negotiated and executed in arrears. There can be no assurance that such agreements will be renewed, or, if renewed, that they will contain terms favorable to MedPartners/Mullikin and its affiliated physicians. The loss of any of the above HMO customers could have a material adverse effect on MedPartners/Mullikin's operating results.


COMPETITION

     The PPM industry is highly competitive. The industry is also subject to continuing changes in the provision of services and the selection and compensation of providers. In addition, certain companies, including hospitals and insurers, are expanding their presence in the physician management market. The provision of physician contract management services for hospitals and other health care providers is also highly competitive, and MedPartners/Mullikin's hospital-based operations compete with national, regional and local companies in providing its services. Certain of MedPartners/Mullikin's competitors are larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with buyers of such services.

     The demand for physician and health care professional personnel presently exceeds the supply of qualified personnel. As a result, MedPartners/Mullikin experiences competitive pressures for the recruitment and retention of qualified physicians and other health care professionals to deliver their services. MedPartners/Mullikin's future success depends on its ability to continue to recruit and retain qualified physicians and other health care professionals to serve as employees or independent contractors of MedPartners/Mullikin and its affiliates. There can be no assurance that MedPartners/Mullikin will be able to recruit or retain a sufficient number of competent physicians and other health care professionals to continue to expand its operations.


GOVERNMENT REGULATION


     Federal and state laws regulate the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for recommendation, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services, as well as laws that impose significant penalties for false or improper billings for physician services. These laws also impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil money penalties and exclusion from participation in the Medicare and Medicaid programs. Such exclusion and penalties, if applied to MedPartners/Mullikin's or Caremark's affiliated physicians, could result in significant loss of reimbursement.

     Moreover, the laws of many states, including California, from which a significant portion of MedPartners/Mullikin's and Caremark's revenues are derived, prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Although each of MedPartners/Mullikin and Caremark believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the existing organization of each of MedPartners/Mullikin and Caremark and its contractual arrangements with affiliated physicians will not be successfully challenged as constituting the unlicensed practice of medicine or that the enforceability of the provisions of such arrangements, including non-competition agreements, will not be limited. There can be no assurance that review of the respective businesses of MedPartners/Mullikin and Caremark and their respective affiliates by courts or regulatory authorities will not result in a determination that could adversely affect their operations or that the health care regulatory environment will not change so as to restrict existing operations or expansion of MedPartners/Mullikin and Caremark and their respective affiliates. In the event of action by any regulatory authority limiting or prohibiting MedPartners/Mullikin or Caremark or their respective affiliates from carrying on its business or from expanding the operations of MedPartners/Mullikin or Caremark to certain jurisdictions, structural and organizational modifications of such organization or arrangements of MedPartners/Mullikin or Caremark may be required, which could have an adverse effect on MedPartners/Mullikin or Caremark.


     In addition to the regulations referred to above, significant aspects of Caremark's businesses are subject to state and federal statutes and regulations governing the operation of pharmacies, repackaging of drug products, dispensing of controlled substances, medical waste disposal and workplace health and safety. Caremark's businesses may also be affected by changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations. Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of such laws and regulations or enactment of new legislation could have an adverse effect on the businesses of Caremark. See "-- Risks Relating to Pharmacy Licensing and Operation".



     Approximately 10% of the revenues of MedPartners/Mullikin's affiliated physician groups is derived from payments made by government-sponsored health care programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners/Mullikin. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. MedPartners/Mullikin believes it is in material compliance with such laws, but there can be no assurance that MedPartners/Mullikin's activities will not be challenged or scrutinized by governmental authorities.


     Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute", prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. The Anti-Kickback Statute contains provisions prescribing civil and criminal penalties to which individuals or providers who violate such statute may be subjected. The criminal penalties include fines up to $25,000 per violation and imprisonment for five years or more. Additionally, the DHHS has the authority to exclude anyone, including individuals or entities, who has committed any of the prohibited acts from participation in the Medicare and Medicaid programs. If applied to MedPartners/Mullikin or any of its subsidiaries or affiliated physicians, such exclusion could result in a significant loss of reimbursement for MedPartners/Mullikin, up to a maximum of the approximately 15% of revenues derived from such programs. Although MedPartners/Mullikin believes that it is not in violation of the Anti-kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.



     Significant prohibitions against physician referrals were enacted by the United States Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. While MedPartners/Mullikin believes it is in compliance with such legislation, future regulations could require MedPartners/Mullikin to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws and MedPartners/Mullikin believes it is likely that more states will follow. MedPartners/Mullikin believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners/Mullikin to certain jurisdictions may require structural and organizational modifications of MedPartners/Mullikin's relationships with physician groups to comply with new or revised state statutes.



RISKS RELATING TO PHARMACY LICENSING AND OPERATION



     Caremark is subject to federal and state laws and regulations governing pharmacies. Federal controlled substance laws require Caremark to register its pharmacies with the United States Drug Enforcement Administration and comply with security, record-keeping, inventory control and labeling standards in order to dispense controlled substances. State controlled substance laws require registration and compliance with the licensing, registration or permit standards of the state pharmacy licensing authority. State pharmacy licensing, registration and permit laws impose standards on the qualifications of the applicant's personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Pharmacists must also satisfy state licensing requirements.



RISKS RELATING TO REGULATORY REQUIREMENTS OF KNOX-KEENE ACT


     On March 5, 1996 the California Department of Corporations ("DOC") issued to Pioneer Provider Network, Inc. ("PPN"), a wholly-owned subsidiary of MedPartners/Mullikin, a license (the "Restricted License") in accordance with the requirements of the Knox-Keene Health Care Service Plan Act of 1975 (the "Knox-Keene Act"). The Restricted License authorizes PPN to operate as a health care service plan in the State of California. MedPartners/Mullikin, through PPN, intends to utilize the Restricted License for purposes of contracting with HMOs for a broad range of health care services, including both institutional and professional medical services, through a consolidated contract with the HMO.

     The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as health care service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees which fail to comply with such requirements. PPN is a newly-created organization without an operating history and there is no assurance that the DOC will view its operations to be fully in compliance with applicable laws and regulations. If this were to occur, it could have an adverse effect on MedPartners/Mullikin.

RISKS RELATING TO HEALTH CARE REFORM



     As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners/Mullikin.


ANTI-TAKEOVER CONSIDERATIONS


     Certain provisions of the MedPartners/Mullikin Certificate, MedPartners/Mullikin's Amended and Restated By-laws (the "MedPartners/Mullikin By-laws") and the DGCL could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of MedPartners/Mullikin. These provisions include a classified Board of Directors and the issuance, without further stockholder approval, of preferred stock with rights and privileges which could be senior to MedPartners/Mullikin's Common Stock. MedPartners/Mullikin also is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. In addition, MedPartners/Mullikin's Rights Plan (as defined herein), which provides for discount purchase rights to certain stockholders of MedPartners/Mullikin upon certain acquisitions of 10% or more of the outstanding shares of MedPartners/Mullikin's Common Stock, may also inhibit a change in control of MedPartners/Mullikin. See "MedPartners/Mullikin Management -- Classified Board of Directors", "Description of Capital Stock of MedPartners/Mullikin -- Certain Provisions of the MedPartners/Mullikin Certificate and the DGCL" and "-- MedPartners/Mullikin Stockholders' Rights Plan".


POSSIBLE VOLATILITY OF STOCK PRICE

     There may be significant volatility in the market price for MedPartners/Mullikin's Common Stock. Quarterly operating results of MedPartners/Mullikin, changes in general conditions in the economy, the financial markets or the health care industry, or other developments effecting MedPartners/Mullikin or its competitors, could cause the market price of MedPartners/Mullikin's Common Stock to fluctuate substantially. In addition, in recent years, the stock market and, in particular, the health care industry segment, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance.


DILUTION OF VOTING POWER OF MEDPARTNERS/MULLIKIN STOCKHOLDERS



     Consummation of the Merger will result in an approximate 190% increase in the number of shares of MedPartners/Mullikin Common Stock outstanding. Stockholders of MedPartners/Mullikin will, therefore, experience a dilution of their voting power. In exchange for 100% of the outstanding Caremark Common Stock, stockholders of Caremark will receive approximately 65% of the outstanding voting stock of MedPartners/Mullikin which will be outstanding after the Merger. Accordingly, stockholders of MedPartners/Mullikin will experience a dilution of approximately 65% of their relative voting authority after the Merger.



RISKS RELATING TO FEDERAL INCOME TAXES



     If the Merger were not to constitute a tax-free reorganization under
Section 368(a) of the Code, each holder of Caremark Common Stock would recognize gain or loss equal to the difference between the fair market value of the MedPartners/Mullikin Common Stock received and cash received in lieu of fractional shares and such holder's basis in the shares of Caremark Common Stock exchanged therefor. See "The Merger -- Federal Income Tax Consequences".

                       SELECTED FINANCIAL INFORMATION --

                              MEDPARTNERS/MULLIKIN

SELECTED FINANCIAL DATA

     The following tables set forth selected financial data for MedPartners/Mullikin derived from its Consolidated Financial Statements. The selected financial data should be read in conjunction with the Consolidated Financial Statements of MedPartners/Mullikin and the related notes thereto included elsewhere in this Prospectus-Joint Proxy Statement.

                                                                                                                THREE MONTHS
                                                                                                                    ENDED
                                                                  YEAR ENDED DECEMBER 31,                         MARCH 31,
                                                   ------------------------------------------------------   ---------------------
                                                     1991       1992       1993       1994        1995        1995        1996
                                                   --------   --------   --------   --------   ----------   --------   ----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue......................................  $266,447   $394,878   $549,695   $815,041   $1,153,557   $259,750   $  332,549
Operating Expenses:
  Cost of affiliated physician services..........    97,364    167,488    224,770    349,036      506,811    114,272      141,970
  Clinic salaries, wages and benefits............    66,596     89,439    112,489    159,010      216,119     50,570       56,533
  Outside hospitalization expense................    17,411     27,842     59,861     86,974      109,934     22,193       35,667
  Clinic rent and lease expense..................     9,467     11,970     18,832     27,515       41,825      9,717       11,813
  Clinic supplies................................    15,552     17,996     24,529     34,453       47,744     10,983       15,168
  Other clinic costs.............................    19,227     22,648     41,248     67,645       88,991     20,711       27,856
  General corporate expenses.....................    18,060     38,099     42,196     56,653       64,713     15,703       19,013
  Depreciation and amortization..................     6,404      9,575     14,057     21,892       29,088      6,605        8,161
  Net interest expense...........................     2,098      2,396      3,338      5,958        8,443      1,885        3,355
  Merger expenses................................        --         --         --         --       66,564         --       34,448
  Loss (gain) from disposal of assets............        (3)        --        122      1,627           --         --           --
                                                   --------   --------   --------   --------   ----------   --------   ----------
  Income (loss) form continuing operations before
    pro forma income taxes & cumulative effect of
    change in method of accounting...............    14,271      7,425      8,253      4,278      (26,675)     7,111      (21,435)
  Pro forma income tax expense (benefit)(1)......     2,190      7,703      9,723      7,350      (27,233)     2,176       (5,935)
                                                   --------   --------   --------   --------   ----------   --------   ----------
  Pro forma income (loss) from continuing
    operations before cumulative effect of change
    in method of accounting......................    12,081       (278)    (1,470)    (3,072)         558      4,935      (15,500)
  Cumulative effect of change in method of
    accounting for income taxes..................      (120)        --        298         --           --         --           --
                                                   --------   --------   --------   --------   ----------   --------   ----------
  Pro forma income (loss) from continuing
    operations...................................    12,201       (278)    (1,768)    (3,072)         558      4,935      (15,500)
  Loss from discontinued operation of clinics....      (279)      (702)        --         --           --         --           --
                                                   --------   --------   --------   --------   ----------   --------   ----------
  Pro forma net income (loss)(1).................  $ 11,922   $   (980)  $ (1,768)  $ (3,072)  $      558   $  4,935   $  (15,500)
                                                   ========   ========   ========   ========    =========   ========    =========
Pro forma net income (loss) per share(2).........  $   0.97   $  (0.06)  $  (0.06)  $  (0.08)  $     0.01   $   0.12   $    (0.34)
Number of shares used in pro forma net income
  (loss) per share...............................    12,249     15,308     28,403     36,553       42,720     39,916       45,927

                                                                                     DECEMBER 31,                       MARCH 31,
                                                                 ----------------------------------------------------   ---------
                                                                   1991       1992       1993       1994       1995       1996
                                                                 --------   --------   --------   --------   --------   ---------
                                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents......................................  $ 23,677   $ 22,312   $ 43,367   $ 66,623   $ 55,328   $157,744
Working capital (deficit)......................................    11,425     (3,358)    13,023     75,605     91,892    173,632
Total assets...................................................   111,478    181,032    243,758    417,974    576,733    691,533
Long-term debt, less current portion...........................    29,369     46,678     48,340    146,498    200,814    105,880
Total stockholders' equity.....................................    30,708     49,281     71,577    109,232    202,717    397,869

- ---------------


(1) Includes pro forma income tax provision giving effect to pooling with non-taxable entities. See Note 1 to Consolidated Financial Statements of MedPartners/Mullikin.

(2) Pro forma net income (loss) per share is computed, after giving effect to the pro forma tax provision described above, by dividing net income (loss) by the number of common equivalent shares outstanding during the periods presented in accordance with the applicable rules of the SEC. All stock options issued have been considered as outstanding common equivalent shares for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of the common stock of MedPartners issued in February 1995 upon conversion of the then outstanding Convertible Preferred Stock are assumed to be common equivalent shares for all periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS -- MEDPARTNERS/MULLIKIN

     The following discussion of the results of operations and financial condition of MedPartners/Mullikin should be read in conjunction with the Consolidated Financial Statements of MedPartners/Mullikin, Inc. and notes thereto included elsewhere in this Prospectus-Joint Proxy Statement.

GENERAL

     MedPartners was incorporated in January 1993, and affiliated with its initial physician practice in November 1993. MME was formed by the merger of several physician partnerships in 1994, and the original business was organized in 1957.


     MedPartners/Mullikin is the result of the business combination between MedPartners and MME, which was consummated on November 29, 1995. As described in
Note 1 to MedPartners/Mullikin's Consolidated Financial Statements, the financial information referred to in this discussion reflects the combined operations of several entities. During 1995, MedPartners/Mullikin combined with MEDCTR, Inc., Vanguard Healthcare Group, Inc., Texas Back Institute, Inc., Texas Back Institute Physicians, P.A., MME, Cerritos Investment Group, Cerritos Investment Group II, 5000 Airport Plaza, L.P. and Retina and Vitreous Associates of Alabama, P.C. in business combinations that were accounted for as poolings of interests (collectively, the "1995 Mergers"). In February of 1996, MedPartners/Mullikin combined with PPSI in a business combination that was accounted for as a pooling of interests. During 1995 PPSI combined with Team Health, Inc. ("Team Health") in a business combination accounted for as a pooling of interests.


     Because of MedPartners' limited operating history and the business combinations described above, MedPartners/Mullikin does not believe that the period-to-period comparisons, percentage relationships within periods and apparent trends set forth below are meaningful.

     MedPartners/Mullikin acquires existing medical practices and enters into long-term contractual relationships pursuant to practice management agreements, for periods ranging from 20 to 44 years, to provide management and administrative services. The practice management agreements convey to MedPartners/Mullikin perpetual, unilateral control over the assets and operations of the various affiliated professional corporations. Notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the professional corporations is necessary to present fairly the financial position and results of operations of MedPartners/Mullikin. Control by MedPartners/Mullikin is perpetual rather than temporary because of
(i) the length of the original term of the agreements, (ii) the continuing investment of capital by MedPartners/Mullikin, (iii) the employment of the majority of the non-physician personnel, and (iv) the nature of the services provided to the professional corporations by MedPartners/Mullikin. MedPartners/ Mullikin's financial relationship with each practice offers the physicians access to capital, management expertise, sophisticated information systems, and managed care contracts. MedPartners/Mullikin's revenue is derived from medical services provided by physicians under the practice management agreements, which revenue has been assigned to MedPartners/Mullikin. Approximately 48.5% of this revenue is derived through contracts for prepaid health care with HMOs. MedPartners/Mullikin contracts directly with the HMOs to provide medical services to HMO enrollees who have chosen MedPartners/Mullikin's affiliated physicians, or, in some cases, physicians who are members of Mullikin Independent Physicians Association ("MIPA"). Through its wholly-owned subsidiaries, MedPartners/Mullikin also contracts with hospitals to provide medical staff for various hospital departments. MedPartners/Mullikin's profitability depends on enhancing operating efficiency, expanding health care services provided, increasing market share and assisting affiliated physicians in managing the delivery of medical care.

     The nature of the affiliated practices affects the cost of affiliated physician services, clinic salaries, wages and benefits, clinic supplies and depreciation and amortization. These expenses as a percentage of net revenue will vary based on the mix of primary care and office-based (i.e., non-surgery) practices to specialty care practices and the mix of capitated business. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Generally, primary care and office-based practices are less capital intensive but require a higher number of employees per physician to operate and maintain than specialty care practices. Typically, MedPartners/Mullikin endeavors to achieve an equal number of primary care physicians and specialists in each network. Institutional capitation increases revenues without a material impact on many of the clinic expenses.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage of net revenue represented by the following items:

                                                                                THREE MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         MARCH 31,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Net revenue(1).............................  100.0%    100.0%    100.0%    100.0%    100.0%
    Operating expenses:
      Cost of affiliated physician
         services(2)...........................   40.9      42.8      43.9      44.0      42.7
      Clinic salaries, wages and benefits......   20.5      19.5      18.7      19.5      17.0
      Outside hospitalization expense..........   10.9      10.7       9.5       8.5      10.7
      Clinic rent and lease expense............    3.4       3.4       3.6       3.8       3.6
      Clinic supplies..........................    4.5       4.2       4.1       4.2       4.6
      Other clinic costs.......................    7.5       8.3       7.7       8.0       8.4
      General corporate expenses...............    7.7       7.0       5.6       6.0       5.7
      Depreciation and amortization............    2.6       2.7       2.6       2.6       2.5
      Net interest expense.....................    0.5       0.7       0.7       0.7       1.0
      Merger expenses..........................    0.0       0.0       5.9       0.0      10.3
      Loss on disposal of assets...............    0.0       0.2       0.0       0.0       0.0
      Pro forma income tax expense (benefit)...    1.8       0.9      (2.3)      0.8      (1.8)
                                                 -----     -----     -----     -----     -----
              Pro forma net (loss) income......   (0.3)%    (0.4)%     0.0%      1.9%     (4.7)%
                                                 =====     =====     =====     =====     =====

- ---------------

(1) "Net revenue" means gross clinic charges less allowances for contractual adjustments.
(2) "Cost of affiliated physician services" consists solely of the total payments made to each of the affiliated practices for medical services rendered under its respective practice management agreement.

     The following table sets forth the breakdown of net revenue for the periods indicated:

                                                                                THREE MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         MARCH 31,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Prepaid health care........................   66.7%     62.5%     53.8%     53.3%     48.5%
    Fee-for-service............................   31.4      36.1      44.7      45.4      50.8
    Other......................................    1.9       1.4       1.5       1.3       0.7
                                                 -----     -----     -----     -----     -----
              Net revenue......................  100.0%    100.0%    100.0%    100.0%    100.0%
                                                 =====     =====     =====     =====     =====

  Enrollment

     MedPartners/Mullikin's prepaid health care revenue is reflective of the number of HMO enrollees for whom it receives monthly capitation payments. Enrollment is categorized as either "commercial enrollment" (enrollees generally under the age of 65 whose health coverage is sponsored by employers) or "senior enrollment" (enrollees over the age of 65 who are retired and whose coverage is sponsored by Medicare). MedPartners/Mullikin receives professional capitation to provide physician services and institutional capitation to provide hospital care and other non-professional services. The table below sets forth the changes in enrollment for professional and institutional capitation. Most of the enrollment growth is related to acquisitions and increased enrollment in the northern California operations.

                                                     COMMERCIAL      SENIOR                    TOTAL
                                                     ENROLLEES      ENROLLEES     OTHER      ENROLLEES
                                                     ----------     ---------     ------     ---------
PROFESSIONAL CAPITATION:
December 31, 1995..................................    607,772        60,345      14,427       682,544
December 31, 1994..................................    550,672        50,330       3,374       604,376
December 31, 1993..................................    500,229        44,563       1,239       546,031

                                                     COMMERCIAL      SENIOR                    TOTAL
                                                     ENROLLEES      ENROLLEES     OTHER      ENROLLEES
                                                     ----------     ---------     ------     ---------
INSTITUTIONAL CAPITATION:
December 31, 1995..................................    313,630        34,744       7,747       356,121
December 31, 1994..................................    235,174        20,014          --       255,188
December 31, 1993..................................    227,561        11,431          --       238,992
PROFESSIONAL CAPITATION:
March 31, 1996.....................................    586,822        61,177      39,375       687,374
March 31, 1995.....................................    505,731        47,017      45,077       597,825
INSTITUTIONAL CAPITATION:
March 31, 1996.....................................    316,117        35,512      12,930       364,559
March 31, 1995.....................................    230,340        20,304       3,061       253,705

  Three Months Ended March 31, 1996 and 1995

     For the three months ended March 31, 1996, net revenue was $333 million, compared to $260 million for the same period in 1995. The increase in net revenue partially resulted from the affiliation with new physician practices and the increase in prepaid enrollees, which accounted for $36.9 million and $22.6 million of the increase in net revenue, respectively. The remaining increase primarily related to existing clinic growth.


     Excluding non-recurring items related to the PPSI Merger, operating expenses, at the clinic level were $289 million, or 86.9% of net revenue for the quarter ended March 31, 1996 compared to $228 million or 87.9% of net revenue for the same period in 1995. Clinic salaries, wages and benefits decreased as a percentage of net revenue from the three months ended March 31, 1995 to the three months ended March 31, 1996 as certain operational efficiencies were implemented and the IPA business, which requires a low support staff ratio, continued to grow. Outside hospitalization expense increased from $22 million for the three months ended March 31, 1995 to $36 million for the three months ended March 31, 1996, and also increased as a percentage of net revenue from 8.5% for the three months ended March 31, 1995 to 10.7% for the three months ended March 31, 1996. This is directly related to the increase of the Company's global capitation from 29.8% to 34.7% of the total capitation for the three months ended March 31, 1995 compared to the same period of 1996. General corporate expenses increased from $16 million during the first quarter of 1995 to $19 million during the first quarter of 1996. As a percent of net revenue, general corporate expenses decreased from 6.0% in the first quarter of 1995 to 5.7% in the first quarter of 1996.


     Included in pre-tax loss for the three months ended March 31, 1996 were merger expenses totaling $34.4 million relating to the business combination with PPSI. The major components of the $34.4 million included: $13.8 million for restructuring of operations, $6.6 million in brokerage fees, $5.9 million in severance costs, $2.6 million in professional fees, $2.4 million for the impairment of assets and $1.9 million in unamortized bond issue costs.

  Years Ended December 31, 1995 and 1994

     Net revenue for the year ended December 31, 1995 was $1,154 million, an increase of $339 million, or 41.5%, over the year ended December 31, 1994. The increase in net revenue primarily resulted from affiliation with physician groups in nine new markets and the increase in prepaid enrollees, which accounted for $76 million and $111 million of the increase in net revenue, respectively. The remaining increase primarily related to existing clinic growth and a full year of operations in 1995 for affiliations only in effect for a portion of 1994.

     Excluding nonrecurring items related to the 1995 Mergers, operating expenses at the clinic level were $1,011 million, or 87.7% of net revenue for the year ended December 31, 1995, compared to $725 million, or 88.9% of net revenue for 1994. Clinic salaries, wages and benefits decreased as a percentage of net revenue during 1995 as certain operational efficiencies were implemented and the IPA business, which requires a low support staff ratio, continued to grow. Outside hospitalization expense increased from $87 million for the year ended December 31, 1994 to $110 million for the year ended December 31, 1995, but decreased as a percentage of net revenue from 10.7% for the year ended December 31, 1994 to 9.5% for the year ended December 31, 1995. This percentage decrease related to the decline in the relationship of prepaid health care to total net revenue. General corporate expenses increased from $57 million during the year ended December 31, 1994 to $65 million during the year ended December 31, 1995. As a percentage of net revenue, however, general corporate expenses decreased from 7.0% in 1994 to 5.6% in 1995. Net income (excluding merger expenses) for the year ended December 31, 1995 was $25.3 million compared to a loss of $3.1 million for 1994.

     Including merger expenses, net income for the year ended December 31, 1995 was $.6 million compared to a net loss of $3.1 million for 1994. Included in operating expenses for 1995 are merger expenses totaling $66.6 million related to business combinations accounted for as poolings of interests. Approximately $55.6 million related to the business combination with MME and its real estate partnerships. The components of the total $66.6 million charge included: $8.8 million in investment banking fees, $7.3 million in professional fees, $5 million in other transaction costs, and $45.5 million in restructuring charges. The major components of the restructuring charge included; $19.6 million in severance for identified employees, $8.1 million impairment of assets, $6.4 million abandonment of facilities, $2.6 in noncompatible technology, $2.3 million in unamortized loan costs, $2.2 million related to conforming of accounting policies, and $1.9 million in restructuring of benefit packages.

     At December 31, 1995, MedPartners/Mullikin had a cumulative net operating loss carryforward for federal income tax purposes of approximately $57 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2010. Approximately $1 million of the $57 million net operating loss carryforward (which was generated in 1993) is available at a reduced rate due to certain tax limitations.

     In 1994, MedPartners/Mullikin established a valuation allowance of $14.6 million because it was more likely than not that the deferred tax asset would not be utilized in future periods. The valuation allowance was decreased by $14.2 million in 1995 because the realization of the deferred tax asset is now more likely than not. The primary factor in the determination of the realization of the deferred tax asset is the profitability of the ongoing business of the Company ($25.3 million net income for 1995 excluding merger expenses).

  Years Ended December 31, 1994 and 1993

     For the year ended December 31, 1994, net revenue was $815 million compared to $550 million for the year ended December 31, 1993. The increase in net revenue resulted from the affiliation with 46 physician groups (representing 283 physicians) since December 31, 1993 and the enrollment growth of 58,000 lives under professional capitation and 16,000 lives under institutional capitation.

     The percentage increase in cost of affiliated physician services from 40.9% of net revenues in 1993 to 42.8% in 1994 was a result of the commencement of operations of MedPartners/Mullikin's clinics. MedPartners/Mullikin (exclusive of the 1995 Mergers) had a comparable percentage of 62.2%. The decrease in clinic salaries, wages and benefits from 20.5% of net revenues in 1993 to 19.5% in 1994 was also a result of the commencement of operations of MedPartners' clinics. MedPartners (exclusive of the 1995 Mergers) had a comparable percentage of 16.5%.

     Clinic rent and lease expense was 3.4% of net revenue for the years ended December 31, 1994 and December 31, 1993. Other clinic costs were 7.5% of net revenue for 1993 and 8.3% for 1994.

     Net interest expense (income) as a percentage of net revenue will vary based on the purchase price for the assets of additional practices, the interest rates for additional borrowings and the amount of excess cash available for investment. The increase in net interest expense in 1994 was the result of increased borrowings to fund acquisitions.

     Due to MedPartners/Mullikin's limited operating history and cumulative operating losses, a valuation allowance was established to eliminate deferred tax benefits generated through December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1996, MedPartners/Mullikin had working capital of $173.6 million, including cash and cash equivalents of $158 million. For the first three months of 1996, cash flow from operations, excluding $17.8 million cash paid during the three months for merger expenses, was ($2.2) million. The negative cash flow from operations for the first three months of 1996 was created by the build-up of accounts receivable relative to the growth of the existing practices. For the year ended December 31, 1995, cash flow used in operations was ($13.5) million. This included $28 million in cash paid for merger expenses. Net of these expenses, MedPartners/Mullikin experienced cash flow from operations of $14.5 million. For the years ending December 31, 1993 and 1994, cash flow provided by operations were $30.6 million and $13.7 million, respectively. MedPartners/Mullikin has reduced the medical claims outstanding to levels below that required in its agreements with HMOs, and it does not expect this to have a negative impact on future cash flows from operations. On a monthly basis, MedPartners/Mullikin's most significant expenditure is for affiliated physician services. Payment is made on the fifteenth day of the month following the month in which the services were provided.

     For the three months ended March 31, 1996, MedPartners/Mullikin invested $12.3 million in acquisitions of the assets of physician practices, $8.4 million in equipment for the physician practices and the corporate office and $1.4 million in intangible assets related to corporate name/trademarks and other intangible assets. For the year ended December 31, 1995, MedPartners/Mullikin invested $61.5 million in acquisitions of the assets of physician practices, $39.4 million in equipment for the physician practices and the corporate office and $7.2 million in intangible assets related to debt issue costs, corporate name/trademarks and other intangible assets. For the year ended December 31, 1994, MedPartners/Mullikin's investing activities totaled $108.5 million, which primarily was composed of $57.6 million related to practice acquisitions and $32.1 million related to the purchase of property and equipment. These expenditures were funded from approximately $116.3 million from equity proceeds and $7.8 million in net incremental borrowings. For the year ended December 31, 1993, MedPartners/Mullikin's investing activities totaled $37.6 million of which $14.3 million related to practice acquisitions and $15.6 million related to the purchase of property and equipment. These expenditures were funded by $42.7 derived from equity proceeds.

     On February 21, 1995, MedPartners sold 4.4 million shares of Common Stock at $13.00 per share. Subsequent to that date, the underwriters exercised their overallotment option for an additional 660,000 shares. MedPartners raised net proceeds of $60.4 million from the offering, $30.4 million of which was applied to reduce the indebtedness under MedPartners' then existing credit facility.

     On March 13, 1996, MedPartners/Mullikin sold 6.6 million shares of Common Stock at $30.25 per share. MedPartners/Mullikin raised net proceeds of $194 million, $70 million of which was applied to reduce the indebtedness under the Company's Revolving Credit and Reimbursement Agreement (the Bank Credit Facility). In April 1996 $69 million of the proceeds were used to pay-off MedPartners/Mullikin's convertible subordinated debentures.

     Effective November 29, 1995, MedPartners/Mullikin entered into the $150.0 million Bank Credit Facility replacing its then existing revolving credit facility. Interest is paid quarterly based on LIBOR plus a two percent margin. No principal is due on the facility until its maturity date of May 10, 1998. MedPartners/Mullikin provided a negative pledge on substantially all assets and granted the banks a first priority security interest in all shares of stock of its subsidiaries. As of March 31, 1996, there was no balance outstanding under the facility.

     The Bank Credit Facility contains affirmative and negative covenants which, among other things, require MedPartners/Mullikin to maintain certain financial ratios (including minimum net worth, minimum fixed charge coverage ratio, maximum indebtedness to cash flow), limit the amount of additional indebtedness, and set certain restrictions on investments, mergers and sales of assets. As of December 31, 1995, MedPartners/Mullikin was in compliance with the covenants in the Bank Credit Facility. Additionally, MedPartners/Mullikin is required to obtain bank consent for acquisitions with an aggregate purchase price of $15.0 million or more.


     MedPartners/Mullikin intends to acquire the assets of additional physician practices and to fund this growth with existing cash and cash equivalents and borrowings under the Bank Credit Facility. MedPartners/Mullikin believes that its existing cash resources, the use of MedPartners/Mullikin's Common Stock for selected practice and other acquisitions, and available borrowings under the Bank Credit Facility and the increased bank credit facility anticipated to be entered into in connection with the consummation of the Merger, will be sufficient to meet MedPartners/Mullikin's anticipated acquisition, expansion and working capital needs for the next twelve months. MedPartners/Mullikin will raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times and terms as management deems appropriate and the market allows, in order to meet the capital needs of MedPartners/Mullikin on a long-term basis (i.e., for a period in excess of 12 months).

QUARTERLY RESULTS (UNAUDITED)

     The following table sets forth certain unaudited quarterly financial data for 1994, 1995 and 1996. In the opinion of MedPartners/Mullikin's management, this unaudited information has been prepared on the same basis as the audited information and includes all adjustments (consisting of normal recurring items) necessary to present fairly the information set forth therein. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                      QUARTER ENDED
                        ---------------------------------------------------------------------------------------------------------
                        JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                          1994         1994            1994         1995        1995         1995            1995         1996
                        --------   -------------   ------------   ---------   --------   -------------   ------------   ---------
                                                                     (IN THOUSANDS)
Net revenue...........  $191,176     $ 210,189       $234,422     $259,750    $287,700     $ 299,272       $306,835     $332,549
Operating expenses:
  Cost of affiliated
    physician
    services..........    83,846        91,791         97,001      114,272     125,953       132,631        133,955      141,970
  Clinic salaries,
    wages and
    benefits..........    38,776        38,862         43,889       50,570      54,563        53,760         57,226       56,533
  Outside
    hospitalization
    expense...........    21,008        20,436         26,435       22,193      28,171        30,796         28,774       35,667
  Clinic rent and
    lease
    expense...........     6,223         7,094          8,370        9,717      10,027        10,518         11,563       11,813
  Clinic supplies.....     7,939         8,002         10,568       10,983      11,536        11,704         13,521       15,168
  Other clinic
    costs.............    15,594        15,953         21,005       20,711      23,065        23,661         21,554       27,856
  General corporate
    expenses..........    13,086        15,808         13,809       15,703      16,464        15,697         16,849       19,013
  Depreciation and
    amortization......     5,097         5,631          6,448        6,605       7,357         7,384          7,742        8,161
  Net interest
    expense...........     1,130         1,654          1,903        1,885       1,482         2,042          3,034        3,355
  Merger expenses.....        --            --             --           --       1,051         3,473         62,040       34,448
  Loss on disposal of
    assets............       401           412            413           --          --            --             --           --
                        --------      --------       --------     --------    --------      --------       --------     --------
Income (loss) before
  taxes...............    (1,924)        4,546          4,581        7,111       8,031         7,606        (49,423)     (21,435 )
Pro forma income tax
  expense (benefit)...     1,017         2,363          2,764        2,176       2,235         2,427        (34,071)      (5,935 )
                        --------      --------       --------     --------    --------      --------       --------     --------
Pro forma net income
  (loss)..............  $ (2,941)    $   2,183       $  1,817     $  4,935    $  5,796     $   5,179       $(15,352)    $(15,500 )
                        ========      ========       ========     ========    ========      ========       ========     ========


     MedPartners/Mullikin's historical unaudited quarterly financial data for all periods prior to the effective dates of the 1995 Mergers have been restated to include the results of the merged companies. MedPartners' Quarterly Reports on Form 10-Q were filed prior to the 1995 Mergers and the PPSI Merger and, thus differ from the amounts for the quarters included herein. The differences caused solely by the operation of the merged companies are summarized as follows:


                                                          QUARTER ENDED
                                ------------------------------------------------------------------
                                   MARCH 31, 1995         JUNE 30, 1995        SEPTEMBER 30, 1995
                                --------------------   --------------------   --------------------
                                               AS                     AS                     AS
                                FORM 10-Q   RESTATED   FORM 10-Q   RESTATED   FORM 10-Q   RESTATED
                                ---------   --------   ---------   --------   ---------   --------
                                                          (IN THOUSANDS)
    Net revenue...............   $45,667    $259,750    $57,272    $287,700    $76,019    $299,272
    Income before income
      taxes...................       765       7,111        820       8,031      2,265       7,606
    Income tax expense........       291       2,176        260       2,235        770       2,427
    Net income................       474       4,935        560       5,796      1,495       5,179

                              THE SPECIAL MEETINGS

GENERAL


     This Prospectus-Joint Proxy Statement is being furnished to holders of MedPartners/Mullikin Common Stock in connection with the solicitation of proxies by the MedPartners/Mullikin Board of Directors for use at the MedPartners/Mullikin Special Meeting to consider and vote upon the approval and adoption of the Plan of Merger and to transact such other business as may properly come before the MedPartners/Mullikin Special Meeting, including any adjournments or postponements thereof.


     This Prospectus-Joint Proxy Statement is also being furnished to holders of Caremark Common Stock in connection with the solicitation of proxies by the Caremark Board for use at the Caremark Special Meeting to consider and vote upon the approval and adoption of the Plan of Merger and to transact such other business as may properly come before the Caremark Special Meeting, including any adjournments or postponements thereof.


     Each copy of this Prospectus-Joint Proxy Statement mailed to holders of MedPartners/Mullikin Common Stock is accompanied by a form of proxy for use at the MedPartners/Mullikin Special Meeting and each copy of this Prospectus-Joint Proxy Statement mailed to holders of Caremark Common Stock is accompanied by a form of proxy to be used at the Caremark Special Meeting.



DATES, PLACES AND TIMES



     MedPartners/Mullikin. The MedPartners/Mullikin Special Meeting will be held at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama on August 30, 1996, at 10:00 a.m. Central Time.



     Caremark. The Caremark Special Meeting will be held at the Caremark headquarters at 2211 Sanders Road, Northbrook, Illinois on August 30, 1996, at 9:30 a.m., Central Time.


RECORD DATES; QUORUMS

     MedPartners/Mullikin. The MedPartners/Mullikin Board of Directors has fixed the close of business on July 22, 1996, as the MedPartners/Mullikin Record Date for the determination of holders of MedPartners/Mullikin Common Stock entitled to receive notice of and to vote at the MedPartners/Mullikin Special Meeting. The presence, in person or by proxy, of the holders of MedPartners/Mullikin Common Stock entitled to cast a majority of the votes entitled to be cast at the MedPartners/Mullikin Special Meeting will constitute a quorum at the MedPartners/Mullikin Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present.


     Caremark. The Caremark Board has fixed the close of business on July 29, 1996, as the Caremark Record Date for the determination of the holders of Caremark Common Stock entitled to receive notice of and to vote at the Caremark Special Meeting. The presence, in person or by proxy, of the holders of Caremark Common Stock entitled to cast a majority of the votes entitled to be cast at the Caremark Special Meeting will constitute a quorum at the Caremark Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present.


VOTES REQUIRED


     MedPartners/Mullikin. At the MedPartners/Mullikin Record Date, there were outstanding and entitled to vote 52,504,180 shares of MedPartners/Mullikin Common Stock. Each share of MedPartners/Mullikin Common Stock is entitled to one vote on each matter that comes before the MedPartners/Mullikin Special Meeting. The affirmative vote of the holders of shares of MedPartners/Mullikin Common Stock representing a majority of the shares of MedPartners/Mullikin Common Stock outstanding and entitled to vote at the MedPartners/Mullikin Special Meeting is required to approve and adopt the Plan of Merger. Approval of the Plan of Merger will constitute approval of an amendment to the MedPartners/Mullikin Certificate to change the name of MedPartners/Mullikin, Inc. to "MedPartners, Inc."

     As of the MedPartners/Mullikin Record Date, directors and executive officers of MedPartners/Mullikin and their affiliates beneficially owned an aggregate of 7,799,254 shares of MedPartners/Mullikin Common Stock (excluding shares issuable upon exercise of options) or approximately 14.9% of the shares of MedPartners/Mullikin Common Stock outstanding on such date. The directors and executive officers of MedPartners/Mullikin and their affiliates have unanimously indicated their intentions to vote the shares of MedPartners/Mullikin Common Stock beneficially owned by them FOR the Plan of Merger.



     Caremark. At the Caremark Record Date, there were outstanding and entitled to vote 82,318,626 shares of Caremark Common Stock. Each share of Caremark Common Stock is entitled to one vote on each matter that comes before the Caremark Special Meeting. Approval and adoption of the Plan of Merger requires the affirmative vote of a majority of the issued and outstanding shares of Caremark Common Stock. As a result, abstentions and broker non-votes will be the equivalents of votes against the Plan of Merger.



     As of the Caremark Record Date, directors and executive officers of Caremark and their affiliates beneficially owned an aggregate of 406,452 shares of Caremark Common Stock (excluding shares issuable upon exercise of options) or less than 1% of the shares of Caremark Common Stock outstanding on such date. The directors and executive officers of Caremark have indicated their intention to vote the shares of Caremark Common Stock beneficially owned by them FOR the Plan of Merger.


     In the event that the Plan of Merger is not approved and adopted by the stockholders of MedPartners/Mullikin and Caremark, the Plan of Merger may be terminated in accordance with its terms. See "The Merger -- Termination".

VOTING AND REVOCATION OF PROXIES


     Shares of MedPartners/Mullikin Common Stock or Caremark Common Stock represented by a proxy properly signed and received at or prior to the relevant Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AND SHARES OF CAREMARK COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER. ONLY SHARES VOTED FOR THE PROPOSALS AT THE RESPECTIVE MEETINGS OF MEDPARTNERS/MULLIKIN AND CAREMARK STOCKHOLDERS WILL BE COUNTED AS VOTED IN FAVOR IN DETERMINING WHETHER SUCH PROPOSAL IS ADOPTED. THEREFORE, FAILURES TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST ADOPTION OF THE PROPOSAL. Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of MedPartners/Mullikin, for MedPartners/Mullikin stockholders, or with the Secretary of Caremark, for Caremark stockholders, prior to the vote or at the relevant Special Meeting, or by voting in person at the appropriate Special Meeting. Attendance at the relevant Special Meeting will not in and of itself constitute a revocation of a proxy. The persons named as proxies with respect to the Special Meetings, may propose and vote for one or more adjournments or postponements of the respective Special Meetings to permit further solicitation of proxies in favor of the respective proposals to approve and adopt the Plan of Merger; provided however, that no proxy which is voted against the respective proposals to approve and adopt the Plan of Merger will be voted in favor of any such adjournment or postponement.


     Proxies sent via facsimile transmission will be accepted if received not later than 15 minutes prior to the scheduled commencement of the relevant Special Meeting. Such proxies may be sent via facsimile to ChaseMellon Shareholder Services, L.L.C., proxy solicitors for MedPartners/Mullikin at (201) 296-4142, Attention: Donald Messmer, and to Georgeson & Company Inc., Attention:
Ken Ward, proxy solicitors for Caremark, at (212) 440-9009.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of MedPartners/Mullikin and Caremark, who will not be specifically compensated for such services, may solicit proxies from MedPartners/Mullikin and Caremark stockholders, respectively, personally or by telephone or telegram or other forms of communication. Except as otherwise provided in the Plan of Merger, each party will bear its own expenses in connection with the solicitation of proxies for its Special Meeting. MedPartners/Mullikin has retained ChaseMellon Shareholder Services, L.L.C. to solicit proxies on its behalf and will pay ChaseMellon Shareholder Services, L.L.C. a fee of approximately $5,000 for these services. MedPartners/Mullikin will reimburse ChaseMellon Shareholders Services, L.L.C. for out-of-pocket expenses incurred in connection with such solicitation. Caremark has engaged the firm of Georgeson & Company Inc. to assist it in the distribution and solicitation of proxies and has agreed to pay Georgeson & Company Inc. a fee of approximately $12,500, plus expenses, for its services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of MedPartners/Mullikin Common Stock or Caremark Common Stock beneficially owned by others to forward to such beneficial owners. The Companies may reimburse persons representing such beneficial owners for the costs of forwarding solicitation materials to such beneficial owners. See "The Merger -- Expenses; Breakup Fees".

     HOLDERS OF CAREMARK COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS PROSPECTUS-JOINT PROXY STATEMENT. SEE "THE MERGER -- EXCHANGE OF CERTIFICATES".

                                   THE MERGER

     The description of the Merger contained in this Prospectus-Joint Proxy Statement summarizes the material provisions of the Plan of Merger; it is not complete and is qualified in its entirety by reference to the Plan of Merger, the full text of which is attached hereto as Annex A. All stockholders are urged to read Annex A carefully in its entirety.

TERMS OF THE MERGER


     The acquisition of Caremark by MedPartners/Mullikin will be effected by means of the merger of the Subsidiary with and into Caremark, with Caremark being the surviving corporation (the "Surviving Corporation"). The Certificate of Incorporation and the By-laws of the Subsidiary in effect at the Effective Time will govern the surviving corporation until amended or repealed in accordance with applicable law. At the Effective Time, Caremark shall continue as the surviving corporation under the name "Caremark International Inc." Pursuant to the Plan of Merger, the name of MedPartners/Mullikin will be changed to "MedPartners, Inc."


     Upon consummation of the Merger, shares of Caremark Common Stock other than shares held by Caremark or MedPartners/Mullikin (which will be cancelled) will be converted into the right to receive 1.21 shares of MedPartners/Mullikin Common Stock. For example, if a Caremark stockholder owned 100 shares of Common Stock as of the Effective Time, that stockholder would receive 121 shares of MedPartners/Mullikin Common Stock in the Merger. Each holder of Caremark Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners/Mullikin Common Stock will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners/Mullikin Common Stock multiplied by the per share closing price on the NYSE Composite Tape of MedPartners/Mullikin Common Stock on the date of the Effective Time.


     Because the Exchange Ratio of MedPartners/Mullikin Common Stock for Caremark Common Stock is fixed at 1.21 and will not increase or decrease due to fluctuations in the market price of either stock, it will not compensate Caremark stockholders for certain decreases in the market price of MedPartners/Mullikin Common Stock which could occur before the Effective Time. As a result, in the event the market price of MedPartners/Mullikin Common Stock decreases, the value of the MedPartners/Mullikin Common Stock to be received in the Merger in exchange for Caremark Common Stock would decrease. In the event the market price of MedPartners/Mullikin Common Stock instead increases, the value of the MedPartners/Mullikin Common Stock to be received in the Merger in exchange for Caremark Common Stock would increase. On August 6, 1996, the closing price of MedPartners/Mullikin Common Stock was $19.75. At such price, the Equivalent Value of a share of Caremark Common Stock would be $23.90 and the aggregate Merger Consideration would be approximately $1,983,199,223. The actual market price of the MedPartners/Mullikin Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate Merger Consideration. Additionally, the Equivalent Value may differ from the actual market price of Caremark Common Stock. Each stockholder is urged to obtain updated market information.



     MedPartners/Mullikin and Caremark agreed to a fixed Exchange Ratio with the intent that the respective stockholders of MedPartners/Mullikin and Caremark would immediately begin sharing the potential risks and rewards of the Merger pending the closing of the Merger. For this reason, the Plan of Merger contains no condition to closing that MedPartners/Mullikin or Caremark receive an updated fairness opinion from their respective financial advisors. The fairness opinions received by MedPartners/Mullikin and Caremark from their respective financial advisors prior to the execution of the Plan of Merger are described under "-- Opinions of Financial Advisors".


     All options to acquire Caremark Common Stock which are outstanding at the Effective Time, whether or not then vested or exercisable, will be converted into and become rights with respect to MedPartners/Mullikin Common Stock, such that each Caremark stock option so assumed shall be exercisable for that number of shares of MedPartners/Mullikin Common Stock equal to the number of Caremark Shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the Caremark exercise price divided by the Exchange Ratio.

     During the period between the date of this Prospectus-Joint Proxy Statement and the time of the Special Meetings, MedPartners/Mullikin and Caremark stockholders may obtain updated information regarding the market prices for the MedPartners/Mullikin Common Stock and the Caremark Common Stock, by calling a representative of MedPartners/Mullikin toll free at 1-800-563-7126.

     STOCKHOLDERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AFTER THE MERGER IS COMPLETED. SEE "-- EXCHANGE OF CERTIFICATES".


BACKGROUND OF THE MERGER



     In December 1995 and January 1996, Caremark separately engaged CS First Boston and Merrill Lynch & Co. ("Merrill Lynch") to advise the corporation as to potential strategic opportunities it could pursue to strengthen its capital structure, provide it with the financial flexibility required to grow its business and create the best long-term growth and valuation profile for its stockholders. CS First Boston and Merrill Lynch generally discussed with Caremark the possibility of a sale or spin off of a principal business of Caremark, as well as a sale of Caremark in its entirety. In the course of exploring these potential strategic options Caremark received the expression of interest from MedPartners/Mullikin described below. Given the unique opportunity offered by a business combination with MedPartners/Mullikin, no other specific transaction was explored as an alternative to the Merger. Caremark retained CS First Boston to be its exclusive financial advisor in connection with the Merger.


     In late January 1996, Larry R. House, Chairman, President and Chief Executive Officer of MedPartners/Mullikin, telephoned C.A. Lance Piccolo, Chairman and Chief Executive Officer of Caremark, to arrange a meeting to discuss the future of the health care industry and the role of MedPartners/Mullikin and Caremark in that industry. Messrs. House and Piccolo met in mid-February and concluded that they both shared principally the same strategic vision for the direction of the health care industry which they believed would be increasingly physician-led. Shortly thereafter, Mr. House expressed an interest in combining MedPartners/Mullikin and Caremark.


     On February 26, 1996, representatives of CS First Boston discussed Caremark's strategic alternatives with the Caremark Board. In light of Mr. House's recent expression of interest, CS First Boston also discussed with the Caremark Board a brief historical background on MedPartners/Mullikin, including the structure of its recent acquisitions, its financial statements, its current stock price, and a summary of the potential MedPartners/Mullikin transaction. The Caremark Board authorized its finance committee and CS First Boston, with the assistance of Caremark's senior management, to pursue further discussions with MedPartners/Mullikin.


     On March 22, 1996, members of senior management of MedPartners/Mullikin and Caremark and representatives of Smith Barney and CS First Boston, met to discuss the businesses of both companies and the potential benefits of a combination. Throughout March and early April the finance committee of the Caremark Board, together with CS First Boston and Caremark's senior management, continued to evaluate Caremark's strategic opportunities, and kept the Caremark Board apprised of their progress, including the discussions with MedPartners/Mullikin.

     On April 4, 1996, at a special meeting of the Board of Directors of MedPartners/Mullikin, the MedPartners/Mullikin Board of Directors reviewed with the senior management of MedPartners/Mullikin and representatives of Smith Barney certain matters relating to the proposed transaction, including the potential merits of a business combination involving MedPartners/Mullikin and Caremark as well as the nature of discussions to date between the two companies. The MedPartners/Mullikin Board of Directors authorized senior management and Smith Barney to conduct business, legal and financial due diligence of Caremark in anticipation of the negotiations of a definitive agreement pursuant to which MedPartners/Mullikin would acquire Caremark.


     On April 11, 1996, Mr. Piccolo, Roger L. Headrick, Chairman of the finance committee, and a representative of CS First Boston met with Mr. House, an outside director of MedPartners/Mullikin and a representative of Smith Barney to discuss the organizational structure of an entity that would be formed by the combination of Caremark with MedPartners/Mullikin. On April 12, 1996, the Caremark Board held a special meeting at which Messrs. Piccolo and Headrick reported on the April 11 meeting with Mr. House. The Caremark Board directed Messrs. Piccolo and Headrick, in coordination with CS First Boston, to continue their negotiations and initiate thorough mutual due diligence with MedPartners/Mullikin.


     On April 29, 1996, at the Caremark Board's annual meeting, representatives of CS First Boston and Caremark's senior management reviewed with the Caremark Board the status of discussions and due diligence concerning MedPartners/ Mullikin. CS First Boston also reviewed materials evaluating the proposed transaction from a financial point of view. The Caremark Board directed its finance committee, senior management and First Boston to continue their negotiations and mutual due diligence with MedPartners/Mullikin.

     During the next several weeks, representatives of MedPartners/Mullikin and Caremark completed their respective financial and legal due diligence and continued to negotiate the terms of the proposed transaction. The primary areas of negotiation were: the structure of the deal, including the fixed Exchange Ratio; pricing; the consulting agreements; employee benefits; the breakup fee; and the continuing indemnification for directors and officers of Caremark. There were also the usual and customary negotiations concerning the representations and warranties and conditions to closing which normally apply in a transaction of this type.


     During early May, 1996, the finance committee of the Caremark Board met a number of times to discuss the results of the mutual due diligence, as well as the negotiations, and CS First Boston's views with respect to each of Caremark and MedPartners/Mullikin and the entity that would result from a combination of the two companies. On May 10, 1996, the Caremark Board reviewed these same issues. CS First Boston also reported an exchange ratio at which MedPartners/Mullikin had indicated they would pursue a transaction with Caremark. Based upon the proposed exchange ratio, the finance committee of the Caremark Board determined that it would explore with MedPartners/Mullikin the possibility of increasing the proposed exchange ratio. CS First Boston held further conversations with Smith Barney to that effect. Thereafter, Smith Barney indicated to CS First Boston that MedPartners/Mullikin would increase the exchange ratio to 1.21 shares of MedPartners/Mullikin Common Stock for each share of Caremark Common Stock, but would go no higher.


     From May 10, 1996 through May 13, 1996, senior management of each of Caremark and MedPartners/Mullikin and their respective legal and financial advisors negotiated the definitive terms of the Plan of Merger.

     On May 13, 1996, the Caremark Board met to consider approval of the Plan of Merger. CS First Boston delivered to the Caremark Board its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration to be received by holders of Caremark Common Stock in connection with the proposed Merger was fair to such stockholders from a financial point of view. For purposes of the Caremark Board's further understanding of CS First Boston's opinion, CS First Boston also gave a detailed financial presentation on the proposed transaction. Caremark's outside legal advisors with respect to the Merger reviewed the terms of the Merger from a legal perspective and advised the Board as to its legal obligations in considering whether to approve the proposed transaction.


     On May 13, 1996, the MedPartners/Mullikin Board of Directors met to consider approval of the Plan of Merger. At such meeting, Smith Barney made a financial presentation to the MedPartners/Mullikin Board of Directors in respect of the proposed transaction and rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated May 13, 1996) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to MedPartners/Mullikin. See "-- Opinions of Financial Advisors -- MedPartners/Mullikin". MedPartners/Mullikin's counsel then reviewed the terms of the Merger and answered questions posed by certain of the directors.



     After a full discussion of all of the relevant issues and upon consideration of the factors described under "-- Recommendations of the Boards of Directors", the Boards of Directors of both Caremark and MedPartners/Mullikin concluded that the Plan of Merger was fair to and in the best interests of their respective stockholders and each unanimously approved the Plan of Merger. The definitive Plan of Merger was executed by the parties on the evening of May 13, 1996.


RECOMMENDATIONS OF THE BOARDS OF DIRECTORS


     MedPartners/Mullikin. By the unanimous vote of the members of the MedPartners/Mullikin Board of Directors, at a special meeting held on May 13, 1996, the MedPartners/Mullikin Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan of Merger, were fair and in the best interests of MedPartners/Mullikin and resolved to recommend that the stockholders of MedPartners/Mullikin vote FOR approval and adoption of the Plan of Merger. See "-- Background of the Merger". In reaching its conclusion to enter into the Plan of Merger and recommending that the stockholders of MedPartners/Mullikin vote FOR the approval and adoption of the Plan of Merger, the MedPartners/Mullikin Board of Directors considered a number of factors. The material factors considered by the MedPartners/

Mullikin Board of Directors in reaching its conclusion to approve and recommend the Plan of Merger are set forth above under "Risk Factors" and as follows:

          (i) the terms and conditions of the Plan of Merger, including the Exchange Ratio of Caremark Common Stock for MedPartners/Mullikin Common Stock which was considered to be fair in light of the financial condition, business, prospects and opportunities of MedPartners/Mullikin and Caremark and the stock trading history of Caremark;


          (ii) the Merger will enhance MedPartners/Mullikin's leadership role in the provision of physician-directed and patient-centered health care services nationwide. Based on its review of the health care industry the MedPartners/Mullikin Board of Directors determined that the combined company that would result from the Merger would be better positioned in a rapidly consolidating health care industry;


          (iii) the combination will benefit from the depth and breadth of management and expertise at both companies;


          (iv) the combination of Caremark's pharmacy benefit management and disease management business with MedPartners/Mullikin's physician network will allow the combined company to offer insurance companies and HMOs complete health care solutions. The MedPartners/Mullikin Board of Directors determined that the strong PPM business that would result from a combination of MedPartners/Mullikin and Caremark would be further enhanced by Caremark's PBM business;


          (v) the perceived strengths of the combined company, including the potential developments and information that are expected to be shared between the two companies after the Merger is consummated, and the belief of the directors that Caremark could be integrated without disrupting or adversely affecting the existing business operations of MedPartners/Mullikin or Caremark;

          (vi) the belief that the combined company will yield operational and financial synergies and cost savings;

          (vii) the opinion of the MedPartners/Mullikin Board of Directors that the issuance of the MedPartners/Mullikin Common Stock in the Merger is not believed to be dilutive to earnings;


          (viii) The MedPartners/Mullikin Board of Directors' review of the terms of the Plan of Merger, including, without limitation, the fixed exchange ratio which allows the value of the consideration to be paid to Caremark's stockholders to vary with fluctuations in the value of the MedPartners/Mullikin Common Stock. See "The Merger -- Terms of the Merger".



          (ix) the opinion of Smith Barney dated May 13, 1996, to the effect that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to MedPartners/Mullikin and that Smith Barney is not required under the Plan of Merger to reaffirm its fairness opinion as of any date subsequent to May 13, 1996. See "-- Opinions of Financial
     Advisors -- MedPartners/Mullikin".



          (x) the Merger is expected to be treated as a pooling of interests under GAAP; and



          (xi) the Merger is expected to be treated as a tax-free reorganization under the Code.



     In considering the disadvantages of the Merger, the MedPartners/Mullikin Board of Directors addressed the following material factors: the risk that MedPartners/Mullikin would not be able to successfully integrate the businesses of Caremark with that of MedPartners/Mullikin and thus not realize the expected synergies, including the fact that an unsuccessful integration would interrupt its normal business processes; the potential of an adverse outcome to the outstanding litigation to which Caremark is a party and the possible adverse effect on the combined company; the significant cash resources needed to satisfy the remaining payments related to the private payor settlements and their effect on the cash resources of the combined company.



     The MedPartners/Mullikin Board of Directors considered that after the Merger, the current stockholders of MedPartners/Mullikin will own approximately 35% and the current stockholders of Caremark will own approximately 65% of the combined company resulting from the Merger. The MedPartners/Mullikin Board of Directors also reviewed the size of the termination fee payable in the event the Plan of Merger is terminated, in relation to the size of Caremark and MedPartners/Mullikin and the potential benefits of the Merger. See "Expenses; Breakup Fees". The MedPartners/Mullikin Board of Directors reviewed the circumstances under which such fee would be payable by MedPartners/Mullikin or payable to MedPartners/Mullikin, as well as restrictions on MedPartners/Mullikin's ability to solicit potential acquirees other than Caremark prior to the closing of the Merger. The termination fee and the restrictions on solicitation of alternate acquirors may have the effect of decreasing the chances of MedPartners/Mullikin engaging in a business combination other than the Merger. See "No Solicitation of Transactions".


     At the time the MedPartners/Mullikin Board of Directors voted to approve and recommend the Merger, it was aware of the receipt of a letter from MedPartners/Mullikin's independent auditors that the companies may be capable of consummating the Merger as a pooling of interests, and did not attempt to decide at that time upon a course of conduct or recommendation in the event Merger could not be accounted for as a pooling of interests. See "Accounting Treatment".


     In view of the wide variety of factors considered in connection with the evaluation of the Merger, the MedPartners/Mullikin Board of Directors did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination.


     Caremark. By the unanimous vote of the members of the Board of Directors of Caremark at a special meeting held on May 13, 1996, the Caremark Board determined that the proposed Merger, and the terms and conditions of the Plan of Merger, were fair to and in the best interest of the Caremark the stockholders and resolved to recommend that the stockholders of Caremark vote FOR approval and adoption of the Plan of Merger. See "-- Background of the Merger". In reaching its conclusion to enter into the Plan of Merger and to recommend that the stockholders of Caremark vote FOR the approval and adoption of the Plan of Merger, the Caremark Board considered a number of factors. The material factors considered by the Caremark Board in reaching its conclusion to approve and recommend the Plan of Merger are set forth above under "Risk Factors" and as follows:



          (i) the Caremark Board's review and analysis of the financial condition, results of operations, cash flows and business of MedPartners/Mullikin and the prospects for successfully combining the Caremark and MedPartners/Mullikin businesses and operations. Based on these factors, as well as those discussed below, Caremark's Board determined that the consideration to be received by the stockholders of Caremark in the Merger reflected an appropriate percentage ownership of the combined entity and that the Merger presented an attractive growth opportunity for Caremark that could not be achieved as quickly, if at all, if Caremark were to remain an independent entity;



          (ii) the Caremark Board's review of Caremark's operating environment, including, but not limited to, the continued consolidation and increasing competition in the health care industry, the prospect for further changes in this industry and the importance of economies of scale in being able to capitalize on developing opportunities in this industry. Based on this review, the Caremark Board determined that the combined company that would result from the Merger would be better positioned in terms of size and geographic scope in a rapidly consolidating health care industry;



          (iii) the synergies expected to be realized by the combined company. The Caremark Board determined that the strong PPM business that would result from a combination of Caremark and MedPartners/Mullikin would be further enhanced by Caremark's PBM business;



          (iv) the Caremark Board's review, based in part on the analysis of CS First Boston, of Caremark's potential strategic alternatives including the possibility of engaging in a business combination with a company other than MedPartners/Mullikin, or remaining an independent entity and raising additional equity capital. Based on its review of these potential strategic options, the Caremark Board determined that none of these options were either likely to be achieved or likely to offer the same prospects for growth as the proposed Merger;



          (v) the Caremark Board's review of the terms of the Plan of Merger, including, without limitation, the fixed Exchange Ratio which allows the value of the consideration to be received by Caremark's stockholders to vary with fluctuations in the value of MedPartners/Mullikin Common Stock (see "The Merger -- Terms of the Merger"), and certain covenants in the Plan of Merger which restrict the manner in which Caremark may conduct its business pending the Merger. See "-- Business Pending the Merger". In light of these factors the Caremark Board considered the potential detrimental effect on Caremark's business if the Merger failed to be completed. In this regard, the Caremark Board negotiated for relatively limited conditions to closing in the Plan of Merger in order to increase the likelihood that the Merger would be consummated;

          (vi) the financial presentation of CS First Boston that, as of the date of its opinion, the consideration to be received by holders of Caremark Common Stock in connection with the proposed Merger was fair from a financial point of view and that CS First Boston is not required under the Plan of Merger to reaffirm its fairness opinion as of any date subsequent to May 13, 1996. See "-- Opinions of Financial
     Advisors -- Caremark". In concluding that the Merger was fair to and in the best interests of Caremark's stockholders, the Caremark Board relied, among other things, on CS First Boston's fairness opinion. The Caremark Board determined not to require an updated fairness opinion from its financial advisor in order to limit the conditions to closing for the reasons described above;



          (vii) the Caremark Board's belief that the terms of the Plan of Merger are attractive for the reasons discussed above and in that the Plan of Merger allows the Caremark stockholders to become stockholders in a combined company which would be larger and more geographically diverse;



          (viii) the potential immediate and long-term benefits of the Merger in providing value to the Caremark stockholders. In this regard, the Caremark Board determined in reliance, among other things, on CS First Boston's financial presentation that the Merger would not be dilutive to the earnings of the combined company. In addition, the Caremark Board believes that the long-term growth prospects offered by the Merger will be superior to Caremark's growth prospects were it to remain an independent entity;



          (ix) the Caremark Board's belief that certain valuable employees of Caremark might choose to terminate their employment with Caremark pending closing of the Merger due to uncertainties created by the pending Merger. In this regard, the Caremark Board concluded that the Plan of Merger, which contained provisions for a retention bonus pool to be made available to certain valuable non-executive employees, would mitigate this concern;



          (x) the expectation that the Merger will generally be a tax-free transaction to Caremark and its stockholders. See "-- Federal Income Tax Consequences". The Caremark Board recognized that the consideration to be received by the Caremark stockholders in the Merger would be more valuable if the receipt of such consideration was not treated as a taxable event; and



          (xi) the expectation that the Merger will be treated as a pooling of interests under GAAP.



     The Caremark Board also reviewed the size of the termination fee payable in the event the Plan of Merger is terminated, in relation to the size of Caremark and MedPartners/Mullikin and the potential benefits of the Merger. See
"-- Expenses; Breakup Fees". The Caremark Board reviewed the circumstances under which such fee would be payable by Caremark or payable to Caremark, as well as restrictions on Caremark's ability to solicit potential acquirors other than MedPartners/Mullikin prior to the closing of the Merger. The termination fee and the restrictions on solicitation of alternate acquirors may have the effect of decreasing the chances of Caremark engaging in a business combination other than the Merger. See "-- No Solicitation of Transactions".



     At the time the Caremark Board voted to approve and recommend the Merger, it was aware of the receipt of letters from Caremark's independent auditors that the companies were capable of consummating the Merger as a pooling of interests, and did not attempt to decide at that time upon a course of conduct or recommendation in the event the Merger could not be accounted for as a pooling of interests. See "-- Accounting Treatment".



     In addition, the Caremark Board reviewed the severance arrangements of executive officers of Caremark, the terms of the consulting agreements to be entered into by certain key executive officers of Caremark, and other employee benefit provisions of the Plan of Merger described below under "-- Additional Interests of Certain Persons in the Merger". The Caremark Board was aware that such arrangements may give certain individuals interests in the Merger that are in addition to the interests of stockholders generally.


     In view of the wide variety of factors considered in connection with the evaluation of the Merger, the Caremark Board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination.

OPINIONS OF FINANCIAL ADVISORS

MedPartners/Mullikin.


     Smith Barney was retained by MedPartners/Mullikin to act as its financial advisor in connection with the Merger. In connection with such engagement, MedPartners/Mullikin requested that Smith Barney evaluate the fairness, from a financial point of view, to MedPartners/Mullikin of the consideration to be paid by MedPartners/Mullikin in the Merger. On May 13, 1996, at a special meeting of the MedPartners/Mullikin Board held to evaluate the proposed Merger, Smith Barney rendered to the MedPartners/Mullikin Board of Directors an oral opinion (subsequently confirmed by delivery of a written opinion dated May 13, 1996) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to MedPartners/Mullikin.


     In arriving at its opinion, Smith Barney reviewed the Plan of Merger and held discussions with certain senior officers, directors and other representatives and advisors of MedPartners/Mullikin and certain senior officers and other representatives and advisors of Caremark concerning the businesses, operations and prospects of MedPartners/Mullikin and Caremark. Smith Barney examined certain publicly available business and financial information relating to MedPartners/Mullikin and Caremark as well as certain financial forecasts and other information and data for MedPartners/Mullikin and Caremark which were provided to or otherwise discussed with Smith Barney by the respective managements of MedPartners/Mullikin and Caremark, including information relating to certain strategic implications and operational benefits anticipated from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Plan of Merger in relation to, among other things: current and historical market prices and trading volumes of MedPartners/Mullikin Common Stock and Caremark Common Stock; the historical and projected earnings and other operating data of MedPartners/Mullikin and Caremark; and the capitalization and financial condition of MedPartners/Mullikin and Caremark. Smith Barney considered, to the extent publicly available, the financial terms of similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of MedPartners/Mullikin and Caremark. Smith Barney also evaluated the potential pro forma financial impact of the Merger on MedPartners/Mullikin. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.


     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Smith Barney, the managements of MedPartners/Mullikin and Caremark advised Smith Barney that such forecasts and other data were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of MedPartners/Mullikin and Caremark and the strategic implications and operational benefits anticipated from the Merger. Smith Barney assumed, with the consent of the MedPartners/Mullikin Board of Directors, that the Merger will be treated as a pooling of interests in accordance with GAAP and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of MedPartners/Mullikin and Caremark. Smith Barney did not express any opinion as to what the value of the MedPartners/Mullikin Common Stock actually will be when issued to Caremark stockholders pursuant to the Merger or the price at which the MedPartners/Mullikin Common Stock will trade subsequent to the Merger. In addition, Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MedPartners/Mullikin or Caremark nor did Smith Barney make any physical inspection of the properties or assets of MedPartners/Mullikin or Caremark. With respect to outstanding litigation and other proceedings involving Caremark, Smith Barney assumed and relied, with the consent of the MedPartners/Mullikin Board of Directors, upon the judgment of the management of MedPartners/Mullikin and its advisors that the outcome of such litigation and proceedings is not expected, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of Caremark. Smith Barney was not asked to consider, and Smith Barney's opinion did not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for

MedPartners/Mullikin or the effect of any other transaction in which MedPartners/Mullikin might engage. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by MedPartners/Mullikin on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED MAY 13, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF MEDPARTNERS/MULLIKIN COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEDPARTNERS/MULLIKIN SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROSPECTUS-JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In preparing its opinion to the MedPartners/Mullikin Board of Directors, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to MedPartners/Mullikin, Caremark, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MedPartners/Mullikin and Caremark. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and financial analyses were only one of many factors considered by the MedPartners/Mullikin Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the MedPartners/Mullikin Board of Directors or management with respect to the Exchange Ratio or the proposed Merger.



     Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of MedPartners/Mullikin, Caremark and 29 selected publicly traded companies in the health care industry, consisting of (i) three PBM companies: Express Scripts, Inc., Systemed Inc. and Value Health, Inc. (the "PBM Companies"), (ii) 17 PPM companies: Coastal Physician Group, Inc., EmCare Holdings, Inc., InPhyNet Medical Management, Inc., Sheridan Healthcare, Inc., Sterling Healthcare Group, Inc., AHI Healthcare Systems, Inc., FPA Medical Management, Inc., PHP Healthcare Corporation, PhyCor, Inc., American Oncology Resources, Inc., Apogee, Inc., OccuSystems, Inc., Orthodontic Centers of America, Inc., Pediatrix Medical Group, Inc., PhyMatrix Corp., Physician Reliance Network, Inc. and Physicians Resource Group, Inc. (the "PPM Companies"), and (iii) nine home healthcare companies: American Home Patient, Inc., Apria Healthcare Group Inc., Coram Healthcare Corporation, Interim Services Inc., Lincare Holdings Inc., Olsten Corporation, Option Care, Inc., RoTech Medical Corporation and Transworld Home Healthcare, Inc. (the "Home Healthcare Companies" and, together with the PBM Companies and the PPM Companies, the "Selected Companies"). With respect to the PPM Companies analyzed, Smith Barney focused primarily on multi-specialty PPM Companies (MedPartners/Mullikin, PHP Healthcare Corporation and PhyCor, Inc.) (the "Multi-Specialty PPM Companies"), the operations of which Smith Barney considered to be most similar to those of Caremark. Smith Barney compared market values as multiples of, among other things, latest 12 months net income and estimated calendar 1996 and 1997 net income, and adjusted market values (equity market value, plus total debt and the book value of preferred stock, less cash and cash equivalents) as multiples of, among other things, latest 12 months earnings before interest, taxes, depreciation and amortization ("EBITDA"). Smith Barney also compared the debt to capitalization ratios, profit margins, historical revenue growth and projected earnings per share ("EPS") growth of MedPartners/Mullikin, Caremark and the Selected Companies. Net income projections for MedPartners/Mullikin, Caremark and the Selected Companies were based on estimates of selected investment banking firms. All multiples were based on closing stock prices as of May 10, 1996. The ranges of multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months EBITDA of the PBM Companies were as follows: (i) latest 12 months net income: 25.1x to 42.3x (with a mean of 33.7x and a median of 33.7x); (ii) estimated calendar 1996 net income: 18.6x to 40.2x (with a mean of 29.6x and a median of 30.0x); (iii) estimated calendar 1997 net income: 15.5x to 22.9x (with a mean of 19.2x and a median of 19.2x); and (iv) latest 12 months EBITDA: 9.1x to 22.9x (with a mean of 16.0x and a median of 16.0x). The ranges of multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months EBITDA of the Multi-Specialty PPM Companies were as follows:
(i) latest 12 months net income: 52.4x to 77.2x (with a mean of 60.9x and a median of 53.1x); (ii) estimated calendar 1996 net income: 33.8x to 57.3x (with a mean of 45.9x and a median of 46.5x); (iii) estimated calendar 1997 net income: 24.3x to 41.2x (with a mean of 32.1x and a median of 30.7x); and (iv) latest 12 months EBITDA: 16.2x to 45.7x (with a mean of 29.6x and a median of 26.9x). The ranges of multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months EBITDA of the Home Healthcare Companies were as follows: (i) latest 12 months net income: 14.5x to 32.4x (with a mean of 23.7x and a median of 21.6x); (ii) estimated calendar 1996 net income: 12.3x to 27.2x (with a mean of 19.7x and a median of 17.7x); (iii) estimated calendar 1997 net income: 10.7x to 24.2x (with a mean of 17.2x and a median of 15.9x); and (iv) latest 12 months EBITDA: 7.2x to 16.0x (with a mean of 10.9x and a median of 10.1x). Applying multiples of the PBM Companies, the Multi-Speciality PPM Companies and the Home Healthcare Companies to corresponding financial data for Caremark resulted in an equity reference range for Caremark of approximately $21.97 to $48.43 per share, as compared to the per share value implied by the Exchange Ratio of approximately $31.46 based on a closing stock price of MedPartners/Mullikin Common Stock on May 10, 1996.



     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction multiples paid or proposed to be paid in 11 selected transactions in the health care industry (acquiror/target): (i) four transactions involving PBM companies: Merck & Co., Inc./Systemed Inc., Value Health, Inc./Diagnostek, Inc., Eli Lilly and Company/PCS Health Systems, Inc., SmithKline Beecham Corporation/Diversified Pharmaceuticals Services Inc. and Merck & Co., Inc./Medco Containment Services, Inc. (the "PBM Transactions"); (ii) five transactions involving PPM companies: MedPartners/Mullikin, Inc./Pacific Physician Services, Inc., MedPartners, Inc./Mullikin Medical Enterprises, L.P., Coastal Physician Group, Inc./Health Enterprises, Inc., Caremark/Friendly Hills HealthCare Network; and Foundation Health Corporation/Thomas-Davis Medical Centers, P.C. (the "PPM Transactions"); and (iii) one transaction involving home healthcare transactions: Olsten Corporation/Quantam Health Resources, Inc. (the "Home Healthcare Transaction" and, together with the PBM Transactions and the PPM Transactions, the "Selected Transactions"). Smith Barney compared the purchase prices in such transactions as a multiple of, among other things, latest 12 months net income and transaction values as a multiple of, among other things, latest 12 months EBITDA. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. The ranges of multiples of latest 12 months net income and EBITDA of the PBM Transactions (excluding outliers) were 15.1x to 37.6x (with a mean of 25.4x and a median of 35.8x) and 8.8x to 22.4x (with a mean of 15.6x and a median of 18.1x), respectively. The ranges of multiples of latest 12 months net income and EBITDA for the PPM Transactions were 25.9x to 39.1x (with a mean of 32.1x and a median of 31.4x) and 8.8x to 14.6x (with a mean of 12.1x and a median of 12.5x), respectively. The multiples of latest 12 months net income and EBITDA for the Home Healthcare Transaction were 32.7x and 15.6x, respectively. Applying multiples of the Selected Transactions to corresponding financial data for Caremark resulted in an equity reference range for Caremark of approximately $22.36 to $35.56 per share, as compared to the per share value implied by the Exchange Ratio of approximately $31.46 based on a closing stock price of MedPartners/Mullikin Common Stock on May 10, 1996.


     No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to MedPartners/Mullikin, Caremark or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     Contribution Analysis. Smith Barney analyzed the respective contributions of MedPartners/Mullikin and Caremark to the estimated revenue, EBITDA and net income of the combined company for, among other things, fiscal year 1996, based on estimates of selected investment banking firms and without taking into account potential cost savings and other synergies anticipated by the management of MedPartners/Mullikin to result from the Merger. This analysis indicated that, in fiscal year 1996, MedPartners/Mullikin would contribute approximately 32.0% of revenue, 34.3% of EBITDA, and 32.0% of net income, and Caremark would contribute approximately 68.0% of revenue, 65.7% of EBITDA and 68.0% of net income, of the combined company. Immediately following consummation of the Merger, stockholders of MedPartners/Mullikin and Caremark would own approximately 36.3% and 63.7%, respectively, of the combined company.

     Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of Caremark for the fiscal years 1996 through 2000, based on estimates of selected investment banking firms and assuming, among other things, discount rates of 12.5%, 15.0% and 17.5% and terminal multiples of EBITDA of 12.0x to 15.0x. This analysis resulted in an equity reference range for Caremark of approximately $28.07 to $47.01 per share.

     Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of MedPartners/Mullikin for the fiscal years ended 1996 and 1997, based on estimates of selected investment banking firms. The results of the pro forma merger analysis suggested that the Merger could be accretive to MedPartners/Mullikin's EPS in fiscal year 1996 (without taking into account potential cost savings and other synergies anticipated by the management of MedPartners/Mullikin to result from the Merger) and in fiscal year 1997 (assuming approximately $17.0 million of potential cost savings and other synergies anticipated by the management of MedPartners/Mullikin to result from the Merger are achieved). The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) MedPartners/Mullikin's and Caremark's historical and projected financial results; (ii) the history of trading prices and volume for MedPartners/Mullikin Common Stock and Caremark Common Stock, including the historical ratio of the daily closing prices of MedPartners/Mullikin Common Stock to Caremark Common Stock for the period February 22, 1995 through May 10, 1996; (iii) selected published analysts' reports on Caremark, including analysts' estimates as to the earnings growth potential of Caremark; and (iv) the pro forma ownership of the combined company.

     Pursuant to the terms of Smith Barney's engagement, MedPartners/Mullikin has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee of up to $ million. MedPartners/Mullikin also has agreed to reimburse Smith Barney for travel and other out-of-pocket expenses incurred in performing its services, including the fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

     Smith Barney has advised MedPartners/Mullikin that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of MedPartners/Mullikin and Caremark for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to MedPartners/Mullikin unrelated to the Merger, for which Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with MedPartners/Mullikin and Caremark.


     Smith Barney is a nationally recognized investment banking firm and was selected by MedPartners/Mullikin based on Smith Barney's experience and expertise with respect to merger and acquisition transactions (particularly in the healthcare industry) and familiarity with MedPartners/Mullikin and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. MedPartners/

Mullikin did not seek to retain the financial advisory services of any financial advisor other than Smith Barney in connection with the proposed Merger.


Caremark

     Opinion of CS First Boston to the Caremark Board. At the meeting of the Caremark Board held on May 13, 1996, CS First Boston delivered to the Caremark Board its oral opinion, subsequently confirmed in writing, that, as of May 13, 1996, the consideration to be received by holders of Caremark Common Stock in connection with the proposed Merger was fair to such stockholders from a financial point of view. No limitations were imposed by Caremark with respect to the investigations made or the procedures followed by CS First Boston in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF CS FIRST BOSTON WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. OWNERS OF CAREMARK COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CS FIRST BOSTON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER FROM A FINANCIAL POINT OF VIEW, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CAREMARK SPECIAL MEETING. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROSPECTUS-JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, CS First Boston, among other things, (i) reviewed the terms and conditions of the Plan of Merger; (ii) analyzed certain historical business and financial information relating to Caremark and MedPartners/Mullikin; (iii) reviewed certain financial forecasts and other data provided to CS First Boston by Caremark relating to the business of Caremark and by MedPartners/Mullikin relating to the business of MedPartners/Mullikin; (iv) conducted discussions with members of Caremark's and MedPartners/Mullikin's senior management with respect to the business and prospects of Caremark and MedPartners/Mullikin and the strategic objectives of each; (v) reviewed public information with respect to certain other companies in lines of business that CS First Boston believed to be generally comparable to the businesses of Caremark and MedPartners/Mullikin; (vi) reviewed the financial terms of certain recent business combinations in the healthcare industry specifically and in other industries generally to the extent that such information was publicly available;
(vii) reviewed the historical stock prices and trading volumes of Caremark Common Stock and MedPartners/Mullikin Common Stock and the historical ratio of the public trading price per share of Caremark Common Stock to the public trading price per share of MedPartners/Mullikin Common Stock; and (viii) conducted such other financial studies, analyses and investigations as CS First Boston deemed appropriate.


     CS First Boston relied on the accuracy and completeness, in all material respects, of the financial and other information provided to it by Caremark and MedPartners/Mullikin and assumed no responsibility for independent verification of any of the foregoing information. With respect to the financial forecasts, CS First Boston assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Caremark and MedPartners/Mullikin as to the future financial performance of Caremark and MedPartners/Mullikin. CS First Boston expressed no view as to such forecasts or the assumptions on which they are based. CS First Boston's opinion was based on economic, monetary and market conditions existing on the date of its opinion. CS First Boston neither made nor assumed any responsibility for making any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Caremark or MedPartners/Mullikin, nor was CS First Boston furnished with any such evaluations or appraisals. CS First Boston assumed, with Caremark's consent, that in the course of obtaining the necessary regulatory and third-party consents for the Merger, no restriction would be imposed that would have any material adverse effects on the contemplated benefits of the Merger or the transactions contemplated thereby. CS First Boston's opinion was necessarily based upon information available to it and on financial, stock market and other conditions as they existed and as they could be evaluated as of the date of the opinion. CS First Boston's opinion did not address Caremark's underlying business decision to effect the Merger. CS First Boston expressed no opinion as to what the value of the MedPartners/Mullikin Common Stock actually would be when issued to the holders of Caremark Common Stock pursuant to the Merger, or the prices at which such MedPartners/Mullikin Common Stock would trade subsequent to the Merger, the latter of which could vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     In arriving at its opinion and making its presentation to the Caremark Board at the May 13, 1996 meeting, CS First Boston considered and discussed certain financial analyses and other factors. The following paragraphs refer to CS First Boston's analysis of the Exchange Ratio:


     Contribution Analysis: CS First Boston compared the relative ownership that would result from the Exchange Ratio of the stockholders of Caremark and the stockholders of MedPartners/Mullikin of 63.8% and 36.2%, respectively, in the surviving corporation, to the projected relative income statement contributions attributable to the equity of each of Caremark and MedPartners/Mullikin to the revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and net income of the surviving corporation. This contribution analysis indicated that Caremark and MedPartners/Mullikin could be expected to contribute 66.2% and 33.8% respectively, of revenue, 63.7% and 36.3%, respectively, of EBITDA and 67.6% and 32.4%, respectively, of net income for the year ending December 31, 1996, and 65.4% and 34.6%, respectively, of revenue, 61.7% and 38.3%, respectively, of EBITDA, and 65.0% and 35.0%, respectively, of net income for the year ending December 31, 1997, to the surviving corporation. Comparing 1996 to 1997, CS First Boston noted that MedPartners/Mullikin's relative contributions to the surviving corporation's revenue, EBITDA and net income were all projected to increase. CS First Boston further noted that, given the expectation that MedPartners/Mullikin's revenue, EBITDA and net income would grow at a faster rate than those of Caremark, MedPartners/Mullikin's relative contributions to the surviving corporation for periods beyond 1997 could be expected to continue to increase.



     CS First Boston also considered the relative values contributed to the surviving corporation by Caremark and MedPartners/Mullikin. As discussed below, CS First Boston performed discounted cash flow, comparable company and comparable acquisition analyses on Caremark's segments (for certain smaller segments of Caremark, CS First Boston only performed, and only deemed relevant, a discounted cash flow analysis), determined a reference range for each, and made certain adjustments to reflect corporate overhead, option proceeds, cash on hand, debt obligations and other items. Similarly, CS First Boston also performed discounted cash flow, comparable company and comparable acquisition analyses on MedPartners/Mullikin, determined a reference range, and made certain adjustments for cash on hand and debt obligations. CS First Boston noted the relative value contributions of the two companies, as compared to the relative ownership of the stockholders of Caremark and the stockholders of MedPartners/Mullikin of 63.8% and 36.2%, respectively. This analysis indicated that, based on the reference range valuations, Caremark could be expected to contribute between 57.5% and 62.1% of the combined value. Based on discounted cash flow analysis ranges, Caremark could be expected to contribute between 55.1% and 60.4% of the combined value. Based on comparable company analysis ranges, Caremark could be expected to contribute between 54.3% and 59.7% of the combined value. Based on comparable acquisition analysis ranges, Caremark could be expected to contribute between 59.1% and 60.2% of the combined value.



     Relative Trading Value Analysis: As part of its analysis, CS First Boston reviewed the trading patterns of Caremark and MedPartners/Mullikin since January 1, 1996. CS First Boston noted that Caremark's Common Stock price was near the high end of its 1996 range and that Caremark's price to earnings ratio ("P/E") had increased from 14.1x to over 22.4x during 1996, while published market expectations of earnings had fallen slightly (from $1.27 to $1.24). MedPartners/Mullikin's Common Stock price was near the low end of its 1996 range. Its P/E had declined from 45.0x to 32.9x, while its expected earnings per share ("EPS") had increased steadily from $0.72 to $0.79.


     CS First Boston also noted that MedPartners/Mullikin's P/E of 32.9x was lower than the 48.6x average P/E of other selected large capitalization physicians practice management companies (American Oncology Resources, Inc., PhyCor, Inc. and Physician Reliance Network, Inc.).

     CS First Boston also reviewed the historical ratio of the public trading prices of MedPartners/Mullikin Common Stock to Caremark Common Stock since MedPartners/Mullikin's February 1995 initial public offering. Such analysis indicated that the implicit exchange ratio varied in a range between 0.60 and
1.12 MedPartners/Mullikin shares per Caremark share and averaged less than 1.00, as compared to the Exchange Ratio of 1.21.

     The following paragraphs describe CS First Boston's analyses of Caremark:

     For purposes of its opinion, CS First Boston arrived at a range of values for Caremark by separately analyzing each of the following Caremark segments:
PBM; PPM; Disease Management business based in Redlands, California ("DM-Redlands"); Disease Management business based in Northbrook, Illinois ("DM-Northbrook"); and International Operations. CS First Boston utilized three principal valuation methodologies in valuing these businesses: a discounted cash flow analysis, a comparable company analysis and a comparable acquisition analysis. Discounted cash flow analysis provides insight into the intrinsic value of a company based on projected earnings and capital requirements. Comparable company analysis analyzes a company's operating performance and outlook relative to a group of publicly-traded peers to determine an implied unaffected market trading value. Comparable acquisition analysis provides a valuation range based upon financial information of companies in the same or similar industries that have been acquired in recent transactions. No company used in the comparable company analyses described below is identical to the PBM, PPM, DM-Redlands, DM-Northbrook or International Operations segments of Caremark, and no acquisition used in the comparable acquisition analysis described below is identical to the Merger. Accordingly, interpreting the results of the analyses described below necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies, and other factors that could affect the public trading value, or the acquisition value, of the companies to which they are being compared.

PBM

     Discounted Cash Flow Analysis: The stand-alone discounted cash flow valuation of PBM was determined by adding (i) the present value of projected free cash flows over the five-year period from 1996 to 2000 and (ii) the present value of PBM's terminal value in the year 2000. The range of terminal values for PBM's common equity at the end of the five-year period was calculated by applying a range of multiples (from 9.0x to 11.0x) to PBM's EBITDA and by projecting a range of nominal perpetual growth rates of PBM's unlevered free cash flow after 2000 ranging from 7.0% to 9.0%. This range of terminal values represents PBM's value beyond the year 2000, and assumes that PBM will perform in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of PBM were discounted to present value using different discount rates (ranging from 10% to 16%) chosen to reflect various assumptions regarding PBM's estimated cost of capital.

     Comparable Company Analysis: CS First Boston compared certain financial information of PBM with the following group of companies that CS First Boston believed to be appropriate for comparison: Caremark; Express Scripts, Inc., SysteMed Inc. and Value Health, Inc. The financial information compared included market value; common stock price and last 12-month's ("LTM") performance; certain historical revenue and earnings parameters and revenue growth rate and margin data; total debt as a percentage of total capital and total equity; the ratios of estimated 1996 P/E to estimated five-year growth rate and other P/E to growth rate parameters; adjusted market value (equity value plus total debt, less cash and cash equivalents) as a multiple of LTM revenue, EBITDA and earnings before income and taxes ("EBIT"); market value as a multiple of tangible book value; and the ratio of the present stock price to LTM; 1996 estimated and 1997 EPS. CS First Boston then derived from this and other data, based on the relative comparability of the financial performance of the comparable companies to that of PBM, the appropriate multiple ranges for its valuation. The multiples for the comparable companies varied from 0.4x to 1.4x revenues; 8.5x to 22.3x EBITDA; 11.1x to 25.6x EBIT; 1.8x to 40.7x tangible book value; 15.1x to 41.3x LTM EPS; 18.1x to 41.1x 1996 estimated EPS; and 11.1x to 23.7x 1997 estimated EPS.

     Comparable Acquisition Analysis: The transactions used in this analysis included Merck-Medco Managed Care, Inc.'s proposed acquisition of SysteMed Inc.; Value Health, Inc.'s acquisition of Diagnostek; Value Health, Inc.'s acquisition of Prescription Drug Service, Inc.; Eli Lilly and Company's acquisition of PCS Health Systems Inc.; SmithKline Beecham Corporation's acquisition of Diversified Pharmaceutical Services, Inc. (United HealthCare Corporation); and Merck & Co., Inc.'s acquisition of Medco Cost Containment Services. The financial information compared in the analysis included the adjusted price paid (equity value plus total debt and minority interest, less cash and cash equivalents) for the acquired company as a multiple of LTM sales, EBITDA and EBIT; equity purchase price as a multiple of LTM net income and book value; price paid per covered life; and the premium paid per share over the market price. CS First Boston then derived from this and other data, based on the relative comparability of the comparable acquisitions to that of the Merger, the appropriate multiple ranges for its valuation. The multiples for the comparable acquisitions varied from 0.4x to 22.6x revenues; 8.9x to 24.1x EBITDA; 12.8x to 80.0x EBIT; 15.1x to 130.0x net income; and 1.6x to 37.9x book value.

PPM

     Discounted Cash Flow Analysis: The stand-alone discounted cash flow valuation of PPM was determined by adding (i) the present value of projected free cash flows over the five-year period from 1996 to 2000 and (ii) the present value of PPM's terminal value in the year 2000. The range of terminal values for PPM's common equity at the end of the five-year period was calculated by applying a range of multiples (from 10.0x to 12.0x) to PPM's EBITDA and by projecting a range of nominal perpetual growth rates of PPM'S unlevered free cash flow after 2000 ranging from 7.0% to 9.0%. This range of terminal values represented PPM's value beyond the year 2000, and assumes that PPM will perform in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of PPM were discounted to present value using different discount rates (ranging from 10% to 16%) chosen to reflect various assumptions regarding PPM's estimated cost of capital.

     Comparable Company Analysis: CS First Boston compared certain financial information of PPM with the following group of companies that CS First Boston believed to be appropriate for comparison: AHI Healthcare Systems, Inc., American Oncology Resources, Inc., FPA Medical Management, Inc., Inphynet Medical Management Inc., MedPartners/Mullikin, PhyCor, Inc., Physician Reliance Network, Inc., and Sheridan Healthcare, Inc. The financial information compared included market value; common stock price and LTM performance; certain historical revenue and earnings parameters and revenue growth rate and margin data; total debt as a percentage of total capital and total equity; the ratios of estimated 1996 P/E to estimated five-year growth rate and other P/E to growth rate parameters; adjusted market value (equity value plus total debt, less cash and cash equivalents) as a multiple of last reported quarter's annualized ("run rate") revenue, EBITDA and EBIT; market value as a multiple of tangible book value; and the ratio of present stock price to run rate, 1996 estimated and 1997 estimated EPS. CS First Boston then derived from this and other data, based on the relative comparability of the comparable companies to that of PPM, the appropriate multiple ranges for its valuation. The multiples for the comparable companies varied from 0.5x to 5.7x revenues; 6.1x to 29.0x EBITDA; 13.5x to 45.8x EBIT; 4.3x to 27.4x tangible book value; 24.7x to 92.2x run rate EPS; 16.0x to 55.3x 1996 estimated EPS; and 10.5x to 40.2x 1997 estimated EPS.


     Comparable Acquisition Analysis: The transactions used in this analysis included: MedPartners/ Mullikin's acquisition of Pacific Physician Services, Inc.; MedPartners' acquisition of Mullikin Medical Enterprises; Pacific Physician Services, Inc.'s acquisition of Team Health Group, Inc.; Sterling Healthcare Group, Inc.'s acquisition of Medical Network, Inc.; SAMA Holdings, Inc.'s acquisition of Southeastern Anesthesia Management Associates, Inc.; Coastal Healthcare Group, Inc.'s acquisition of Southeast Health Systems, Inc. and Medical Associate Systems, Inc.; PhyCor, Inc.'s acquisition of Holt-Krock Clinic and Arrex Chemical and Laboratory Company; PhyCor, Inc.'s acquisition of Lexington Clinic, P.S.C.; and Frost Hanna Halpryn Capital Group, Inc.'s acquisition of Sterling Healthcare, Inc. and Sterling Miami, Inc. The financial information compared in the analysis included the adjusted price paid (equity value plus total debt and minority interest, less cash and cash equivalents) for the acquired company as a multiple of LTM sales, EBITDA and EBIT; equity purchase price as a multiple of LTM net income and book value; and the premium paid per share over the market price. CS First Boston then derived from this and other data, based on the relative comparability of the comparable acquisitions to that of the Merger, the appropriate multiple ranges for its valuation. The multiples for the comparable acquisitions varied from 0.7x to 1.2x revenues; 5.7x to 21.1x EBITDA; 5.9x to 57.7x EBIT; 13.3x to 55.3x net income; and 2.3x to 33.4x book value.


  DM-Redlands


     Discounted Cash Flow Analysis: The stand-alone Discounted Cash Flow valuation of DM-Redlands was determined by adding (i) the present value of projected free cash flows over the five-year period from 1996 to 2000 and (ii) the present value of DM-Redlands' terminal value in the year 2000. The range of terminal values for DM-Redlands' common equity at the end of the five-year period was calculated by applying a range of multiples (from 7.0x to 9.0x) to DM-Redlands' EBITDA and by projecting a range of nominal perpetual growth rates of DM-Redlands' unlevered free cash flow after 2000 ranging from 5.0% to 7.0%. This range of terminal values represented DM-Redlands' value beyond the year 2000, and assumes that DM-Redlands will perform in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of DM-Redlands were discounted to present value using different discount rates (ranging from 10% to 16%) chosen to reflect various assumptions regarding DM-Redlands' estimated cost of capital.

     Comparable Company Analysis: CS First Boston compared certain financial information of DM-Redlands with the following group of companies that CS First Boston believed to be appropriate for comparison: Chronimed, Inc.; Quantum Health Resources, Inc.; and The Care Group, Inc. The financial information compared included market value; common stock price and LTM performance; certain historical revenue and earnings parameters and revenue growth rate and margin data; total debt as a percentage of total capital and total equity; the ratios of estimated 1996 P/E to estimated five-year growth rate and other P/E to growth rate parameters; adjusted market value (equity value plus total debt, less cash and cash equivalents) as a multiple of LTM revenue, EBITDA and EBIT; market value as a multiple of tangible book value; and the ratio of the present stock price to LTM, 1996 estimated and 1997 estimated EPS. CS First Boston then derived from this and other data, based on the relative comparability of the comparable companies to that of DM-Redlands, the appropriate multiple ranges for its valuation. The multiples for the comparable companies varied from 0.5x to 3.9x revenues; 6.9x to 85.3x EBITDA; 10.0x to 16.9x EBIT; 1.4x to 6.0x tangible book value; 18.8x to 24.3x LTM EPS; 20.6x to 46.4x 1996 estimated EPS; and 19.4x to 37.8x 1997 estimated EPS.


     Comparable Acquisition Analysis: The transactions used in this analysis included: Olsten Corporation's proposed acquisition of Quantum Health Resources, Inc.; DURA Pharmaceuticals, Inc.'s acquisition of Health Script Pharmacy Services, Inc.; Health Management, Inc.'s acquisition of Caremark's Clozaril(R) Patient Management Business; Beverly Enterprises, Inc.'s acquisition of Pharmacy Management Services, Inc.; Transworld Home HealthCare, Inc.'s acquisition of RespiFlow, Inc. and MK Diabetic Support Services, Inc.; Homecare Management, Inc.'s acquisition of Murray Group; and Quantum Health Resources' acquisition of Factor Care Plus, Inc. The financial information compared in the analysis included the adjusted price paid (equity value plus total debt and minority interest, less cash and cash equivalents) for the acquired company as a multiple of LTM sales, EBITDA and EBIT; equity purchase price as a multiple of LTM net income and book value; and the premium paid per share over the market price. CS First Boston then derived from this and other data, based on the relative comparability of the comparable acquisitions to that of the Merger, the appropriate multiple ranges for its valuation. The multiples for the comparable acquisitions varied from 0.4x to 1.6x revenues; 3.8x to 17.6x EBITDA; 3.9x to 21.9x EBIT; 6.5x to 35.5x net income; and 2.4x to 7.7x book value.


  DM-Northbrook

     Discounted Cash Flow Analysis: The stand-alone discounted cash flow valuation of DM-Northbrook was determined by adding (i) the present value of projected free cash flows over the five-year period from 1996 to 2000 and (ii) the present value of DM-Northbrook's terminal value in the year 2000. The 1996 to 2000 projections were based on projections prepared by the management of Caremark. The range of terminal values for DM-Northbrook's common equity at the end of the five-year period was calculated by applying a range of multiples (from 2.0x to 4.0x) to DM-Northbrook's EBITDA and by projecting a range of nominal perpetual growth rates of DM-Northbrook's unlevered free cash flow after 2000 ranging from -7.5% to -2.5%. This range of terminal values represented DM-Northbrook's value beyond the year 2000, and assumes that DM-Northbrook will perform in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of DM-Northbrook were discounted to present value using different discount rates (ranging from 10% to 16%) chosen to reflect various assumptions regarding DM-Northbrook's estimated cost of capital.

  International Operations

     Discounted Cash Flow Analysis: The stand-alone valuation of International Operations was determined by adding (i) the present value of projected free cash flows over the five-year period from 1996 to 2000 and (ii) the present value of International Operations' terminal value in the year 2000. The range of terminal values for International Operations' common equity at the end of the five-year period was calculated by applying a range of multiples (from 8.0x to 10.0x) to International Operations' EBITDA. This range of terminal values represented International Operations' value beyond the year 2000, and assumes that International Operations will perform in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of International Operations were discounted to present value using different discount rates (ranging from 10% to 16%) chosen to reflect various assumptions regarding International Operations' estimated cost of capital.

     The following paragraphs describe CS First Boston's analyses of the Merger
Consideration:

     Pro Forma Merger Analysis: CS First Boston noted that, based upon estimates prepared by Caremark and MedPartners/Mullikin and after giving effect to synergies estimated to result from the Merger, the Merger would be accretive to Caremark's 1997 estimated EPS by 4.4%. CS First Boston noted that the anticipated growth rate for the Surviving Corporation would be higher than the growth rate for Caremark alone. In this analysis, CS First Boston assumed that MedPartners/Mullikin would perform substantially in accordance with the earnings forecasts provided to CS First Boston. The actual results achieved by MedPartners/Mullikin may vary from projected results and the variations may be material.

     Trading Value Analysis: For purposes of the Caremark Board's further understanding of the transaction, CS First Boston evaluated the potential trading value of the combined company. CS First Boston applied a range of multiples that it derived from an analysis of the multiples, growth rates, and corresponding ratios accorded to certain companies that CS First Boston determined to be comparable to MedPartners/Mullikin to MedPartners/Mullikin's estimated 1997 pro forma EPS (which estimate gave effect to, among other things, the estimated combined net income of Caremark and MedPartners/Mullikin and certain estimated synergies) to arrive at a range of projected values for the shares of common stock of MedPartners/Mullikin. In this analysis, CS First Boston assumed that MedPartners/Mullikin would perform substantially in accordance with the earnings forecasts provided to CS First Boston. The actual results achieved by MedPartners/Mullikin may vary from projected results and the variations may be material. As noted above, CS First Boston expressed no opinion as to what the value of MedPartners/Mullikin Common Stock actually would be when issued to the holders of Caremark Common Stock pursuant to the Merger, or the prices at which such MedPartners/ Mullikin Common Stock would trade subsequent to the Merger, the latter of which could vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     The summary set forth above does not purport to be a complete description of the analyses performed by CS First Boston. In addition, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by it, without considering all of such analyses and factors, could create an incomplete view of the process underlying the analyses set forth in the opinion and the presentation. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the comparable acquisition analyses and the comparable company analyses summarized above, CS First Boston selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison is identical to Caremark, MedPartners/Mullikin or the business segments for which a comparison was made. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies to which Caremark, MedPartners/Mullikin or their respective business segments are being compared. In performing its analyses, CS First Boston made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Caremark's or MedPartners/Mullikin's control. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Estimates of values of companies or parts of companies do not purport to be appraisals or necessarily to reflect the price at which such companies or parts may actually be sold, and such estimates are inherently subject to uncertainty.

     CS First Boston is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The Caremark Board selected CS First Boston to act as its financial advisor in connection with the Merger on the basis of CS First Boston's international reputation, Caremark's prior relationship with CS First Boston and CS First Boston's familiarity with Caremark.

     CS First Boston has acted as financial advisor to Caremark in connection with the Merger and will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of CS First Boston's business, CS First Boston and its affiliates may actively trade the debt and equity securities of Caremark and MedPartners/Mullikin for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of the Certificate of Merger, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware, or at such other time as MedPartners/Mullikin, the Subsidiary and Caremark agree should be specified in the Certificate of Merger. The Plan of Merger requires that all filings required under the DGCL be made as soon as practicable on or after the date which is no later than the second business day following satisfaction or waiver of the separate conditions to the obligations of each party to consummate the Merger, or at such other time as may be agreed upon by MedPartners/Mullikin and Caremark.

EXCHANGE OF CERTIFICATES

     Exchange Agent. Prior to the Effective Time, MedPartners/Mullikin will enter into an agreement with the Exchange Agent, which will provide that MedPartners/Mullikin shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Caremark Shares, (i) certificates representing the shares of MedPartners/Mullikin Common Stock issuable and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of MedPartners/Mullikin Common Stock, pursuant to the Plan of Merger, in exchange for outstanding Caremark Shares.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Caremark Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MedPartners/Mullikin may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of MedPartners/Mullikin Common Stock. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by MedPartners/Mullikin, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners/Mullikin Common Stock and cash which such holder has the right to receive pursuant to the provisions of the Plan of Merger. If any cash or any certificate representing MedPartners/Mullikin Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of MedPartners/Mullikin Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of MedPartners/Mullikin Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by the Plan of Merger, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of MedPartners/Mullikin Common Stock and cash in lieu of any fractional shares of MedPartners/Mullikin Common Stock as contemplated by the Plan of Merger. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of MedPartners/Mullikin Common Stock. To the extent permitted by law, former holders of record of Caremark Common Stock shall be entitled to vote after the Effective Time at any meeting of MedPartners/Mullikin stockholders the number of whole shares of MedPartners/Mullikin Common Stock into which their respective shares of Caremark Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing MedPartners/Mullikin Common Stock in accordance with the Plan of Merger.

     At the Effective Time, holders of Caremark Common Stock immediately prior to the Effective Time will cease to be, and shall have no rights as, holders of Caremark Common Stock, other than the right to receive shares of MedPartners/Mullikin Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan of Merger.

     None of MedPartners/Mullikin, Caremark or the Exchange Agent will be liable to any holder of Caremark Common Stock for any shares of MedPartners/Mullikin Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE MERGER

     The obligation of MedPartners/Mullikin to consummate the Merger is subject to, among others, the following conditions: (i) Caremark shall have performed in all material respects all of its obligations required to be performed by the Plan of Merger at or prior to the Closing Date; (ii) the representations and warranties of Caremark set forth in the Plan of Merger shall be true and correct in all material respects, as of both the date of the Plan of Merger and the Closing Date except to the extent an earlier date is specified, in which case such representations and warranties shall be true and correct in all material respects, as of such earlier date; (iii) MedPartners/Mullikin shall have received the opinion of Haskell Slaughter & Young, L.L.C. that the Merger constitutes a tax-free reorganization under the Code and the opinion of Wachtell, Lipton, Rosen & Katz with respect to certain other matters; (iv) receipt of all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any documents required to be filed after the Effective Time.

     The obligation of Caremark to consummate the Merger is subject to, among others, the following conditions: (i) MedPartners/Mullikin and the Subsidiary shall have performed in all material respects all of their obligations as required by the Plan of Merger at or prior to the Closing Date; (ii) the representations and warranties of MedPartners/Mullikin and the Subsidiary set forth in the Plan of Merger are true and correct in all material respects as of both the date of the Plan of Merger and the Closing Date, except to the extent an earlier date is specified, in which case such representations and warranties shall be true and correct in all material respects, as of such earlier date; and
(iii) Caremark shall have received the opinion of Wachtell, Lipton, Rosen & Katz that the Merger constitutes a tax-free reorganization under the Code and the opinion of Haskell Slaughter & Young, L.L.C. with respect to certain other matters; and (iv) receipt of all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any documents required to be filed after the Effective Time.

     The obligation of each of MedPartners/Mullikin, the Subsidiary and Caremark to consummate the Merger is subject to certain additional conditions, including the following: (i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of MedPartners/Mullikin effectively to exercise full rights of ownership of the common stock of Caremark following the Effective Time or any material portion of the assets or business of Caremark, shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan of Merger illegal; (iii) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (iv) the Merger shall have been approved by the requisite votes of the holders of the outstanding shares of Caremark Common Stock and the holders of the outstanding shares of MedPartners/Mullikin Common Stock entitled to vote thereon; (v) the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance, and MedPartners/Mullikin shall be registered or qualified in transactions qualified or exempt from registration under applicable securities laws of such states of the United States as may be required; and (vi) MedPartners/Mullikin and Caremark shall each have received at closing a letter from Ernst & Young LLP with regard to pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Plan of Merger; and (vii) the Registration Statement, of which this Prospectus-Joint Proxy Statement forms a part, shall have been declared effective under the Securities Act and shall not be subject to any stop order.

REPRESENTATIONS AND COVENANTS


     Under the Plan of Merger, MedPartners/Mullikin, the Subsidiary and Caremark have each made a number of customary representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Plan of Merger and to consummate the Merger. Under the Plan of Merger, MedPartners/ Mullikin and Caremark have each agreed not to encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any third party concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions, except that each of the companies may furnish information to and negotiate with an unsolicited third party consistent with the good faith exercise by the respective Boards of Directors of their fiduciary obligations.


REGULATORY APPROVALS

     As conditions precedent to the consummation of the Merger, the Plan of Merger requires, among other things, that no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, county, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated thereby illegal.

     Certain persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither MedPartners/Mullikin nor Caremark intends to seek any further stockholder approval or authorization of the Plan of Merger as a result of any action that it may take to resist or resolve any objections by the FTC or other objections, unless required to do so by applicable law.


     The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the DOJ and the FTC and certain waiting period requirements have been satisfied. On June 14, 1996 and June 7, 1996, respectively, MedPartners/Mullikin and Caremark made their respective filings with the DOJ and the FTC with respect to the Plan of Merger. Under the HSR Act, the date of MedPartners/Mullikin's filings commenced a 30-day waiting period during which the Merger may not be consummated, unless such waiting period is terminated earlier, or is extended by a request for additional information. Such a request was made on July 12, 1996 and MedPartners/Mullikin and Caremark are fully cooperating with the FTC's review. It is anticipated the waiting period will be terminated by the time of the Special Meetings although there can be no assurance of this. MedPartners/Mullikin and Caremark believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such resistance would delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC, the DOJ or others could take action under the antitrust laws, including, prior to the Effective Time, seeking to enjoin the consummation of the Merger or, after the Effective Time, seeking the divestiture by MedPartners/Mullikin of all or any part of the assets of Caremark acquired in the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.


     The operations of each of MedPartners/Mullikin and Caremark are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of health care businesses and facilities. As a result of the Merger, a number of the arrangements between Caremark and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. In addition, a number of the facilities operated by Caremark may be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health regulatory agencies. In some instances, new licenses may be required to be obtained. It is anticipated that, prior to the time this Prospectus-Joint Proxy Statement is mailed to the MedPartners/Mullikin and Caremark stockholders, all filings required to be made to obtain the consents and approvals required from federal and state health care regulatory bodies and agencies will have been made. However, certain of such filings cannot be made under the applicable laws, rules and regulations until after the Effective Time. Although no assurances to this effect can be given, it is not anticipated that the parties will be unable to obtain any required consent or approval.

BUSINESS PENDING THE MERGER

     The Plan of Merger provides that, during the period from the date of the Plan of Merger to the Effective Time, except as provided in the Plan of Merger, Caremark and MedPartners/Mullikin will use their reasonable best efforts to preserve intact their present business organization, to keep available to MedPartners/Mullikin and the surviving corporation the services of the present employees of Caremark and MedPartners/Mullikin, and to maintain the goodwill of customers, suppliers and others having business dealings with Caremark and MedPartners/Mullikin.


     Under the Plan of Merger, Caremark has agreed that it will not (other than as required pursuant to or contemplated by the terms of the Plan of Merger and related documents and other than with respect to transactions for which binding commitments have been entered into prior to the date of the Plan of Merger and certain other transactions disclosed to MedPartners/Mullikin), without first obtaining the written consent of MedPartners/Mullikin, (i) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Plan of Merger; (ii) enter into any employment contract in which the cash compensation is in excess of $150,000 or the term of which is greater than one year, which is not terminable upon notice of 30 days or less, at will and without penalty to Caremark, except as provided in the Plan of Merger; (iii) enter into any contract or agreement which cannot be performed within three months or which involves the expenditure of over $5,000,000 other than in the ordinary course of business; (iv) issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Caremark, except upon exercise of currently outstanding stock options or pursuant to stock purchase plans; (v) make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with its usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan; (vi) extend credit to anyone except in the ordinary course of business consistent with prior practices; (vii) guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices;
(viii) incur any material adverse change; (ix) discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on Caremark, other than liabilities shown or reflected on the Caremark Balance Sheet or liabilities incurred since the date of the Caremark Balance Sheet in the ordinary course of business; (x) incur any funded indebtedness or increase or establish any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on Caremark, except as may have been required due to income or operations of Caremark since the date of the Caremark Balance Sheet;
(xi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Caremark; (xii) sell or transfer any of the assets material to the business of Caremark, cancel any material debts or claims or waive any material rights, except in the ordinary course of business; (xiii) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Caremark to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent; (xiv) except for this Plan of Merger and any other agreement executed and delivered pursuant to the Plan of Merger, enter into any material transaction other than in the ordinary course of business or permitted under the Plan of Merger; (xv) issue any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under Caremark's stock option plans or stock purchase plans); or (viii) amend the Caremark Certificate or the Caremark By-Laws (the "Caremark By-Laws").


WAIVER AND AMENDMENT

     The Plan of Merger provides that, at any time prior to the Effective Time, MedPartners/Mullikin and the Subsidiary, on the one hand, and Caremark, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan of Merger;
(ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan of Merger or in any document delivered pursuant to the Plan of Merger; or (iii) subject to the following sentence, waive compliance with the agreements or conditions under the Plan of Merger. In addition, the Plan of Merger may be amended at any time upon the written agreement of the parties to the Plan of Merger provided that, after the Special Meetings, no amendment may be made which requires further approval of the Caremark or MedPartners/Mullikin stockholders under the DGCL. The pooling condition may be waived if waived by each of Caremark, MedPartners/Mullikin and the Subsidiary. However, neither Caremark, MedPartners/Mullikin, nor the Subsidiary intends to waive this condition and, further, in the event that the condition is waived, an amendment to the Registration Statement of which this Prospectus-Joint Proxy Statement forms a part will be filed and the vote of the stockholders of the respective companies resolicited.


TERMINATION


     The Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Plan of Merger by the stockholders of Caremark: (i) by mutual written consent of MedPartners/Mullikin, the Subsidiary and Caremark; (ii) by either MedPartners/Mullikin or Caremark, if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan of Merger which is not cured as provided in the Plan of Merger; (iii) by either MedPartners/Mullikin or Caremark, if any governmental entity or court of competent jurisdiction shall have issued an order, or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable;
(iv) by either MedPartners/Mullikin or Caremark, if the Merger has not been consummated on or before December 31, 1996 (or such later date as may be determined under the Plan of Merger), unless the failure to consummate the Merger by such time is due to the willful and material breach of the Plan of Merger by the party seeking to terminate the Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (not to exceed 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders; (v) by either MedPartners/Mullikin or Caremark, if any required approval of the Plan of Merger by holders of Caremark Common Stock and MedPartners/Mullikin Common Stock has not been obtained; and (vii) by either MedPartners/Mullikin or Caremark, if all of the mutual conditions to the obligation of both parties to effect the Merger under the Plan of Merger have been satisfied and any condition to the obligation of the terminating party to effect the Merger under the Plan of Merger is not capable of being satisfied prior to December 31, 1996 (or such later date as may be determined under the Plan of Merger).


NYSE LISTING

     A Subsequent Listing Application will be filed with the NYSE to list the shares of MedPartners/Mullikin Common Stock to be issued to Caremark stockholders in connection with the Merger. Although no assurance can be given that the shares of MedPartners/Mullikin Common Stock so issued will be accepted for listing, MedPartners/Mullikin anticipates that these shares will qualify for listing on the NYSE, upon official notice of issuance thereof. It is a condition to the Merger that such shares of MedPartners/Mullikin Common Stock be approved for listing on the NYSE, upon official notice of issuance, at the Effective Time.

RESALE OF MEDPARTNERS/MULLIKIN COMMON STOCK BY AFFILIATES

     MedPartners/Mullikin Common Stock to be issued to Caremark stockholders in connection with the Merger has been registered under the Securities Act. MedPartners/Mullikin Common Stock received by the Caremark stockholders upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as such term is used in Rule 145 promulgated under the Securities Act) of Caremark or MedPartners/Mullikin. Generally, all shares of MedPartners/Mullikin Common Stock received by such Affiliates may not be sold until MedPartners/Mullikin publishes at least one full month of the combined results of operations of MedPartners/Mullikin and Caremark. MedPartners/Mullikin has agreed that after the end of the first full calendar month after the Effective Time, it shall cause publication (as defined in SEC Accounting Series Release No. 135) of the combined results of operations of MedPartners/Mullikin and Caremark in the First Quarterly Report on Form 10-Q which shall be filed after such period. In addition, Affiliates of Caremark or MedPartners/Mullikin may not sell their shares of MedPartners/Mullikin Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145 under the Securities Act, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of MedPartners/Mullikin Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 under the Securities Act, may not exceed the greater of 1% of the outstanding shares of MedPartners/Mullikin Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 under the Securities Act would remain available to Affiliates only if MedPartners/Mullikin remained current with its information filings with the SEC under the Exchange Act, which MedPartners/Mullikin has agreed to do. Two years after the Effective Time, an Affiliate would be able to sell such MedPartners/Mullikin Common Stock without such manner of sale or volume limitations, provided that MedPartners/Mullikin was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of MedPartners/Mullikin. Three years after the Effective Time, an Affiliate would be able to sell such shares of MedPartners/Mullikin Common Stock without any restrictions so long as such Affiliate was not, and had not been for at least three months prior thereto, an Affiliate of MedPartners/Mullikin.



ADDITIONAL INTERESTS OF CERTAIN PERSONS IN THE MERGER



     In considering the recommendation of the Caremark Board with respect to the Plan of Merger and the transactions contemplated thereby, Caremark stockholders should be aware that certain members of the management of Caremark and of the Caremark Board have certain interests in the Merger that are in addition to the interests of stockholders of Caremark generally. Certain of these persons may have participated in the negotiation and consideration of the Plan of Merger as well as certain of the arrangements described below. The Caremark Board was aware that such arrangements may give these individuals interests in the Merger that are in addition to the interests of stockholders generally and concluded that such additional interests did not affect the negotiation of the terms of the Merger in a manner that conflicted with or was adverse to the interests of stockholders generally. The Caremark Board's belief was based on its assessment of the terms of the Plan of Merger (see "-- Recommendations of the Boards of Directors -- Caremark") as well as the knowledge that the finance committee of the Caremark Board, a majority of whose members are independent outside directors, was involved in the negotiation of the terms of the Merger.



     Provision of Employee Benefits. MedPartners/Mullikin has agreed that, following the Effective Time, (i) it will, or it will cause the Surviving Corporation to, provide for the benefit of employees of Caremark who become employees of the Surviving Corporation, an effective and complete employee benefit program which is competitive in the industries in which it competes, which benefits shall be no less advantageous than those benefits offered to similarly situated MedPartners/Mullikin employees, (ii) it will, or it will cause the surviving corporation to, (A) honor in accordance with their terms all benefits accrued or vested under specified Caremark employee benefit plans as of the Effective Time, (B) honor in accordance with their terms specified contracts, arrangements, commitments, or understandings, (C) vest the benefits of any employee terminated within 12 months of the Effective Time under the Caremark's 401 CARE Retirement Savings Plan and Caremark International Inc. Pension Plan, and (D) maintain and honor in accordance with its terms, Caremark's Severance Pay and Benefits Plan for six months from and after the Effective Time. The agreements of MedPartners/Mullikin described in this paragraph will survive the Merger, and are intended to be for the benefit of, and be enforceable by, any officer, director, employee, trustee or agent of Caremark (or any of its subsidiaries) with the expenses, including reasonable attorneys' fees, that may be incurred by such person in enforcing such provisions to be paid by MedPartners/Mullikin.


     In the Plan of Merger, MedPartners/Mullikin acknowledges and agrees that the consummation of the Merger will constitute a "Change in Control" of Caremark for all purposes within the meaning of all Caremark employee benefit plans and compensation plans or compensation agreements of Caremark.


     Severance Agreements. Caremark is party to severance compensation agreements with each of its executive officers and certain other key employees. Under the agreements, these executive officers are entitled to separation pay and benefits as described below following a Change in Control of Caremark and
(i) the executive's subsequent termination of employment, unless such termination is voluntary and unprovoked or results from death, disability, retirement, or cause, or (ii) after a voluntary termination of employment whether or not for cause, provided that such termination of employment occurs during a 30-day window period one year after the Change of Control. Consummation of the Merger will constitute a Change of Control for purposes of the severance compensation agreements.



     Under the severance compensation agreements with the executive officers, separation pay will equal three years' annualized base salary and target cash bonus. Certain of the severance agreements with other key employees provide for one years' annualized base salary and target bonus. In addition, an executive whose severance compensation agreement is triggered will receive the value of all deferred or vested awards under all incentive compensation plans, option plans, the Caremark International Inc. Employee Stock Purchase Plan and any successor plans and the continuation of certain benefits plans available to such an executive at the time of his or her termination. Certain of the executives whose severance compensation agreement is triggered will receive a "gross-up" payment which, net of all tax, is sufficient to pay any excise tax on "excess parachute" payments received by such executive from Caremark.



     Certain of the executive officers will continue in their present positions with Caremark and have agreed to terminate their severance compensation agreements in return for lump sum payments to be made within 30 days of the Effective Time as follows: James G. Connelly III, President of
Caremark -- $1,786,710; Kris Gibney, Vice President, Pharmaceutical
Services -- $1,306,824; Michele J. Hooper, Vice President, International Business -- $1,171,824, John M. Pellettiere, Jr., Vice President and Controller of Caremark $783,030, and K. J. Michael McDonald, Vice President, Disease Management -- $1,171,824.


     Consulting Agreements.  The Plan of Merger provides that
MedPartners/Mullikin and Caremark will offer consulting agreements to each of C.A. Lance Piccolo, Thomas W. Hodson and Diane L. Munson (the "Piccolo Agreement", "Hodson Agreement" and "Munson Agreement" respectively) which contain terms and conditions substantially similar to those agreed to by the parties at the signing of the Plan of Merger.


     During the term of the Piccolo Agreement, Mr. Piccolo will be retained by MedPartners/Mullikin and Caremark as a consultant in connection with their business. Mr. Piccolo will report directly to the Chairman of the Board of Directors of MedPartners/Mullikin (the "Chairman") and will provide such consulting services as shall from time-to-time be requested by the Chairman. Mr. Piccolo will also serve as a member of the MedPartners/Mullikin Board of Directors as provided in the Plan of Merger, and during such service his duties and compensation under the Piccolo Agreement will be in addition to his duties and compensation as a director.



     Unless terminated sooner, the term of the Piccolo Agreement shall be ten years. Over the course of that ten year period, Mr. Piccolo will be paid consulting fees totaling $5,373,920. Upon commencement of the term of the Piccolo Agreement, Mr. Piccolo's employment with Caremark will have been terminated entitling him to the payments and benefits provided for in his severance agreement (described above) and the "gross up" provisions of that agreement will apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments.



     Mr. Piccolo will be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of MedPartners/Mullikin and Caremark until he reaches the age of 65. In the event Mr. Piccolo dies prior to age 65, his spouse will be entitled to receive these benefits until she reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided Caremark employees through Caremark's prescription drug benefit programs.


     Mr. Piccolo will be provided with an adequate office, and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions.


     During the terms of the Hodson Agreement and the Munson Agreement, Mr. Hodson and Ms. Munson, respectively, will each be retained by MedPartners/Mullikin and Caremark as a consultant in connection with the business of MedPartners/Mullikin and Caremark. Unless terminated sooner, the terms of the Hodson Agreement and the Munson Agreement shall be for a period of one year. Over the course of that period, Mr. Hodson and Ms. Munson will be paid consulting fees of $318,856 and $280,000, respectively. Each of the Hodson Agreement and the Munson Agreement may be extended on the same terms for an additional one-year period. Upon commencement of the term of the Hodson Agreement and the Munson Agreement, Mr. Hodson and Ms. Munson's employment with Caremark will have been terminated, entitling them to severance payments of $1,052,138 and $975,608, respectively, and the other benefits provided for in their severance agreements (described above) and the "gross up" provisions of those severance agreements will apply to payments made pursuant to each of the Hodson Agreement and the Munson Agreement in the event such consulting payments are determined to be "excess parachute" payments.

     Mr. Hodson and Ms. Munson will not, except as provided in their respective severance agreements, be eligible to participate in employee benefit plans and programs available, from time to time, to employees of MedPartners/Mullikin and Caremark. Mr. Hodson and Ms. Munson will be provided with an adequate office, and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions.



     Directors' and Officers' Insurance; Limitation of Liability of Caremark Directors and Officers. MedPartners/Mullikin has agreed that it will cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Caremark with respect to matters occurring prior to the Effective Time; provided, however, that MedPartners/Mullikin may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and MedPartners/Mullikin shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to May 13, 1996, but in such case shall purchase as much coverage as possible for such amount.



     From and after the Effective Time, MedPartners/Mullikin will cause the Surviving Corporation to indemnify and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of Caremark (and its subsidiaries) including, without limitation, each person controlling any of the foregoing persons (together with such person's heirs and representatives, individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws, in connection with the Merger. MedPartners/Mullikin will cause the surviving corporation to keep in effect the current provisions in the Caremark Certificate and the Caremark By-Laws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.


     In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, MedPartners/Mullikin has agreed to cause the surviving corporation to pay the reasonable fees and expenses of counsel selected by the Indemnified Party in advance of the final disposition of any such action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and MedPartners/Mullikin has agreed to cause the surviving corporation to cooperate in the defense of any such matter.


     Caremark Equity-Based Incentive Awards. Pursuant to the terms of Caremark's stock-based option and incentive plans, at the Effective Time, each Caremark stock option will become immediately exercisable and all restrictions with respect to restricted stock will automatically lapse.


     The foregoing interests of members of management or stockholders of Caremark in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated stockholders.


     If the Merger were consummated, the directors and executive officers of Caremark would receive a total of less than 1% of the MedPartners/Mullikin Common Stock issued to Caremark stockholders in the Merger (excluding options). These individuals have unanimously indicated their intentions to vote the shares of Caremark Common Stock beneficially owned by them FOR the Plan of Merger.


     The Plan of Merger provides that MedPartners/Mullikin will cause the surviving corporation to maintain in effect following the Merger the rights to indemnification of Caremark officers and directors currently provided for in the Caremark Certificate and the Caremark By-laws. The Plan of Merger also provides that MedPartners/Mullikin will cause the surviving corporation to maintain for not less than three years following the Effective Time the current policies of directors' and officers' liability insurance maintained by Caremark with respect to matters occurring prior to the Effective Time. See "-- Indemnification of Officers and Directors".

     The foregoing interests of members of management of Caremark in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated stockholders. The Caremark Board was aware of the interests of Caremark management in the Merger when it voted to approve and recommend the Plan of Merger.

ACCOUNTING TREATMENT


     Consummation of the Merger is conditioned upon the receipt by MedPartners/Mullikin and Caremark of a letter from Ernst & Young LLP to the effect that they concur with the conclusion of management of MedPartners/Mullikin and Caremark that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Plan of Merger. If the Merger does not qualify for pooling of interests treatment for accounting purposes, the Merger would be treated as a purchase for accounting purposes. MedPartners/Mullikin, the Subsidiary and Caremark have agreed not to intentionally take any action that would disqualify treatment of the Merger as a pooling of interests for accounting purposes. The pooling condition may be waived if waived by each of Caremark, MedPartners/Mullikin and the Subsidiary. However, neither Caremark, MedPartners/Mullikin nor the Subsidiary intends to waive this condition. See "-- Waiver and Amendment".


     Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of MedPartners/Mullikin and Caremark will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of MedPartners/Mullikin and Caremark will be combined on MedPartners/Mullikin consolidated balance sheet and no goodwill or other intangible assets will be created. Consolidated financial statements of MedPartners/Mullikin issued after the Merger will be restated retroactively to reflect the consolidated operations of MedPartners/Mullikin and Caremark as if the Merger had taken place prior to the periods covered by such consolidated financial statements.


     The unaudited pro forma financial information contained in this Prospectus-Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. Consistent with pooling-of-interests accounting treatment, the direct costs related to the Merger will be taken as a non-recurring charge to earnings in the quarter in which the Merger is consummated. See "Pro Forma Condensed Financial Information", including the Notes continued therein.


FEDERAL INCOME TAX CONSEQUENCES


     The following is a discussion of the material federal income tax consequences of the Merger and the exchange by the holders of Caremark Shares of such shares for shares of MedPartners/Mullikin Common Stock. This summary is not a complete description of all the consequences of the Merger. Each stockholder's individual circumstances may affect the tax consequences of the Merger to him or her. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Accordingly, each Caremark stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Merger to such stockholder.


     Neither MedPartners/Mullikin nor Caremark has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. The respective obligations of Caremark and MedPartners/Mullikin to consummate the Merger are conditioned upon receipt of certain legal opinions relating to the federal income tax consequences of the Merger, in form and substance satisfactory to Caremark and MedPartners/Mullikin and their respective counsel. The opinions of such counsel are based upon the facts that are described herein, and upon certain customary representations made by the management of Caremark and by the management of MedPartners/Mullikin. Such opinions are also based upon the Code, regulations currently in effect thereunder, current administrative rulings and practice by the Service, and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the Service. Furthermore, MedPartners/Mullikin and Caremark have agreed in the Plan of Merger not to take any action which would disqualify the Merger as a reorganization which is tax-free to the stockholders of Caremark pursuant to Section 368(a) of the Code. EACH HOLDER OF CAREMARK SHARES IS URGED TO CONSULT SUCH HOLDER'S PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO SUCH HOLDER, BASED ON SUCH HOLDER'S OWN PARTICULAR STATUS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

     It is a condition to the obligation of each of MedPartners/Mullikin and Caremark to proceed with the Merger that each of them receive an opinion from its counsel substantially to the effect the federal income tax consequences of the Merger discussed below are the federal income tax consequences of the Merger.



     MedPartners/Mullikin has received an opinion from Haskell Slaughter & Young, L.L.C., its counsel concerning certain of the federal income tax consequences of the Merger, substantially to the effect that:


          (i) The Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and MedPartners/Mullikin, the Subsidiary and Caremark will each be a party to the reorganization within the meaning of
     Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by MedPartners/Mullikin, Caremark or the Subsidiary as a result of the Merger;

          (iii) No gain or loss will be recognized by a Caremark stockholder who receives solely shares of MedPartners/Mullikin Common Stock in exchange for Caremark Shares;

          (iv) The receipt of cash in lieu of fractional shares of MedPartners/Mullikin Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners/Mullikin. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code;


          (v) The tax basis of the shares of MedPartners/Mullikin Common Stock received by a Caremark stockholder will be equal to the tax basis of the Caremark Shares exchanged therefor, excluding any basis allocable to a fractional share of MedPartners/Mullikin Common Stock for which cash is received;


          (vi) The holding period of the shares of MedPartners/Mullikin Common Stock received by a Caremark stockholder will include the holding period or periods of the Caremark Shares exchanged therefor, provided that the Caremark Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time.


     Caremark has received an opinion from Wachtell, Lipton, Rosen & Katz, its special counsel, concerning certain of the federal tax consequences of the Merger, substantially to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code, and:



          (i) No gain or loss will be recognized by Caremark stockholders who exchange their Caremark Common Stock solely for MedPartners Common Stock in the Merger (except with respect to cash received in lieu of a fractional share interest in MedPartners Common Stock, if any);



          (ii) The tax basis of the MedPartners Common Stock received by Caremark stockholders will equal the tax basis of the Caremark Common Stock surrendered in exchange therefore:



          (iii) The holding period of MedPartners Common Stock received by Caremark stockholders in the Merger will include the period during which the shares of Caremark Common Stock surrendered in exchange therefore was held; provided that such Caremark Common Stock was held as a capital asset by the holder thereof at the Effective Time;



          (iv) The receipt of cash in lieu of a fractional shares of MedPartners/Mullikin Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners/Mullikin. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.



     The foregoing discussion is intended only as a summary of the material federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Plan of Merger and the Merger. The discussion does not address the tax consequences arising under the laws of any state, locality or foreign jurisdiction. Holders of Caremark Shares are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Merger to them.


NO SOLICITATION OF TRANSACTIONS

     Under the Plan of Merger, either MedPartners/Mullikin or Caremark may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire such party upon a merger, purchase of assets, purchase of or tender offer for shares of its Common Stock or similar transaction, if the Board of Directors of MedPartners/Mullikin or Caremark, as the case may be, determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as described in the previous sentence, MedPartners/Mullikin or Caremark will not, and will direct each officer, director, employee, representative and agent of such party not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving such party.

EXPENSES; BREAKUP FEES


     The Plan of Merger provides that all costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be paid by the party incurring such expense except that expenses incurred in connection with filing, printing and mailing the Prospectus-Joint Proxy Statement and the Registration Statement, shall be shared equally by Caremark and MedPartners/Mullikin.



     If the Plan of Merger is terminated by either MedPartners/Mullikin or Caremark and within one year after the effective date of such termination such terminating party is the subject of a Third Party Acquisition Event (as defined below) with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, such terminating party shall pay to the non-terminating party a break-up fee of $100 million. Neither party shall enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to the non-terminating party upon such consummation. If a breakup fee becomes due and payable by either party, and such party fails to pay such amount when due pursuant to the Plan of Merger and, in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, the terminating party is required to pay the non-terminating party's reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed or any amounts determined to be due pursuant to the Plan of Merger, (computed from the date upon which such amounts were due and payable pursuant to the Plan of Merger) and such costs (computed from the dates incurred) at the prime rate of interest announced from time to time by NationsBank of Georgia, National Association. The obligations of MedPartners/Mullikin and Caremark to pay breakup fees shall survive any termination of the Plan of Merger. In the event the breakup fee becomes payable pursuant to the Plan of Merger, the payment of any such breakup fee shall be the sole and exclusive remedy of the party receiving such fee.


     For purposes of the Plan of Merger, a "Third Party Acquisition Event" is deemed to have occurred if: (i) either Caremark or MedPartners/Mullikin, as the case may be, shall agree to, consummate, or announce its intentions to enter into any Acquisition Transaction; or (ii) any person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding Caremark Common Stock or MedPartners/Mullikin Common Stock or purchase, lease or otherwise acquire 10% of the assets of Caremark or MedPartners/Mullikin, as the case may be.

INDEMNIFICATION


     The MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws provide for the elimination of directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of directors, officers and agents to the full extent permitted by the DGCL. These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of MedPartners/ Mullikin Common Stock entitled to vote thereon.



     The Plan of Merger provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers and employees of Caremark as provided in the Caremark Certificate or the Caremark By-Laws shall survive the Merger and shall continue in effect in accordance with their terms. See "-- Additional Interests of Certain Persons in the Merger -- Directors' and Officers' Insurance; Limitation of Liability of Caremark Directors and Officers".


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling
MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/

Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           OPERATIONS AND MANAGEMENT
                    OF MEDPARTNERS/MULLIKIN AFTER THE MERGER

OPERATIONS


     After consummation of the Merger, MedPartners/Mullikin will operate the current businesses of MedPartners/Mullikin and Caremark as a combined entity under the name MedPartners, Inc. On an operational basis, the PPM segment of the combined Company's business will be managed by essentially the same individuals who currently manage MedPartners/Mullikin's PPM operation. The other businesses currently operated by Caremark, i.e., the PBM business, the disease management business and the international division will be operated by the Surviving Corporation, under the direction of the current President and Chief Operating Officer of Caremark, with each division being managed by its current manager as part of Caremark. No material disposition or restructuring of either MedPartners/Mullikin or Caremark or any material part thereof is contemplated as a result of the Merger.


MANAGEMENT

     Larry R. House and C. A. Lance Piccolo, as Chairman of MedPartners/Mullikin and Caremark, respectively, jointly will be responsible for coordinating all aspects of transition planning and implementation relating to the Merger contemplated by the Plan of Merger. If either such person ceases to be a Chairman of his respective company for any reason, such person's successor as Chairman will assume his predecessor's responsibilities with respect to transition planning.


     Larry R. House will continue as Chairman, President and Chief Executive Officer of MedPartners/ Mullikin. Pursuant to the Plan of Merger, immediately prior to the Effective Time, MedPartners/Mullikin will take all necessary action to cause C. A. Lance Piccolo to be appointed as the Vice Chairman of the MedPartners/Mullikin and (ii) cause the MedPartners/Mullikin Board of Directors to consist of 13 members, four of which may be designated by Caremark (the "New Board"), such that each class of Directors of the New Board contains a number of directors designated by Caremark as nearly equal in number as is reasonably possible. Caremark has designated the following individuals to be appointed to the MedPartners/ Mullikin Board of Directors: C. A. Lance Piccolo, Thomas W. Hodson, Roger L. Headrick, and Harry M. Jansen Kraemer, Jr. Each committee of the New Board will contain at least one member that is a Caremark designated director. If at any time prior to the third anniversary of the Effective Time, the number of directors designated by Caremark serving, or that would be serving following the next stockholders' meeting at which directors are to be elected, as directors of MedPartners/Mullikin or as members of any committee of the New Board, would not be in proportion to the initial designation of the New Board as set forth above, then the New Board shall nominate for election at the next MedPartners/Mullikin stockholders' meeting at which directors are to be elected, such person or persons as may be requested by the remaining directors designated by Caremark to ensure that there shall be a number of directors designated by Caremark (or the remaining directors designated by Caremark) in proportion to the initial designation of the New Board as set forth above.



     Immediately prior to the Effective Time, MedPartners/Mullikin will and will cause the Surviving Corporation to elect as officers of the Surviving Corporation, James G. Connelly, as President and Chief Operating Officer of Caremark, K.J. Michael McDonald, as Vice President -- Disease State Management, Kristen E. Gibney as Vice President -- Pharmaceutical Services, John M. Pellettiere, Jr., as Vice President and Controller of Caremark and Michele J. Hooper, as Vice President -- International, to the extent such persons accept the office or position so specified.



     Certain executives of Caremark are expected to enter into consulting agreements providing for specified consulting duties with MedPartners/Mullikin following the Effective Time. See "The Merger -- Additional Interests of Certain Persons in the Merger -- Consulting Agreements". From time to time prior to consummation of the Merger, additional decisions may be made with respect to the management and operations of MedPartners/Mullikin following the Merger.



     Additional information concerning directors and executive officers of Caremark that continue as officers of Caremark ("Continuing Caremark Officers") or directors of MedPartners/Mullikin (the "New Directors") is set forth below.

     James G. Connelly III, 50, has been the President and Chief Operating Officer of Caremark since August 1992. Mr. Connelly was the President of a subsidiary of Caremark from April 1992 to November 30, 1992. From May 1990 to November 30, 1992, Mr. Connelly was a Group Vice President of Baxter. Prior to 1990, he was a Corporate Vice President of Baxter, responsible for its hospital supply business group. Mr. Connelly also serves as a director of Boise Cascade Office Products Corporation.



     Kristen E. Gibney, 48, is a vice president of Caremark, responsible for the Pharmaceutical Services business. From April 1988 to October 1994, Ms. Gibney was president of the Prescription Services division.



     Roger L. Headrick, 60, has been President and Chief Executive Officer of the Minnesota Vikings Football Club since 1991. Additionally, since June 1989, Mr. Headrick has been president and chief executive officer of ProtaTek International, Inc., a bio-process and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was executive vice president and chief financial officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick also serves as a director of Crompton & Knowles Corporation.



     Thomas W. Hodson, 49, has been the Senior Vice President and Chief Financial Officer of Caremark since August 1992. Mr. Hodson was a group vice president of Baxter, from April 1992 to November 30, 1992 and from 1990 to 1992 he was a senior vice president of Baxter responsible for financial relations, strategic planning, acquisitions and divestitures and corporate communications. From 1988 to 1990, Mr. Hodson was a corporate vice president of Baxter.



     Michele J. Hooper, 44, is a vice president of Caremark, responsible for the International business. From 1992 to June 1993, she was president of Caremark's international alternate site division. From 1988 to 1991, she was president, Baxter Canada. Ms. Hooper serves as a director of Dayton Hudson Corporation and PPG Industries, Inc.



     Harry M. Jansen Kraemer Jr., 41, is a Vice President and Chief Financial Officer of Baxter, a leading manufacturer and marketer of healthcare products and services, having served in that capacity since November 1993. He was promoted to the Baxter's three-member Office of the Chief Executive in June 1995 and appointed to Baxter's board of directors in November 1995. In addition to his duties as Chief Financial Officer he is responsible for Baxter's Global Hospital Business, Global Renal Business, and the Baxter Japan subsidiary. Mr. Kraemer has been an employee of Baxter since 1982 as Director of Corporate Development. He was named Corporate Director of Financial Planning and Analysis in 1984. From 1986 to 1989 Mr. Kraemer served in a variety of positions, including Vice President, Group Controller for Baxter's hospital and alternate-site businesses and president of Baxter's Hospitex Division. In 1990, he was promoted to Vice President, Finance and Operations for Baxter's global-business group.



     K.J. Michael McDonald, 55, is a vice president of Caremark, responsible for the Disease Management business. He has served as president of the Therapeutic Services division since April 1992, having also assumed responsibility for the Specialty Pharmaceutical Services business in 1994. From 1991 to 1992, Mr. McDonald was vice president and general manager of Therapeutic Services. From before 1990 to 1991, he held various positions at Baxter.



     John M. Pellettiere, Jr., 46, is a Vice President and the Controller of Caremark. From April to November 30, 1992, he was vice president, financial operations for Baxter's Alternate Site Business Group. From June 1991 to April 1992, Mr. Pellettiere was senior vice president of a subsidiary of Caremark. From January 1986 to 1991, he was vice president and controller for Baxter's Alternate Site Business Group.



     C.A. Lance Piccolo, 56, has been Chairman of the Board and Chief Executive Officer of Caremark since August 1992. From 1987 until November 30, 1992, Mr. Piccolo was an executive vice president of Baxter and from 1988 until November 30, 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of Crompton & Knowles Corporation.

Summary of Compensation of Certain Continuing Caremark Officers and New
Directors



     The following table set forth a summary of the compensation of the named executive officers of Caremark, all of whom will be either Continuing Caremark Officers or New Directors, for the years ended December 31, 1993, 1994 and 1995.



                                                                             LONG-TERM
                                            ANNUAL COMPENSATION             COMPENSATION
                                     ---------------------------------         AWARDS
                                                           RESTRICTED      --------------
                                                           PERFORMANCE       SECURITIES
                                                             SHARES          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       EARNED           OPTIONS       COMPENSATION
- ----------------------------  ----   --------   --------   -----------     --------------   ------------
C.A. Lance Piccolo..........  1995   $514,800   $234,000     $     0(1)    159,100 shares     $ 59,218(2)
  Chairman of the Board and   1994   $495,000   $371,106          --                   --     $ 55,350
  Chief Executive Officer     1993   $495,000   $350,000          --                   --     $ 45,288
James G. Connelly III.......  1995   $344,140   $120,000     $     0(1)     59,000 shares     $ 26,535(2)
  President and Chief         1994   $329,700   $177,126          --                   --     $ 26,728
  Operating Officer           1993   $317,000   $165,375          --                   --     $ 27,335
Thomas W. Hodson............  1995   $306,592   $120,000     $     0(1)     59,000 shares     $ 20,527(2)
  Senior Vice President and   1994   $294,800   $177,126          --                   --     $ 21,589
  Chief Financial Officer     1993   $283,500   $165,375          --                   --     $ 25,518
Kristen E. Gibney...........  1995   $248,768   $137,300     $     0(1)     43,700 shares     $ 15,864(2)
  Vice President              1994   $239,200   $121,444     $19,688(3)      6,200 shares     $ 16,177
                              1993   $207,500   $ 97,700          --                   --     $ 20,816
Michele J. Hooper...........  1995   $224,000   $133,300     $     0(1)     43,700 shares     $ 16,429(2)
  Vice President              1994   $208,000   $ 92,220     $ 8,750(3)      2,900 shares     $ 17,423
                              1993   $197,000   $ 79,050          --                   --     $  9,256


- ---------------


(1) No restricted performance shares were earned in 1995 since the earnings per share ("EPS") threshold was not achieved. No earned unvested shares were outstanding at the end of 1995.


(2) Other compensation shown for the continuing executive officers in 1995 includes annual contributions by Caremark to defined contribution plans in the following amounts; Mr. Connelly $11,806; Ms. Gibney $8,800; and Ms. Hooper $8,515. Other compensation also includes the dollar value of split dollar life insurance premiums paid by Caremark in the following amounts:
     Mr. Connelly $14,729; Ms. Gibney $7,054; and Ms. Hooper $7,914.


(3) Prior to 1995, the value of restricted performance shares granted was reported in the table. Restricted performance shares were granted in the amounts indicated to the following Named Officers during 1994 to recognize promotions. Ms. Gibney 900 shares and Ms. Hooper 400 shares. The shares are valued at $21,875 which was the closing stock price on the grant date. Of the shares that were granted to Ms. Gibney and Hooper, 398 and 177 shares, respectively, were forfeited since the EPS threshold for 1995 was not achieved. Because shares granted for a given year can be forfeited if the EPS threshold for that year is not achieved, Caremark has determined that the more relevant disclosure of restricted performance share holdings is based on shares earned rather than shares granted which correlates more closely with the compensation attributed to a continuing executive officer for that year. Accordingly, information in the table for 1995 reflects restricted performance share holdings earned in 1995.

Option Grants



     The following table summarized the grants of stock options awarded to the Continuing Caremark Officers and the New Directors during 1995 under the Caremark's 1992 Incentive Compensation Program.



                                                INDIVIDUAL GRANTS
                                 -----------------------------------------------    POTENTIAL REALIZABLE
                                 NUMBER OF    % OF TOTAL                           VALUE AT ASSUMED ANNUAL
                                 SECURITIES    OPTIONS                              RATES OF STOCK PRICE
                                 UNDERLYING   GRANTED TO   EXERCISE                APPRECIATION FOR OPTION
                                  OPTIONS     EMPLOYEES    OR BASE                         TERM(2)
                                 GRANTED(#)   IN FISCAL     PRICE     EXPIRATION   -----------------------
                                    (1)          YEAR       ($/SH)       DATE          5%          10%
                                 ----------   ----------   --------   ----------   ----------   ----------
C.A. Lance Piccolo.............    159,100       8.84%      $18.63     12-Dec-05   $1,864,652   $4,723,679
James G. Connelly III..........     59,900       3.32%      $18.63     12-Dec-05   $  702,028   $1,778,431
Thomas W. Hodson...............     59,900       3.32%      $18.63     12-Dec-05   $  702,028   $1,778,431
Kristen E. Gibney..............     43,700       2.43%      $18.63     12-Dec-05   $  512,164   $1,297,453
Michele J. Hooper..............     43,700       2.43%      $18.63     12-Dec-05   $  512,164   $1,297,453


- ---------------


(1) New options granted under Caremark's 1992 Incentive Compensation Program. All options were granted at 100% of the fair market value of the Common Stock on the date of the grant and may be exercised within 10 years. The options will vest in equal annual installments, over a period of three years. No option may be exercised until after one year from the grant date except that, in the event of a change of control all outstanding stock options will vest immediately.


(2) These columns reflect the potential gains from the options listed if the price per share of Caremark Common Stock appreciates at a rate of 5% and 10%, less the option exercise price, annually through the expiration date of the options grant. The 5% and 10% assumed rates of appreciation are prescribed by the SEC for the purpose of this table.


(3) The price per share of Caremark Common Stock and the aggregate value of Caremark Common Stock outstanding on December 31, 1995 if the assumed 5% and 10% appreciation from an $18.63 grant price were to occur through the term of the option in 2005 would be as reflected in table below. There can be no assurance that the amounts reflected in the table below will be achieved.



                                                                 5% ANNUAL              10% ANNUAL
                                                                APPRECIATION           APPRECIATION
                                                                  THROUGH                THROUGH
                                        DECEMBER 12, 1998   DECEMBER 12, 2005(3)   DECEMBER 12, 2005(3)
                                        -----------------   --------------------   --------------------
    Price per share of Common Stock...    $  18.63              $ 30.35                 $ 48.32
    Aggregate Value of Common
      Stock for the 81,091,353
      shares outstanding at
      December 31, 1995...............    $ 1.5 billion         $2.5 billion           $3.9 billion

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES


     The following table sets forth information for fiscal year 1995 concerning the exercise of stock options and the value of unexercised stock options granted under Caremark's 1992 Incentive Compensation Program for the Continuing Caremark Officers and the New Directors.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               ACQUIRED                      DECEMBER 31, 1995           DECEMBER 31, 1995(2)
                                  ON         VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  --------   -----------   -----------   -------------   -----------   -------------
C.A. Lance Piccolo...........    None         None        521,929        562,475      $ 3,096,344    $ 1,712,327
James G. Connelly III........    None         None        217,477        249,025      $ 1,331,218    $   802,836
Thomas W. Hodson.............    None         None        195,939        340,125      $ 1,282,449    $ 1,189,555
Kristen E. Gibney............    None         None         39,165        145,650      $   282,402    $   406,459
Michele J. Hooper............    None         None         42,471        117,175      $   189,600    $   299,591


- ---------------


(1) Represents the difference between the closing stock price on the date of the sale and the option price multiplied by the number of shares.


(2) Calculated based on the share price of the Caremark Common Stock on December 29, 1995 (the last business day of fiscal year 1995) of $18.125, less the option exercise price. An option is in-the-money if the market value of the Caremark Common Stock subject to the option exceeds the exercise price.


PENSION PLAN TABLE


     The table that follows shows the estimated annual benefits payable upon retirement to Caremark employees under the Caremark International Inc. Pension Plan (the "Pension Plan") and the Caremark International Inc. Excess Benefit Retirement Plan (the "Excess Plan"). Benefits exceeding those permitted under
Section 415 of the Code, or based on annual compensation in excess of $150,000 (commencing in 1989 and indexed for inflation), would be paid pursuant to the Excess Plan.


                                  YEARS OF PARTICIPATION
                      -----------------------------------------------
FINAL AVERAGE PAY        15           20           25           30
- -----------------     --------     --------     --------     --------
    $ 200,000         $ 48,900     $ 65,200     $ 81,500     $ 97,800
      300,000           75,200      100,200      125,300      150,300
      400,000          101,400      135,200      169,000      202,800
      500,000          127,700      170,200      212,800      255,300
      600,000          153,900      205,200      256,500      307,800
      700,000          180,200      240,200      300,300      360,300
      800,000          206,400      275,200      344,000      412,800
      900,000          232,600      310,200      387,700      465,300

     The majority of the employees (excluding affiliated clinic employees not eligible for Caremark benefit plans) of Caremark were eligible to participate during 1995 in the Pension Plan and in the Excess Plan if their benefits under the Pension Plan exceeded certain levels. The plans provide an annual benefit at normal retirement (age 65) equal to 1.75% of the average of any employee's final average compensation (five highest consecutive calendar years of earnings (as defined in the plans) out of his or her last ten years of earnings), offset by 1.75% of the estimated primary Social Security benefit payable at age 65 (with a maximum offset of 60%), multiplied by the employee's years of participation in the plans. The covered compensation for each of the continuing executive officers is generally the highest five-year average of the aggregate of the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation table.


     As of December 31, 1995, Mr. Piccolo had 26 years of participation, Mr. Connelly had 24 years of participation, Mr. Hodson had 20 years of participation, Ms. Gibney had 19 years of participation, and Ms. Hooper had 19 years of participation for the purpose of calculating benefits under the Pension Plan.


     Retirement benefits shown are payable at age 65 in the form of a joint and survivor annuity in the case of married participants or a single life annuity in the case of unmarried participants. The benefits shown are net of the Social Security offset specified by the plan's benefit formula and therefore do not include Social Security benefits payable from the federal government.


SUMMARY OF CAREMARK DIRECTORS' COMPENSATION



     Officers of Caremark do not receive any additional compensation for serving as members of the Caremark Board or any of its committees. Non-employee directors receive an annual retainer of $33,000. Chairmen of standing committees and members of the executive committee (other than employees) receive an additional annual retainer of $5,000.



     Caremark has adopted the Caremark International Inc. 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), pursuant to which each non-employee director receives, in lieu of one-third of that director's annual retainer, an option to purchase shares of Caremark Common Stock. Under the Directors Plan, each non-employee director may elect to receive options in lieu of all or a portion of the remaining two-thirds of that director's annual retainer. The initial grants under the Directors Plan provide for options in lieu of all or a portion of the annual retainer that would be paid through the date of the Annual Meeting of Stockholders in 1998. Subsequent grants under the Directors Plan will be made on May 1, 1998 and every five years thereafter and will provide for options in lieu of all or a portion of the annual retainer that would be paid through the date of the annual stockholders meeting in the fifth year after the grant date. Option grants to new directors will be made upon their initial election or appointment to the Caremark Board and will be prorated according to the number of months remaining until the next scheduled option grant date. The exercise price of future options granted under the Directors Plan will not be less than the greater of par value or the fair market value of the Common Stock on the date of grant. Options granted under the Directors Plan become exercisable in five annual installments commencing on the May 1 following the date of grant. Options granted under the Directors Plan become fully exercisable upon the death or disability of the director or a change in control of Caremark. A pro rata portion of an option granted under the Directors Plan will become immediately exercisable upon termination of directorship for any reason other than death or disability. Options granted under the Directors Plan cease to be outstanding as of the earlier of ten years and one day after the grant date or one year after the date on which the director ceases to be a director of Caremark for any reason.



     All of Caremark's directors have elected to receive all of their compensation payable through the date of the Annual Meeting of Stockholders in 1998 in the form of options.

                        BUSINESS OF MEDPARTNERS/MULLIKIN

GENERAL


     MedPartners/Mullikin is a leading PPM company that develops, consolidates and manages integrated health care delivery systems. Through its network of affiliated group and IPA physicians, MedPartners/Mullikin provides primary and specialty health care services to prepaid managed care enrollees and fee-for-service patients. MedPartners/Mullikin enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. At March 31, 1996, MedPartners/Mullikin operated in 23 states and was affiliated with more than 5,077 physicians, including 1,414 in group practices, 3,206 through IPA relationships and 457 hospital-based physicians. MedPartners/Mullikin physicians provided prepaid health care to over 687,000 enrollees through 45 HMO relationships.


     MedPartners/Mullikin offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of physician practice management entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners/Mullikin enters into long-term practice management agreements with the affiliated physicians that provide for the management of the practices by MedPartners/Mullikin while at the same time allowing the physicians to maintain their clinical independence.

     MedPartners/Mullikin's revenue is derived from the provision of fee-for-service medical services and from contracts with HMOs which compensate MedPartners/Mullikin and its affiliated physicians on a prepaid basis. In the prepaid arrangements, MedPartners/Mullikin, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, MedPartners/Mullikin, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners/Mullikin and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners/Mullikin, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services.

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. MedPartners/Mullikin implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations, creation of strategic alliances with hospital partners, HMOs and other third-party payors in its market areas, use of sophisticated information systems and increasing the operational efficiency of, and reducing costs associated with, operating MedPartners/Mullikin's network.

RECENT DEVELOPMENTS

     On March 19, 1996, MedPartners/Mullikin completed a public offering of a total of 8,250,000 shares of MedPartners/Mullikin Common Stock, 6,632,800 of which were sold for the account of MedPartners/Mullikin and 1,617,200 of which were sold for the account of certain selling stockholders of MedPartners/ Mullikin. The public offering resulted in net proceeds to MedPartners/Mullikin of approximately $194 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- MedPartners/Mullikin -- Liquidity and Capital Resources".


     On March 11, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire CHS, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. CHS primarily engages in the organization and management of physician practices which contract with HMOs to provide physician and related healthcare services to enrollees. CHS currently provides management services to primary care medical groups and an IPA. Concurrent with, and as a condition to, the consummation of the CHS merger, MedPartners/Mullikin will acquire the assets of New Management, which is owned by the beneficial owners of 50% of CHS. CHS provides certain financial services to New Management, which is engaged in the business of providing certain management and administrative services to West Hills Hospital. MedPartners/Mullikin has filed a Registration Statement on Form S-4 with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the stockholders of CHS and the partners of New Management in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the stockholders of CHS and the partners of New Management. There is no guarantee that such approval will be obtained. If such approval is not obtained, the acquisition of CHS and New Management will not be consummated. See "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     On June 28, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Summit, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Summit is a multi-specialty group of approximately 70 physicians which serves northern New Jersey. Concurrently with, and as a condition to, the consummation of the acquisition of Summit, MedPartners/Mullikin or its subsidiaries will acquire the assets of MRA, which owns certain real estate and equipment used in the operations of Summit. MRA is owned by 54 of the 57 shareholders of Summit. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Summit and the partners of MRA in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the shareholders of Summit and the partners of MRA. There is no guarantee that such approval will be obtained. If such approval is not obtained, the acquisition of Summit and MRA will not be consummated. See "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     On July 3, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Cardinal in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. Cardinal is a multi-specialty group of 75 physicians which serves the Triangle area in Raleigh-Durham and includes Research Triangle Park. In addition to the main campus, Cardinal provides services at 16 clinical facilities and 15 satellite locations. Cardinal is also affiliated with almost 500 physicians through three IPAs, including Cardinal IPA, Piedmont Physicians Alliance, Inc. and Eastern Carolina Primary Care Alliance, Inc. The three IPAs, which are in the early stages of development, already have contracts with five managed care companies providing service to almost 6,000 enrollees. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Cardinal in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the shareholders of Cardinal. There is no guarantee that such approval will be obtained. If such approval is not obtained, the acquisition of Cardinal will not be consummated. See "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.



     On July 24, 1996, MedPartners/Mullikin announced that it had entered into a Plan and Agreement of Merger to acquire Emergency Physician Services, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Emergency Physician Services provides emergency department contract management, in-house physician staff services and staffing to 16 hospitals and six urgent care centers in northern Ohio and western Pennsylvania. The professional staff of Emergency Physician Services includes 115 physicians. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Emergency Physician Services in connection with such acquisition. Consummation of this acquisition is conditioned upon approval by the shareholders of Emergency Physician Services. There is no guarantee that such approval will be obtained. If such shareholder approval is not obtained, the acquisition of Emergency Physician Services will not be consummated. See "Pro Forma Condensed Financial Information" and the "Financial Statements" beginning at page F-1.



     On July 30, 1996 MedPartners/Mullikin announced its earnings for the second quarter ended June 30, 1996. Second quarter net income increased to $10.0 million, 73% over the second quarter of 1995. Revenues for the second quarter were $360.4 million, an increase of 25% over the same period in 1995. On an income per share basis, MedPartners/Mullikin earned $0.19 during the second quarter compared to $0.13 in the same quarter of 1995, a 46% increase.


INDUSTRY

     The Health Care Financing Administration ("HCFA") estimates that national health spending in 1994 was approximately $1 trillion, with physicians controlling more than 80% of the overall expenditures. The American Medical Association reports that approximately 565,000 physicians are actively involved in patient care in the United States, with a growing number participating in multi-specialty or single-specialty groups. The physician practice management market is estimated at $200 billion.

     Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care. As markets evolve from traditional fee-for-service medicine to managed care, HMOs and health care providers confront market pressures to provide high quality health care in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce premiums and to bring about greater accountability of HMOs and providers with respect to accessibility, choice of provider, quality of care and other indicators of consumer satisfaction. The focus on cost-containment has placed small to mid-sized physician groups and solo practices at a disadvantage because they typically have higher operating costs and little purchasing power with suppliers, they often lack the capital to purchase new technologies that can improve quality and reduce costs and they do not have the cost accounting and quality management systems necessary for entry into sophisticated risk-sharing contracts with payors.

     Industry experts expect the medical delivery system to evolve into a system where the primary care physician, often part of a multi-specialty group, manages and directs health care expenditures. As a result of these developments, primary care physicians have increasingly become the conduit for the delivery of medical care by acting as "case managers" and directing referrals to certain specialists, hospitals, alternate-site facilities and diagnostic facilities. By contracting directly with payors, organizations that control primary care physicians are able to reduce the administrative overhead expenses incurred by HMOs and insurers and thereby reduce the cost of delivering medical services.

     As a result of the trends toward increased HMO enrollment and physician membership in group medical practices, health care providers have sought to reorganize themselves into health care delivery systems that are better suited to the managed care environment. Physician groups and IPAs are joining with hospitals and other institutional providers in various ways to create vertically integrated delivery systems which provide medical and hospital services ranging from community-based primary medical care to specialized inpatient services. These health care delivery systems contract with HMOs to provide hospital and medical services to enrollees under full risk contracts, under which providers assume the obligation of providing both the professional and institutional components of covered health care services to the HMO enrollees.

     In order to compete effectively in such an emerging environment, physicians are concluding that they must have control over the delivery and financial impact of a broader range of health care services through the acceptance of global capitation. To this end, groups of independent physicians and medium to large medical groups are taking steps to assume responsibility and risk for health care services which they do not provide, such as hospitalization. Physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations, such as MedPartners/Mullikin, which offer skilled and innovative management, sophisticated information systems and capital resources. Many payors and their intermediaries, including governmental entities and HMOs, are increasingly looking to outside providers of physician services to develop and maintain quality outcomes, management programs and patient care data. In addition, such payors and intermediaries look to share the risk of providing health care services through capitation arrangements which provide for fixed payments for patient care over a specified period of time. While the acceptance of greater responsibility and risk provides the opportunity to retain and enhance market share and operate at a higher level of profitability, medical groups and independent physicians are concluding that the acceptance of global capitation carries with it significant requirements for infrastructure, information systems, capital, network resources and financial and medical management. Physicians are increasingly turning to organizations such as MedPartners/Mullikin to provide the resources necessary to function effectively in a managed care environment.

STRATEGY

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. The key elements of this strategy are as follows:

          Expansion of Existing Markets. MedPartners/Mullikin's principal strategy for expanding its existing markets is through the acquisition of (through purchase, merger or otherwise) or affiliation with physicians and medical groups within those markets. MedPartners/Mullikin seeks to acquire or otherwise affiliate with physician groups, IPAs and other providers with significant market shares in their local markets and established reputations for providing quality medical care in order to increase market share in targeted regions. MedPartners/Mullikin also develops multi-specialty physician networks that are designed to meet the specific medical needs of a targeted geographic market. MedPartners/Mullikin seeks to further enhance its existing market share by increasing enrollment and fee-for-service business in its existing clinics and IPAs. MedPartners/Mullikin anticipates further internal growth by expanding more of its payor contracts to global capitation through PPN. Additionally, MedPartners/Mullikin believes that increasing marketing activities, enhancing patient service and improving the accessibility of care will increase MedPartners/Mullikin's market share.

          Expansion into New Markets. MedPartners/Mullikin expands into new markets through the acquisition of or affiliation with other physician practice management entities and medical groups. MedPartners/Mullikin believes it is a leading consolidator in the physician practice management industry and that the MME acquisition was the first major consolidation in the industry, followed by the PPSI Merger and the proposed Merger. As a result of the consolidation of physician practices and the entry of other physician practice management companies into the market, MedPartners/Mullikin's management has determined that it is important for MedPartners/Mullikin to accelerate its rate of expansion through acquisitions and mergers with entities which already have significant market penetration. MedPartners/Mullikin believes that by concentrating on larger acquisitions and continuing to expand its core of physician groups and IPAs, as well as its network of hospital affiliations, it will be able to create vertically integrated health care delivery systems and enhance its competitive position. MedPartners/Mullikin continually reviews potential acquisitions and physician affiliations and is currently in preliminary negotiations with various candidates.

          Strategic Alliances. MedPartners/Mullikin believes that strategic alliances with hospitals and health plans improve the delivery of managed health care. MedPartners/Mullikin has entered into arrangements with various hospitals under which a portion of the capitation revenue received from HMOs for institutional care of enrollees assigned to designated Company clinics and IPA physicians is deposited into "subcapitated risk pools" managed by MedPartners/Mullikin. MedPartners/Mullikin believes that such arrangements can be enhanced through the implementation of the Restricted License held by PPN. Under these arrangements, the hospital is at risk in the event that the costs of institutional care exceed the available funds and MedPartners/Mullikin shares in cost savings and revenue enhancements. MedPartners/Mullikin believes that through these and other similar alliances, the providers will devote greater resources to ensuring the wellness of HMO enrollees, provide high-quality and cost-effective care and seek to retain and expand their respective market shares. As a result, it is anticipated that the overall cost of providing care will be contained, rendering both MedPartners/Mullikin and the participating providers more appealing to both HMOs and medical care consumers. MedPartners/Mullikin and its affiliated physicians have also established relationships with HMOs pursuant to which MedPartners/Mullikin and the HMOs share proportionately in the risks and rewards of market trends.

          Sophisticated Information Systems. MedPartners/Mullikin believes that information technology is critical to the growth of integrated health care delivery systems and that the availability of detailed clinical data is fundamental to quality control and cost containment. MedPartners/Mullikin develops and maintains sophisticated management information systems which collect and analyze clinical and administrative data to allow MedPartners/Mullikin to effectively control overhead expenses, maximize reimbursement and provide effective utilization management. MedPartners/Mullikin evaluates the administrative and clinical operations of affiliated practices and re-engineers these functions as appropriate in conjunction with the implementation of MedPartners/Mullikin's management information systems to maximize the benefits of the systems.

          Increased Operational Efficiencies and Cost Reductions. MedPartners/Mullikin is seeking to increase its operating efficiency through expansion of its market area and number of HMO enrollees, refinement of its utilization management programs that deliver information used by its physicians to monitor and improve their practice patterns, increased specialization, the development of additional in-house services and through increased emphasis on outpatient care. MedPartners/Mullikin's networks take advantage of economies of scale through centralized billing, scheduling, information management and other functions.

RECENT MAJOR ACQUISITIONS


     On November 29, 1995, a business combination between MedPartners and MME was consummated, pursuant to which MedPartners acquired MME by exchanging a total of 13,476,855 shares of MedPartners/Mullikin Common Stock for all of the outstanding partnership interests of MME. In connection with the MME acquisition, MedPartners/Mullikin also issued a total of 547,010 shares of its Common Stock to acquire a controlling interest in three real estate partnerships that own properties leased to and utilized in connection with the business of MedPartners/Mullikin. The transaction, which was consummated as a tax-free reorganization and pooling of interests for accounting purposes, was valued at approximately $413 million. See the Consolidated Financial Statements of MedPartners/Mullikin included elsewhere in this Prospectus-Joint Proxy Statement.



     On February 22, 1996, MedPartners/Mullikin acquired PPSI, a publicly traded physician management company based in Redlands, California, in exchange for approximately 10,983,346 shares of MedPartners/Mullikin Common Stock having a total value of approximately $343.0 million (the "PPSI Merger"). The PPSI Merger was a tax-free exchange accounted for as a pooling of interests. See the Consolidated Financial Statements of MedPartners/Mullikin included elsewhere in this Prospectus-Joint Proxy Statement.



     In addition to growth through the acquisition of physician groups, the MME acquisition and the PPSI Merger, MedPartners/Mullikin has consummated business combinations with MEDCTR, Inc., a family medicine provider located in Ohio, Vanguard Healthcare Group, Inc., an obstetrics/gynecology practice management entity operating in the Philadelphia and New Jersey areas, Texas Back Institute, Inc. and its affiliated medical practice, a spine care center operating in Texas and Retina and Vitreous Associates of Alabama, P.C., an ophthalmology practice in Alabama. MedPartners/Mullikin issued a total of 2,788,263 shares of MedPartners/Mullikin Common Stock in connection with these additional acquisitions. See the Consolidated Financial Statements of MedPartners/Mullikin included elsewhere in this Prospectus-Joint Proxy Statement.


     Prior to the 1995 Mergers, MedPartners had affiliated with 190 physicians through December 31, 1994. At March 31, 1996 MedPartners/Mullikin had affiliated with over 5,050 physicians.

DEVELOPMENT AND OPERATIONS

     Prior to affiliation with MME, MedPartners concentrated its development efforts in the southeastern United States, affiliating primarily with physician groups who practice on a fee-for-service basis. With the MME and PPSI organizations, MedPartners/Mullikin acquired additional business models, specifically designed to operate efficiently in the capitated managed care environment. These business models, which are replicable and flexible, allow MedPartners/Mullikin to capitalize on the full range of market opportunities in the physician practice management industry and enable MedPartners/Mullikin to build integrated physician networks attractive to payors of all types. MedPartners/Mullikin has networks currently under development in 23 states.

     To meet payor demand for price competitive, quality services, MedPartners/Mullikin utilizes a market-based approach that incorporates primary care and specialty physicians into a network of providers serving a targeted geographic area. MedPartners/Mullikin engages in research activities and market analysis to determine the network configuration for a particular market. Typically, MedPartners/Mullikin aims to achieve an equal number of primary care physicians and specialists in each network. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Key specialties include orthopedics, cardiology, neurosciences, urology, surgery, ear, nose and throat and ophthalmology. At certain locations, affiliated physicians and support personnel operate centers for diagnostic imaging, urgent care, cancer management, mental health treatment and health education. Network physicians also treat fee-for-service patients on a per-occurrence basis. After-hours care is available in several of MedPartners/Mullikin's clinics. Each network is configured to contain, when complete, the physician services necessary to capture at least 20% of market share and to provide at least 90% of the physician services required by payors. MedPartners/Mullikin markets its networks to managed care and third-party payors, referring physicians and hospitals.

     Affiliated Physicians. The relationship between MedPartners/Mullikin and its affiliated physicians is set forth in asset purchase and practice management agreements. Through the asset purchase agreement, MedPartners/Mullikin acquires the assets utilized in the practice and may also assume certain leases and other contracts of the physician group. The practice management agreements generally have terms ranging from 20 to 44 years, although certain of the agreements acquired in the PPSI Merger have terms as short as ten years, and provide the physicians with access to capital, management expertise, sophisticated information systems and managed care contracts, while enabling affiliated physicians to retain their autonomy through their professional corporations, thereby maintaining governance of physician-specific issues and clinical control.


     Under a practice management agreement, a physician group delegates to MedPartners/Mullikin administrative, management and support functions required in connection with its medical practice. MedPartners/Mullikin provides the physician group with the equipment and facilities used in its medical practice, manages practice operations and employs substantially all of the practice's non-physician personnel, except certain allied health professionals, such as nurses and physical therapists. The physicians are responsible for all decisions regarding patient health care, including diagnosis, treatment, surgery and therapy. The agreement also provides that the affiliated professional corporation will not compete with MedPartners/ Mullikin. See also Notes 1 and 10 to Consolidated Financial Statements of MedPartners/Mullikin included elsewhere in this Prospectus-Joint Proxy Statement.



     Pursuant to the practice management agreement, the affiliated professional corporation assigns to MedPartners/Mullikin all or substantially all its rights and interest in the revenue it receives. For providing services pursuant to such agreement, the physicians receive compensation, as negotiated, either as a fixed percentage of net revenues, a pre-determined salary and incentive arrangement, or an arrangement based directly on the profitability of the practice.


     Physicians in practice groups acquired by MedPartners/Mullikin typically sign three-year employment agreements with the affiliated medical group containing noncompetition covenants. The employment agreements provide for a physician to be paid either a fixed salary or pursuant to a negotiated formula. The medical group provides the physician with health, death and disability and professional liability insurance and other benefits. Physicians are also paid for any management responsibilities they assume.

     MedPartners/Mullikin enhances growth in its practices by expanding managed care arrangements, assisting in the recruitment of new physicians and expanding and adding services that have historically been performed outside of the practices. MedPartners/Mullikin works closely with affiliated physicians in targeting and recruiting physicians and in merging sole practice or single specialty groups into the affiliated physician groups. MedPartners/Mullikin assists in the development of new and expanded ancillary services by providing the needed capital resources and management services. MedPartners/Mullikin recognizes and develops opportunities to provide services throughout a market by positioning its practices so that an entire market is covered geographically. This approach provides patients with convenient medical facilities and services and responds to coverage criteria essential to payors.

     IPAs. MedPartners/Mullikin's networks include MIPA, which operates in 15 separate geographic regions in southern and northern California, as well as four IPAs acquired in the PPSI Merger. Formed in

1989, MIPA currently has approximately 3,100 primary care and specialist physicians and approximately 72,000 HMO enrollees in its network. The PPSI IPAs, operating in the Inland Empire region of California, have approximately 100 physicians and approximately 35,000 HMO enrollees. An IPA allows individual practitioners to access patients in their area through contracts with HMOs without having to join a group practice or sign exclusive contracts, and also coordinates utilization review and quality assurance programs for its affiliated physicians. In addition to providing access to HMO contracts, an IPA offers other benefits to physicians seeking to remain independent, including economies of scale in the marketplace, enhanced risk-sharing arrangements and access to other strategic alliances within MedPartners/Mullikin's network. MedPartners/Mullikin believes that the expansion of its IPA operations is important to the future growth of MedPartners/Mullikin, because many of the physicians who contract with MedPartners/Mullikin's IPAs have a significant number of patients who do not currently participate in a prepaid health plan and because such physicians may facilitate the formation of physician group practices which may become affiliated with, or acquired by, MedPartners/Mullikin. MedPartners/Mullikin identifies IPAs that need access to capitated HMO contracts, and such IPA organizations typically agree to assign their existing HMO contracts to MedPartners/Mullikin. Individual physicians then enter into contracts directly with the IPA. MedPartners/Mullikin believes that the expansion of its IPAs will enable it to increase its market share with relatively low risk because of the low incremental investment required to recruit additional physicians.

     MedPartners/Mullikin has practice management agreements with its affiliated IPAs pursuant to which it provides management and administrative services including physician credentialing, contracting, accounting and marketing. However, since IPA physicians are independent physicians with their own medical practices, unlike the agreements with affiliated practice groups, the scope of services provided to an IPA is limited to administrative, accounting, contractual and marketing services. Pursuant to these agreements, substantially all of the IPA's revenues are assigned to MedPartners/Mullikin and the physicians receive payments similar to those provided in the practice management agreements.

     HMOs. MedPartners/Mullikin, through its affiliated physicians, began contracting with HMOs to provide health care on a capitated reimbursement basis in 1975. Under these contracts, which typically are automatically renewed on an annual basis, MedPartners/Mullikin provides virtually all covered medical services and receives a fixed monthly capitation payment from HMOs for each member who chooses an affiliated physician as his or her primary care physician. The capitation amount may be fixed, based upon a percentage of premium, or adjusted based on the age and/or sex of the HMO enrollee. Contracts for prepaid health care with HMOs accounted for approximately 48.5% of MedPartners/Mullikin's pro forma combined net revenue for the first quarter of 1996. MedPartners/Mullikin currently has 45 relationships with HMOs of which the relationships with PacifiCare, Health Net and CaliforniaCare accounted for approximately 29% of net revenue of MedPartners/Mullikin for the three months ended March 31, 1996.


     To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the HMOs or other payors, aggregate capitation payments may be insufficient to cover the costs associated with the treatment of enrollees. Stop-loss coverage is maintained, which mitigates the effect of occasional high utilization of health care services. At March 31, 1996, over 687,000 HMO enrollees were covered beneficiaries for professional services in MedPartners/Mullikin's network, of which approximately 580,000 were served by affiliated professionals and approximately 107,000 were served by IPA professionals. These patients are covered under either commercial (typically employer-sponsored) or senior (Medicare-funded) HMOs. Higher capitation rates are typically received for senior patients because their medical needs are generally greater, and, consequently, the cost of covered care is higher. As of March 31, 1996, MedPartners/Mullikin's HMO enrollees comprised approximately 587,000 commercial enrollees and approximately 61,000 senior (over age 65) enrollees.


     MedPartners/Mullikin seeks to contract with the same HMOs on a capitated or similar prepaid basis to provide institutional care to substantially all the enrollees who have selected an affiliated physician as their primary health care provider. Under its institutional capitation agreements with HMOs, MedPartners/ Mullikin is obligated to pay for, in addition to inpatient hospitalization costs, costs for ambulance service, emergency room facilities, outpatient surgeries, home nursing care, skilled nursing care and, in some cases, pharmacy and out-of-area services. At March 31, 1996, MedPartners/Mullikin was receiving institutional capitation payments for approximately 365,000 enrollees.


     Hospitals. MedPartners/Mullikin operates Pioneer Hospital, a 99-bed acute care hospital located in Artesia, California, and USFMC, an 102-bed acute care hospital in Montclair, California. Many of the physicians on professional staff rosters of these hospitals are either employed by an affiliated professional corporation or under contract with MedPartners/Mullikin's IPAs. The traditional hospital-based physicians, such as emergency room physicians, anesthesiologists, pathologists, radiologists and cardiologists, are all supplied through contractual arrangements with an affiliated corporation. Several of MedPartners/Mullikin's medical clinics are located sufficiently close to Pioneer Hospital to allow the enrollees who utilize these clinics to also utilize Pioneer Hospital. Under the HMO contracts, MedPartners/Mullikin is obligated to pay for inpatient hospitalization and related services. Over 85% of Pioneer Hospital's and approximately 50% of USFMC's daily census is made up of MedPartners/Mullikin HMO enrollees. MedPartners/Mullikin has entered into agreements with other hospitals in California for the delivery of hospital services to the remainder of its enrollees. In each instance, the institutional capitation payments received from HMOs are placed at risk for the benefit of the applicable hospital, MedPartners/Mullikin and its affiliated physicians. MedPartners/ Mullikin and these providers split any savings realized if hospital utilization declines due to the success of MedPartners/Mullikin's programs for early intervention, wellness and outpatient treatment.



     Hospital-Based Physician Operations. MedPartners/Mullikin's Hospital-Based Physician ("HBP") operations acquired in the PPSI Merger organizes and manages physicians and other health care professionals engaged in the delivery of emergency, radiology and teleradiology services, hospital-based primary care and temporary staffing and support services to hospitals, clinics, managed care organizations and physician groups. NorthWest Emergency Physicians ("NEP"), an affiliate of PPSI, is the largest provider of emergency physician contract management services to hospital-based emergency departments in the Pacific Northwest (Washington, Oregon and Alaska). NEP's emergency department contracts provide physician coverage for 15 hospital emergency departments, 24 hours a day throughout the year. Team Health, also an affiliate of PPSI, principally operates in the Southeastern United States and currently serves 57 hospital emergency departments in Tennessee, Kentucky, Alabama, Arkansas and Virginia, and 15 hospital radiology departments. Under contracts with hospitals and other clients, MedPartners/Mullikin's HBP operations identify and recruit physicians and other health care professionals for admission to a client's medical staff, monitor the quality of care and proper utilization of services and coordinate the ongoing scheduling of staff physicians who provide clinical coverage in designated areas of care. Hospitals have found it increasingly difficult to recruit, schedule, retain and appropriately compensate hospital-based physician specialists required to operate hospital emergency, radiology and other departments. As a consequence, a large number of hospitals have turned to contract management firms as a more cost-effective and reliable alternative to the development of in-house physician staffing.


INFORMATION SYSTEMS

     MedPartners/Mullikin develops and maintains integrated information systems to support its growth and acquisition plans. MedPartners/Mullikin's overall information systems design is open, modular and flexible. MedPartners/Mullikin is implementing an individual patient electronic medical record ("EMR") to complement primary practice management and billing functions. MedPartners/Mullikin has configured its systems to give affiliated physicians and their staff efficient and rapid access to complex clinical data. MedPartners/ Mullikin's use of the EMR enhances operational efficiencies through automation of many routine clinical functions, as well as the capacity to link "physician-specific" treatment protocols by diagnosis, thus allowing physicians to have treatments checked against pre-defined protocols at the time of service.

     Effective and efficient access to key clinical patient data is critical in improving costs and quality outcomes as MedPartners/Mullikin enters into more capitation contracts. MedPartners/Mullikin utilizes its existing information systems to improve productivity, manage complex reimbursement procedures, measure patient care satisfaction and outcomes of care, and integrate information from multiple facilities throughout the care spectrum. These systems allow MedPartners/Mullikin to analyze clinical and cost data so that it is able to determine effectively thresholds of profitability under various capitation arrangements.

COMPETITION


     The PPM industry is highly competitive. The industry is also subject to continuing changes in the provision of services and the selection and compensation of providers. In addition, certain companies, including hospitals and insurers, are expanding their presence in the physician management market. The provision of physician contract management services for hospitals and other health care providers is also highly competitive, and MedPartners/Mullikin's hospital-based operations compete with national, regional and local companies in providing its services. Certain of MedPartners/Mullikin's competitors are larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with purchasers of such services.


GOVERNMENT REGULATION

     As a participant in the health care industry, MedPartners/Mullikin's operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state, and local levels. MedPartners/Mullikin believes its operations are in material compliance with applicable laws. Nevertheless, because of the uniqueness of the structure of the relationship with the physician groups, many aspects of MedPartners/Mullikin's business operations have not been the subject of state or federal regulatory interpretation and there can be no assurance that a review of MedPartners/Mullikin's or the affiliated physicians' business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of MedPartners/Mullikin or the affiliated physicians or that the health care regulatory environment will not change so as to restrict MedPartners/Mullikin's or the affiliated physicians' existing operations or their expansion.

     Approximately 15% of the revenues of MedPartners/Mullikin's affiliated physician groups is derived from payments made by government-sponsored health care programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners/Mullikin. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. MedPartners/Mullikin believes it is in material compliance with such laws, but there can be no assurance that MedPartners/Mullikin's activities will not be challenged or scrutinized by governmental authorities.

     The laws of many states prohibit business corporations such as MedPartners/Mullikin from practicing medicine and employing physicians to practice medicine. MedPartners/Mullikin performs only non-medical administrative services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine by the physicians with whom it contracts. Accordingly, MedPartners/Mullikin believes that it is not in violation of applicable state laws relating to the practice of medicine. In addition to prohibiting the practice of medicine, numerous states prohibit entities like MedPartners/Mullikin from engaging in certain health care-related activities, such as fee-splitting with physicians.

     Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute", prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. Although MedPartners/Mullikin believes that it is not in violation of the Anti-kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.


     Significant prohibitions against physician referrals were enacted by the United States Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. While MedPartners/Mullikin believes it is in compliance with such legislation, future regulations could require MedPartners/Mullikin to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws and MedPartners/Mullikin believes it is likely that more states will follow. MedPartners/Mullikin believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners/Mullikin to certain jurisdictions may require structural and organizational modifications of MedPartners/Mullikin's relationships with physician groups to comply with new or revised state statutes.

     On March 5, 1996, the DOC issued the Restricted License to PPN in accordance with the requirements of the Knox-Keene Act. The Restricted License authorizes PPN to operate as a health care service plan in the State of California. MedPartners/Mullikin, through PPN, intends to utilize the Restricted License for purposes of contracting with HMOs for a broad range of health care services, including both institutional and professional medical services, through a consolidated contract with the HMO. The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as health care service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees which fail to comply with such requirements. PPN is a newly created organization without an operating history and there is no assurance that the DOC will view its operations to be fully in compliance with applicable laws and regulations.


     The operation of Pioneer Hospital and USFMC is highly regulated. Pioneer Hospital and USFMC are accredited by the Joint Commission on Accreditation of Healthcare Organizations. Accreditation from the Joint Commission on Accreditation of Healthcare Organizations allows Pioneer Hospital to serve Medicare patients and provides authorization from the California Department of Health Services and the Los Angeles County Department of Health to operate as a licensed hospital facility. Each of Pioneer Hospital and USFMC is licensed and regulated as a general acute care hospital by the State of California Department of Health Services. Additionally, each of Pioneer Hospital and USFMC has a clinical laboratory license from the State of California Department of Health Services, a clinical laboratory license for its cardio-pulmonary laboratory and a pharmacy license for its inpatient pharmacy.


     Because the affiliated practice groups remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. MedPartners/Mullikin intends to comply with such state and federal laws as may affect its development of integrated health care delivery networks, but there can be no assurance that a review of MedPartners/Mullikin's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of MedPartners/Mullikin and its affiliated physician groups.


     As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners/Mullikin.


LEGAL PROCEEDINGS

     MedPartners/Mullikin is named as a defendant in various legal actions arising primarily out of services rendered by physicians employed by its affiliated physician entities and Pioneer Hospital and USFMC, personal injury and employment disputes. In addition, certain of its affiliated medical groups are named as defendants in numerous actions alleging medical negligence on the part of their physicians. In certain of these actions, MedPartners/Mullikin's and the medical group's insurance carrier has either declined to provide coverage or has provided a defense subject to a reservation of rights. MedPartners/Mullikin's management does not view any of these actions as likely to result in an uninsured award which would have a material adverse effect on MedPartners/Mullikin's financial condition, results of operations or liquidity.

EMPLOYEES

     As of March 31, 1996, MedPartners/Mullikin, including its affiliated professional entities, employed 9,162 people on a full-time equivalent basis.

CORPORATE LIABILITY AND INSURANCE

     MedPartners/Mullikin's business entails an inherent risk of claims of physician professional liability. To protect its overall operations from such potential liabilities, MedPartners/Mullikin has a multi-tiered corporate structure and preserves the operational integrity of each of its operating subsidiaries. In addition, MedPartners/Mullikin maintains professional liability insurance, general liability and other customary insurance on a claims-made and modified occurrence basis, in amounts deemed appropriate by management based upon historical claims and the nature and risks of the business, for all of the affiliated physicians, practices and operations. This insurance includes "tail" coverage for claims against MedPartners/Mullikin's affiliated medical organizations, including those acquired from Caremark, to cover incidents which were or are incurred but not reported during the periods for which the related risk was covered by "claims made" insurance. There can be no assurance that a future claim will not exceed the limits of available insurance coverage or that such coverage will continue to be available.

     Moreover, MedPartners/Mullikin requires each physician group with which it affiliates to obtain and maintain professional liability insurance coverage. Such insurance would provide coverage, subject to policy limits, in the event MedPartners/Mullikin were held liable as a co-defendant in a lawsuit for professional malpractice against a physician. In addition, generally, MedPartners/Mullikin is indemnified under the practice management agreements by the affiliated physician groups for liabilities resulting from the performance of medical services.

PROPERTIES

     MedPartners/Mullikin leases approximately 48,000 square feet at 3000 Galleria Tower in Birmingham, Alabama, for its corporate headquarters.

     In its western operations, MedPartners/Mullikin and its affiliated entities own certain real estate assets in California, and lease their other facilities from third parties. MedPartners/Mullikin leases, directly or through affiliated real estate partnerships, real estate for its clinics in 79 locations in southern California, 52 in northern California and six in the Portland, Oregon area. MedPartners/Mullikin leases an approximately 60,000 square foot building in Artesia which is occupied by Pioneer Hospital and owns the USFMC hospital building. In addition, MedPartners/Mullikin leases approximately 22 properties used for general administrative offices and storage.

     MedPartners/Mullikin also leases, subleases or occupies, pursuant to the asset purchase agreements, the clinic facilities for the affiliated physician groups. The leases have varying terms ranging from one to 22 years and monthly rents ranging from $250 to $97,170. MedPartners/Mullikin anticipates that, as the affiliated practices continue to grow and add new services, expanded facilities will be required.

                       MEDPARTNERS/MULLIKIN'S MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information about the executive officers and directors of MedPartners/Mullikin as of the date of this Prospectus-Joint Proxy Statement:


                        NAME                      AGE        POSITION WITH MEDPARTNERS/MULLIKIN
    --------------------------------------------  ---   --------------------------------------------
    Larry R. House(1)...........................  53    Chairman of Board, President and Chief
                                                        Executive Officer
    Harold O. Knight, Jr........................  38    Executive Vice President and Chief Financial
                                                          Officer
    Tracy P. Thrasher...........................  33    Executive Vice President of Administration
                                                        and Secretary
    William R. Dexheimer........................  39    Executive Vice President and Chief Operating
                                                          Officer -- East
    Mark L. Wagar...............................  45    Executive Vice President and Chief Operating
                                                          Officer -- West
    J. Rodney Seay..............................  49    Executive Vice President of Mergers and
                                                          Acquisitions
    J. Brooke Johnston, Jr......................  56    Senior Vice President and General Counsel
    Peter J. Clemens, IV........................  31    Vice President of Finance and Treasurer
    Richard M. Scrushy..........................  43    Director
    Larry D. Striplin, Jr.(2)...................  66    Director
    Charles W. Newhall III(1)...................  51    Director
    Scott F. Meadow(2)..........................  42    Director
    Ted H. McCourtney, Jr.(1)...................  57    Director
    Walter T. Mullikin, M.D.....................  78    Director
    John S. McDonald, J.D.(1)...................  63    Director
    Rosalio J. Lopez, M.D.(2)...................  43    Director
    Richard J. Kramer...........................  53    Director

- ---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     Larry R. House has been President and Chief Executive Officer of MedPartners/Mullikin since August 27, 1993, and has been Chairman of the Board since January 8, 1993. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation, a publicly traded provider of rehabilitative health care services ("HEALTHSOUTH"). From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. Mr. House is a member of the Board of Directors of each of HEALTHSOUTH, Capstone Capital Corporation, a publicly traded real estate investment trust, and the American Sports Medicine Institute.

     Harold O. Knight, Jr. has been Executive Vice President and Chief Financial Officer of MedPartners/Mullikin since November 10, 1994. Mr. Knight was Senior Vice President of Finance and Treasurer of MedPartners/Mullikin from August 27, 1993 to November 10, 1994 and, from March 1, 1993 to August 27, 1993, Mr. Knight served as Vice President of Finance of MedPartners/Mullikin. From 1980 to 1993, Mr. Knight was with Ernst & Young LLP, most recently as Senior Manager. Mr. Knight is a member of the Alabama Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Tracy P. Thrasher has been Executive Vice President of Administration of MedPartners/Mullikin since November 10, 1994 and has been Secretary since March 10, 1994. Ms. Thrasher was Senior Vice President of Administration from March 10, 1994 to November 10, 1994 and, from January 8, 1993 to March 10, 1994, she served as Corporate Comptroller and Vice President of Development. From 1990 to 1993, Ms. Thrasher was the Audit and Health Care Management Advisory Service Manager with Burton, Canady, Moore & Carr,

P.C., independent public accountants. Ms. Thrasher began her career with Ernst & Young LLP in 1985, and became a certified public accountant in 1986.

     William R. Dexheimer has been Executive Vice President and Chief Operating Officer -- East of MedPartners/Mullikin since August 27, 1993. From 1989 to 1993, Mr. Dexheimer was a principal stockholder and Chief Executive Officer of Strategic Health Resources of the South, Inc., a health care development and consulting firm. From 1986 to 1989, Mr. Dexheimer was employed by AMI Brookwood Medical Center as Senior Vice President of Development and Chief Executive Officer of AMI Brookwood Primary Care Centers, Inc.

     Mark L. Wagar has been MedPartners/Mullikin's Executive Vice President and Chief Operating Officer -- West since January 1995. From March 1994 to December 1994, he was the President of CIGNA HealthCare of California, a health care plan serving enrollees in California, Oregon and Washington and, from January 1993 through February 1994, was a Vice President of CIGNA HealthCare of California, an HMO. From November 1989 to December 1992, he was the President of Managed Care Partners, Inc., a private consulting management company specializing in managed care services. He has been involved in health care management for over 20 years, including 10 years in managed care companies.


     J. Rodney Seay has been Executive Vice President of Mergers and Acquisitions of MedPartners/ Mullikin since April 20, 1995. From August 27, 1993 to April 20, 1995, he served as Executive Vice President of Development of MedPartners/Mullikin. Mr. Seay was also Secretary of MedPartners/Mullikin from August 27, 1993 to March 10, 1994. From 1992 to 1993, he was Vice President of Finance of HEALTHSOUTH. From 1988 to 1992, Mr. Seay was a Senior Manager with KPMG Peat Marwick. From 1982 to 1988, he served as Chief Executive Officer of Medical Data Services, a physician practice management company with over 650 employees and over 1,500 physician clients.



     J. Brooke Johnston, Jr. has been Senior Vice President and General Counsel of MedPartners/Mullikin since April 25, 1996. Prior to that, Mr. Johnston was a senior principal of the law firm of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama where he practiced corporate and securities law for over seventeen years. Prior to that Mr. Johnston was engaged in the practice of law in New York, New York and at another firm in Birmingham. Mr. Johnston is a member of the Alabama State Bar and the New York and American Bar Associations. Mr. Johnston is a member of the Board of Directors of United Leisure Corporation, a publicly traded leisure time company.


     Peter J. Clemens IV has been Vice President of Finance and Treasurer of MedPartners/Mullikin since April 20, 1995. From 1991 to 1995 Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens began his career with AmSouth Bank, N.A. in 1987, and received an M.B.A. from Vanderbilt University in 1991.

     Richard M. Scrushy has been a member of the MedPartners/Mullikin Board of Directors since January 1993. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy is also a member of the Board of Directors of Capstone Capital Corporation, a publicly traded real estate investment trust.


     Larry D. Striplin, Jr. has been a member of the MedPartners/Mullikin Board of Directors since January 1993. Since December 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of Kulicke & Suffa, Inc. a publicly traded manufacturer of electronic equipment, and of Capstone Capital Corporation, a publicly traded real estate investment trust.



     Charles W. Newhall III has been a member of the MedPartners/Mullikin Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, Integrated Health Services, Inc. and OPTA Food Ingredients, Inc., all publicly traded companies. He is founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.


     Scott F. Meadow has been a member of the MedPartners/Mullikin Board of Directors since September 1993. Since February 5, 1996, Mr. Meadow has been a general partner of Sprout Group, a venture capital firm. He was a general partner of the Frontenac Company, a venture capital firm, from August 1992 to

September 1995. Mr. Meadow was a general partner of William Blair Venture Partners from 1982 to 1992 and a partner of William Blair and Company, an investment banking firm, from 1985 to 1992.

     Ted H. McCourtney, Jr. has been a member of the MedPartners/Mullikin Board of Directors since September 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of Cellular Communications, Inc., Cellular Communications of Puerto Rico, Inc., Cellular Communications International, Inc., International CabelTel Incorporated, SBSF, Inc. and Structural Dynamics Research Corporation, all publicly traded companies.

     Walter T. Mullikin, M.D., a surgeon, has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Dr. Mullikin had been Chairman of the Board of the general partner of MME since 1989. He founded Pioneer Hospital and the predecessors to MME's principal professional corporation in 1957. He was also the Chairman of the Board, President and a shareholder of MME's IPA, MIPA, until November 1995. Dr. Mullikin is a member of the Board of Directors of Health Net, a publicly traded HMO, and was one of the founders and a past chairman of the Unified Medical Group Association.

     John S. McDonald, J.D., has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. McDonald had been the Chief Executive Officer of the general partner of MME since March 1, 1994, and he has been an executive of MME's principal professional corporation, Pioneer Hospital, and their related entities since 1967. Mr. McDonald was also a director, the Secretary and a shareholder of MME's general partner. Mr. McDonald is on the Board of Directors of the Truck Insurance Exchange and is a past president of the Unified Medical Group Association.

     Rosalio J. Lopez, M.D. has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. Lopez had been a director of the general partner of MME since 1989. Dr. Lopez joined MME's principal professional corporation in 1984 and serves as the Chairman of its Medical Council and Family Practice and Managed Care committees. He also acted as a director and a Vice President of MME's principal professional corporation. He is also a director and shareholder of MIPA.


     Richard J. Kramer has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. Kramer is President/Chief Executive Officer and a director of Catholic Healthcare West ("CHW"). Before joining CHW in September 1989, Mr. Kramer served as the Executive Vice President of LifeSpan, Inc., a multi-hospital/health care system headquartered in Minneapolis, which he joined in 1971, serving in a variety of capacities, including Vice President of Planning and Marketing and administrator for Abbott-Northwestern Hospital. Mr. Kramer is currently a member of the Board of Directors of the California Association of Hospitals and Health Systems and the Hospital Council of Northern and Central California, the Board of Directors of the California Chamber of Commerce, the Governing Council of the American Hospital Association Section on Health Systems and the House of Delegates of the American Hospital Association, the Advisory Council for the Center for Clinical Integration and the Board of Directors of the Alumni Association of the University of Minnesota Program in Health Care Administration.


CLASSIFIED BOARD OF DIRECTORS


     Pursuant to the terms of the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws, the MedPartners/Mullikin Board of Directors is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at the Annual Meeting of Stockholders to be held in 1997, a second class holds office for a term that will expire at the Annual Meeting of Stockholders to be held in 1998 and a third class holds office for a term that will expire at the Annual Meeting of Stockholders to be held in 1999. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of MedPartners/Mullikin, the successors to the class of directors whose terms expire at such meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Messrs. Scrushy and McCourtney and Dr. Lopez have terms expiring in 1997, Messrs. House, McDonald, Kramer and Newhall have terms expiring in 1998, and Messrs. Meadow and Striplin and Dr. Mullikin have terms expiring in 1999. The MedPartners/Mullikin Board of Directors elects officers annually and such officers serve at the discretion of the MedPartners/Mullikin Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS


     The MedPartners/Mullikin Board of Directors currently has two committees: the Audit Committee and the Compensation Committee.


     The Audit Committee has the responsibility for reviewing and supervising the financial controls of MedPartners/Mullikin. The Audit Committee makes recommendations to the MedPartners/Mullikin Board of Directors with respect to MedPartners/Mullikin's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with MedPartners/Mullikin's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of MedPartners/Mullikin. The Audit Committee consists of Messrs. Striplin and Meadow and Dr. Lopez.

     The Compensation Committee has the responsibility for reviewing the performance of the officers of MedPartners/Mullikin and recommending to the MedPartners/Mullikin Board of Directors annual salary and bonus amounts for all officers of MedPartners/Mullikin. The Compensation Committee consists of Messrs. House, Newhall, McCourtney and McDonald.

EXECUTIVE OFFICER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to MedPartners/Mullikin in all capacities during the years ended December 31, 1995 and 1994, for the chief executive officer and the four other most highly compensated executive officers of MedPartners/Mullikin whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                    ANNUAL COMPENSATION(1)   ------------
                                                                              SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION HELD        YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        ($)
- -------------------------------------------  -----  ----------   ---------   ------------   ------------
Larry R. House(2)..........................  1995    $ 349,908   $ 600,000      828,000       $ 28,335(3)
  Chairman of the Board, President and       1994      335,000          --      457,000         25,474(4)
  Chief Executive Officer
Harold O. Knight, Jr.......................  1995      132,920     102,230      200,000         12,227(5)
  Executive Vice President and Chief         1994       90,000          --       30,000          3,541(6)
  Financial Officer
William R. Dexheimer.......................  1995      172,996       2,196       55,000         12,254(7)
  Executive Vice President and Chief         1994      162,940          --       15,000          6,596(8)
  Operating Officer -- East
Mark L. Wagar(9)...........................  1995      346,601          --      250,000         30,485(10)
  Executive Vice President and Chief
  Operating Officer -- West
Tracy P. Thrasher..........................  1995      115,250      42,240      185,000         12,145(11)
  Executive Vice President of                1994       83,000          --       50,000          3,510(12)
  Administration and Secretary

- ---------------

 (1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each Named Executive Officer.
 (2) Pursuant to a reimbursement agreement, MedPartners/Mullikin paid HEALTHSOUTH the sum of $150,195 as reimbursement for services rendered by Mr. House from January 1, 1994 to August 31, 1994, when the agreement terminated. See "-- Compensation Committee Interlocks and Insider Participation".
 (3) Represents $585 paid for life, long-term disability, health, dental and accidental death insurance; $2,750 paid for automobile allowance; and $25,000 paid for split premium life insurance for Mr. House for 1995.

 (4) Represents $434 paid for life, long-term disability, health, dental and accidental death insurance; $2,200 paid for automobile allowance; and $22,840 paid for split premium life insurance for Mr. House for 1994.
 (5) Represents $477 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Knight for 1995.
 (6) Represents $391 paid for life, long-term disability, health, dental and accidental death insurance; and $3,150 paid for automobile allowance for Mr. Knight for 1994.
 (7) Represents $504 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Dexheimer for 1995.
 (8) Represents $2,396 paid for life, long-term disability, health, dental and accidental death insurance; and $4,200 paid for automobile allowance for Mr. Dexheimer for 1994.
 (9) Mr. Wagar commenced employment on January 1, 1995.
(10) Represents $5,084 paid for life, long-term disability, health, dental and accidental death insurance; $1,548 paid as a flex allowance; and $23,853 paid as an executive life insurance benefit for Mr. Wagar for 1995.
(11) Represents $395 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Thrasher for 1995.
(12) Represents $360 paid for life, long-term disability, health, dental and accidental death insurance; and $3,150 paid for automobile allowance for Ms. Thrasher for 1994.


     Option Grants in 1995. The following table contains information concerning the grant of stock options under the MedPartners/Mullikin Option Plans (as defined herein) to the Named Executive Officers in 1995:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUALS GRANTS(1)                      POTENTIAL REALIZABLE
                            --------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF      PERCENT OF                                 RATES OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                              APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO     EXERCISE OR                        TERM(1)
                               OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
           NAME             GRANTED(#)(2)    FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
- --------------------------  -------------   -------------   -----------   ----------   ----------   ----------
Larry R. House............     328,000(3)        11.9%        $ 12.00        2005      $2,475,329   $6,272,970
                               500,000(3)        18.1           27.25        2005       8,568,689   21,714,741
Harold O. Knight, Jr. ....      50,000            1.8           12.00        2005         377,337      956,245
                               150,000            5.4           27.25        2005       2,570,607    6,514,422
William R. Dexheimer......      15,000            0.5           12.00        2005         113,201      286,874
                                40,000            1.4           27.25        2005         685,495    1,737,179
Mark L. Wagar.............     150,000            5.4           28.25        2005       2,664,941    6,753,484
                               100,000(3)         3.6           28.25        2005       1,776,627    4,502,322
Tracy P. Thrasher.........      85,000            3.1           12.00        2005         641,473    1,625,617
                               100,000            3.6           27.25        2005       1,713,738    4,342,948

- ---------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(2) The vesting of each option is cumulative and no vested portion expires until the expiration of the option. Unless otherwise noted, options vest at the rate of 20% per year over a five-year period beginning on the date of grant.
(3) These options are 100% vested.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information with respect to options exercised by the Named Executive Officers during 1995 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED      VALUE        OPTIONS AT FY-END(#)           AT FY-END($)(1)
           NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- --------------------------  ---------------   -----------   -------------------------   -------------------------
Larry House...............      402,000       $ 5,226,000        883,000/0                $11,567,000/$0
Harold O. Knight, Jr. ....       72,000         1,417,000         40,000/218,000              382,500/3,432,400
William R. Dexheimer......        3,000            39,000         14,000/53,000               207,400/731,200
Mark L. Wagar.............           --                --        130,000/120,000              747,528/570,000
Tracy P. Thrasher.........       32,000           567,500         37,000/186,000              472,000/3,134,400

- ---------------

(1) Based on the closing sale price of MedPartners/Mullikin Common Stock on December 29, 1995, of $33.00 per share.

DIRECTOR COMPENSATION


     Directors of MedPartners/Mullikin who are not also employed by MedPartners/Mullikin are paid directors' fees of $2,500 for each meeting of the MedPartners/Mullikin Board of Directors attended in person, $500 for each meeting of the MedPartners/Mullikin Board of Directors attended by phone, and $1,000 for each meeting of the Audit Committee or the Compensation Committee attended in person. In addition, directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each directors' meeting and committee meeting. Outside directors are eligible to receive the grant of stock options under the MedPartners/Mullikin Option Plans. In November 1995, each of Messrs. Scrushy, Striplin, Newhall, Meadow, McCourtney, McDonald and Kramer and Dr. Mullikin were granted ten-year options to purchase 10,000 shares of MedPartners/Mullikin Common Stock and Dr. Lopez was granted a ten-year option to purchase 20,000 shares, all at an exercise price of $28.25 per share, the market price on the date of grant. See " -- Executive Officer Compensation -- Option Grants in 1995" and "Principal Stockholders of MedPartners/Mullikin".


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Messrs. House, Newhall and McCourtney served on the Compensation Committee of the MedPartners/ Mullikin Board of Directors during 1995, joined by Mr. McDonald in November 1995. Mr. House also served as Chairman of the Board, President and Chief Executive Officer of MedPartners/Mullikin while serving on the Compensation Committee.



     On August 31, 1993, MedPartners entered into a Reimbursement Agreement with HEALTHSOUTH to allow Mr. House to serve as President of HEALTHSOUTH International, Inc (the "Reimbursement Agreement"). The Reimbursement Agreement provided for the reimbursement by MedPartners to HEALTHSOUTH of one-half of Mr. House's compensation and benefits. Under the Reimbursement Agreement, MedPartners paid HEALTHSOUTH the sum of $150,195 for the period from January 1, 1994 to August 31, 1994, when the Reimbursement Agreement terminated. On September 1, 1994, MedPartners entered into a consulting agreement, terminated in February 1995, with HEALTHSOUTH, under which MedPartners agreed to make available to HEALTHSOUTH from time to time at reasonable times and upon reasonable requests the services of Mr. House as a consultant in connection with the activities of HEALTHSOUTH International, Inc. In exchange for such services, HEALTHSOUTH paid MedPartners/ Mullikin a consulting fee equal to one-half of Mr. House's compensation and benefits.


     In connection with the sale of the Convertible Preferred Stock described below, MedPartners/Mullikin entered into a non-competition and severance agreement with Mr. House. The agreement provides, subject to certain limitations, for severance payments equal to 12 months' salary if Mr. House's employment is terminated without cause. Moreover, pursuant to this agreement, Mr. House agreed that during the term of his employment with MedPartners/Mullikin and for 18 months thereafter, he will not compete with

MedPartners/Mullikin, without the prior written consent of MedPartners/Mullikin, by engaging in any capacity in any business which is competitive with the business of MedPartners/Mullikin.


     In September 1993 and March 1994, MedPartners issued shares of Series A and Series B Convertible Preferred Stock in private transactions. Entities affiliated with Messrs. House, Newhall and McCourtney purchased shares in each transaction as follows: HEALTHSOUTH -- 157,500 shares of Series A Convertible Preferred Stock and 250,000 shares of Series B Convertible Preferred Stock; New Enterprise Associates VI, L.P. -- 875,000 shares of Series A Convertible Preferred Stock and 625,000 shares of Series B Convertible Preferred Stock; New Venture Partners III, L.P. -- 125,000 shares of Series A Convertible Preferred Stock and 37,500 shares of Series B Convertible Preferred Stock; and Venrock Associates -- 750,000 shares of Series A Convertible Preferred Stock and 500,000 shares of Series B Convertible Preferred Stock. All of such shares of Preferred Stock were automatically converted into shares of Common Stock upon the consummation of the Convertible MedPartners initial public offering in February 1995. See "Principal Stockholders of MedPartners/Mullikin".



     In connection with the acquisition of MME described under "Business of MedPartners/Mullikin -- Recent Major Acquisitions", MedPartners/Mullikin entered into Termination and Consulting Agreements with Mr. McDonald. Under the Termination Agreement, Mr. McDonald's employment agreement with MME was terminated in consideration of which Mr. McDonald received a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites under the former employment agreement for 36 months, access to an office and support staff until death or disability, payments from MedPartners/Mullikin and a trust set up by MedPartners/Mullikin to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. MedPartners/Mullikin and Mr. McDonald entered into a five-year Consulting Agreement whereby Mr. McDonald will receive in consideration for his services a consulting fee of $2,230,000, to be paid over five years with an initial payment of $669,000 on November 29, 1995 and equal payments of $390,250 on each anniversary of such date, access to an office and support staff and certain other benefits. See "Certain
Transactions -- MedPartners/Mullikin -- MME Acquisition Agreements".


     See also "Certain Transactions -- MedPartners/Mullikin".

NON-COMPETITION AND SEVERANCE AGREEMENTS

     In September 1993, MedPartners/Mullikin entered into non-competition and severance agreements with Mr. House and Mr. Dexheimer, each of which contains the terms described above under "-- Compensation Committee Interlocks and Insider Participation" related to the agreement with Mr. House. MedPartners/ Mullikin also entered into non-competition, nondisclosure and development agreements with each of Messrs. Knight, Seay and Dexheimer and Ms. Thrasher pursuant to which each has agreed not to disclose any of MedPartners/Mullikin's confidential information or assist or work for any of MedPartners/Mullikin's competitors for a period of one year after termination of employment. In addition, each of such executive officers agreed to assign any rights in any design, invention, software, process, trade secret or intellectual property that relates to or resulted from work performed at MedPartners/Mullikin.

STOCK OPTION PLANS


     MedPartners/Mullikin has a 1993 Stock Option Plan (the "1993 Option Plan") and a 1995 Stock Option Plan (the "1995 Option Plan", together with the 1993 Option Plan, the "MedPartners/Mullikin Option Plans"). The objectives of the MedPartners/Mullikin Option Plans are to attract and retain qualified personnel, to provide incentives to employees, officers, and directors of MedPartners/Mullikin and to promote the success of MedPartners/Mullikin. A total of 1,555,000 shares of MedPartners/Mullikin Common Stock, including 1,055,000 shares of MedPartners/Mullikin Common Stock for issuance upon the exercise of options granted to officers, directors, consultants and employees of MedPartners/Mullikin and 500,000 shares of MedPartners/Mullikin Common Stock for issuance upon the exercise of options issued in connection with the acquisition of the assets of physician practices, are covered by the 1993 Option Plan. A total of 7,099,150 shares of MedPartners/Mullikin Common Stock are covered by the 1995 Option Plan. Additionally, the 1995 Option Plan contains a provision whereby the number of shares of MedPartners/Mullikin Common Stock for which options may be granted under the 1995 Option Plan shall automatically increase on the first trading day of each calendar year during the term of the 1995 Option Plan by an amount equal to 1% of the shares of

MedPartners/Mullikin's Common Stock outstanding on December 31 of the immediately preceding year. However, such additional shares shall be available only for the grant of non-qualified stock options and not for the grant of incentive options. The MedPartners/Mullikin Option Plans authorize the grant of options to purchase MedPartners/Mullikin Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and the grant of options that do not qualify as Incentive Options ("Non-Qualified Options") under Section 422 of the Code.



     The MedPartners/Mullikin Option Plans are administered by the Compensation Committee of the MedPartners/Mullikin Board of Directors (the "Compensation Committee"). The Compensation Committee, subject to the approval of the MedPartners/Mullikin Board of Directors and the provisions of the MedPartners/Mullikin Option Plans, has full power to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the MedPartners/Mullikin Option Plans. The MedPartners/ Mullikin Option Plans provide that the Compensation Committee will select grantees from among full-time employees, officers, directors and consultants of MedPartners/Mullikin or its subsidiaries, and individuals or entities subject to an acquisition or management agreement with MedPartners/Mullikin.



     The option exercise price of each option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options and not less than 85% of the fair market value of the shares on the date of grant in the case of Non-Qualified Options granted to employees. No Incentive Option may be granted to any employee who owns at the date of grant stock representing in excess of 10% of the combined voting power of all classes of stock of MedPartners/Mullikin or a parent or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which Incentive Options are exercisable by an individual for the first time during any calendar year may not exceed $100,000.



     The term of each option shall be fixed by the Committee and may not exceed ten years from the date of grant. If a participant who holds options ceases to be an employee, consultant or director or otherwise affiliated with MedPartners/Mullikin (the "Termination"), for cause (as defined), and such person shall not have fully exercised any option granted under the MedPartners/Mullikin Option Plans, the option or the remaining portion thereof will expire on the date of Termination. Any option or portion thereof which has not expired or been exercised on or before the date of Termination, without cause, expires 90 days after the date of Termination. Notwithstanding the foregoing, in the event of Termination due to the optionee's death or incapacity, the option will terminate 12 months following the date of such optionee's death or incapacity. Options granted under the MedPartners/Mullikin Option Plans may be exercisable in installments.


     Upon the exercise of options, the option exercise price must be paid in full, either in cash or other form acceptable to the Committee, including delivery of a full recourse promissory note, delivery of shares of Common Stock already owned by the optionee or delivery of other property. Unless terminated earlier, the 1993 Option Plan will terminate in 2003 and the 1995 Option Plan will terminate in 2005.


     As of June 30, 1996, MedPartners/Mullikin had outstanding options at exercise prices ranging from $0.20 to $19.25 to acquire 647,170 shares of MedPartners/Mullikin Common Stock under the 1993 Option Plan. At the same date, there were outstanding options under the 1995 Option Plan to acquire 5,172,440 shares of Common Stock at exercise prices ranging from $12.00 to $33.00 per share.


401(K) PLANS

     MedPartners/Mullikin has the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "MedPartners Plan"). The MedPartners Plan is a Code
Section 401(k) plan which requires, subject to certain limited exceptions, the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked, to become a participant in the plan. MedPartners/Mullikin, in its sole discretion, may contribute an amount which it designates as a discretionary employer contribution to all non-highly compensated and all non-key employees. In years for which the MedPartners Plan is "top-heavy" (as defined in the Code), a participant is entitled to the top heavy minimum allocation if the participant was employed by MedPartners on the last day of the MedPartners Plan year, unless the employee is a key employee. Participants in the MedPartners Plan may elect to contribute from 2% to 15% of their gross compensation subject to annual Code limitations.

     Effective November 28, 1989, MME's principal professional corporation and Pioneer Hospital adopted the Savings and Salary Deferral Plan (the "Mullikin Plan"), which MedPartners/Mullikin has assumed. MME adopted the Mullikin Plan retroactively to January 1, 1994, and assumed the administration responsibility of the Mullikin Plan. The Mullikin Plan is also a Code Section 401(k) plan which requires, subject to certain limited exceptions, the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked to become a participant in the Mullikin Plan. Participants in the Mullikin Plan may elect to contribute from 1% to 20% of their gross compensation, subject to annual Code limitations. MedPartners/ Mullikin will make a minimum matching contribution of 50% of the first 3% of salary deferred into the Mullikin Plan, up to a maximum of $750 for any Mullikin Plan year.



     In addition to these plans, certain of the employee retirement plans of various of the entities acquired during 1995 have been or will be merged into the MedPartners Plan or the Mullikin Plan, while others may continue as prior to the acquisition. MedPartners/Mullikin continues to investigate the feasibility of the combination of the MedPartners Plan and the Mullikin Plan consistent with applicable law and regulations and its desire to provide a comprehensive benefit package for all employees.


                  CERTAIN TRANSACTIONS -- MEDPARTNERS/MULLIKIN

MME ACQUISITION AGREEMENTS

     In connection with the acquisition of MME described under "Business of MedPartners/Mullikin -- Recent Major Acquisitions", MedPartners/Mullikin entered into certain termination and consulting agreements with Walter T. Mullikin, M.D. and John S. McDonald, J.D., now directors of MedPartners/Mullikin, and an employment agreement with Mark L. Wagar, Executive Vice President and Chief Operating Officer -- West of MedPartners/Mullikin.


     Termination Agreements. On November 29, 1995, MedPartners/Mullikin and each of Dr. Walter T. Mullikin, M.D. and John S. McDonald, J.D., entered into a Termination Agreement that terminated their previous employment agreements with MME, in consideration of which they received, or shall receive, a lump sum payment of $1,064,000, in the case of Dr. Mullikin, and $796,000 in the case of Mr. McDonald, continuation of certain fringe benefits and perquisites for 36 months, payments from MedPartners/Mullikin and a trust set up by MedPartners/Mullikin to fund the remainder of MME's pension obligations to Dr. Mullikin or to Dr. Mullikin's spouse, should she survive him, and Mr. McDonald, payment of all health and medical care (including prescriptions) for Dr. Mullikin and his spouse and Mr. McDonald for the remainder of their lives through a MedPartners/Mullikin sponsored health insurance plan, a death payment benefit to be paid to Dr. Mullikin's designated beneficiary or estate of $2,700,000, and certain other benefits. See "MedPartners/Mullikin's
Management -- Compensation Committee Interlocks and Insider Participation".


     Consulting Agreements. On November 29, 1995, MedPartners/Mullikin and each of Dr. Mullikin and Mr. McDonald entered into five-year Consulting Agreements whereby they will receive in consideration for their services: consulting fees of $2,480,000 to Dr. Mullikin, to be paid over five years with an initial payment of $744,000 on November 29, 1995, and equal payments of $434,000 on each anniversary of such date, and $2,230,000 to Mr. McDonald, to be paid over five years with an initial payment of $669,000 on November 29, 1995, and equal payments of $390,250 on each anniversary thereof, access to an office and support staff and certain other benefits.

     Wagar Employment Agreement. On November 29, 1995, MedPartners/Mullikin and Mark L. Wagar, Executive Vice President and Chief Operating Officer -- West of MedPartners/Mullikin entered into an amended employment agreement for the remainder of the term of Mr. Wagar's employment agreement with MME which terminates on January 18, 1998, subject to certain renewal provisions (the "Wagar Employment Agreement"), pursuant to which Mr. Wagar will receive a base annual salary of $350,000, participation in any long-term incentive plan designed specifically for Mr. Wagar or provided to the Senior Executive Group (as defined in the Wagar Employment Agreement), participation in any benefits and perquisites provided to the Senior Executive Group, reasonable vacation and eligibility to participate in a cash bonus plan. The Wagar Employment Agreement provides that if Mr. Wagar voluntarily resigns such that such resignation constitutes constructive termination or should his services be terminated by MedPartners/Mullikin without "cause" (as defined in the Wagar Employment Agreement), Mr. Wagar (or his beneficiaries should Mr. Wagar thereafter die) shall be entitled to receive (i) the full amount of any previously unpaid base salary through the date of

Mr. Wagar's termination of service, (ii) payment of Mr. Wagar's annual base salary in effect as of the date of Mr. Wagar's termination of service payable in 12 equal monthly installments, (iii) continuation of fringe benefits and perquisites under the Wagar Employment Agreement, (iv) immediate vesting of any stock options or other rights provided under MedPartners/Mullikin's long term incentive plan, and (v) payment of any life insurance, disability or other benefits provided to Mr. Wagar by MedPartners/Mullikin in accordance with the terms and conditions of the Wagar Employment Agreement. The Wagar Employment Agreement contains other severance arrangements relating to termination of Mr. Wagar's services due to death, disability or resignation.

FINANCINGS

     In September 1993 and February 1994, MedPartners, the predecessor of MedPartners/Mullikin, issued an aggregate of 4,000,562 shares of Series A Convertible Preferred Stock in a private placement transaction for aggregate consideration of $8,001,124. Certain directors and officers of MedPartners/Mullikin, or entities affiliated with such individuals, purchased shares of Series A Convertible Preferred Stock as follows: New Enterprise Associates VI, L.P. -- 875,000 shares; New Venture Partners III, L.P.
 -- 125,000 shares; Venrock Associates -- 750,000 shares; Frontenac Venture VI, L.P. -- 1,000,000 shares; HEALTHSOUTH -- 157,500 shares; and Ms.
Thrasher -- 11,250 shares.

     In March 1994 and May 1994, MedPartners issued an aggregate of 3,000,000 shares of Series B Convertible Preferred Stock in a private placement transaction for aggregate consideration of $12,000,000. Certain directors and officers of MedPartners, or entities affiliated with such individuals, purchased shares of Series B Convertible Preferred Stock as follows: New Enterprise Associates, VI, L.P. -- 625,000 shares; New Venture Partners III, L.P. -- 37,500 shares; Venrock Associates -- 500,000 shares; Frontenac Venture VI,
L.P. -- 625,000 shares; HEALTHSOUTH -- 250,000 shares; Mr. Scrushy -- 100,000 shares; Mr. Striplin -- 25,000 shares; and Ms. Thrasher -- 10,000 shares. See "MedPartners/Mullikin's Management -- Compensation Committee Interlocks and Insider Participation".


     All of the shares of Convertible Preferred Stock were automatically converted into shares of MedPartners common stock upon the consummation of MedPartners' initial public offering in February 1995. See "Principal Stockholders of MedPartners/Mullikin" for information about affiliations between directors and executive officers of MedPartners/Mullikin and certain of the entities who purchased shares of MedPartners Preferred Stock.


     The Mullikin Family Trust, a trust formed for the benefit of Dr. Mullikin and his spouse, was the holder of two notes issued in November 1992 by 5000 Airport Plaza, a California limited partnership which is controlled by MedPartners/Mullikin, one in the principal amount of $2,975,000, having a 20-year term and bearing an interest rate of 10% per annum, and the other in the principal amount of $850,000, having a 10-year term and bearing an interest rate of 10% per annum, each secured by the 5000 Airport Plaza building, where MedPartners/Mullikin's western executive offices are located.

                 PRINCIPAL STOCKHOLDERS OF MEDPARTNERS/MULLIKIN

     The following table sets forth certain information regarding beneficial stock ownership of MedPartners/ Mullikin as of June 30, 1996: (i) each director and Named Executive Officer of MedPartners/Mullikin. (ii) all directors and executive officers as a group, and (iii) each stockholder known by MedPartners/Mullikin to be the beneficial owner of more than 5% of the outstanding MedPartners/Mullikin Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law. Shares of Common Stock subject to options held by directors and executive officers that are exercisable within 60 days of June 30, 1996, are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.


                                                                  NUMBER OF SHARES OF    PERCENTAGE
                                                                  MEDPARTNERS/MULLIKIN    OF COMMON
             NAME                         POSITION HELD               COMMON STOCK       STOCK OWNED
- -------------------------------  -------------------------------  --------------------   -----------
Larry R. House.................  Chairman, President and Chief          2,605,000(1)         4.85%
                                   Executive Officer and
                                   Director
William R. Dexheimer...........  Executive Vice President and             254,000(2)        *
                                   Chief Operating
                                   Officer -- East
Harold O. Knight, Jr...........  Executive Vice President and             148,000(3)        *
                                   Chief Financial Officer
Tracy P. Thrasher..............  Executive Vice President of              139,800(4)        *
                                   Administration and Secretary
Mark L. Wagar..................  Executive Vice President and             163,005(5)        *
                                   Chief Operating
                                   Officer -- West
Larry D. Striplin, Jr..........  Director                                  99,100(6)        *
Richard M. Scrushy.............  Director                               1,915,500(7)         3.66
Charles W. Newhall III.........  Director                               1,502,000(8)         2.87
Scott F. Meadow................  Director                                   2,000(9)        *
Ted H. McCourtney, Jr..........  Director                                  56,901(10)        1.05
Walter T. Mullikin, M.D........  Director                                 432,424(11)       *
John S. McDonald...............  Director                                 303,281(12)       *
Richard J. Kramer..............  Director                               1,869,674(13)        3.57
Rosalio J. Lopez, M.D..........  Director                                  93,069(14)       *
All executive officers and                                              9,720,254(15)       17.91
  directors as a group (17
  persons).....................


- ---------------

   * Less than 1%.
 (1) Includes options to purchase 1,428,000 shares.
 (2) Includes options to purchase 40,000 shares and 1,000 shares held in trust.
 (3) Includes options to purchase 86,000 shares.

 (4) Includes options to purchase 84,000 shares and 2,000 shares held in trust for a minor child.

 (5) Includes options to purchase 160,000 shares.
 (6) Includes options to purchase 2,000 shares.
 (7) Includes options to purchase 17,000 shares, 250,000 shares held in trust for minor children, and 1,098,500 shares owned of record by HEALTHSOUTH. Mr. Scrushy is Chairman of the Board, President and Chief Executive Officer of HEALTHSOUTH and disclaims beneficial ownership of the shares owned by HEALTHSOUTH.
 (8) Includes options to purchase 2,000 shares, and 1,500,000 shares owned of record by New Enterprise Associates VI, Limited Partnership ("NEA"), of which Mr. Newhall is the general partner. Mr. Newhall shares voting and investment power with respect to such shares owned by NEA.
 (9) Includes options to purchase 2,000 shares.

(10) Includes options to purchase 2,000 shares, 45 shares owned of record by Venrock Associates and 15 shares owned of record by Venrock Associates II, L.P. Mr. McCourtney is a general partner of Venrock Associates and Venrock Associates II, L.P., and shares voting and investment power with respect to such shares. Mr. McCourtney disclaims beneficial ownership of the shares owned by Venrock Associates and Venrock Associates, II, L.P., except to the extent of his pro rata interest.
(11) Includes options to purchase 2,000 shares and 430,424 shares held by the Mullikin Family Trust U/D/T, dated February 10, 1976.
(12) Includes options to purchase 2,000 shares and 301,281 shares held by certain trusts for the benefit of Mr. McDonald.

(13) Includes options to purchase 2,000 shares and 1,867,674 shares owned of record by DCNHS-West Partnership, L.P. ("DCNHS") Mr. Kramer is the President and Chief Executive Officer of CHW, which is the sole general partner of DCNHS. Mr. Kramer disclaims beneficial ownership of the shares owned by DCNHS.

(14) Includes options to purchase 4,000 shares and 89,069 shares held of record by certain trusts for the benefit of Dr. Lopez and members of his family.

(15) Includes options to purchase a total of 1,921,000 shares.

                      SELECTED FINANCIAL DATA -- CAREMARK


     The following table sets forth a summary of consolidated financial data of Caremark for each of the five years in the period ended December 31, 1995 and the three months ended March 31, 1995 and 1996. The financial data in the following table is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Caremark's Consolidated Financial Statements and Notes and other financial information appearing in this Prospectus-Joint Proxy Statement. Except for the data presented for the three months ended March 31, 1995 and 1996, the income statement data and balance sheet data have been derived from audited financial statements of Caremark. The financial statements of Caremark for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, which are incorporated by reference herein, have been audited by Price Waterhouse LLP, independent certified public accountants.


                                                                                        THREE MONTHS
                                                                                            ENDED
                                               YEAR ENDED DECEMBER 31,                    MARCH 31,
                                  -------------------------------------------------   -----------------
                                   1991    1992(2)     1993       1994     1995(1)     1995      1996
                                  ------   -------   --------   --------   --------   ------   --------
                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)         (UNAUDITED)
INCOME STATEMENT DATA:
Net revenues:
  Physician Practice
     Management.................  $   --   $   --    $  135.6   $  190.1   $  454.6   $ 68.6   $  228.2
  Pharmaceutical Services.......   371.7    522.1       631.2    1,097.3    1,432.3    343.7      422.7
  Disease Management............   299.1    336.8       389.8      422.3      408.0    102.9       92.3
  International.................    24.4     33.8        47.4       65.5       79.4     18.9       20.8
                                  ------   -------   --------   --------   --------   ------   --------
          Total from continuing
            operations..........  $695.2   $892.7    $1,204.0   $1,775.2   $2,374.3   $534.1   $  764.0
                                  ======   ======    ========   ========   ========   ======    =======
Operating income from continuing
  operations:
  Physician Practice
     Management.................  $   --   $ (2.0 )  $   (1.4)  $    4.1   $   16.1   $  1.9   $    8.0
  Pharmaceutical Services.......    16.6     11.5        31.6       46.2       56.0     10.3       16.4
  Disease Management............    59.5     65.0        76.0       76.6       69.5     18.4       15.1
  International.................     2.4      1.4        (2.4)      (1.5)       1.3     (0.2)      (1.2)
  General Corporate.............    (4.4)   (38.9 )     (21.8)     (25.7)     (16.3)    (4.7)      (3.7)
                                  ------   -------   --------   --------   --------   ------   --------
          Total operating income
            from continuing
            operations..........  $ 74.1   $ 37.0    $   82.0   $   99.7   $  126.6   $ 25.7   $   34.6
                                  ======   ======    ========   ========   ========   ======    =======
Income from continuing
  operations....................  $ 43.8   $ 20.7    $   46.9   $   54.5   $   20.2   $ 13.1   $   18.5
Primary earnings per common and
  common equivalent share from
  continuing operations(3)......     N/A   $ 0.30    $   0.64   $   0.73   $   0.27   $ 0.18   $   0.24
BALANCE SHEET DATA:
Total assets....................  $369.8   $596.6    $  805.5   $1,194.2   $1,264.2            $1,392.1
Working capital.................   140.6    143.0       227.0       82.2       91.3              (196.5)
Long-term debt..................     0.5     33.7       115.7      233.5      325.4               130.9
Stockholders' equity............   285.2    332.2       409.6      486.7      393.4               357.3
Cash dividends declared per
  share.........................     N/A       --    $   0.04   $   0.04   $   0.04            $     --

- ---------------

(1) Income from continuing operations in 1995 includes a special after tax charge of $52.0 million ($0.69 per share) to reflect a decline in the value of investments.
(2) Income from continuing operations in 1992 include pre-tax charges for costs primarily related to distribution and restructuring totaling $34.7 million ($0.50 per share).

(3) Earnings per common and common equivalent share data is not presented for periods prior to 1992, as Caremark's capital structure in these periods is not comparable with the capital structure existing after the distribution of Caremark Common Stock on November 30, 1992.


N/A means not applicable.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                 OPERATIONS AND FINANCIAL CONDITION -- CAREMARK


     The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto.


RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1996

  Overview


     Many of the comparisons reflected in Caremark's Unaudited Consolidated Statements of Operations for the three months ended March 31, 1996 are impacted by growth through new affiliations in the PPM segment. Since the first quarter of 1995, this segment has affiliated with four new physician practices, which contributed in excess of $150 million of incremental revenue to the company in the first quarter of 1996. As a result of this incremental growth and growth from existing clinics, 29.9% of the company's revenues were generated from the Physician Practice Management segment in the first quarter of 1996 versus 12.8% in the first quarter of 1995.


     These incremental revenues, along with revenue growth in the Pharmaceutical Services and International segments, has resulted in growth in cost of goods and services sold and marketing and administrative expenses versus the first quarter of 1995.


     As a percentage of revenues, the PPM segment typically has higher gross margins and marketing and administrative expenses than the PBM segment. As a result, the shift in revenue mix noted above has caused gross margins and marketing and administrative expenses as a percentage of revenues to increase in the first quarter of 1996 as compared to the same period of 1995. Excluding the impact of new affiliations, the gross margin rate declined to 11.7% of revenues in the first quarter of 1996 due to lower revenues in the higher-margin Disease Management segment. At the same time, marketing and administrative expenses excluding this impact declined to 6.5% of revenues in the first quarter of 1996 as a result of cost controls in place throughout the company, and reduced general corporate spending subsequent to the divestitures in 1995.


     Operating income from continuing operations in the first quarter of 1996 increased 34.6% over the first quarter of the prior year as a result of growth in all segments except Disease Management. While operating margins improved in both the Physician Practice Management and Pharmaceutical Services segments versus the first quarter of 1995, overall operating margin rates declined due to the lower percentage of sales generated from the higher-margin Disease Management segment.

     Net interest expense in the first quarter of 1996 remained consistent with the first quarter of 1995 as a result of lower interest rates offsetting higher average borrowings. Income tax expense as a percent of revenues has declined between periods due primarily to lower state income taxes. Income from continuing operations for the first quarter of 1996 generated primary earnings per share of $0.24, up 33.3% from $0.18 in the prior-year period. Net income reflected a loss of $0.63 in the first quarter of 1996 as a result of the private payor settlements discussed further below.


     Caremark operates in four industry segments: PPM, PBM, Disease Management and International.



     Physician Practice Management. This segment's revenues of $228.2 million in the first quarter of 1996 increased 232.7% over the first quarter of 1995 as a result of same clinic revenue growth and new affiliations in 1995 and early 1996 with Friendly Hills Healthcare Network, Diagnostic Clinic, Glen Ellyn Clinic and CIGNA Medical Group. Revenues for the remainder of 1996 in this segment are expected to grow as compared to 1995, but at a slower rate given the timing of new affiliations in 1995.



     First quarter 1996 operating income in this segment grew 321.1% over the same period of the prior year due to profits from new affiliations, lower headquarters staff spending and efficiencies implemented at existing clinics. First quarter 1996 operating margin rates for this segment improved to 3.5% as compared to 2.8% in the first quarter of 1995 as a result of higher margins being generated from new affiliations, operating efficiencies being implemented at the clinics, and spreading fixed overhead expenses over a larger revenue base.

     Pharmaceutical Services. This segment's revenues grew 23.0% to $422.7 million during the first quarter of 1996 compared to the same period of 1995. This growth is attributable to pharmaceutical price increases, the addition of customers, further penetration of existing customers and the sale of new products.

     Operating income in the first quarter of 1996 was $16.4 million, a 59.2% increase over the same period of 1995. This growth is the result of the higher revenues noted above and a reduction in outsourcing costs, offset partially by higher amortization costs. As a percentage of revenues, operating income grew to 3.9% due to these factors and the spreading of fixed overhead expenses over a larger revenue base.

     Disease Management. Disease Management revenues declined in the first quarter of 1996 as compared to the same period of 1995 as a result of lower volumes in the hemophilia business resulting from new competition and continued government and managed care pricing pressures for its growth hormone products. Hemophilia revenues declined 8.0% versus the first quarter of 1995 and growth hormone sales declined 12.3%. In April 1996, Caremark extended its contract with Genentech through 1999 to remain the preferred provider of its growth hormone products in the United States.

     First quarter 1996 operating income in this segment declined to $15.1 million, a decrease of 17.9% as compared to the first quarter of 1995, as a result of the lower pricing and volume noted above. These factors have also caused a decline in the operating margin of this business in the first quarter of 1996 versus the same period of 1995. Continuation of these trends could continue to have a negative impact on the segments revenues and operating profits.

     International. International revenues increased 10.1% to $20.8 million in the first quarter of 1996 as compared to the same period of 1995 due to increased market penetration and patient gains in most of the countries in which the company operates. Expansion efforts continue in several countries where reform initiatives are transforming health care delivery systems. Caremark has signed a contract to provide prescription benefit management services in the Netherlands. First quarter operating results for this segment declined over the first quarter of 1995 due to investment and start-up spending necessary to establish and grow these businesses. Foreign exchange rates did not have a substantial impact on first quarter revenues or operating profits.

     General Corporate. General corporate spending declined $1.0 million in the first quarter of 1996 as compared to the same period of 1995. This decrease is the result of the divestiture of businesses during 1995 and early 1996 which has allowed the company to reduce its overhead spending.


     Discontinued Operations. During 1995 Caremark divested its Clozaril Patient Management System, Home Infusion business, Oncology Management Services business and Caremark Orthopedic Services Inc. subsidiary. Effective February 29, 1996, the company sold its Nephrology Services business to Total Renal Care, Inc. for $49.0 million in cash, subject to certain post-closing adjustments. In accordance with APB Opinion No. 30, which addresses the reporting for disposition of business segments, the company's consolidated financial statements present the operating income and net assets of these discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.


     The after-tax gain reflected in the first quarter of 1996 on disposition of the Nephrology Services business, net of disposal costs, was $2.1 million. First quarter 1996 discontinued operations also reflects a $65.6 million after-tax charge related to the settlements with private payors discussed in Note 14 to the Consolidated Financial Statements and a $3.3 million charge for a reduction in the amount expected to be realized for deferred state net operating loss benefits related to discontinued operations. Discontinued operations for the first quarter of 1995 reflects the after-tax gain on the disposal of the Clozaril Patient Management System which was disposed of effective March 31, 1995.

RESULTS OF OPERATIONS FOR THE YEARS 1995, 1994 AND 1993


  Net Revenues.



     In 1995, net revenues grew 34% over the prior year, partially as a result of net revenues derived from new physician practice affiliations. Excluding the impact of these affiliations, 1995 net revenues increased 21% versus 1994 as a result of growth in the PPM, pharmaceutical services and international segments.

     In 1994 and 1993, net revenues grew 47% and 35%, respectively, as a result of growth across all of Caremark's industry segments.

     Physician Practice Management. PPM business net revenues grew 139% in 1995 versus the prior year. This growth was partially due to several new physician practice affiliations during 1995 and late 1994. In addition, 1995 same-clinic revenues in this segment increased 17%, reflecting the benefit of additional payor contracts as well as membership growth within existing contracts. Compared to 1995, revenue growth is expected to continue in this segment in 1996 from affiliations completed in 1995 and early 1996, including the CIGNA transaction, effective January 1, 1996. This segment's revenues represented 19% of Caremark's total revenues in 1995 compared to 11% in both 1994 and 1993.


     Net revenues in the PPM segment in 1994 grew 40% over 1993 due to 20% same-clinic growth and the impact of new affiliations. All of 1993's net revenues in this segment were from new affiliations.


     Pharmaceutical Services. PBM net revenues in 1995 increased 31% over 1994. The growth resulted from increases in covered lives due to new payor contracts and greater penetration from existing contracts. Management expects 1996 revenue growth in this segment from increased covered lives of new customers and additional penetration within existing customers. This segment's revenues represented 60% of Caremark's total revenues in 1995 compared to 62% in 1994 and 52% in 1993.

     In 1994 net revenues in the pharmaceutical services segment grew 74% due to expanded covered lives, incremental sales from retail drug benefits management services and additional revenues from mid-year alliances formed during 1994 with four major pharmaceutical companies. Net revenues in 1993 grew 21% due to expanded covered lives.

     Disease Management. Revenues from the disease management business declined 3% in 1995 as compared to 1994. This decline was primarily due to managed care pricing pressures in the growth hormone distribution business whose revenues declined 11% compared to 1994. Revenues in the hemophilia business increased 7% in 1995 as a result of greater sales of the higher-priced recombinant factor therapies. The orphan drug status for synthetic human growth hormone expired in 1994, allowing the introduction of potentially lower-priced generic equivalents into the marketplace. While there has not yet been any significant impact from generic equivalents, the successful introduction of generics or continued managed care pricing pressures could continue to have a negative impact on this segment's revenues and operating profits. Disease management revenues as a percent of Caremark's total revenues have declined to 17% in 1995 versus 24% in 1994 and 32% in 1993.

     Net revenues in the disease management segment grew 8% in 1994 over 1993 entirely due to growth in the hemophilia services business, which had new patient gains, greater utilization per patient and greater sales of the higher-priced recombinant factor therapies. Net revenues in 1993 grew 16% over 1992 for these reasons in addition to an 8% increase in growth hormone sales.

     International. Revenues from the international business grew 21% in 1995, 38% in 1994 and 40% in 1993 over the respective prior years as a result of increased demand, greater penetration and new product offerings in the countries in which Caremark provides services.


  Cost of Goods and Services Sold.


     Cost of goods and services sold increased 33% in 1995, 52% in 1994 and 33% in 1993 over the respective prior years due to higher sales, including the incremental impact of new physician practice management affiliations. As a percentage of revenues, cost of goods and services sold was 85% in 1995, 86% in 1994 and 83% in 1993. The decrease as a percentage of revenues in 1995 compared to 1994 reflects a greater revenue contribution by the physician practice management segment, which has higher gross margins than the pharmaceutical services segment. The increase as a percentage of revenues in 1994 versus 1993 reflects the shift in Caremark's revenues toward the lower-margin pharmaceutical services segment from the disease management segment.

  Marketing and Administrative Expenses.


     Marketing and administrative expenses rose 50% in 1995, 28% in 1994 and 86% in 1993 over the respective prior years. The 1995 increase is from the impact of new physician practice management affiliations. Excluding these, marketing and administrative expenses grew only 2% in 1995, reflecting the benefit of cost controls in place throughout Caremark, lower costs related to benefit plans and reduced corporate overhead discussed below.

     The growth in 1994's marketing and administrative expenses includes incremental spending related to new physician practice affiliations and the rapid expansion in the pharmaceutical services segment. Marketing and administrative spending for 1993 includes approximately $13.5 million of incremental expenses incurred to operate as an independent company subsequent to the November 1992 spin-off.


  Provision for Doubtful Accounts.


     Provision for doubtful accounts increased in 1995, 1994 and 1993 as a result of higher net revenues. As a percentage of net revenues, the provision has remained constant, representing 1% in 1995 and 1994 and 1.1% in 1993.


  Operating Income from Continuing Operations.



     Operating income from continuing operations grew 27% in 1995, 22% in 1994 and 122% in 1993 (14% excluding the impact of spin-off and restructuring charges incurred in 1992) over the respective prior years. As a percentage of revenues, operating income was 5.3% in 1995, 5.6% in 1994 and 6.8% in 1993. The decline in these operating margins reflects the shift in Caremark's revenue mix toward the PBM and PPM segments, which have lower operating margins than the disease management segment.


     Physician Practice Management. Operating income in this segment was $16.1 million in 1995, $4.1 million in 1994 and a loss of $1.4 million in 1993. The growth in 1995 stems in large part from additional profits from new affiliations in 1995 and late 1994. As a percentage of net revenues, operating profits in this segment increased to 3.5% in 1995 from 2.2% in 1994 and (1.0%) in 1993. This continued improvement is the result of operating efficiencies in existing clinics and spreading fixed overhead charges over a larger revenue base. This operating margin is expected to increase in the long term provided additional efficiencies are generated at the clinics. However, short-term and quarterly operating margins may increase or decrease depending on investment costs and timing of cost reduction efforts in the clinics.

     Pharmaceutical Services. Operating income in this segment increased 21% in 1995, 46% in 1994 and 57% in 1993 (excluding the impact of restructuring charges incurred in 1992) over the respective prior-year periods due to its overall revenue growth in those years. As a percentage of revenues, operating profits were 3.9%, 4.2% and 5.0% in 1995, 1994 and 1993, respectively. The decline in operating margins since 1993 reflects a higher amount of lower-margin retail sales in 1994 and 1995. Future operating margin improvement in this segment will be dependent on purchasing leverage, cost reduction efforts and sales of additional information-based services that have higher margins.

     Disease Management. Operating income in this segment decreased 9% in 1995 and increased 1% in 1994 and 17% in 1993 versus the respective prior years. Operating income from the growth hormone business declined 19% in 1995, 24% in 1994 and 6% in 1993, reflecting its declining sales along with pricing pressures from managed care payors. Partially offsetting these declines were results from the hemophilia business, which were flat in 1995 compared to 1994 and grew 27% and 55% in 1994 and 1993, respectively. Additional managed care pricing pressures or successful introduction of generic growth hormone products could have a negative impact on future profits in this segment.

     International. This segment contributed $1.3 million of profits in 1995 after losing $1.5 million in 1994 and $2.4 million in 1993. This improvement is the result of continued market penetration and operating efficiencies in the countries in which Caremark provides services.

     General Corporate. General corporate spending was $16.3 million in 1995, $25.7 million in 1994 and $21.8 million in 1993. The decrease in 1995 versus the prior years is the result of the divestitures of businesses during 1995, which allowed Caremark to reduce its overhead spending in areas such as business development, tax administration, communications, regulatory services and human resources.


  Losses on Investments.


     Losses on investments resulted from a decline in the value of securities received from the Home Infusion divestiture. Caremark recorded an $86.6 million charge in 1995 to reflect the decline in value of these securities as other than temporary. The after-tax impact of this charge was $52.0 million, which reduced earnings per share for the year by $0.69.


  Net Interest Expense.


     Interest expense, net of $8.7 million in 1995 is net of interest income of $8.0 million and reflected the cost of higher borrowings to fund acquisitions, offset by the benefits of proceeds from divestitures. The increase in this expense in 1994 over 1993 reflected the impact of higher borrowings to fund acquisitions. Interest expense in 1996 is expected to increase as a result of higher borrowings related to acquisitions completed in 1995 and early 1996.

     Income Tax Expense. Income tax expense as a percentage of pre-tax income was 35.9% in 1995, 40.2% in 1994 and 41.6% in 1993. The 1995 expense reflects the deferred benefit of the losses on investments. Excluding this benefit, the 1995 tax rate would have been 38.9%. The decline in the tax rate in each of these years reflects lower effective state tax rates, higher utilization of certain tax credits and the benefits of foreign net operating losses.

     Income from Continuing Operations. Income from continuing operations in 1995 was $20.2 million ($0.27 per share) versus $54.5 million ($0.73 per share) in 1994 and $46.9 million ($0.64 per share) in 1993. As noted above, 1995's income from continuing operations includes a $52.0 million ($0.69 per share) negative impact from losses on investments. Excluding this item, income from continuing operations would have been $72.2 million ($0.96 per share), an increase of 32% over 1994.

  Discontinued Operations

     Discontinued operations reflect the after-tax results of the businesses Caremark divested or decided to dispose of during 1995 as part of its reorganization to focus on its four business segments. Results of these discontinued businesses for 1995 (up to the respective dates of disposition), 1994 and 1993 are as follows:


                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                  1993      1994     1995
                                                                 -------   ------   -------
                                                                       (IN MILLIONS)
    NET REVENUES OF DISCONTINUED OPERATIONS
    Home Infusion..............................................  $ 420.5   $441.9   $  96.1
    Clozaril(R) Patient Management System......................     78.5     84.0      12.3
    Oncology Management Services...............................     30.6     29.4       8.9
    Caremark Orthopedic Services Inc...........................     47.0     55.8      69.1
    Nephrology Services........................................      2.7     39.7      46.6
    INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME
      TAXES
    Home Infusion..............................................  $   6.6   $ (2.9)  $(165.4)
    Clozaril(R) Patient Management System......................     22.0     25.4       1.3
    Oncology Management Services...............................      1.0      0.1      (4.1)
    Caremark Orthopedic Services Inc...........................      1.3      3.3       1.6
    Nephrology Services........................................     (0.1)      --      (1.7)
    AFTER-TAX GAIN (LOSS) ON DISPOSITIONS
    Home Infusion..............................................                     $  (4.0)
    Clozaril Patient Management System.........................                        11.1
    Oncology Management Services...............................                          --
    Caremark Orthopedic Services Inc...........................                        24.7
    Nephrology Services........................................                         N/A



     Included in the 1995 after-tax loss from operations of the Home Infusion business is a $154.8 million charge related to the June 1995 legal settlement discussed in Note 14 to the Consolidated Financial Statements. In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts has been recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest, through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. Caremark's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. Management is unable to predict whether additional costs, claims or damages may occur. Such claims, if made, could have a material negative impact on Caremark's future results.


     In 1994, the Home Infusion results include an after-tax charge of $15.0 million related to costs incurred to complete the acquisition of Critical Care America.


  Net Income.


     Net income (loss) was a loss of $116.3 million in 1995 compared to income of $80.4 million in 1994 and $77.7 million in 1993 as a result of all of the factors noted above.

FINANCIAL CONDITION


     Assets. Caremark's total assets as of March 31, 1996 increased 10.1% over December 31, 1995 primarily as a result of the acquisition of the assets of CIGNA Medical Group and capital expenditures. Net working capital declined $287.8 million since December 31, 1995 due primarily to the impact of the private payor settlements discussed in Note 14 to Caremark's Consolidated Financial Reports and the classification of $175.0 million of debt borrowed under Caremark's long-term credit facility as current as of March 31, 1996 as discussed further below. Cash balances increased as a result of the timing of cash disbursements and borrowings. Restricted cash relates to $14.0 million placed in escrow and required to be applied to fund a portion of the private payor settlements. Accounts receivable decreased since December 31, 1995 as a result of collections in the Disease Management segment. Short-term deferred tax assets increased due to the deferred tax benefits related to the private payor settlements discussed in Note 14 to Caremark's Consolidated Financial Statements. Property and equipment increased since December 31, 1995 as a result of capital expenditures and assets acquired in acquisitions. Goodwill and other intangibles increased due to the acquisition of CIGNA Medical Group.



     Assets of $1,264.2 million at December 31, 1995 increased 6% over 1994. Excluding the net assets related to discontinued operations, total assets increased 55% in 1995. This increase is primarily attributable to acquisitions, which increased total assets by $248.9 million, and base business growth. Accounts receivable, net increased $53.8 million over 1994, $30.0 million of which relates to businesses acquired during 1995. The remaining 8% increase resulted from the growth in sales offset by faster collections. Inventories increased $19.8 million over 1994, primarily related to year-end purchases of approximately $15 million to take advantage of favorable pricing. The $7.8 million increase in short-term deferred income taxes during 1995 relate primarily to the tax impact of the legal settlement discussed in Note 14 to the Consolidated Financial Statements. The long-term deferred tax asset relates to the $86.6 million pre-tax charge for losses on investments. Future profits are expected to be sufficient to realize these assets. Property and equipment, net increased $130.9 million in 1995 due to acquisitions, which added $71.0 million of property and equipment, and capital expenditures, primarily in the physician practice management and pharmaceutical services segments. The $154.0 million increase in goodwill and other intangible assets relates almost entirely to the impact of new affiliations in the physician practice management segment. Goodwill and other intangibles are expected to increase further in 1996 as a result of the CIGNA Medical Group acquisition.



     Investments and other noncurrent assets include $35 million of securities, recorded at estimated fair value, received from Coram in conjunction with the Home Infusion divestiture. They are made up of $87.3 million face value ten year, convertible notes that bear interest at 7% and $25.0 million face value ten year, non-convertible notes bearing interest at 12%. The recorded value represents 25% of the face value of these securities plus accrued interest. The future value of these securities, which are subordinated to Coram's senior debt, will be tied to the financial performance, stock price and creditworthiness of Coram, which Caremark's management is unable to predict.



     Liabilities. The increase in accounts payable since December 31, 1995 is due entirely to the pre-tax liability recorded in the first quarter of 1996 for the private payor settlements discussed in Note 14 to Caremark's Consolidated Financial Statements. Accrued liabilities increased primarily due to the acquisition of CIGNA Medical Group. Short-term debt increased since December 31, 1995 due to higher borrowings under Caremark's short-term credit facility and the inclusion as short-term, at March 31, 1996, of $175.0 million borrowed under Caremark's long-term credit facility. This amount has been classified as current since the waiver granted by Caremark's lenders in connection with the private payor settlements does not extend beyond one year. Long-term debt decreased since December 31, 1995 due to the short-term classification of the credit facility borrowings. In total, debt increased $30.1 million since December 31, 1995 due to higher borrowings, however, total debt net of cash on hand increased $4.8 million.


     Liabilities as of December 31, 1995 total $870.8 million as compared to $707.5 million at December 31, 1994. Accounts payable and accrued liabilities increased $100.9 million in the aggregate over 1994 due to $39.5 million of liabilities assumed in acquisitions, overall business growth and timing of disbursements. Aggregate short- and long-term debt increased $65.8 million during 1995, reflecting higher borrowings to fund acquisitions and the legal settlement discussed in Note 14 to the Consolidated Financial Statements of Caremark, partially offset by the application of cash proceeds from divestitures.



     During 1995, Caremark entered into revised credit facilities aggregating $380 million as of December 31, 1995; $135 million expiring September 28, 1996; $225 million expiring September 29, 1998; and a $20 million letter-of-credit agreement. The revised credit facilities contain maximum debt-to-operating cash earnings (defined as earnings before interest, taxes, depreciation and amortization), minimum interest coverage and debt-to-total-capital ratio requirements, as well as certain restrictions regarding compliance with Caremark's integrity program and litigation discussed in Note 14 to Caremark's Consolidated Financial Statements. Caremark was in compliance with these covenants at December 31, 1995. The Company's lenders have waived the impact of the March 1996 settlements with private payors, discussed in Note 14 to the Consolidated Financial Statements, on the financial covenants under the credit facility through September 15, 1996. Simultaneously with or shortly after the completion of the Merger, it is anticipated that Caremark's present credit facility will be refinanced with a new revolving credit facility, with MedPartners/Mullikin as the borrower, syndicated with a number of the same lenders that are presently lenders under the Caremark credit facility. In the event that the Merger is not consummated prior to the expiration of the waivers under the Caremark credit facility, it is anticipated that Caremark's lenders will either extend the waivers or enter into a revised credit facility with Caremark. Borrowings under Caremark credit facility at December 31, 1995 totaled $200.0 million, all of which was classified as long term. Long term debt at December 31, 1995 and 1994 also includes the 6 7/8% $100 million senior notes issued to the public in 1993 and maturing in August 2003.


     Caremark's current ratio (current assets divided by current liabilities) as of March 31, 1996 has declined to .76 versus 1.19 at December 31, 1995. This decline is the result of the private payor settlement amount included as accounts payable along with the classification as short-term debt of $175.0 million of borrowings under Caremark's long-term credit facility.


     Stockholders' Equity. Total equity declined since December 31, 1995 primarily as a result of the private payor settlements discussed in Note 14 to Caremark's Consolidated Financial Statements, partially offset by net income from continuing operations. Stockholders' equity decreased to $393.4 million in 1995 as compared to 1994, reflecting the net loss for the year. This net loss was generated in large part by the June 1995 legal settlement discussed in Note 14 to Caremark's Consolidated Financial Statements and losses on investments, offset partially by income from continuing operations and net gains from divestitures of businesses.


     As of December 31, 1995, Caremark's ratio of debt to total capital was 51.1% as compared to 41.5% at December 31, 1994. This increase is attributable to the impact of the June 1995 legal settlement and losses on investments noted above and to the growth in debt related to acquisitions.


     The increase in Caremark Common Stock and additional contributed capital relates primarily to the issuance of 7.7 million common shares (at $19.50 per share) into a trust established to fund employee benefits over the next 10 years. This issuance increased common stock and additional contributed capital by $7.7 million and $142.5 million, respectively, with an offsetting decrease reflected in shares held in trust.



     Caremark may purchase an additional 1.4 million shares of Caremark's Common Stock in the open market under the Caremark Board's current authorization to support issuances of Caremark Common Stock in connection with employee benefit plans and acquisitions.


  Cash Flows


     Management assesses Caremark's liquidity in terms of its overall ability to mobilize cash to support ongoing operating needs, including capital expenditures, and to fund future acquisitions. The PBM and disease management segments have historically generated excess cash from operations. This cash has been used to fund these businesses' internal capital expenditure needs as well as partially to fund the acquisitions in the PPM segment. The remaining growth in the PPM segment has generally been funded through external debt or deferred payments to the clinics. While they were not considered part of its ongoing operating needs, Caremark was also able to fund the legal settlement payments made in 1995 through its existing credit facilities and divestiture proceeds.



     Management believes that Caremark's cash flows from operations and amounts available under Caremark's existing credit facilities are sufficient to meet its short-term and long-term (i.e., for a period in excess of 12 months) operating and capital expenditure requirements. The settlements with private payors discussed in Note 14 to Caremark's Consolidated Financial Statements require payments totaling $108.4 million of which $3.3 million has been paid as of March 31, 1996, $101.8 million is due during the remainder of 1996 and $3.3 million in 1997; or, under certain circumstances, $113.9 million plus interest would be due as follows: $35.6 million in 1996 ($3.3 million of which has been paid), $33.3 million in 1997, $25.0 million in 1998 and $20.0 million in 1999. Caremark will review various financing alternatives, if necessary, to provide additional financial flexibility.



  Cash Flows from Continuing Operations. Cash flows from continuing operations represent Caremark's principal source of funding to support normal business activities. Caremark's positive cash flow from continuing operations was $36.2 million for the quarter ended March 31, 1996 versus $41.8 million for the same period of 1995. Caremark's positive cash flow from continuing operations was $111.5, $26.8 and $39.5 million in 1995, 1994 and 1993, respectively. The increased operating cash flows in 1995 resulted from growth in Caremark's earnings from continuing operations after adjusting for non-cash items such as losses on investments. Cash flow in 1995 from continuing operations also benefitted from growth in accounts payable and accruals related to the timing of cash disbursements. The decrease in cash flow from continuing operations in 1994 when compared to 1993 resulted primarily from growth in accounts receivable.



  Cash Flows from Investing Activities. Cash flows from investing activities consist of capital expenditures for property and equipment as well as acquisition spending. Capital expenditures were $22.2 and $16.6 million in the first quarters of 1996 and 1995 respectively. Capital expenditures were $83.4, $70.2 and $50.3 million for the years 1995, 1994 and 1993, respectively. Capital expenditures have been made primarily in the PPM and PBM segments, including significant investments in information systems and technology in support of Caremark's strategy to be an innovator in delivering and managing health care services. Acquisition spending in the first quarter of 1996 reflects the acquisition of CIGNA Medical Group as well as payments related to obligations from physician practice management affiliations initiated in prior years. Acquisition spending of $143.5, $69.1 and $3.1 million in 1995, 1994 and 1993, respectively, related almost entirely to new affiliations in the physician practice management segment.



  Cash Flows from Financing Activities. Cash flows from financing activities of $30.7 million in the first quarter of 1996 consist of $12.1 million of cash received upon issuances of common stock under employee benefit plans and $18.6 million of net borrowings. Cash flows from financing activities for the year 1995 reflect net debt issuances of $11.0 million and proceeds received under employee benefit programs (primarily stock options) of $16.3 million. These inflows were offset by $27.2 million of treasury stock purchases and $2.9 million ($0.04 per share) of Caremark Common Stock dividend payments. Caremark used credit facility capacity during 1995 to pay for acquisitions and the June 1995 legal settlement discussed in Note 14 to Caremark's Consolidated Financial Statements. Proceeds from divestitures of $355.9 million, which are reflected in cash flows from discontinued operations, were used to pay down outstanding credit facility borrowings. Net cash flows from financing activities of $218.8 million in 1994 reflect borrowings to fund the acquisition of Critical Care America (which was included as part of the Home Infusion divestiture), while 1993's net cash flows from financing activities of $65.2 million include the 6 7/8% $100 million bond offerings made in August of that year.



  Cash Flows from Discontinued Operations. Cash flows from discontinued operations in the first quarter of 1996 include $49.0 million of proceeds received upon the divestiture of the Nephrology Services business. Cash flows from discontinued operations of $114.5 million for the year 1995 include divestiture proceeds of $355.9 million. Offsetting these inflows in 1995 are payments related to the June 1995 legal settlement discussed in Note 14 to Caremark's Consolidated Financial Statements and other cash flows related to the divested businesses including acquisition and capital spending made early in 1995 related to the Caremark Orthopedic Services Inc. subsidiary and the Nephrology Services division. Cash flows from discontinued operations in 1994 include $175 million paid for the acquisition of Critical Care America.

                              BUSINESS OF CAREMARK


GENERAL



     Caremark is a leading provider of health care services through its PPM, PBM, Disease Management and International businesses. In its PPM business, Caremark provides PPM services to approximately 1,000 affiliated physicians delivering comprehensive care to over one million people. Caremark also operates one of the largest independent PBM businesses in the United States with four mail service pharmacies dispensing 42,000 prescriptions daily and a network of approximately 53,000 retail pharmacies serving patients' immediate prescription needs. Caremark's disease management business provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. Caremark's international business provides health care services in a number of locations outside the United States which have different regulatory environments and payors systems.



     Initiated in 1992, Caremark's PPM business provides comprehensive management services to large multi-specialty physician practices in major metropolitan areas. Caremark is a leader in providing capitated health care arrangements to payors. As of March 31, 1996 Caremark provided management services to approximately 1,000 affiliated physicians and 210 other licensed health care professionals who deliver comprehensive health care services to over one million people. As of March 31, 1996, Caremark had affiliated with large, established multi-specialty physician practices in six major metropolitan markets, including Friendly Hills HealthCare Network (that includes CIGNA Medical Group) in Southern California, Kelsey-Seybold Clinic in Houston, North Suburban and Glen Ellyn Clinics in Chicago, Diagnostic Clinic in Tampa/St. Petersburg, Oklahoma City Clinic and Atlanta Medical Clinic.



     Caremark's PBM business manages outpatient prescription drug benefit programs for more than 1,200 clients, including corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Caremark's PBM business is one of the largest independent PBMs, dispensing 42,000 prescriptions daily from four mail services pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 pharmacies.



     Caremark's disease management business designs and directs comprehensive programs, including drug therapies, to meet the health care needs of individuals with chronic diseases or conditions. Caremark currently provides therapies and services for individuals suffering from hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark continually develops additional programs to address other chronic diseases and conditions.


     Caremark's international business is developing and implementing new approaches to health care delivery to provide services in different regulatory environments and payor systems in six countries.


     Caremark believes that it is strategically well-positioned, as a result of its expanding managed care capabilities, to satisfy anticipated increased demand for lower cost, patient-centered health care services. In the PPM business, Caremark's growth strategy focuses on the provision of comprehensive management services to physician groups, primarily large multi-specialty physician practices located in major metropolitan areas. In the PBM business, Caremark focuses on the reduction of health care costs through the provision of efficient drug benefit programs. Caremark's strategy for growth within the Disease Management and International businesses focuses on new technologies, services and therapies in an effort to make patient services available for the treatment of various medical conditions, as well as on geographic expansion into selected markets that are not yet fully served.



     During 1995, Caremark sold a number of non-strategic businesses to third parties in order to focus on its four businesses. In March, Caremark sold its Clozaril(R) Patient Management System business, which involved managing the care of schizophrenia patients nationwide through the distribution of the Clozaril(R) drug and related testing services, to Health Management, Inc. In April, Caremark sold its Home Infusion business, which included Caremark's home intravenous infusion therapy, women's health services and the Home Care Management System, to Coram. In September, Caremark sold its Oncology Management Services business, which provided management services to single-specialty oncology practices, to Preferred Oncology Networks of America, Inc. In December, Caremark sold its Caremark Orthopedic Services Inc. subsidiary, which provided outpatient physical therapy and rehabilitation services, to HEALTHSOUTH. For more information regarding these divestitures see
Note 4 to "Caremark's Consolidated Financial Statements".



     The divestitures of these non-strategic businesses during 1995 are part of Caremark's reorganization into four industry segments: PPM, PBM, Disease Management and International. In accordance with APB Opinion No. 30, which addresses the reporting for disposition of business segments, Caremark's consolidated financial statements present the operating results and net assets of discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.



RECENT DEVELOPMENTS



     On July 29, 1996, Caremark announced its earnings for the quarter ended June 30, 1996. Second quarter revenues increased to $805.6 million and net income increased to $23.0 million from continuing operations, 37% and 32% increases, respectively, from the same period a year ago. Earnings per share from continuing operations were up 30% over the same period last year to $0.30 per share.



     Revenues in Caremark's PPM business were $241.3 million, an increase of 116% for the quarter over the previous year. PPM operating income grew 90% over the second quarter of 1995 to nearly $10 million. This increase was fueled in part by the faster than expected integration of the CIGNA Medical Group, which affiliated with Caremark on January 1st with Friendly Hills HealthCare Network in Southern California.



     Caremark's PBM business reported revenues of $442.5 million, a 27% increase over the second quarter of 1995, and $17.1 million in operating income, which is 44% higher than the same quarter in 1995.



     Revenues from the disease management business declined in the second quarter 9.1% from the quarter of the previous year. Operating income in this segment declined 10.6% in the second quarter compared to the same period in 1995.



     Revenues from the international business increased 33% in the second quarter over the previous year. Second quarter operating results improved $0.1 million from second quarter 1995.



                          CAREMARK INTERNATIONAL INC.



               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                             THREE MONTHS ENDED JUNE
                                                       30,               SIX MONTHS ENDED JUNE 30,
                                             -----------------------     -------------------------
                                               1995          1996           1995           1996
                                             ---------     ---------     ----------     ----------
NET REVENUES...............................  $ 586,000     $ 805,600     $1,120,100     $1,569,600
Cost of goods and services sold............    498,400       695,600        961,800      1,349,600
Marketing and administrative expenses......     52,600        63,700         93,000        132,100
Provision for doubtful accounts............      5,400         7,600         10,000         14,600
                                             ---------     ---------     ----------     ----------
OPERATING INCOME FROM CONTINUING
  OPERATIONS...............................     29,600        38,700         55,300         73,300
Interest expense, net......................        600         5,100          4,900          9,300
Other, net.................................         --          (200)          (400)          (400)
                                             ---------     ---------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES.............................     29,000        33,800         50,800         64,400
Income tax expense.........................     11,600        10,800         20,300         22,900
                                             ---------     ---------     ----------     ----------

                                             THREE MONTHS ENDED JUNE
                                                       30,               SIX MONTHS ENDED JUNE 30,
                                               1995          1996           1995           1996
                                             ---------     ---------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS..........     23,000        17,400         41,500         30,500
Discontinued operations:
  Operating loss from discontinued
     operations, net of income taxes of
     ($55,800) for the three months ended
     June 30, 1995 and ($57,500) and
     ($39,500) for the six months ended
     June 30, 1995 and 1996, respectively..         --      (144,000)       (68,900)      (146,600)
  Gain (loss) on sale of discontinued
     operations, net of income taxes of
     ($2,500) for the three months ended
     June 30, 1995 and $4,700 and $1,400
     for the six months ended June 30, 1995
     and 1996, respectively................         --        (3,800)         2,100          7,100
                                             ---------     ---------     ----------     ----------
Loss from discontinued operations..........          0      (147,800)       (66,800)      (139,500)
                                             ---------     ---------     ----------     ----------
Net income (loss)..........................  $  23,000     $(130,400)    $  (25,300)    $ (109,000)
                                             =========     =========     ==========     ==========
EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE:
Primary
  Income from continuing operations........  $    0.30     $    0.23     $     0.54     $     0.41
  Operating loss from discontinued
     operations............................         --     $   (1.93)    $    (0.89)    $    (1.98)
  Gain (loss) on sale of discontinued
     operations............................         --     $   (0.05)    $     0.03     $     0.10
  Net income (loss)........................  $    0.30     $   (1.75)    $    (0.33)    $    (1.47)
Fully diluted
  Income from continuing operations........  $    0.30     $    0.23     $     0.54     $     0.41
  Operating loss from discontinued
     operations............................         --     $   (1.93)    $    (0.89)    $    (1.98)
  Gain (loss) on sale of discontinued
     operations............................         --     $   (0.05)    $     0.03     $     0.09
  Net income (loss)........................  $    0.30     $   (1.75)    $    (0.33)    $    (1.47)
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:
  Primary..................................     77,700        74,600         77,400         74,200
  Fully diluted............................     77,700        75,000         77,400         74,800
                                             =========     =========     ==========     ==========



PHYSICIAN PRACTICE MANAGEMENT



     The PPM business provides comprehensive management services to physician groups, primarily large multi-specialty physician practices in major metropolitan areas. The effort to control health care costs in the United States has triggered the formation of integrated health care delivery systems, with providers and payors sharing the risk for the cost of medical care. Integrated delivery systems are local networks that manage all of the health care needs and costs for individuals, including physician services, hospital services, diagnostic testing, drug therapies, mental health and other services. Today Caremark is a national leader in providing PPM services to physicians. Caremark is affiliated with leading clinics in major metropolitan markets such as Friendly Hills HealthCare Network (now including CIGNA Medical Group) in Southern California, Kelsey-Seybold Clinic in Houston, Texas, North Suburban and Glen Ellyn Clinics in the Chicago, Illinois area, Diagnostic Clinic in Tampa/St. Petersburg, Florida, Oklahoma City Clinic and Atlanta Medical Clinic.



     A substantial portion of the revenue of Caremark's PPM business is derived from agreements with HMOs that provide for the receipt of "capitated" fees. "Capitated" fees are prepaid fees calculated on a per patient per month basis, in contrast to "fee-for-service" payments, which are specific payments for individual medical services provided. Under these agreements, Caremark's affiliated physicians are generally responsible for the provision of all covered outpatient benefits, whether the affiliated physicians provide the medical services associated with the covered benefits directly or choose to subcontract for the provision of those medical services.



     In prepaid arrangements, Caremark, through its affiliated physicians, typically is paid by the HMO a fixed amount per member enrollee per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, Caremark, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, Caremark and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), Caremark, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services. Caremark's affiliated physicians maintain full professional control over their medical practices and set their own professional standards in order to promote high quality health care. Caremark does not engage in the practice of medicine.



     In November 1995, Caremark acquired substantially all of the assets of the Glen Ellyn Clinic, the largest multi-specialty physician group in DuPage County, just west of Chicago, Illinois. Caremark is managing the clinic's business operations. Glen Ellyn Clinic has 89 physicians and provides care to approximately 27,000 prepaid HMO patients at seven sites in the Chicago western suburbs.



     Effective January 1, 1996, Caremark acquired the assets of CIGNA Medical Group. The CIGNA Medical Group operates 29 clinics in Los Angeles, Orange, San Bernadino and Riverside counties. These clinics provide care to approximately 300,000 prepaid HMO members. As a result of this transaction, Caremark's expanded health care delivery system in Southern California (a combination of the Friendly Hills and CIGNA Medical Group networks) serves approximately 400,000 HMO members under 25 prepaid contracts through a network of over 395 physicians and a total of approximately 4,000 employees.



PHARMACEUTICAL SERVICES



     Caremark's PBM business manages outpatient prescription drug benefit programs for corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Prescription drug benefit administration involves the design and administration of programs for reducing the costs and improving the safety, effectiveness and convenience of prescription drugs. Caremark's PBM business is one of the largest independent PBMs, serving millions of Americans by dispensing 42,000 prescriptions daily from four mail service pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 retail pharmacies. Caremark offers a full range of drug cost and clinical management services, including clinical case management, drug utilization review, formulary management, and customized prescription programs for senior citizens. Caremark's PBM business has created a sophisticated database of pharmaceutical-related information to be utilized by participating physicians, payors, Caremark's affiliated physician practices and other specialty services for purposes of designing the safest and most effective and efficient drug therapies for patients. In addition, Caremark entered into agreements in 1995 that added more than one million new participants.



DISEASE MANAGEMENT



     The Disease Management business delivers comprehensive long-term support for high-cost, chronic illnesses in an effort to improve outcomes for patients and lower costs. Caremark believes that these programs can eventually provide for all of a patient's health care needs and do so efficiently, using advanced protocols and eliminating unnecessary procedural steps.



     Caremark provides therapies and services to individuals suffering from hemophilia, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark estimates that there are approximately 100,000 patients in the United States suffering from these diseases. Caremark's Disease Management business is utilizing Caremark's integrated health data to develop therapies to manage the high cost of treating these patients. Products provided in such therapies include, among others, coagulation factor for the treatment of hemophilia and immune globulin for the treatment of chronic immune system deficiencies.



     In addition, Caremark, pursuant to a distribution agreement with Genentech Inc., distributes recombinant growth hormones marketed under the trade names Protropin(R) and Nutropin(R). In April 1996, Caremark extended its contract with Genentech through 1999 to remain the preferred provider of its growth hormone products in the United States. Orphan drug status for synthetic human growth hormones has expired allowing the introduction of potentially lower-priced generic equivalents into the marketplace. Although there has not yet been any significant impact from generic equivalents, the successful introduction in the United States of generic equivalents for these drugs could have an adverse impact on this segment's revenues and operating profits.



INTERNATIONAL



     Caremark continues to be a leader in offering new approaches to health care delivery and management around the world. Caremark offers selected health care services outside of hospital settings in Canada, France, Germany, Japan, The Netherlands, the United Kingdom and Puerto Rico. For example, Caremark operates three HIV centers in Germany and is exploring additional center-based strategies in Europe. Caremark's Japanese subsidiary is providing enteral nutrition therapy and chemotherapy to patients in their homes. The specific therapies and services offered in each country are tailored to respond to the identified needs of the health care providers and patients in that country. Caremark believes increasing health care costs, an expanding population base over age 65, advances in medical technology and the ability to provide improved quality of life while managing the cost of care are conditions prevalent internationally that will foster growth of health care services. Caremark is developing PBM programs in Europe with initial focus in The Netherlands. Caremark believes that these programs can provide cost effective alternatives to the current system of reimbursement for outpatient drug therapy. Medical Card System, Inc. ("MCS"), which was established in 1982 in Puerto Rico, has contracted for preferred rates among health care providers (hospitals, physicians, laboratories, dentists and pharmacies), on both a preferred and an exclusive basis, on behalf of large employer groups and insurers. MCS is a full service third party administrator as well as a provider of health cost management services.



OPERATIONS



     Quality Assurance. Caremark maintains rigorous quality assurance and regulatory policies and procedures. A focus on employee training and the development of comprehensive manuals help to maintain consistent and high quality care. Caremark's clinical quality assurance program provides for periodic reviews of health care professionals affiliated with Caremark to confirm that applicable licensure, certification and accreditation requirements are met and to maintain the consistency and effectiveness of clinical practices. Caremark's outcomes monitoring program involves the collection, investigation, evaluation and reporting of results of treatments for patients with the aim of maintaining and improving clinical procedures and services.



     Under Caremark's PBM quality assurance program, a computerized order processing system reviews each prescription order for a variety of potential concerns, including reactions with other drugs known to be prescribed to that patient, reactions with a patient's known allergies, duplication of therapies, appropriateness of dosage and early refill requests that may indicate overutilization or fraud. Each prescription is verified by a licensed pharmacist before shipment. Caremark has retained the services of an independent national advisory panel of physician specialists that advises it on the clinical analysis of its intervention strategies and on cost-effective clinical procedures.



     Sales and Marketing. Caremark employs approximately 85 full-time sales personnel who market to employers, insurance companies, HMOs, health benefits consultants and other payors. Caremark's marketing strategy emphasizes complete and responsive service to clients and their plan participants and includes a strong focus on patient and provider education. An independent national advisory panel assists Caremark in formulating and validating clinical strategies used in achieving a client organization's drug benefit objectives.

     Reimbursement. Caremark derives most of its PBM, Disease Management and International revenues from third party payors, including private insurers. Disease Management and International revenues are also derived, to a lesser extent, from Medicare and Medicaid and workers' compensation programs. Caremark accepts assignment of insurance benefits from patients and receives reimbursement directly from third party payors. Caremark also provides services as a subcontractor to hospitals or other health care providers that receive the assignment of benefits or reimbursement from the patient and pay Caremark a negotiated fee. Certain of Caremark's businesses are subject to lengthy reimbursement periods as a result of third party payment practices which affect all health care providers. Caremark has consistently managed its accounts receivable to minimize the length of such periods and their effect on Caremark's cash flow.



COMPETITION



     Caremark's PPM business competes with several national physician practice managers as well as HMOs, insurance companies and hospitals. PPM competitors include Phycor, Inc. and MedPartners/Mullikin, Inc. Competition is based on cost, service and financial stability.



     Caremark's PBM business competes on the basis of cost, service and the flexibility and range of drug benefit plan design and management services offered. National prescription benefit drug competitors include Merck & Co., Inc.'s Medco Containment Services, Inc. subsidiary, Eli Lilly and Company's PCS Health Systems and SmithKline Beecham P.L.C.'s Diversified Pharmaceutical Services. Caremark also competes with other prescription drug benefit programs. Caremark's claims administration services, management reporting services and plan management programs also compete with other prescription drug claims processors, regional claims processors and insurance companies.



     In its Disease Management and International businesses, Caremark competes with inpatient providers, including hospitals and nursing homes, and with alternate site providers. Caremark competes on the basis of quality, service, cost and reputation among physicians, hospitals, patients and third party payors.



GOVERNMENT REGULATION



     Significant aspects of Caremark's business are subject to state and federal statutes and regulations governing the operation of pharmacies, repackaging of drug products, dispensing of controlled substances, reimbursement under federal and state medical assistance programs, financial relationships between health care providers and potential referral sources, medical waste disposal, risk sharing by non-insurance companies and workplace health and safety. Caremark's businesses may also be affected by changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association, the National Committee for Quality Assurance and the Joint Commission on Accreditation of Healthcare Organizations.



  Federal Referral Laws



     Caremark is subject to the laws and regulations that govern reimbursement under Medicare and Medicaid. Federal law prohibits, with some exceptions, an entity from filing a claim for reimbursement under the Medicare or Medicaid programs for certain designated services if the entity has a financial relationship with the referring physician. Federal law (the "Medicare Referral Payments Law") also prohibits the solicitation or receipt of remuneration in exchange for, or the offer or payment of remuneration to induce, the referral of Medicare or Medicaid beneficiaries. The OIG has promulgated regulatory "safe harbors" under the Medicare Referral Payments Law that describe payment practices between health care providers and referral sources that will not be subject to criminal prosecution and that will not provide the basis for exclusion from the Medicare and Medicaid programs. Caremark retains health care professionals to provide services and advice to Caremark in return for compensation pursuant to employment, consulting or service contracts. In addition, Caremark manages physician practices in return for a management fee. Caremark also enters into contracts with hospitals under which Caremark provides products and administrative services for a fee. Many of the parties with whom Caremark contracts are in a position to or do refer patients to Caremark. The breadth of these federal laws, the paucity of court decisions interpreting these laws, the limited nature of regulatory interpretations and the absence of court decisions interpreting the safe harbor regulations have resulted in ambiguous and varying interpretations of these federal laws. No assurance can be given that the OIG or the DOJ will not seek a determination that Caremark's past or current policies and practices regarding contracts and relationships with health care providers violate federal law or that Caremark's interpretation of these laws will prevail if challenged, except with respect to those matters that were the subject of the OIG investigation. See "Legal Proceedings". Such a determination could have a material adverse effect on the business of Caremark.



     In its settlement agreement with the OIG and DOJ, Caremark agreed to continue to enforce certain compliance-related oversight procedures. Should the oversight procedures reveal violations of federal law, Caremark is required to report such violations to the OIG and DOJ. Caremark is therefore subject to increased regulatory scrutiny and, in the event that Caremark commits legal or regulatory violations, it may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or Medicaid services.



  State Referral Payment Laws



     Caremark is also subject to state statutes and regulations that prohibit payments for referral of patients, splitting of professional fees by physicians and referrals by physicians to health care providers with whom the physicians have a financial relationship. State statutes and regulations generally apply to services reimbursed by both governmental and private payors. Violations of these laws may result in prohibition of payment for services rendered, loss of pharmacy or health provider licenses as well as fines and criminal penalties. State statutes and regulations that may affect the referral of patients to health care providers range from statutes and regulations which are substantially the same as the federal laws and the safe harbor regulations to a simple requirement that physicians or other health care professionals disclose to patients any financial relationship the physicians or health care professionals have with a health care provider that is being recommended to the patients. These laws and regulations vary significantly from state to state, are often vague and in many cases have not been interpreted by courts or regulatory agencies. Caremark is not materially dependent upon revenues derived from any single state. However, adverse judicial or administrative interpretations of such laws in several states could, taken together, have a material adverse effect on the business of Caremark.



  Corporate Practice of Medicine Laws



     The laws of many states prohibit corporations other than professional corporations or associations from practicing medicine and prohibit physicians from practicing medicine in partnership with, or as employees of, any person not licensed to practice medicine. These laws and their interpretations vary from state to state and are enforced by regulatory authorities with broad discretion. Although Caremark does not employ physicians to practice medicine, represent to the public that it offers medical services or control the practice of medicine by its affiliated physician groups, there can be no assurance that Caremark's arrangements will not be successfully challenged as constituting the unauthorized practice of medicine or that the enforceability of provisions relating thereto will not be limited.



  Antitrust Laws



     In connection with the corporate practice of medicine laws referred to above, the physician practices with whom Caremark is affiliated necessarily are organized as separate legal entities. As such, the physician practice entities may be deemed to be persons separate both from Caremark and from each other under the antitrust laws and, accordingly, subject to a wide range of laws which prohibit anticompetitive conduct among separate legal entities. Caremark believes it is in compliance with these laws and intends to comply with such state and federal laws as may affect its development of integrated health care delivery networks, but there can be no assurance that the review of Caremark's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of Caremark and its affiliated physician groups.

  Insurance Laws



     The assumption of risk on a prepaid basis by health provider networks is occurring with increasing frequency, and the practice is being reviewed by various state insurance commissioners as well as the National Association of Insurance Commissioners to determine whether the practice constitutes the business of insurance. Caremark believes that it is currently in material compliance with the insurance laws in the states where it is operating and it intends to comply with interpretative and legislative changes as they may develop. There can be no assurance, however, that Caremark's activities will not be challenged or scrutinized by governmental authorities.



  Pharmacy Licensing and Operation



     Caremark is subject to federal and state laws and regulations governing pharmacies. Federal controlled substance laws require Caremark to register its pharmacies with the United States Drug Enforcement Administration and comply with security, record-keeping, inventory control and labeling standards in order to dispense controlled substances. State controlled substance laws require registration and compliance with the licensing, registration or permit standards of the state pharmacy licensing authority. State pharmacy licensing, registration and permit laws impose standards on the qualifications of the applicant's personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Pharmacists employed by each branch must also satisfy state licensing requirements.



     Several states have enacted legislation that requires mail service pharmacies located elsewhere to register with the state board of pharmacy prior to mailing drugs into the state and to meet certain operating and disclosure requirements. These statutes generally permit a mail service pharmacy to operate in accordance with the laws of the state in which it is located. In addition, various pharmacy associations and boards of pharmacy have promoted enactment of laws and regulations directed at restricting or prohibiting the operation of out-of-state mail service pharmacies by, among other things, requiring compliance with all laws of certain states into which the mail service pharmacy dispenses medications whether or not those laws conflict with the laws of the state in which the pharmacy is located. To the extent that such laws or regulations are found to be applicable to Caremark's operations, Caremark would be required to comply with them. Some states have enacted laws and regulations which, if successfully enforced, would effectively limit some of the financial incentives available to plan sponsors that offer mail service prescription programs. With respect to self-insured plans, the United States Department of Labor has commented that such laws and regulations are pre-empted by the Employee Retirement Income Security Act of 1974, as amended. The Attorney General in one state has reached a similar conclusion and has raised additional constitutional issues. Finally, the Federal Trade Commission's Bureau of Competition has concluded that such laws and regulations may be anticompetitive and not in the best interests of consumers. To date, there have been no formal administrative or judicial efforts to enforce any of such laws against Caremark. To the extent that any of the foregoing laws or regulations prohibit or restrict the operation of mail service pharmacies and are found to be applicable to Caremark, they could have an adverse effect on Caremark's prescription mail service operations. United States Postal Service regulations expressly permit the transmission of prescription drugs through the postal system. The United States Postal Service has authority to restrict such transmission.



  Future Legislation and Regulation



     Legislative and regulatory initiatives relating to pharmacy licensing and operation, health care reimbursement, prescription benefit management, payment practices, physician-investor referrals, insurance regulation, the corporate practice of medicine and other health care cost containment issues are frequently introduced at both the state and federal level. Caremark is unable to predict whether or when legislation may be enacted or regulations may be adopted relating to Caremark's business or what the effect of such legislation or regulations may be.



EMPLOYEES



     As of March 31, 1996, Caremark had approximately 11,600 employees. Management of Caremark considers its employee relations to be good.

PROPERTIES



     Caremark operates more than 115 facilities providing services in 24 states, Puerto Rico and 6 countries. Caremark's hemophilia, immune globulin and other specialized pharmaceutical products are distributed through its licensed pharmacies throughout the United States. Caremark's PPM business operates facilities of multi-specialty physician practices in California, Texas, Illinois, Florida, Oklahoma and Georgia. Caremark's PBM business operates a central claims administration center, an FDA registered prescription drug repackaging facility and licensed mail service pharmacies located in Florida, Illinois, Texas and Virginia.



     Caremark leases the majority of its properties. Caremark believes that its properties are suitable for their respective uses and, in general, are adequate for Caremark's current needs. Caremark believes that existing leases will be renegotiated as they expire or that suitable alternative properties can be leased on acceptable terms.



LEGAL PROCEEDINGS



     In May 1996, two stockholders, each purporting to represent a class, filed (but have not yet served) complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's proposed merger with MedPartners/Mullikin. The complaints seek unspecified damages, injunctive relief, and attorneys' fees and expenses. Caremark intends, if served, to defend these cases vigorously. Caremark believes these complaints are without merit.



     In May 1996, three pharmacies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark, a subsidiary of Caremark, and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy laws, the antitrust laws and of California's unfair business practices statute. The complaint seeks unspecified treble damages, and attorneys' fees and expenses. Caremark intends to defend this case vigorously. Caremark is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     In June 1995, Caremark agreed to settle its investigation with the DOJ, OIG, the Veterans Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia. Under the terms of the settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio. The settlement allows Caremark to continue participating in Medicare, Medicaid and other government health care programs.



     Under the settlement, Caremark agreed to make civil payments of $85.3 million to the federal government in installments and $44.6 million to the states. The plea agreement imposed $29.0 million in federal criminal fines. All of these fines and payments have been fully paid. In addition, Caremark has contributed $2.0 million to a grant program set up under the Ryan White Comprehensive AIDS Resources Emergency (CARE) Act. Caremark took an after-tax charge of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and other lawsuits, and other related costs. This charge has been reflected in discontinued operations and will not materially affect Caremark's ability to pursue its long-term business strategy. There can be no assurance, however, that the ultimate costs related to the settlement will not exceed these estimates or that additional costs, claims and damages will not occur.



     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act and the Exchange Act, and fraud and negligence and various state law claims in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the OIG Investigation. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys fees and expenses. In June 1996, the complaint filed by one group of stockholders alleging violations of the Exchange Act only, was certified as a class. The parties to all of the complaints continue to engage in discovery proceedings. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     In August 1994 and July 1995, stockholders filed derivative actions on behalf of Caremark against Caremark, its directors and certain employees of Caremark in the Court of Chancery of the State of Delaware, the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County in Chicago, Illinois, alleging breaches of fiduciary duty, negligence in connection with Caremark's conduct of the business and lack of corporate controls, and seeking unspecified damages and attorneys fees and expenses. In June 1996, the parties entered into a Stipulation and Agreement of Compromise and Settlement which established proposed terms for the settlement of the case. The Delaware court will conduct a hearing on August 16, 1996 to consider the proposed settlement. Although the proposed settlement does not contemplate the payment of any damages by any defendant, plaintiffs are expected to seek an award of attorneys fees and expenses not in excess of $1.025 million in conjunction with any approval of the settlement. The Illinois and Cook County courts have entered stays of all proceedings in those actions pending resolution of the Delaware derivative action. In the event the proposed settlement of the Delaware derivative action is approved by the Delaware court, Caremark anticipates that the Illinois derivative actions will be dismissed. In the event the proposed settlement is not approved by the Delaware court, Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.



     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of the health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys fees and expenses. In July 1996, these plaintiffs also served (but have not yet filed) a separate lawsuit in the Minnesota State Court in the County of Hennepin against a subsidiary of Caremark purporting to be on behalf of a class and alleging all of the claims contained in the complaint filed with the Minnesota federal court other than the federal claims contained therein. The complaint seeks unspecified damages, attorneys' fees and expenses and an award of punitive damages. In July 1995, another patient of this same physician filed a separate complaint in the District Court of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.



     In September 1995, Coram filed a complaint in the San Francisco Superior Court against Caremark and its subsidiary, Caremark Inc. and fifty unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's Home Infusion business, alleges breach of the Asset Sale and Note Purchase Agreement dated January 29, 1995, as amended, on April 1, 1995 between Coram and Caremark, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief, and damages of $5.2 billion. Caremark filed motions in October 1995 in the Superior Court of California seeking (i) to strike certain causes of action due to the speculative nature of the claims and damages asserted and (ii) dismissal of Coram's lawsuit on grounds of lack of jurisdiction over Illinois-based Caremark. The Superior Court of California subsequently dismissed the case against the company (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of the company's Home Infusion business to Coram. This case, which has been dismissed, is on appeal and the company has filed counterclaims to the lawsuit pending in San Francisco. Coram's lawsuit is currently in the discovery phase.



     Although Caremark cannot predict with certainty the outcome of these proceedings, based on information currently available, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position. Caremark intends to defend these cases vigorously.



     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys fees and expenses. In April 1995, the Court entered a stay of pretrial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.



     In December 1994, Caremark was notified by the FTC that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between prescription benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 of the Clayton Act or
Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of the investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Caremark is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     Caremark is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Caremark does not believe that the result of such other commitments, claims and litigation, individually or in the aggregate, will have a material effect on Caremark's business or its results of operations, cash flows or financial position.



                       PRINCIPAL STOCKHOLDERS OF CAREMARK



     The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of Caremark, (ii) the chief executive officer and the five other most highly compensated executive officers of Caremark, (iii) all directors and officers of Caremark as a group, and (iv) each stockholder known by Caremark to be a beneficial owner of more than 5% of any class of the Company's voting securities as of December 31, 1995. Caremark believes that except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Caremark Common Stock indicated as beneficially owned by such individual. Except as otherwise noted, the information set forth below is reported as of July 29, 1996.



                                                                                         RIGHT TO
                                                                COMMON STOCK              ACQUIRE
                NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)(2)    COMMON STOCK(3)
- --------------------------------------------------------  -------------------------   ---------------
Nancy G. Brinker........................................              19,080                 19,080
Vincent A. Calarco......................................              36,915                 35,840
James G. Connelly III...................................             250,557                217,477

                                                                                         RIGHT TO
                                                                COMMON STOCK              ACQUIRE
                NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)(2)    COMMON STOCK(3)
- --------------------------------------------------------  -------------------------   ---------------
Kristen E. Gibney.......................................              19,633                      0
J. Ira Harris...........................................              85,840                 35,840
Roger L. Headrick.......................................              62,890                 35,840
Thomas W. Hodson........................................             246,306                195,939
Michele J. Hooper.......................................              54,414                 42,471
Ralph W. Muller.........................................              31,120                 31,120
Diane L. Munson.........................................              49,124                 36,778
Raymond D. Oddi.........................................              48,731                 35,840
C.A. Lance Piccolo......................................             613,348                521,929
Phillip B. Rooney.......................................              50,840                 35,840
Peter F. Whitington, M.D................................              31,120                 31,120
Blaine J. Yarrington....................................              36,840                 35,840
All directors and officers as a group (20 members)......           1,991,578              1,588,659
Trimark Financial Corporation Inc.......................           6,557,100(4)
Manning & Napier........................................           4,295,805(5)
Jurika & Voyles.........................................           4,836,525(6)


- ---------------


(1) Included in the date under "Common Stock Beneficially Owned" are shares of Caremark Common Stock beneficially owned under the Caremark International Inc. 401 CARE Retirement Savings Plan and the following number of shares beneficially owned by family members of the named director or as to which voting and investment power is shared: Mr. Calarco 1,075 shares beneficially owned by spouse; Mr. Harris 25,000 shares beneficially owned by spouse; Mr. Headrick 1,000 shares beneficially owned by spouse; Mr. Hodson 6,939 shares subject to shared voting and investment power; Mr. Oddi 880 shares beneficially owned by spouse and 62 shares subject to shared voting and investment power; Mr. Piccolo 50 shares beneficially owned by child and 8,596 shares subject to shared voting and investment power. Of the shares shown as beneficially owned by the officers and directors as a group, 46,563 shares are subject to shared voting and investment power and 28,045 shares shown as beneficially owned by the officers and directors as a group are beneficially owned by family members of officers and directors.


(2) Each of the individuals named above owns less than 1% of the outstanding Caremark Common Stock. The directors and officers as a group own 2.4% of the outstanding Caremark Common Stock.


(3) These shares represent options which are exercisable within 60 days and are also included in data under "Common Stock Beneficially Owned."


(4) According to the Schedule 13G filed with the Commission by Trimark Financial Corporation Inc. on February 12, 1996, the 6,557,100 shares listed in the table above represented 8.0% of Caremark's outstanding Common Stock as of December 31, 1995. The address for Trimark Financial Corporation Inc. is One First Canadian Place, Suite 5600, P.O. Box 487, Toronto, Ontario, M5X IE5.


(5) According to the Schedule 13G filed with the Commission by Manning & Napier on February 2, 1996, the 4,295,805 shares listed in the table above represented 5.3% of Caremark's outstanding Common Stock as of December 31, 1995. The address for Manning & Napier is 1100 Chase Square, Rochester, New York 14604-1907.


(6) According to the Schedule 13G filed with the Commission by Jurika & Voyles on February 7, 1996, the 4,836,525 shares listed in the table above represented 5.96% of Caremark's outstanding Common Stock as of December 31, 1995. The address for Jurika & Voyles is 1999 Harrison Street, Oakland,

     California 94612.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION



                               MEDPARTNERS, INC.


              SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following selected pro forma financial information for the combined companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Joint Proxy Statement. The pro forma financial information set forth in this Prospectus-Joint Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the date indicated or that may be obtained in the future.


                                                                                                       THREE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                MARCH 31,
                                                               ------------------------------------   ---------------------
                                                                  1993         1994         1995        1995        1996
                                                               ----------   ----------   ----------   --------   ----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..................................................  $1,840,436   $2,688,049   $3,637,914   $818,739   $1,139,950
Operating expenses:
  Affiliated physician services..............................     320,557      464,654      689,740    149,358      230,205
  Outside referral expenses..................................      70,427      102,496      149,185     27,318       63,655
  Other clinic expenses......................................     301,949      425,530      696,485    138,158      246,112
  Cost of goods and services sold............................     884,009    1,365,203    1,688,075    410,477      477,264
  Other nonclinic operating expenses.........................      72,576       88,064       92,527     23,642       24,394
  General corporate expenses.................................      66,078       85,566       87,859     20,732       26,357
  Depreciation and amortization..............................      26,695       42,169       59,330     12,771       19,710
  Net interest expense.......................................       7,289       15,192       18,061      6,341        7,750
  Merger expenses............................................          --           --       66,564         --       34,660
  Loss on disposal of assets.................................         122        1,627       86,600         --           --
                                                               ----------   ----------   ----------   --------   ----------
        Net operating expenses...............................   1,749,702    2,590,501    3,634,426    788,797    1,130,107
                                                               ----------   ----------   ----------   --------   ----------
Income (loss) before pro forma income taxes and discontinued
  operations.................................................      90,734       97,548        3,488     29,942        9,843
Pro forma income tax expense (benefit).......................      42,706       43,855      (16,638)    10,940        6,104
Cumulative effect of change in method of accounting for
  income taxes...............................................         298           --           --         --           --
                                                               ----------   ----------   ----------   --------   ----------
Income from continuing operations............................      47,730       53,693       20,126     19,002        3,739
Loss (income) from discontinued operation....................     (30,808)     (25,902)     136,528     (8,290)      66,799
                                                               ----------   ----------   ----------   --------   ----------
Pro forma net income (loss)..................................  $   78,538   $   79,595   $ (116,402)  $ 27,292   $  (63,060)
                                                                =========    =========    =========   ========    =========
Pro forma net income (loss) per share(1).....................  $     0.63   $     0.60   $    (0.81)  $   0.20   $    (0.42)
                                                                =========    =========    =========   ========    =========
Number of shares used in pro forma net income (loss) per
  share calculations(1)(2)...................................     125,227      133,441      143,214    136,444      149,155
                                                                =========    =========    =========   ========    =========



                                                                                                    MARCH 31,
                                                                                                       1996
                                                                                                  --------------
                                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................................................................    $  215,475
Working capital (deficit).......................................................................       (28,092)
Total assets....................................................................................     2,089,004
Long-term debt, less current portion............................................................       274,096
Total stockholders' equity......................................................................       590,608


- ---------------

(1) Pro forma net income (loss) per share is computed by dividing net income
     (loss) by the number of common equivalent shares outstanding during the periods in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995 upon conversion of the then outstanding MedPartners Convertible Preferred Stock are assumed to be common share equivalents for all periods presented.
(2) Number of shares used in pro forma net income (loss) per share gives effect to the Merger by using the fixed exchange ratio of 1.21 to the Caremark shares outstanding and gives effect to the merger of insignificant entities.

                               MEDPARTNERS, INC.


             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                                     HISTORICAL
                                                          ----------------------------------------------------------------
                                                          MEDPARTNERS/
                                                           MULLIKIN      CAREMARK    CARDINAL   SUMMIT      MRA      CHS
                                                          -----------   ----------   --------   -------   -------   ------
                                                              (A)                                                    (C)
ASSETS
Current assets:
  Cash and cash equivalents..............................  $ 157,744    $   53,700    $  718    $  713    $    10   $  164
  Accounts receivable less allowance for bad debts.......    153,896       353,000     3,210     8,677         --      168
  Inventory..............................................     10,328       119,400        --       188         --       --
  Prepaid expenses and other current assets..............     19,393        22,700        50        44          2      982
  Deferred tax assets....................................      7,905        73,900        --        --         --       87
                                                          -----------   ----------   --------   -------   -------   ------
        Total current assets.............................    349,266       622,700     3,978     9,622         12    1,401
Property and equipment...................................    160,485       353,200     2,274        --     10,639       83
Intangible assets, net...................................    123,749       313,000        --        --         --       --
Deferred tax assets......................................     38,307        33,700        --        --         --      205
Other assets.............................................     19,726        69,500       724       961         --       68
                                                          -----------   ----------   --------   -------   -------   ------
        Total assets.....................................  $ 691,533    $1,392,100    $6,976    $10,583   $10,651   $1,757
                                                          ===========    =========   ========   =======   =======   ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................  $  26,012    $  349,800    $  961    $1,764    $    86   $  106
  Payable to physician groups............................     49,439            --        --        --         --       --
  Accrued medical claims payable.........................     41,220        19,900        --        --         --       38
  Other accrued expenses and liabilities.................     50,854       139,100     2,334     4,420         --    1,083
  Short-term debt and current portion of long-term
    debt.................................................      8,109       310,400     2,966        53      2,587       --
                                                          -----------   ----------   --------   -------   -------   ------
        Total current liabilities........................    175,634       819,200     6,261     6,237      2,673    1,227
Long-term debt, net of current portion...................    105,880       130,900     1,655        --      3,886       --
Other long-term liabilities..............................     12,150        84,700        --       600        161      350
Stockholders' equity:
  Common stock...........................................         51        81,900        --        --         --        1
  Additional paid-in capital.............................    430,396       194,200       566        --         --      250
  Shares held in trust...................................         --      (150,200)       --        --         --       --
  Notes receivable from shareholders.....................     (1,866)           --        --        --         --       --
  Unrealized loss on marketable equity securities........        (26)           --        --        --         --       --
  Accumulated earnings (deficit).........................    (30,686)      233,400    (1,506)    3,746      3,931      (71)
  Treasury stock, at cost................................         --        (2,000)       --        --         --       --
                                                          -----------   ----------   --------   -------   -------   ------
        Total stockholders' equity.......................    397,869       357,300      (940)    3,746      3,931      180
                                                          -----------   ----------   --------   -------   -------   ------
        Total liabilities and stockholders' equity.......  $ 691,533    $1,392,100    $6,976    $10,583   $10,651   $1,757
                                                          ===========    =========   ========   =======   =======   ======

                                                              NEW                  PRO FORMA         PRO FORMA
                                                           MANAGEMENT     EPS     ADJUSTMENTS        COMBINED
                                                           ----------   -------   -----------       ----------

ASSETS
Current assets:
  Cash and cash equivalents..............................   $     15    $ 2,411    $      --        $  215,475
  Accounts receivable less allowance for bad debts.......         --      5,801           --           524,752
  Inventory..............................................         --         --           --           129,916
  Prepaid expenses and other current assets..............         59        182           --            43,412
  Deferred tax assets....................................         --         --       99,700(E)        181,592
                                                           ----------   -------   -----------       ----------
        Total current assets.............................         74      8,394       99,700         1,095,147
Property and equipment...................................         --         66     (134,600)(E)       392,147
Intangible assets, net...................................         --         --           --           436,749
Deferred tax assets......................................         --      1,760           --            73,972
Other assets.............................................         --         10           --            90,989
                                                           ----------   -------   -----------       ----------
        Total assets.....................................   $     74    $10,230    $ (34,900)       $2,089,004
                                                           ===========  =======   ===========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................   $      1    $   180    $ 105,300(E)     $  484,210
  Payable to physician groups............................         --         --           --            49,439
  Accrued medical claims payable.........................         --         --           --            61,158
  Other accrued expenses and liabilities.................         34      6,366           --           204,191
  Short-term debt and current portion of long-term
    debt.................................................        126         --           --           324,241
                                                           ----------   -------   -----------       ----------
        Total current liabilities........................        161      6,546      105,300         1,123,239
Long-term debt, net of current portion...................      2,675         --       29,100(E)        274,096
Other long-term liabilities..............................         --      3,100           --           101,061
Stockholders' equity:
  Common stock...........................................         --         --      (81,798)(F)           154
  Additional paid-in capital.............................         --        264       81,798(F)        555,274
                                                                                    (152,200)(G)
  Shares held in trust...................................         --         --      150,200(G)             --
  Notes receivable from shareholders.....................         --         --                         (1,866)
  Unrealized loss on marketable equity securities........         --         --                            (26)
  Accumulated earnings (deficit).........................     (2,762)       320     (169,300)(E)        37,072
  Treasury stock, at cost................................         --                   2,000(G)             --
                                                           ----------   -------   -----------       ----------
        Total stockholders' equity.......................     (2,762)       584     (169,300)          590,608
                                                           ----------   -------   -----------       ----------
        Total liabilities and stockholders' equity.......   $     74    $10,230    $ (34,900)       $2,089,004
                                                           ===========  =======   ===========        =========

                               MEDPARTNERS, INC.


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      HISTORICAL
                                                       ------------------------------------------------------------------------
                                                       MEDPARTNERS/
                                                         MULLIKIN       CAREMARK     CARDINAL    SUMMIT      MRA          CHS
                                                       ------------    ----------    --------    -------    -----       -------
                                                           (A)                                                            (C)
Net revenue...........................................   $332,549      $  763,961     $7,860     $12,144    $ 635       $14,976
Operating expenses:
  Affiliated physician services.......................    141,970          61,315      3,067       5,501       --        12,365
  Outside referral expenses...........................     35,667          27,988         --          --       --            --
  Other clinic expenses...............................    111,370         124,231      3,897       5,985       --            --
  Cost of goods and services sold.....................         --         477,264         --          --       --            --
  Other nonclinic operating expenses..................         --          24,394         --          --       --            --
  General corporate expenses..........................     19,013           2,876        324         822      233         2,636
  Depreciation and amortization.......................      8,161          11,099        103          --      339             1
  Net interest expense................................      3,355           4,179         44          --      118            --
  Merger expenses.....................................     34,448              --         --          --       --           212
  Loss on disposal of assets..........................         --              --         --          --       --            --
                                                       ------------    ----------    --------    -------    -----       -------
        Net operating expenses........................    353,984         733,346      7,435      12,308      690        15,214
                                                       ------------    ----------    --------    -------    -----       -------
Income (loss) before pro forma income taxes and
  discontinued operations.............................    (21,435)         30,615        425        (164)     (55)         (238)
Pro forma income tax expense (benefit)................     (5,935)         12,096         (7)       (121)      --             1
                                                       ------------    ----------    --------    -------    -----       -------
Income from continuing operations.....................    (15,500)         18,519        432         (43)     (55)         (239)
Loss from discontinued operations.....................         --          66,799         --          --       --            --
                                                       ------------    ----------    --------    -------    -----       -------
Pro forma net income (loss)...........................   $(15,500)     $  (48,280)    $  432     $   (43)   $ (55)      $  (239)
                                                       ===========     ==========    =======     =======    ======      =======
Pro forma net income (loss) per share.................   $  (0.34)     $    (0.63)    $   --     $    --    $(0.16)     $ (4.88)
                                                       ===========     ==========    =======     =======    ======      =======
Number of shares used in pro forma net income (loss)
  per share calculations..............................     45,937          77,400         --          --      344(H)         49
                                                       ===========     ==========    =======     =======    ======      =======

                                                                                    PRO             PRO
                                                           NEW                     FORMA           FORMA
                                                        MANAGEMENT     EPS      ADJUSTMENTS       COMBINED
                                                        ----------    ------    -----------      ----------

Net revenue...........................................       664      $7,796      $  (635)(J)    $1,139,950
Operating expenses:
  Affiliated physician services.......................        --       5,987           --           230,205
  Outside referral expenses...........................        --          --           --            63,655
  Other clinic expenses...............................        --       1,264         (635)(J)       246,112
  Cost of goods and services sold.....................        --          --           --           477,264
  Other nonclinic operating expenses..................        --          --           --            24,394
  General corporate expenses..........................        90         363           --            26,357
  Depreciation and amortization.......................        --           7           --            19,710
  Net interest expense................................        54          --           --             7,750
  Merger expenses.....................................        --          --           --            34,660
  Loss on disposal of assets..........................        --          --           --                --
                                                        ----------    ------    -----------      ----------
        Net operating expenses........................       144       7,621         (635)        1,130,107
                                                        ----------    ------    -----------      ----------
Income (loss) before pro forma income taxes and
  discontinued operations.............................       520         175           --             9,843
Pro forma income tax expense (benefit)................        --          70           --             6,104
                                                        ----------    ------    -----------      ----------
Income from continuing operations.....................       520         105           --             3,739
Loss from discontinued operations.....................        --          --           --            66,799
                                                        ----------    ------    -----------      ----------
Pro forma net income (loss)...........................    $  520      $  105      $    --        $  (63,060)
                                                        ==========    ======    ==========       ==========
Pro forma net income (loss) per share.................    $ 1.45      $   --                     $    (0.42)
                                                        ==========    ======                     ==========
Number of shares used in pro forma net income (loss)
  per share calculations..............................       359(H)       --       25,066(I)        149,155
                                                        ==========    ======    ==========       ==========

                               MEDPARTNERS, INC.


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      HISTORICAL
                                                           ----------------------------------------------------------------
                                                           MEDPARTNERS/
                                                             MULLIKIN     CAREMARK   CARDINAL   SUMMIT     MRA         CHS
                                                           ------------   --------   --------   -------   -----       -----
                                                               (A)                                                     (C)
Net revenue...............................................   $259,750     $534,099    $4,548    $11,398   $ 541       $  --
Operating expenses:
  Affiliated physician services...........................    114,272       22,201     1,829      5,143      --          --
  Outside referral expenses...............................     22,193        5,125        --         --      --          --
  Other clinic expenses...................................     91,981       37,034     2,153      5,568      --          --
  Cost of goods and services sold.........................         --      410,477        --         --      --          --
  Other nonclinic operating expenses......................         --       23,642        --         --      --          --
  General corporate expenses..............................     15,703        3,684       167        627     224          --
  Depreciation and amortization...........................      6,605        5,830        46         --     283          --
  Net interest expense....................................      1,885        4,322        23         --      54          --
  Merger expenses.........................................         --           --        --         --      --          --
  Loss on disposal of assets..............................         --           --        --         --      --          --
                                                           ------------   --------   --------   -------   -----       -----
Net operating expenses....................................    252,639      512,315     4,218     11,338     561          --
                                                           ------------   --------   --------   -------   -----       -----
Income (loss) before pro forma income taxes and
  discontinued operations.................................      7,111       21,784       330         60     (20)         --
Pro forma income tax expense..............................      2,176        8,709         7         28      --          --
                                                           ------------   --------   --------   -------   -----       -----
Income from continuing operations.........................      4,935       13,075       323         32     (20)         --
(Income) from discontinued operations.....................         --       (8,290)       --         --      --          --
                                                           ------------   --------   --------   -------   -----       -----
Pro forma net income (loss)...............................   $  4,935     $ 21,365    $  323    $    32   $ (20)      $  --
                                                           ===========    ========   =======    =======   =====       =====
Pro forma net income (loss) per share.....................   $   0.12     $   0.29    $   --    $    --   $(0.06)     $  --
                                                           ===========    ========   =======    =======   =====       =====
Number of shares issued in pro forma net income (loss) per
  share calculations......................................     39,916       74,400        --         --     344(H)       --
                                                           ===========    ========   =======    =======   =====       =====

                                                                                          PRO           PRO
                                                               NEW                       FORMA         FORMA
                                                            MANAGEMENT    EPS         ADJUSTMENTS     COMBINED
                                                            ----------   ------       -----------     --------

Net revenue...............................................    $  762     $8,182         $  (541)(J)   $818,739
Operating expenses:
  Affiliated physician services...........................        --      5,913              --       149,358
  Outside referral expenses...............................        --         --              --        27,318
  Other clinic expenses...................................        --      1,963            (541)(J)   138,158
  Cost of goods and services sold.........................        --         --              --       410,477
  Other nonclinic operating expenses......................        --         --              --        23,642
  General corporate expenses..............................        74        253              --        20,732
  Depreciation and amortization...........................        --          7              --        12,771
  Net interest expense....................................        57         --              --         6,341
  Merger expenses.........................................        --         --              --            --
  Loss on disposal of assets..............................        --         --              --            --
                                                               -----     ------       -----------     --------
Net operating expenses....................................       131      8,136            (541)      788,797
                                                               -----     ------       -----------     --------
Income (loss) before pro forma income taxes and
  discontinued operations.................................       631         46              --        29,942
Pro forma income tax expense..............................        --         20              --        10,940
                                                               -----     ------       -----------     --------
Income from continuing operations.........................       631         26              --        19,002
(Income) from discontinued operations.....................        --         --              --        (8,290 )
                                                               -----     ------       -----------     --------
Pro forma net income (loss)...............................    $  631     $   26         $    --       $27,292
                                                            ==========   ======       ==========      ========
Pro forma net income (loss) per share.....................    $ 1.76     $   --                       $  0.20
                                                            ==========   ======                       ========
Number of shares issued in pro forma net income (loss) per
  share calculations......................................       359(H)      --          21,425(I)    136,444
                                                            ==========   ======       ==========      ========

                               MEDPARTNERS, INC.


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     HISTORICAL
                                                         ------------------------------------------------------------------
                                                         MEDPARTNERS/
                                                           MULLIKIN      CAREMARK    CARDINAL   SUMMIT     MRA        CHS
                                                         ------------   ----------   --------   -------   ------     ------
                                                             (A)                                  (B)      (B)        (C)
Net revenue............................................   $1,153,557    $2,374,263   $ 20,881   $48,576   $2,540     $2,658
Operating expenses:
  Affiliated physician services........................      506,811       124,596     10,366    22,005       --         --
  Outside referral expenses............................      109,934        39,251         --        --       --         --
  Other clinic expenses................................      394,679       260,410     11,371    23,939       --         --
  Cost of goods and services sold......................           --     1,688,075         --        --       --         --
  Other nonclinic operating expenses...................           --        92,527         --        --       --         --
  General corporate expenses...........................       64,713        14,044      1,068     3,289      933      2,374
  Depreciation and amortization........................       29,088        28,555        297        --    1,356          9
  Net interest expense.................................        8,443         8,780        144        --      470         --
  Merger expenses......................................       66,564            --         --        --       --         --
  Loss on investment...................................           --        86,600         --        --       --         --
                                                         ------------   ----------   --------   -------   ------     ------
        Net operating expenses.........................    1,180,232     2,342,838     23,246    49,233    2,759      2,383
                                                         ------------   ----------   --------   -------   ------     ------
Income (loss) before pro forma income taxes and
  discontinued operations..............................      (26,675)       31,425     (2,365)     (657)    (219)       275
Pro forma income tax expense (benefit).................      (27,233)       11,267        (26)     (483)      --        107
                                                         ------------   ----------   --------   -------   ------     ------
Income (loss) from continuing operations...............          558        20,158     (2,339)     (174)    (219)       168
Loss from discontinued operations......................           --       136,528         --        --       --         --
                                                         ------------   ----------   --------   -------   ------     ------
Pro forma net income (loss)............................   $      558    $ (116,370)  $ (2,339)  $  (174)  $ (219)    $  168
                                                         ===========     =========    =======   =======   ======     ======
Pro forma net income (loss) per share..................   $     0.01    $    (1.55)  $     --   $    --   $(0.64)    $ 3.43
                                                         ===========     =========    =======   =======   ======     ======
Number of shares used in pro forma net income (loss)
  per share calculations...............................       42,720        75,100         --        --   $  344(H)      49
                                                         ===========     =========    =======   =======   ======     ======

                                                                                       PRO               PRO
                                                            NEW                       FORMA             FORMA
                                                         MANAGEMENT         EPS     ADJUSTMENTS        COMBINED
                                                         ----------       -------   -----------       ----------

Net revenue............................................    $2,948         $35,031     $(2,540)(J)     $3,637,914
Operating expenses:
  Affiliated physician services........................        --          25,962          --            689,740
  Outside referral expenses............................        --              --          --            149,185
  Other clinic expenses................................        --           8,626      (2,540)(J)        696,485
  Cost of goods and services sold......................        --              --          --          1,688,075
  Other nonclinic operating expenses...................        --              --          --             92,527
  General corporate expenses...........................       314           1,124          --             87,859
  Depreciation and amortization........................        --              25          --             59,330
  Net interest expense.................................       224              --          --             18,061
  Merger expenses......................................        --              --          --             66,564
  Loss on investment...................................        --              --          --             86,600
                                                         ----------       -------   -----------       ----------
        Net operating expenses.........................       538          35,737      (2,540)         3,634,426
                                                         ----------       -------   -----------       ----------
Income (loss) before pro forma income taxes and
  discontinued operations..............................     2,410            (706)         --              3,488
Pro forma income tax expense (benefit).................        --            (270)         --            (16,638)
                                                         ----------       -------   -----------       ----------
Income (loss) from continuing operations...............     2,410            (436)         --             20,126
Loss from discontinued operations......................        --              --          --            136,528
                                                         ----------       -------   -----------       ----------
Pro forma net income (loss)............................    $2,410         $  (436)    $    --         $ (116,402)
                                                         ==========       =======   ==========         =========
Pro forma net income (loss) per share..................    $ 6.71         $    --                     $    (0.81)
                                                         ==========       =======                      =========
Number of shares used in pro forma net income (loss)
  per share calculations...............................       359(H)           --      24,642(I)         143,214
                                                         ==========       =======   ==========         =========

                               MEDPARTNERS, INC.


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                HISTORICAL
                                                 ------------------------------------------------------------------------
                                                 MEDPARTNERS/
                                                   MULLIKIN       CAREMARK     CARDINAL    SUMMIT      MRA          CHS
                                                 ------------    ----------    --------    -------    ------       ------
                                                     (A)                                     (B)       (B)          (C)
Net revenue...................................     $815,041      $1,775,203    $ 15,787    $45,593    $2,164       $   --
Operating expenses:
  Affiliated physician services...............      349,036          63,039       7,152     20,575        --           --
  Outside referral expenses...................       86,974          15,522          --         --        --           --
  Other clinic expenses.......................      288,623         100,933       7,584     22,270        --           --
  Cost of goods and services sold.............           --       1,365,203          --         --        --           --
  Other nonclinic operating expenses..........           --          88,064          --         --        --           --
  General corporate expenses..................       56,653          23,643         687      2,509       898           --
  Depreciation and amortization...............       21,892          18,924         191         --     1,131           --
  Net interest expense........................        5,958           8,695          93         --       214           --
  Merger expenses.............................           --              --          --         --        --           --
  Loss on disposal of assets..................        1,627              --          --         --        --           --
                                                 ------------    ----------    --------    -------    ------       ------
        Net operating expenses................      810,763       1,684,023      15,707     45,354     2,243           --
                                                 ------------    ----------    --------    -------    ------       ------
Income (loss) before pro forma income taxes
  and discontinued operations.................        4,278          91,180          80        239       (79)          --
Pro forma income tax expense (benefit)........        7,350          36,672          26        112        --           --
                                                 ------------    ----------    --------    -------    ------       ------
Income (loss) from continuing operations......       (3,072)         54,508          54        127       (79)          --
Loss from discontinued operations.............           --         (25,902)         --         --        --           --
                                                 ------------    ----------    --------    -------    ------       ------
Pro forma net income (loss)...................     $ (3,072)     $   80,410    $     54    $   127    $  (79)      $   --
                                                 ===========     ==========     =======    =======    ======       ======
Pro forma net income (loss) per share.........     $  (0.08)     $     1.08    $     --    $    --    $(0.23)      $   --
                                                 ===========     ==========     =======    =======    ======       ======
Number of shares issued in pro forma net
  income (loss) per share.....................       36,553          74,800          --         --       344(H)        --
                                                 ===========     ==========     =======    =======    ======       ======

                                                                                PRO              PRO
                                                    NEW                        FORMA            FORMA
                                                MANAGEMENT      EPS         ADJUSTMENTS        COMBINED
                                                ----------    -------       -----------       ----------

Net revenue...................................    $3,085      $33,340         $(2,164)(J)     $2,688,049
Operating expenses:
  Affiliated physician services...............        --       24,852              --            464,654
  Outside referral expenses...................        --           --              --            102,496
  Other clinic expenses.......................        --        8,284          (2,164)(J)        425,530
  Cost of goods and services sold.............        --           --              --          1,365,203
  Other nonclinic operating expenses..........        --           --              --             88,064
  General corporate expenses..................       220          956              --             85,566
  Depreciation and amortization...............        --           31              --             42,169
  Net interest expense........................       232           --              --             15,192
  Merger expenses.............................        --           --              --                 --
  Loss on disposal of assets..................        --           --              --              1,627
                                                ----------    -------       -----------       ----------
        Net operating expenses................       452       34,123          (2,164)         2,590,501
                                                ----------    -------       -----------       ----------
Income (loss) before pro forma income taxes
  and discontinued operations.................     2,633         (783)             --             97,548
Pro forma income tax expense (benefit)........        --         (305)             --             43,855
                                                ----------    -------       -----------       ----------
Income (loss) from continuing operations......     2,633         (478)             --             53,693
Loss from discontinued operations.............        --           --              --            (25,902)
                                                ----------    -------       -----------       ----------
Pro forma net income (loss)...................    $2,633      $  (478)        $    --         $   79,595
                                                ==========    =======       ==========        ==========
Pro forma net income (loss) per share.........    $ 7.33      $    --                         $     0.60
                                                ==========    =======                         ==========
Number of shares issued in pro forma net
  income (loss) per share.....................       359(H)        --          21,385(I)         133,441
                                                ==========    =======       ==========        ==========

                               MEDPARTNERS, INC.


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              HISTORICAL
                                            -------------------------------------------------------------------------------
                                            MEDPARTNERS/                                                            NEW
                                              MULLIKIN      CAREMARK    CARDINAL   SUMMIT     MRA        CHS     MANAGEMENT
                                            ------------   ----------   --------   -------   ------     ------   ----------
                                                (A)                                  (B)      (B)        (C)
Net revenue...............................    $549,695     $1,203,957   $13,530    $39,885   $1,892     $   --     $3,110
Operating expenses:
  Affiliated physician services...........     224,770         48,913     6,424     17,815       --         --         --
  Outside referral expenses...............      59,861         10,566        --         --       --         --         --
  Other clinic expenses...................     197,098         73,381     6,277     19,725       --         --         --
  Cost of goods and services sold.........          --        884,009        --         --       --         --         --
  Other nonclinic operating expenses......          --         72,576        --         --       --         --         --
  General corporate expenses..............      42,196         19,449       523      2,147      765         --         85
  Depreciation and amortization...........      14,057         11,353       146         --    1,096         --         --
  Net interest expense....................       3,338          3,444        71         --      197         --        239
  Merger expenses.........................          --             --        --         --       --         --         --
  Loss on disposal of assets..............         122             --        --         --       --         --         --
                                            ------------   ----------   --------   -------   ------     ------   ----------
         Net operating expenses...........     541,442      1,123,691    13,441     39,687    2,058         --        324
                                            ------------   ----------   --------   -------   ------     ------   ----------
Income (loss) before pro forma income
  taxes and discontinued operations.......       8,253         80,266        89        198     (166)        --      2,786
Pro forma income tax expense (benefit)....       9,723         33,403      (192 )       45       --         --         --
Cumulative effect of change in method of
  accounting for income taxes.............         298             --        --         --       --         --         --
                                            ------------   ----------   --------   -------   ------     ------   ----------
Income (loss) from continuing
  operations..............................      (1,768)        46,863       281        153     (166)        --      2,786
Income from discontinued operations.......          --        (30,808)       --         --       --         --         --
                                            ------------   ----------   --------   -------   ------     ------   ----------
Pro forma net income (loss)...............    $ (1,768)    $   77,671   $   281    $   153   $ (166)    $   --     $2,786
                                            ============   ==========   ========   ========  ======     ======   ===========
Pro forma net income (loss) per share.....    $  (0.06)    $     1.04   $    --    $    --   $(0.48)    $   --     $ 7.76
                                            ============   ==========   ========   ========  ======     ======   ===========
Number of shares used in pro forma net
  income (loss) per share calculations....      28,403         74,900        --         --      344(H)      --        359(H)
                                            ============   ==========   ========   ========  ======     ======   ===========


                                                          PRO            PRO
                                                         FORMA          FORMA
                                              EPS     ADJUSTMENTS      COMBINED
                                            -------   -----------     ----------

Net revenue...............................  $30,259     $(1,892)(J)   $1,840,436
Operating expenses:
  Affiliated physician services...........   22,635          --          320,557
  Outside referral expenses...............       --          --           70,427
  Other clinic expenses...................    7,360      (1,892)(J)      301,949
  Cost of goods and services sold.........       --          --          884,009
  Other nonclinic operating expenses......       --          --           72,576
  General corporate expenses..............      913          --           66,078
  Depreciation and amortization...........       43          --           26,695
  Net interest expense....................       --          --            7,289
  Merger expenses.........................       --          --               --
  Loss on disposal of assets..............       --          --              122
                                            -------   -----------     ----------
         Net operating expenses...........   30,951      (1,892)       1,749,702
                                            -------   -----------     ----------
Income (loss) before pro forma income
  taxes and discontinued operations.......     (692)         --           90,734
Pro forma income tax expense (benefit)....     (273)         --           42,706
Cumulative effect of change in method of
  accounting for income taxes.............       --          --              298
                                            -------   -----------     ----------
Income (loss) from continuing
  operations..............................     (419)         --           47,730
Income from discontinued operations.......       --          --          (30,808)
                                            -------   -----------     ----------
Pro forma net income (loss)...............  $  (419)    $    --       $   78,538
                                            ========  ===========     ==========
Pro forma net income (loss) per share.....  $    --                   $     0.63
                                            ========                  ==========
Number of shares used in pro forma net
  income (loss) per share calculations....       --      21,221(I)       125,227
                                            ========  ===========     ==========

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

     The proposed mergers are intended to be accounted for as poolings-of-interests. The pro forma combined statements of operations assume that the mergers were consummated at the beginning of the earliest period presented. The pro forma condensed combined balance sheet assumes that the transactions were consummated on March 31, 1996.

     The pro forma financial information contains no adjustments to conform the accounting policies of these companies because any such adjustments have been determined to be immaterial.

     The following adjustments are necessary to reflect the mergers:

     A. These historical amounts for MedPartners/Mullikin for the years ended December 31, 1995, 1994 and 1993 do not agree with the Form 10-K filed with the SEC because the amounts have been restated to reflect the merger with PPSI which was accounted for as a pooling-of-interests.


     B. For purposes of combining with MedPartners/Mullikin, the Summit and MRA income statements for the twelve month periods ended March 31, 1994, 1995 and 1996 were combined with the MedPartners/ Mullikin statements of operation for the years ended December 31, 1993, 1994 and 1995.


     C. CHS was incorporated in August 1995 and commenced operations in September 1995.


     D. For purposes of combining with MedPartners/Mullikin, the Emergency Physician Services balance sheet at April 30, 1996 was combined with the MedPartners/Mullikin balance sheet at March 31, 1996. The Emergency Physician Services income statements for the twelve month periods ended January 31, 1994, 1995 and 1996 and for the three month period ended April 30, 1995 and 1996 were combined with the MedPartners/Mullikin statements of operations for the years ended December 31, 1993, 1994 and 1995 and the three month period ended March 31, 1995 and 1996, respectively.



     E. The pro forma combined statements of operations do not reflect nonrecurring costs and charges resulting directly from the proposed mergers. These costs and charges are estimated as follows:



                                           PROPERTY               LONG-TERM                  TOTAL
                               DEFERRED       AND      ACCOUNTS     DEBT,     ACCUMULATED    MERGER
                               TAX ASSET   EQUIPMENT   PAYABLE       NET       EARNINGS      CHARGE
                               ---------   ---------   --------   ---------   -----------   --------
                                                          (IN THOUSANDS)
    Caremark..................  $92,800    $(128,100)  $ 92,800    $29,100     $(157,200)   $250,000
    Cardinal..................    1,400       (2,000)     2,000         --        (2,600)      4,000
    Summit and Medical Realty
      Associates..............    1,800       (2,250)     2,750         --        (3,200)      5,000
    CHS and New
      Management..............    1,900           --      5,000         --        (3,100)      5,000
    Emergency Physician
      Services................    1,800       (2,250)     2,750         --        (3,200)      5,000
                               ---------   ---------   --------   ---------   -----------   --------
                                $99,700    $(134,600)  $105,300    $29,100     $(169,300)   $269,000
                                =======    =========   ========   ========     =========    ========


     The following is a detail of the estimated merger expense related to the Caremark merger:

          Brokerage fees.................................................  $ 25,300
          Professional fees..............................................     4,900
          Filing fees....................................................     1,000
          Excess capacity, restructuring and market rationalization......   128,100
          Debt restructuring costs.......................................     5,000
          Transition costs...............................................     6,000
          Severance and related benefits.................................    59,500
          Other transaction related costs................................    20,200
                                                                           --------
                                                                           $250,000
                                                                           ========

     The excess capacity, restructuring and market rationalization primarily relates to computer hardware and software and leases that will be abandoned after the merger. These assets are currently being utilized in the operations of Caremark but are not compatible with the planned operations for MedPartners/Mullikin. Severance and related benefits represent anticipated payments to identified employees, as required by their respective employment agreements, who will be terminated after the merger.


     F. To reflect the approximate number of MedPartners/Mullikin Common Stock exchanged for the stock or assets of the proposed acquirees as follows:



          Caremark....................................................    93,654,000
          Cardinal....................................................     2,205,000
          Summit......................................................     2,349,000
          MRA.........................................................       344,000
          CHS.........................................................     2,051,000
          New Management..............................................       359,000
          Emergency Physician Services................................     2,256,000
                                                                        ------------
                                                                         103,218,000
                                                                          ==========



     G. To reflect the cancellation of treasury stock and the termination of the trust holding the shares held in trust.



     H. Represents the approximate shares of MedPartners/Mullikin Common Stock to be distributed in exchange for partnership interest based on an assumed trading price of $19.50 per share.



          New Management..........................  ($7,000,000/$19.50 )      359,000
          MRA.....................................  ($6,700,000/$19.50 )      344,000



     I. To adjust pro forma amounts based on historical share amounts, converting each outstanding share of the acquirees stock into MedPartners/Mullikin Common Stock based on the following exchange ratios:



                                                                          EXCHANGE
                                                                            RATIO
                                                                          ---------
          Caremark......................................................       1.21(1)
          Cardinal......................................................  47,937.57(2)
          Summit........................................................  41,205.58(2)
          CHS...........................................................      41.86(2)
          Emergency Physician Services..................................   8,482.75(2)



     J. To eliminate rent income and expense between affiliated entities (Summit and MRA).

- ---------------


(1) The exchange ratio is fixed.


(2) The exchange ratio was based on an assumed trading price of $19.50 per share.

              DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS/MULLIKIN

AUTHORIZED CAPITAL STOCK


     The MedPartners/Mullikin Certificate currently provides that MedPartners/Mullikin may issue 9,500,000 shares of Preferred Stock, par value $.001 per share ("MedPartners/Mullikin Preferred Stock"), 500,000 shares of MedPartners/Mullikin Series C Preferred Stock, par value $.001 per share, and 200,000,000 shares of MedPartners/Mullikin Common Stock.


MEDPARTNERS/MULLIKIN COMMON STOCK


     Holders of MedPartners/Mullikin Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of MedPartners/Mullikin Preferred Stock, holders of MedPartners/ Mullikin Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the MedPartners/Mullikin Board of Directors out of funds legally available therefor. See "Summary of Prospectus-Joint Proxy Statement -- Market and Market Prices". All outstanding shares of MedPartners/Mullikin Common Stock are, and the shares to be issued in the Merger will be, when issued pursuant to the Plan of Merger, fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of MedPartners/Mullikin, holders of MedPartners/ Mullikin Common Stock will be entitled to share ratably in the assets of MedPartners/Mullikin remaining after payment or provision for payment of all of MedPartners/Mullikin's debts and obligations and liquidation payments to holders of any outstanding shares of MedPartners/Mullikin Preferred Stock.


MEDPARTNERS/MULLIKIN PREFERRED STOCK

     The MedPartners/Mullikin Board of Directors, without further stockholder authorization, is authorized to issue shares of MedPartners/Mullikin Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the MedPartners/Mullikin Common Stock and one or more series of MedPartners/Mullikin Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the MedPartners/Mullikin Common Stock and one or more series of MedPartners/Mullikin Preferred Stock. Although MedPartners/Mullikin has no present plans to issue any shares of MedPartners/Mullikin Preferred Stock, the issuance of shares of MedPartners/Mullikin Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of MedPartners/ Mullikin or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF THE MEDPARTNERS/MULLIKIN CERTIFICATE AND THE DGCL

     Classified Board of Directors. The MedPartners/Mullikin Certificate of Incorporation and MedPartners/Mullikin By-Laws provide for the MedPartners/Mullikin Board of Directors to be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' terms expire either at the 1997, 1998 or 1999 annual meeting of stockholders of MedPartners/ Mullikin. One class, consisting of three directors (Richard M. Scrushy, Ted H. McCourtney, Jr. and Rosalio J. Lopez, M.D.), has been elected to a term which expires in 1997. One class, consisting of four directors (Larry R. House, Charles W. Newhall III, John S. McDonald, J.D. and Richard J. Kramer), has been elected to a term which expires in 1998. One class, consisting of three directors (Scott F. Meadow, Larry D. Striplin, Jr. and Walter T. Mullikin, M.D.), has been elected to a term which expires in 1999. See "MedPartners/Mullikin's Management -- Classified Board of Directors".

     MedPartners/Mullikin believes that a classified board of directors will help to assure the continuity and stability of the MedPartners/Mullikin Board of Directors and MedPartners/Mullikin's business strategies and policies as determined by the MedPartners/Mullikin Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of MedPartners/Mullikin. MedPartners/Mullikin believes that this, in turn, will permit the MedPartners/Mullikin Board of Directors to more effectively represent the interests of stockholders.

     With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the MedPartners/Mullikin Board of Directors. As a result, a provision relating to a classified MedPartners/Mullikin Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the MedPartners/Mullikin Common Stock because its provisions could operate to prevent obtaining control of the MedPartners/Mullikin Board of Directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of MedPartners/Mullikin. Under the DGCL, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. The MedPartners/ Mullikin Certificate does not provide otherwise.


     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The MedPartners/Mullikin By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the MedPartners/Mullikin Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners/Mullikin (the "Business Procedure").



     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the MedPartners/Mullikin Board of Directors to the Secretary of MedPartners/ Mullikin. The requirements as to the form and timing of that notice are specified in the MedPartners/Mullikin By-laws. If the Chairman of the MedPartners/Mullikin Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.



     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of MedPartners/Mullikin. The requirements as to the form and timing of that notice are specified in the MedPartners/Mullikin By-laws. If the Chairman of the MedPartners/Mullikin Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.



     Although the MedPartners/Mullikin By-laws do not give the MedPartners/Mullikin Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the MedPartners/ Mullikin By-laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of MedPartners/Mullikin, even if the conduct of such solicitation or such attempt might be beneficial to MedPartners/Mullikin and its stockholders.



     Delaware Takeover Statute. MedPartners/Mullikin is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

MEDPARTNERS/MULLIKIN STOCKHOLDERS' RIGHTS PLAN

     The following is a description of the MedPartners/Mullikin Stockholders' Rights Plan (the "MedPartners/Mullikin Rights Plan"). The description thereof set forth below is qualified in its entirety by reference to the MedPartners/Mullikin Rights Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus-Joint Proxy Statement is a part. See "Available Information".


     The MedPartners/Mullikin Rights Plan provides that one right (a "Right") will be issued with each share of MedPartners/Mullikin Common Stock (whether originally issued or from MedPartners/Mullikin's treasury) prior to the Rights Distribution Date (as defined herein). The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on the date which is 10 years from the date of the distribution unless previously redeemed by MedPartners/Mullikin as described below. When exercisable, each Right will entitle the owner to purchase from MedPartners/Mullikin one one-hundredth of a share of MedPartners/Mullikin Series C Preferred Stock at a purchase price of $52.00 per share. The MedPartners/ Mullikin Series C Preferred Stock may be issued in fractional shares.



     Except as described below, the Rights will be evidenced by all the MedPartners/Mullikin Common Stock certificates and will be transferred with the MedPartners/Mullikin Common Stock certificates, and no separate Rights certificates will be distributed. The Rights will separate from the MedPartners/Mullikin Common Stock and a "Rights Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding MedPartners/ Mullikin Common Stock (the "Stock Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.


     After the Rights Distribution Date, Rights certificates will be mailed to holders of record of shares of MedPartners/Mullikin Common Stock as of the Rights Distribution Date and thereafter the separate Rights certificates alone will represent the Rights.

     The MedPartners/Mullikin Series C Preferred Stock issuable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $.001 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared for each share of MedPartners/Mullikin Common Stock. In the event of liquidation, the holders of the MedPartners/Mullikin Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $52.00 per share and will be entitled to an aggregate payment of 100 times the payment made per share of MedPartners/Mullikin Common Stock. Each share of MedPartners/Mullikin Series C Preferred Stock will have 100 votes and will vote together with the shares of MedPartners/Mullikin Common Stock. In the event of any merger, consolidation or other transaction in which shares of MedPartners/Mullikin Common Stock are changed or exchanged, each share of MedPartners/Mullikin Series C Preferred Stock will be entitled to receive 100 times the amount received per share of MedPartners/Mullikin Common Stock. These rights are protected by customary anti-dilution provisions. The MedPartners/Mullikin Series C Preferred Stock will, if issued, be junior to any other series of Preferred Stock which may be authorized and issued by MedPartners/Mullikin, unless the terms of any such other series provide otherwise. The MedPartners/Mullikin Series C Preferred Stock will not be redeemable. Once the shares of MedPartners/Mullikin Series C Preferred Stock are issued, the MedPartners/Mullikin Certificate may not be amended in a manner which would materially alter or change the powers, preferences or special rights of the MedPartners/Mullikin Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of MedPartners/Mullikin Series C Preferred Stock, voting separately as a class. Because of the nature of the MedPartners/Mullikin Series C Preferred Stock dividend, liquidation and voting rights, the value of a share of MedPartners/Mullikin Series C Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of MedPartners/Mullikin Common Stock.

     In the event that (i) a person becomes an Acquiring Person (except pursuant to a tender offer or an exchange offer for all outstanding shares of MedPartners/Mullikin Common Stock at a price and on terms determined by at least a majority of the members of the MedPartners/Mullikin Board of Directors who are not officers of MedPartners/Mullikin and who are not representatives, nominees, affiliates or associates of an Acquiring Person, to be (a) at a price which is fair to MedPartners/Mullikin stockholders and (b) otherwise in the best interests of MedPartners/Mullikin and its stockholders (a "Qualifying Offer")),
(ii) an Acquiring

Person engages in certain self-dealing transactions involving MedPartners/Mullikin, such as, (a) merging or consolidating into or with MedPartners/Mullikin where MedPartners/Mullikin survives and the MedPartners/Mullikin Common Stock remains outstanding, (b) transferring assets to MedPartners/Mullikin in exchange for MedPartners/Mullikin securities, or acquiring securities from MedPartners/Mullikin other than on the same basis as from all other stockholders, (c) transferring assets to or from MedPartners/Mullikin on terms less favorable than arm's length, (d) transferring to or from MedPartners/Mullikin's assets having a fair market value in excess of $5,000,000, (e) receiving unusual compensation or (f) receiving any other financial benefit not provided to all other stockholders, or (iii) during such time as there is an Acquiring Person, there is any reclassification of securities, recapitalization, merger or consolidation which increases by more than 1% the amount of MedPartners/Mullikin Common Stock beneficially owned by the Acquiring Person, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, shares of MedPartners/Mullikin Common Stock (or, in certain circumstances, cash, property or other securities of MedPartners/Mullikin) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any such events, all Rights that are, or (under certain circumstances specified in the MedPartners/Mullikin Rights Plan) were, beneficially owned by any Acquiring Person (or certain related parties), will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by MedPartners/Mullikin as set forth below.


     In the event that, at any time following the Stock Acquisition Date, (i) MedPartners/Mullikin is acquired in a merger or other business combination transaction in which MedPartners/Mullikin is not the surviving corporation or the MedPartners/Mullikin Common Stock is changed or exchanged (other than a merger which follows an Qualifying Offer and satisfied certain other requirements), or (ii) 50% or more of MedPartners/Mullikin's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive upon the exercise thereof at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the Right.


     At any time until ten days following the Stock Acquisition Date, MedPartners/Mullikin may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of the MedPartners/Mullikin Board of Directors ordering redemption of the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $.001 redemption price.


     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of MedPartners/Mullikin, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to MedPartners/Mullikin, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of MedPartners/Mullikin Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Plan may be amended by the MedPartners/Mullikin Board of Directors prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the MedPartners/Mullikin Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in MedPartners/Mullikin without the prior approval of the MedPartners/ Mullikin Board of Directors. The effect of the Rights may be to inhibit a change in control of MedPartners/ Mullikin (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to MedPartners/Mullikin stockholders.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     MedPartners/Mullikin's Certificate contains a provision eliminating or limiting director liability to MedPartners/Mullikin and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners/Mullikin or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the MedPartners/Mullikin Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners/Mullikin or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.


     In addition, the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners/Mullikin who by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners/Mullikin, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.


REGISTRATION RIGHTS


     Pursuant to a Registration Agreement entered into in August 1993 and amended in March 1994 (the "Registration Agreement"), the prior holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of MedPartners, which Convertible Preferred Stock has now been converted into MedPartners/Mullikin Common Stock, are entitled to certain rights with respect to the registration under the Securities Act of the 7,000,562 shares of Common Stock into which the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were converted. Under the terms of the Registration Agreement, if MedPartners/Mullikin proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such MedPartners/Mullikin Common Stock therein. The holders may also require MedPartners/Mullikin to file a registration statement under the Securities Act at its expense with respect to their shares of MedPartners/Mullikin Common Stock, and MedPartners/Mullikin is required to use its best efforts to effect such registration. Further, holders may require MedPartners/Mullikin to file additional registration statements on Form S-3 when MedPartners/ Mullikin is eligible to use such form. These rights expire on August 31, 2008. These rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration. The shares of MedPartners/Mullikin Common Stock covered by the foregoing registration rights are eligible for resale under Rule 144 of the Securities Act.


     MedPartners/Mullikin has entered into a Registration Rights Agreement with certain of the holders of MedPartners/Mullikin Common Stock pursuant to which such persons will have the right to require that MedPartners/Mullikin register shares of MedPartners/Mullikin Common Stock owned by them for sale, at one year intervals up to three times during 1997, 1998 and 1999. Unlimited piggyback registration rights have also been granted. The holders of these registration rights are Walter T. Mullikin, M.D., John S. McDonald, Rosalio J. Lopez, M.D. and DCNHS, who are the only persons deemed to be "affiliates" of MedPartners/ Mullikin, following the combination of MedPartners and MME. In the March 1996 public offering carried out by MedPartners/Mullikin, 1,358,921 shares of MedPartners/Mullikin Common Stock were sold by Drs. Mullikin and Lopez and Mr. McDonald at $30.25 per share pursuant to the rights granted under the Agreement. See "Principal Stockholders of MedPartners/Mullikin".

     In addition, from time-to-time, MedPartners/Mullikin will grant registration rights, both on a contractual and a piggyback basis to various persons in connection with acquisitions made on a private placement basis. At June 30, 1996, a total of 2,207,318 shares of MedPartners/Mullikin Common Stock were subject to such registration rights.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for MedPartners/Mullikin Common Stock is ChaseMellon Shareholder Services, L.L.C., New York, New York.

                        COMPARISON OF RIGHTS OF CAREMARK
                     AND MEDPARTNERS/MULLIKIN STOCKHOLDERS


     Both Caremark and MedPartners/Mullikin are incorporated in Delaware. Holders of the Caremark Common Stock will continue to have their rights and obligations as stockholders of MedPartners/Mullikin after the Merger governed by the DGCL. Set forth below is a summary comparison of the material differences in the rights of a MedPartners/Mullikin stockholder under the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws, on the one hand, and the rights of a Caremark stockholder under the Caremark Certificate, and the Caremark By-Laws, on the other hand. The information set forth below is qualified in its entirety by reference to the MedPartners/Mullikin Certificate, the MedPartners/Mullikin By-laws, the Caremark Certificate and the Caremark By-Laws.


     After the Merger, the rights and obligations of holders of Caremark Shares exchanged for MedPartners/ Mullikin Common Stock with respect to the classes and series of capital stock of MedPartners/Mullikin and the other matters described below will be governed by the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws.

CLASSES AND SERIES OF CAPITAL STOCK


     Caremark. Caremark is authorized to issue up to 220,000,000 shares of capital stock, of which 200,000,000 shares, are designated as Caremark Common Stock, and of which 20,000,000 shares, par value $.01 per share, are designated as preferred stock ("Caremark Preferred Stock"). Two million shares of Caremark Preferred Stock have been designated as Series A Junior Participating Preferred Stock ("Caremark Series A Junior Participating Preferred Stock"). As of the Caremark Record Date, 82,318,626 shares of Caremark Common Stock were issued and outstanding. In addition, there were outstanding options under Caremark stock options plans to purchase an additional 7,365,579 shares of Caremark Common Stock. The Caremark Board has the authority to issue the Caremark Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for such series, without any further vote or action by the Caremark stockholders. As of the Caremark Record Date, there were no shares of Caremark Preferred Stock issued and outstanding, and the Caremark Board has no present intention of issuing shares of Caremark Preferred Stock.



     MedPartners/Mullikin. MedPartners/Mullikin is authorized by the MedPartners/Mullikin Certificate to issue up to 210,000,000 shares of capital stock, of which 200,000,000 shares are designated MedPartners/ Mullikin Common Stock, 9,500,000 shares are designated MedPartners/Mullikin Preferred Stock, and 500,000 shares are designated MedPartners/Mullikin Series C Preferred Stock. As of the MedPartners/ Mullikin Record Date, there were 52,540,180 shares of MedPartners/Mullikin Common Stock outstanding. In addition, there were outstanding options under MedPartners/Mullikin Option Plans to purchase an additional 5,872,530 shares of MedPartners/Mullikin Common Stock. An additional 1,920,900 shares of MedPartners/Mullikin Common Stock have been reserved for future option grants under such MedPartners/ Mullikin Option Plans. The MedPartners/Mullikin Board of Directors has the authority to issue the MedPartners/Mullikin Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of the MedPartners/Mullikin Record Date, there were no shares of MedPartners/Mullikin Preferred Stock issued and outstanding, and the MedPartners/Mullikin Board of Directors has no present intention of issuing shares of MedPartners/Mullikin Preferred Stock.



     As a consequence of and following the Merger, Caremark stockholders will no longer hold Caremark Common Stock or rights to acquire Caremark Series A Junior Participating Preferred Stock, but will instead hold shares of MedPartners/Mullikin Common Stock with associated rights to acquire MedPartners/Mullikin Series C Preferred Stock.


SIZE AND ELECTION OF THE BOARD OF DIRECTORS

     Caremark. The Caremark Certificate provides that the number of directors which shall constitute the Caremark Board shall be the number from time to time fixed by the Caremark Board but in no event shall be less than three or more than twenty. The Caremark Board currently consists of twelve directors. Directors of

Caremark are elected by a plurality of the votes present in person or represented by proxy at the annual meeting of stockholders and entitled to vote thereat.


     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that the MedPartners/Mullikin Board of Directors shall consist of eleven directors, but in any event consist of at least three directors, and that the size of the MedPartners/Mullikin Board of Directors shall be fixed by the MedPartners/Mullikin By-laws. Directors of MedPartners/Mullikin are elected by a plurality of votes cast at the annual meeting of stockholders.



     As a consequence of and following the Merger, the rights and obligations of holders of Caremark Shares exchanged for MedPartners/Mullikin Common Stock with respect to the size and composition of the MedPartners/Mullikin Board of Directors will be as discussed under "Operations and Management of MedPartners/Mullikin After the Merger -- Management" and as otherwise governed by the MedPartners/ Mullikin By-laws as described in the immediately preceding paragraph. At the Effective Time, the MedPartners/Mullikin By-laws shall be amended to provide that the MedPartners/Mullikin Board of Directors shall consist of thirteen directors.


AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     Under the DGCL, unless its certificate of incorporation or by-laws otherwise provide, amendment of a corporation's certificate of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, requires the approval of the holders of a majority of the outstanding stock of such class or series.


     Caremark. The Caremark Certificate provides that the Caremark Certificate shall not be amended in any manner which would materially alter or change the power, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Caremark Series A Junior Participating Preferred Stock, voting separately as a class.


     Additionally, the Caremark Certificate provides that provisions in the Caremark Certificate relating to the classification of the Caremark Board and the filling of vacancies in the Caremark Board may not be amended or repealed without the affirmative vote of at least two-thirds of the holders of all the securities of Caremark then entitled to vote on such change.


     The stockholders of Caremark by a majority vote of the holders of the majority of the voting power of the shares of capital stock of Caremark issued or outstanding, or the directors of Caremark, by the affirmative vote of a majority of the directors present at any meeting, may amend or alter any Caremark By-laws, provided the substance of the proposed amendment shall have been stated in the notice of the meeting at which such amendment was approved.



     MedPartners/Mullikin. The MedPartners/Mullikin Certificate provides that the powers and rights of the MedPartners/Mullikin Series C Preferred Stock cannot be materially altered adversely without the affirmative vote of the holders of a majority of the outstanding shares of MedPartners/Mullikin Series C Preferred Stock, voting separately as a class. The MedPartners/Mullikin Certificate of Incorporation and the MedPartners/Mullikin By-laws provide that the MedPartners/Mullikin By-laws may be altered, amended or repealed by a vote of a majority of the entire MedPartners/Mullikin Board of Directors.



     At the Effective Time, the MedPartners/Mullikin By-laws shall be amended to provide that the MedPartners/Mullikin Board of Directors shall consist of thirteen directors. As a consequence of the following Merger, the stockholders of Caremark who currently cannot materially alter or change the power, preferences or special rights of the Caremark Series A Junior Participating Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Caremark Series A Junior Participating Preferred Stock, voting separately as a class, as stockholders of MedPartners/Mullikin, will not be able to materially alter adversely the powers and rights of the Series C Preferred Stock without the affirmative vote of the holders of a majority of the outstanding MedPartners/Mullikin Series C Preferred Stock, voting separately as a class.



SPECIAL MEETINGS OF STOCKHOLDERS



     Caremark. The Caremark By-laws provide that special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chairman of the Board and Chief Executive Officer or Secretary, and shall be called by the Chairman of the Board and Chief Executive Officer or Secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board and Chief Executive Officer or Secretary, signed by a majority of the directors, or (ii) by resolution of the directors.



     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that a special meeting of the MedPartners/Mullikin stockholders may be called by the President and shall be called by the President or the Secretary at the request in writing by a majority of the MedPartners/Mullikin Board of Directors or by the holders of at least a majority of the outstanding shares of capital stock of MedPartners/Mullikin entitled to vote.



     As a consequence of and following the Merger, the stockholders of Caremark, who currently do not have the right to call a special meeting of stockholders under the Caremark Certificate and Caremark By-Laws, will, as stockholders of MedPartners/Mullikin, gain the right to call a special meeting of stockholders as described in the immediately preceding paragraph.


ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS


     Caremark. The Caremark By-Laws provide that, subject to the rights of holders of any class or series of stock having a preference over the Caremark Common Stock as to dividends or upon liquidation, nomination for the election of directors may be made by any stockholders entitled to vote in the election of directors generally only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of Caremark and has been received by the secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (i) the name and address, as they appear on Caremark's books and records, of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of Caremark entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by Caremark.


     The Caremark By-Laws provide that only such business shall be conducted at a meeting of Caremark Stockholders as shall have been properly brought before the meeting in accordance with the procedure described below. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Caremark Board; (b) otherwise properly brought before the meeting by or at the direction of the Caremark Board; or (c) otherwise (i) properly be requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally; and (ii) constitute a proper subject to be brought before such meeting. for business to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than in connection with the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the secretary of Caremark. Such notice must be received by the secretary not later than the following dates: (a) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (b) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (a), or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting.


     A stockholder's notice to the secretary must set forth as to each matter the stockholder proposes to bring before the meeting of stockholders: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the corporation's books and records, of the stockholder intending to propose such business; (c) a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; and (d) any material interest of the stockholder in such business.


     MedPartners/Mullikin. The MedPartners/Mullikin By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the MedPartners/Mullikin Board of Directors or a committee thereof, of candidates for election as directors and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners/Mullikin.



     The MedPartners/Mullikin By-laws provide that nominations of persons for election to the MedPartners/Mullikin Board of Directors may be made at a meeting of stockholders by or at the direction of the MedPartners/Mullikin Board of Directors, by any nominating committee or person appointed by the MedPartners/Mullikin Board of Directors, or by any stockholder of MedPartners/Mullikin who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the MedPartners/Mullikin Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of MedPartners/Mullikin. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of MedPartners/Mullikin not less than 60 days nor more than 90 days prior to the meeting. Such notice shall set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of MedPartners/Mullikin which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, (ii) the class or series and number of shares of capital stock of MedPartners/Mullikin which are owned by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each nominee to serve as a director if elected. MedPartners/Mullikin may require any proposed nominee to furnish such other information as may reasonably be required by MedPartners/Mullikin to determine the eligibility of such proposed nominee to serve as a director of MedPartners/Mullikin.



     The MedPartners/Mullikin By-laws provide that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the MedPartners/Mullikin Board of Directors, otherwise properly brought before the meeting by or at the direction of the MedPartners/Mullikin Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to MedPartners/Mullikin. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of MedPartners/Mullikin, not less than 60 days nor more than 90 days prior to the meeting. The notice must set forth, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of MedPartners/Mullikin which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and
(v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.



     As a consequence of and following the Merger, Caremark stockholders wishing to nominate candidates to the MedPartners/Mullikin Board of Directors or bring business before a meeting of stockholders will have to comply with notice procedures of MedPartners/Mullikin, which differ from those of Caremark, including with respect to the time such notice must be given.



INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     Caremark. The Caremark Certificate provides that Caremark will indemnify and advance expenses to each person who serves as an officer or director of the corporation or a subsidiary of the corporation and each person who serves or may have served at the request of the corporation as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the DGCL as it may from time to time be amended, except with respect to an action commenced by such director or officer against the corporation or by such director or officer as a derivative action by or in the right of the corporation.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-Laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of MedPartners/Mullikin, or is or was serving at the request of MedPartners/Mullikin as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by MedPartners/Mullikin to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits MedPartners/Mullikin to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS


     The consolidated financial statements of MedPartners/Mullikin, Inc. and the financial statements of Cardinal Healthcare, P.A., Summit Medical Group, P.A., Medical Realty Associates, CHS Management, Inc., New Management and Emergency Professional Services, Inc. for the indicated periods detailed in the Index to Financial Statements appearing in this Prospectus-Joint Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of Caremark International Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus-Joint Proxy Statement and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     The validity of the shares of MedPartners/Mullikin Common Stock to be issued to the stockholders of Caremark pursuant to the Merger will be passed upon by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS


     Caremark Stockholders. If the Merger is not consummated, in order to be eligible for inclusion in Caremark's proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to be considered at such meeting must have been received by Caremark not later than November 20, 1996. Caremark will not be required to include in its proxy solicitation material a stockholder proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC. If the Merger is consummated, there will be no 1997 annual meeting of Caremark stockholders.



     MedPartners/Mullikin Stockholders. In order to be eligible for inclusion in MedPartners/Mullikin's proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to be considered at such meeting must have been received by MedPartners/Mullikin not less than 60 days, nor more than 90 days, prior to the meeting, the date of which has not been set as of the date hereof. MedPartners/Mullikin will not be required to include in its proxy solicitation material a stockholder proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC.


OTHER BUSINESS


     The Caremark and MedPartners/Mullikin Boards of Directors are not aware of any business to be acted upon at the Special Meetings other than as described herein. If, however, other matters are properly brought before the Special Meetings, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and applicable SEC rules.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
MEDPARTNERS/MULLIKIN, INC.
Report of Independent Auditors......................................................    F-4
Consolidated Balance Sheets as of December 31, 1994 and 1995........................    F-5
Consolidated Statements of Operations for the years ended December 31, 1993, 1994
  and 1995..........................................................................    F-6
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1993, 1994 and 1995...............................................................    F-7
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
  and 1995..........................................................................    F-8
Notes to Consolidated Financial Statements..........................................    F-9
MEDPARTNERS/MULLIKIN, INC. (UNAUDITED)
Consolidated Balance Sheet as of March 31, 1996 (unaudited).........................   F-22
Consolidated Statements of Operations for the three months ended March 31, 1995 and
  1996 (unaudited)..................................................................   F-23
Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and
  1996 (unaudited)..................................................................   F-24
Notes to Unaudited Consolidated Financial Statements................................   F-25
CAREMARK INTERNATIONAL INC.
Report of Independent Accountants...................................................   F-29
Consolidated Balance Sheets as of December 31, 1994 and 1995........................   F-30
Consolidated Statements of Operations for the years ended December 31, 1993, 1994
  and 1995..........................................................................   F-31
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1993, 1994, and 1995..............................................................   F-32
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994,
  and 1995..........................................................................   F-33
Notes to Consolidated Financial Statements..........................................   F-34
CAREMARK INTERNATIONAL INC. (UNAUDITED)
Consolidated Balance Sheet as of March 31, 1996 (unaudited).........................   F-49
Consolidated Statements of Operations for the three months ended March 31, 1995 and
  1996 (unaudited)..................................................................   F-50
Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and
  1996 (unaudited)..................................................................   F-51
Notes to Consolidated Financial Statements (unaudited)..............................   F-52
CARDINAL HEALTHCARE, P.A.(1)
Report of Independent Auditors......................................................   F-54
Balance Sheet as of December 31, 1995...............................................   F-55
Statement of Operations for the year ended December 31, 1995........................   F-56
Statement of Changes in Stockholders' Deficit for the year ended December 31,
  1995..............................................................................   F-57
Statement of Cash Flows for the year ended December 31, 1995........................   F-58
Notes to Financial Statements.......................................................   F-59
CARDINAL HEALTHCARE, P.A. (UNAUDITED)(1)
Balance Sheet as of December 31, 1994 (unaudited)...................................   F-64
Statements of Income for the years ended December 31, 1993 and 1994 (unaudited).....   F-65
Statements of Changes in Stockholders' Equity for the years ended December 31, 1993
  and 1994 (unaudited)..............................................................   F-66

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
Statements of Cash Flows for the years ended December 31, 1993 and 1994
  (unaudited).......................................................................   F-67
Notes to Unaudited Financial Statements.............................................   F-68
Balance Sheet as of March 31, 1996 (unaudited)......................................   F-72
Statements of Income for the three months ended March 31, 1995 and 1996
  (unaudited).......................................................................   F-73
Statements of Cash Flows for the three months ended March 31, 1995 and 1996
  (unaudited).......................................................................   F-74
Note to Unaudited Financial Statements..............................................   F-75
SUMMIT MEDICAL GROUP, P.A.(1)
Report of Independent Auditors......................................................   F-76
Balance Sheet as of March 31, 1996..................................................   F-77
Statement of Operations for the year ended March 31, 1996...........................   F-78
Statement of Changes in Stockholders' Equity for the year ended March 31, 1996......   F-79
Statement of Cash Flows for the year ended March 31, 1996...........................   F-80
Notes to Financial Statements.......................................................   F-81
SUMMIT MEDICAL GROUP, P.A. (UNAUDITED)(1)
Balance Sheet as of March 31, 1995 (unaudited)......................................   F-85
Statements of Income for the years ended March 31, 1994 and
  1995 (unaudited)..................................................................   F-86
Statements of Changes in Stockholders' Equity for the years ended March 31, 1994 and
  1995 (unaudited)..................................................................   F-87
Statements of Cash Flows for the years ended March 31, 1994
  and 1995 (unaudited)..............................................................   F-88
Notes to Unaudited Financial Statements.............................................   F-89
MEDICAL REALTY ASSOCIATES(1)
Report of Independent Auditors......................................................   F-92
Balance Sheet as of March 31, 1996..................................................   F-93
Statement of Operations for the year ended March 31, 1996...........................   F-94
Statement of Changes in Partners' Equity for the year ended March 31, 1996..........   F-95
Statement of Cash Flows for the year ended March 31, 1996...........................   F-96
Notes to Financial Statements.......................................................   F-97
MEDICAL REALTY ASSOCIATES (UNAUDITED)(1)
Balance Sheet as of March 31, 1995 (unaudited)......................................  F-100
Statements of Operations for the years ended March 31, 1994 and 1995 (unaudited)....  F-101
Statements of Changes in Partners' Equity for the years ended March 31, 1994 and
  1995 (unaudited)..................................................................  F-102
Statements of Cash Flows for the years ended March 31, 1994 and 1995 (unaudited)....  F-103
Notes to Unaudited Financial Statements.............................................  F-104
CHS MANAGEMENT, INC.(1)
Report of Independent Auditors......................................................  F-107
Balance Sheet as of December 31, 1995...............................................  F-108
Statement of Income for the period from September 1, 1995 (inception) through
  December 31, 1995.................................................................  F-109
Statement of Stockholders' Equity for the period from September 1, 1995 (inception)
  through December 31, 1995.........................................................  F-110
Statement of Cash Flows for the period from September 1, 1995 (inception) through
  December 31, 1995.................................................................  F-111
Notes to Financial Statements.......................................................  F-112

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
CHS MANAGEMENT, INC. (UNAUDITED)(1)
Condensed Balance Sheet as of March 31, 1996 (unaudited)............................  F-117
Condensed Statement of Operations and Accumulated Deficit for the three months ended
  March 31, 1996 (unaudited)........................................................  F-118
Condensed Statement of Cash Flows for the three months ended March 31, 1996
  (unaudited).......................................................................  F-119
Notes to Unaudited Condensed Financial Statements...................................  F-120
NEW MANAGEMENT(1)
Report of Independent Auditors......................................................  F-121
Balance Sheets as of December 31, 1994 and 1995.....................................  F-122
Statements of Income for the years ended December 31, 1994 and 1995.................  F-123
Statements of Partners' Deficiency for the years ended December 31, 1994 and 1995...  F-124
Statements of Cash Flows for the years ended December 31, 1994 and 1995.............  F-125
Notes to Financial Statements.......................................................  F-126
NEW MANAGEMENT (UNAUDITED)(1)
Balance Sheet as of December 31, 1993 (unaudited)...................................  F-128
Statement of Income for the year ended December 31, 1993 (unaudited)................  F-129
Statement of Cash Flows for the year ended December 31, 1993 (unaudited)............  F-130
Notes to Unaudited Financial Statements.............................................  F-131
Condensed Balance Sheet as of March 31, 1996 (unaudited)............................  F-133
Condensed Statements of Income for the three months ended March 31, 1995 and 1996
  (unaudited).......................................................................  F-134
Condensed Statements of Cash Flows for the three months ended March 31, 1995 and
  1996 (unaudited)..................................................................  F-135
Note to Unaudited Condensed Financial Statements....................................  F-136
EMERGENCY PROFESSIONAL SERVICES, INC.(1)
Report of Independent Auditors......................................................  F-137
Balance Sheets as of January 31, 1995 and 1996......................................  F-138
Statements of Operations for the years ended January 31, 1994, 1995 and 1996........  F-139
Statements of Changes in Stockholders' Equity for the years ended January 31, 1994,
  1995 and 1996.....................................................................  F-140
Statements of Cash Flows for the years ended January 31, 1994, 1995 and 1996........  F-141
Notes to Financial Statements.......................................................  F-142
EMERGENCY PROFESSIONAL SERVICES, INC. (UNAUDITED)(1)
Balance Sheet as of April 30, 1996 (unaudited)......................................  F-145
Statements of Income for the three months ended April 30, 1995 and 1996
  (unaudited).......................................................................  F-146
Statements of Cash Flows for the three months ended April 30, 1995 and 1996
  (unaudited).......................................................................  F-147
Note to Unaudited Financial Statements..............................................  F-148


- ---------------


(1) These entities are probable combinations with or acquisitions of MedPartners/Mullikin.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
MedPartners/Mullikin, Inc.

     We have audited the accompanying consolidated balance sheets of MedPartners/Mullikin, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedPartners/Mullikin, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
February 22, 1996

                           MEDPARTNERS/MULLIKIN, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                             1994       1995
                                                                           --------   --------
                                                                             (IN THOUSANDS)
                                 ASSETS
Current assets:
  Cash and cash equivalents..............................................  $ 66,623   $ 55,328
  Marketable equity securities...........................................    37,689     35,567
  Accounts receivable, less allowances for bad debts of
     $21,504,000 and $29,777,000.........................................    88,340    135,176
  Inventories............................................................     5,543      9,779
  Income taxes...........................................................        --        977
  Prepaid expenses and other current assets..............................     8,759     19,214
                                                                           --------   --------
          Total current assets...........................................   206,954    256,041
Property and equipment, net..............................................   122,023    155,376
Intangible assets, net...................................................    74,933    111,971
Deferred tax asset.......................................................     1,267     35,002
Other assets.............................................................    12,797     18,343
                                                                           --------   --------
          Total assets...................................................  $417,974   $576,733
                                                                           ========   ========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $ 21,980   $ 32,158
  Payable to physician groups............................................    24,669     31,810
  Accrued compensation...................................................    15,557     15,949
  Other accrued expenses and liabilities.................................     9,834     31,650
  Accrued medical claims payable.........................................    44,924     43,433
  Income taxes payable...................................................     1,729         --
  Current portion of long-term liabilities...............................    12,656      9,149
                                                                           --------   --------
          Total current liabilities......................................   131,349    164,149
Long-term debt, net of current portion...................................   146,498    200,814
Other long-term liabilities..............................................     5,936      6,272
Estimated malpractice liability..........................................     4,958      2,781
Redeemable convertible preferred stock:
  Series A $.001 par value; 4,500,000 shares authorized; 4,001,000 shares
     issued..............................................................     8,001         --
  Series B $.001 par value; 3,500,000 shares authorized; 3,000,000 shares
     issued..............................................................    12,000         --
Stockholders' equity:
  Common stock, $.001 par value; 75,000,000 shares authorized; issued --
     28,123,000 in 1994 and 42,508,000 in 1995...........................        28         42
  Additional paid-in capital.............................................   116,240    214,422
  Notes receivable from stockholders.....................................    (2,349)    (1,930)
  Unrealized gain (loss) on marketable equity securities, net of deferred
     taxes...............................................................        14         (7)
  Unamortized deferred compensation......................................    (3,552)    (2,682)
  Accumulated deficit....................................................    (1,149)    (7,128)
                                                                           --------   --------
          Total stockholders' equity.....................................   109,232    202,717
                                                                           --------   --------
          Total liabilities and stockholders' equity.....................  $417,974   $576,733
                                                                           ========   ========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                          1993           1994            1995
                                                        --------       --------       ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue...........................................  $549,695       $815,041       $1,153,557
Operating expenses:
  Cost of affiliated physician services...............   224,770        349,036          506,811
  Clinic salaries, wages and benefits.................   112,489        159,010          216,119
  Outside hospitalization expense.....................    59,861         86,974          109,934
  Clinic rent and lease expense.......................    18,832         27,515           41,825
  Clinic supplies.....................................    24,529         34,453           47,744
  Other clinic costs..................................    41,248         67,645           88,991
  General corporate expenses..........................    42,196         56,653           64,713
  Depreciation and amortization.......................    14,057         21,892           29,088
  Net interest expense................................     3,338          5,958            8,443
  Merger expenses.....................................        --             --           66,564
  Loss on disposal of assets..........................       122          1,627               --
                                                        --------       --------       ----------
          Net operating expenses......................   541,442        810,763        1,180,232
                                                        --------       --------       ----------
Income (loss) before income taxes and cumulative
  effect of change in method of accounting............     8,253          4,278          (26,675)
Income tax expense (benefit)..........................     4,685          5,071          (27,233)
                                                        --------       --------       ----------
Income (loss) before cumulative effect of change in
  method of accounting................................     3,568           (793)             558
Cumulative effect of change in method of accounting
  for income taxes....................................       298             --               --
                                                        --------       --------       ----------
Net income (loss).....................................     3,270           (793)             558
Pro forma income taxes................................     5,038          2,279               --
                                                        --------       --------       ----------
Pro forma net income (loss)...........................  $ (1,768)      $ (3,072)      $      558
                                                        ========       ========        =========
Pro forma net income (loss) per share.................  $  (0.06)      $  (0.08)      $     0.01
                                                        ========       ========        =========
Number of shares used in pro forma net income (loss)
  per share...........................................    28,403         36,553           42,720
                                                        ========       ========        =========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            UNREALIZED
                                                               NOTES        GAIN/(LOSS)
                              COMMON STOCK     ADDITIONAL    RECEIVABLE    ON MARKETABLE   UNAMORTIZED   RETAINED       TOTAL
                             ---------------    PAID-IN         FROM          EQUITY        DEFERRED     EARNINGS   STOCKHOLDERS'
                             SHARES   AMOUNT    CAPITAL     STOCKHOLDERS    SECURITIES        COMP.      (DEFICIT)     EQUITY
                             ------   ------   ----------   ------------   -------------   -----------   --------   -------------
                                                                        (IN THOUSANDS)
Balances at December 31,
  1992.....................  15,709    $ 16     $ 33,466      $ (2,042)        $  --         $   (11)    $ 14,166     $  45,595
  Capital contributions....   5,219       5       32,326            --            --              --           --        32,331
  Capital distributions....     (76)     --         (389)           --            --              --           --          (389)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --      (13,114)      (13,114)
  Net change in notes
    receivable from
    stockholders...........      --      --           --          (354)           --              --           --          (354)
  Unrealized loss on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --          (166)             --           --          (166)
  Expenses related to
    offering...............      --      --          (71)           --            --              --           --           (71)
  Purchase of Medical
    Business Solutions,
    Inc....................      60      --           60            --            --              --           --            60
  Redemption of shares at
    par on September 1,
    1993...................    (675)     (1)          --            --            --              --           --            (1)
  Pro forma tax provision
    of pooled entities.....      --      --           --            --            --              --        5,038         5,038
  Stock options............     251      --        2,287            --            --              --           --         2,287
  Amortization of deferred
    compensation...........      --      --           --            --            --              11           --            11
  Pro forma net loss.......      --      --           --            --            --              --       (1,768)       (1,768)
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1993.....................  20,488      20       67,679        (2,396)         (166)             --        4,322        69,459
  Capital contributions....   7,605       8       47,052            --            --              --           --        47,060
  Capital distributions....     (42)     --       (3,594)           --            --              --           --        (3,594)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --       (4,678)       (4,678)
  Net change in notes
    receivable from
    stockholders...........      --      --           --            47            --              --           --            47
  Unrealized gain on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --           180              --           --           180
  Expenses related to
    redeemable convertible
    preferred stock........      --      --          (49)           --            --              --           --           (49)
  Pro forma tax provision
    of pooled entities.....      --      --           --            --            --              --        2,279         2,279
  Deferred compensation on
    issuance of options....      --      --        4,350            --            --          (4,350)          --            --
  Stock options............      72      --          802            --            --              --           --           802
  Amortization of deferred
    compensation...........      --      --           --            --            --             798           --           798
  Pro forma net loss.......      --      --           --            --            --              --       (3,072)       (3,072)
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1994.....................  28,123      28      116,240        (2,349)           14          (3,552)      (1,149)      109,232
Balance for immaterial
  pooling-of-interests
  entities.................      --      --            2            --            --              --         (308)         (306)
  Capital contributions....   6,605       6       77,532            --            --              --           --        77,538
  Capital distributions....     (26)     --         (470)           --            --              --           --          (470)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --       (6,229)       (6,229)
  Net change in notes
    receivable from
    stockholders...........      --      --           --           419            --              --           --           419
  Unrealized loss on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --           (21)             --           --           (21)
  Conversion of preferred
    stock..................   7,001       7       19,994            --            --              --           --        20,001
  Stock options............     805       1        1,124            --            --              --           --         1,125
  Amortization of deferred
    compensation...........      --      --           --            --            --             870           --           870
  Pro forma net income.....      --      --           --            --            --              --          558           558
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1995.....................  42,508    $ 42     $214,422      $ (1,930)        $  (7)        $(2,682)    $ (7,128)    $ 202,717
                             ======   ======    ========    ==========     ===========     ==========    ========   ===========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1993       1994        1995
                                                                -------   ---------   ---------
                                                                        (IN THOUSANDS)
Operating activities:
  Pro forma net income (loss).................................  $(1,768)  $  (3,072)  $     558
  Adjustments to reconcile pro forma net income (loss) to net cash and cash equivalents provided by (used in) operating
     activities:
     Depreciation and amortization............................   14,057      21,892      29,088
     Provision for deferred taxes.............................     (371)     (1,564)    (33,171)
     Merger expenses..........................................       --          --      66,564
     Loss on disposal of assets...............................      122       1,627          --
     Amortization of premium on marketable securities.........       67       1,111       1,218
     Pro forma tax provision of pooled entities...............    5,038       2,279          --
     Other....................................................     (316)        349        (617)
  Changes in operating assets and liabilities, net of effects
     of acquisitions..........................................   13,819      (8,896)    (77,099)
                                                                -------   ---------   ---------
          Net cash and cash equivalents provided by (used in)
            operating activities..............................   30,648      13,726     (13,459)
Investing activities:
  Net cash used to fund acquisitions..........................  (14,313)    (57,597)    (61,531)
  Additions to intangible assets, net of effects of
     acquisitions.............................................     (745)     (1,728)     (7,235)
  Purchase of property and equipment..........................  (15,627)    (32,082)    (39,394)
  Proceeds from sale of property and equipment................      961       2,124          --
  Net proceeds (purchases) of marketable securities...........   (8,212)    (17,560)      1,636
  Other.......................................................      379      (1,701)        546
                                                                -------   ---------   ---------
          Net cash and cash equivalents used in investing
            activities........................................  (37,557)   (108,544)   (105,978)
Financing activities:
  Capital contributions.......................................   42,713     116,298      65,764
  Capital distributions.......................................     (389)     (3,625)     (7,650)
  Net proceeds from debt......................................   16,334      35,075     139,496
  Repayment of debt...........................................  (17,940)    (27,319)    (83,011)
  Dividends and distributions paid............................  (13,114)     (4,453)     (6,455)
  Other.......................................................     (188)         67          (2)
                                                                -------   ---------   ---------
          Net cash and cash equivalents provided by financing
            activities........................................   27,416     116,043     108,142
                                                                -------   ---------   ---------
Net increase (decrease) in cash and cash equivalents..........   20,507      21,225     (11,295)
Cash and cash equivalents at beginning of year................   24,891      45,398      66,623
                                                                -------   ---------   ---------
Cash and cash equivalents at end of year......................  $45,398   $  66,623   $  55,328
                                                                =======   =========   =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest.................................................  $ 5,223   $   7,809   $  12,226
                                                                =======   =========   =========
     Income taxes.............................................  $ 3,027   $   6,036   $   8,014
                                                                =======   =========   =========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACCOUNTING POLICIES

  Description of Business

     MedPartners, Inc. (MedPartners) and Mullikin Medical Enterprises, L.P.
(MME) merged on November 29, 1995 to form MedPartners/Mullikin, Inc. (the Company). MedPartners was incorporated in January 1993 in Delaware. MedPartners' business is to operate and/or manage physician practices. MedPartners, through wholly owned subsidiaries, acquires certain assets of and manages physician practices under long-term practice management agreements with affiliated physician groups that practice through such practices. MME was formed on March 26, 1994 through the merger of Mullikin Management Partnership, L.P. (MMP) and the limited partners of Pioneer Hospital. The Company operates a 99-bed acute care hospital (Pioneer) and a 102-bed acute care hospital (U.S. Family Care Medical Center) and provides management systems and services, nonphysician health care personnel, facilities and equipment to affiliated medical organizations and independent hospitals. The affiliated medical organizations employ and contract with physicians and health maintenance organizations (HMOs) to provide professional health care services to members of HMOs. The Company also contracts with the HMOs to provide institutional (hospital) services to a majority of the same members. In addition, through its wholly owned subsidiaries, the Company contracts with hospitals to provide Medical Staff for various hospital departments.

  Basis of Presentation

     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its wholly owned subsidiaries. Through the 20 to 44-year practice management agreements between the Company's wholly owned subsidiaries and the various professional corporations, the Company has assumed full responsibility for the operating expenses in return for the assignment of the revenue of the professional corporations. The Company, as opposed to affiliates of the Company, has perpetual, unilateral control over the assets and operations of the various professional corporations, and notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the various professional corporations is necessary to present fairly the financial position and results of operations of the Company because of control by means other than ownership of stock. Control by the Company is perpetual rather than temporary because of (i) the length of the original terms of the agreements, (ii) the successive extension periods provided by the agreements, (iii) the continuing investment of capital by the Company, (iv) the employment of the majority of the nonphysician personnel, and (v) the nature of the services provided to the professional corporations by the Company. Two affiliated medical organizations, Mullikin Medical Center, a Medical Group, Inc., and Moore-White Medical Group have been treated as special purpose entities and consolidated with the Company by virtue of the fact that these entities have nominal capital and their activities and resulting substantive risks and rewards rest directly or indirectly with the Company. On January 1, 1995, MMP entered into a long-term management agreement with Mullikin Independent Physician Association, a Medical Corporation (MIPA). This agreement expires in the year 2038 and provides for the assignment of virtually all of MIPA's revenue to MMP. Accordingly, beginning January 1, 1994, the revenues and expenses of MIPA are reflected in the Company's consolidated statements of operations. All intercompany accounts and transactions have been eliminated in the consolidation.

  Use of Estimates


     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.


  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts of all cash and cash equivalents approximates fair value.

                           MEDPARTNERS/MULLIKIN, INC.

  Marketable Securities

     Effective August 1, 1994, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and management's investment strategy, the Company's investments have been classified as available-for-sale.

     Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. The cost of securities sold is based on the specific identification method.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost, which for the used assets being acquired is usually determined by an independent appraisal. Depreciation of property and equipment is calculated using either the declining balance or the straight-line method over the shorter of the estimated useful lives of the assets or the term of the underlying leases. Estimated useful lives range from 3 to 10 years for equipment, 5 to 20 years for leasehold improvements and 5 to 40 years for buildings and improvements based on type and condition of assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Intangible Assets

     Excess of cost over fair value of assets acquired (goodwill) is being amortized using the straight-line method over terms of the related practice management agreements, generally 20 to 40 years. As of December 31, 1995, the Company had entered into practice management agreements with 14 physician groups which contain a voluntary termination clause granting the affiliated physician group the right to terminate the agreement after a specified time, typically on the fifth anniversary of the agreement, these physician groups account for approximately 6% of net revenue as of December 31, 1995, and the original goodwill recorded related to the acquisition of these physician groups was approximately $6,000,000. The Company believes that amortizing the related goodwill over 20 years rather than the noncancellable term of the practice management agreements generally is appropriate considering (i) termination options are exercisable only during restrictive windows and (ii) the physician groups exercising such option are required to purchase substantially all of the assets used in the practice, which would make the termination of the practice management agreements not probable. The goodwill that was previously on the books of MME is generally being amortized over 30 years and that previously on the books of PPSI over periods ranging from 5 to 25 years. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill is reduced by the estimated shortfall of cash flows. Costs of obtaining practice management agreements are capitalized as incurred and are amortized using the straight-line method. These costs include all direct costs of obtaining such agreements, which include such items as filing fees, legal fees and travel and related costs. The Company has elected to amortize these costs over a shorter period than the term of the related practice management agreements. Currently, these costs are being amortized over three years. Other intangible assets include costs associated with obtaining long-term financing, which are being amortized, and included in interest expense, systematically over the terms of the related debt agreements.

                           MEDPARTNERS/MULLIKIN, INC.

  Payable to Physician Groups

     Amounts payable to physician groups primarily represent monthly compensation to the physicians which, based on the practice management agreements, are generally payable to the physicians by the 15th day following the end of each month.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and are adjusted in future periods as final settlements are determined.

     During 1993, 1994 and 1995, approximately 5% of net revenue was received under the Medicare program and approximately 4% was received under state reimbursement programs. The Medicare program and state reimbursement programs pay physician services based on fee schedules which are determined by the related government agency.

     The Company has contracts with various managed care organizations to provide physician services based on negotiated fee schedules. Under various contracts with HMOs, capitation is received to cover all physicians and hospital services needed by the HMO members. Capitation payments are recognized as revenue on the accrual basis, and represents approximately 67%, 62% and 54% of the Company's net revenue in 1993, 1994 and 1995, respectively. Liabilities for physician services provided and hospital services incurred are accrued in the month services are rendered. The provision for accrued claims payable which represents the amount payable for services incurred by patients not yet paid is validated by actuarial review. Management believes that the provision at December 31, 1995 is adequate to cover claims which will ultimately be paid.

  Income Taxes

     The Company is a corporation subject to federal and state income taxes. Deferred income taxes are provided for temporary differences between financial and income tax reporting relating primarily to net operating losses which must be carried forward to future periods for income tax reporting purposes.

  Unamortized Deferred Compensation

     Unamortized deferred compensation represents the difference between the grant price and the market price on the date that stock options were granted to the physicians at Riverside Medical Clinic, Inc. This cost is being amortized over the five year vesting period.

  Reinsurance

     The Company cedes reinsurance to allow management to control exposure to potential losses arising from large risks. Reinsurance expense is estimated based on the terms of the respective reinsurance agreements. The estimated expense is continually reviewed and any adjustments which become necessary are included in current operations. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.

                           MEDPARTNERS/MULLIKIN, INC.

  Restatement of Financial Statements

     The Company has merged with the following entities during 1995 and in the first quarter of 1996 in transactions that were accounted for as poolings of interests. Accordingly, the financial statements for all periods prior to the effective dates of these mergers have been restated to include the results of these entities. The Company issued 27,819,000 shares of its common stock in these transactions.

                                                                           EFFECTIVE DATE OF
                              ENTITY NAME                                       MERGER
- ------------------------------------------------------------------------  -------------------
MEDCTR, Inc. (MEDCTR)...................................................  June 20, 1995
Team Health.............................................................  June 30, 1995
Texas Back Institute Physicians, P.A. (TBIPPA)..........................  September 29, 1995
Texas Back Institute, Inc. (TBI)........................................  November 2, 1995
Vanguard Healthcare Group, Inc. (Vanguard)..............................  November 13, 1995
Mullikin Medical Enterprises, L.P. (MME) and related real estate partnerships..........................................................  November 29, 1995
Retina and Vitreous Associates of Alabama, P.C. (RVAA)..................  December 29, 1995
Pacific Physician Services, Inc. (PPSI).................................  February 22, 1996

     Prior to the pooling, MEDCTR, TBIPPA, TBI and RVAA were S Corporations and MME and related real estate entities were partnerships and were therefore not subject to federal and state income taxes. Proforma income tax provisions are reflected in the consolidated statements of operations to provide for additional federal and state income taxes which would have been incurred had these entities been taxed as C Corporations.

  Fiscal Year

     At December 31, 1993, MME changed its fiscal year-end from January 31 to December 31. As a result, the consolidated financial statements for the year ended December 31, 1993 contain only eleven months of operations for MME. PPSI's financial statements are for twelve month periods ending October 31.

  Pro Forma Net Income (Loss) Per Share

     Pro forma net income (loss) per share is computed, after adjusting historical net income for the estimated tax provisions applicable to the pooled companies described above, by dividing net income (loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method (based on initial public offering price). Shares of common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock of MedPartners are assumed to be common share equivalents for all periods presented.

  Stock Option Plans

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Impairment of Long-Lived Assets

     Effective December 31, 1995, the Company adopted FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets'

                           MEDPARTNERS/MULLIKIN, INC.

carrying amount. The Statement also addresses the accounting for long-lived assets that are expected to be disposed of. Statement 121 is applicable for most long-lived assets, identifiable intangibles, and goodwill related to those assets; it does not apply to financial instruments and deferred taxes. Management has determined that long-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

2. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consisted of the following:

                                                                                     DECEMBER 31,
                                                                                   -----------------
                                                                                    1994      1995
                                                                                   -------   -------
                                                                                    (IN THOUSANDS)
    Cash.........................................................................  $ 6,467   $14,118
    Certificates of deposit......................................................   14,783    15,780
    Commercial paper.............................................................    4,994        --
    Money market accounts........................................................   37,560    15,437
    Repurchase agreements........................................................    2,819     9,993
                                                                                   -------   -------
                                                                                   $66,623   $55,328
                                                                                   ========  ========

     The amounts above approximate the fair value of the respective cash equivalents.

     The repurchase agreements represent overnight funds purchased through a bank and are secured by Treasury Bills held in the bank's name.

     Interest income, including interest income from marketable debt securities, was $2,150,000, $3,489,000 and $5,353,000 for the years ended December 31, 1993,
1994 and 1995, respectively.

3. MARKETABLE SECURITIES

     The following is a summary of available-for-sale securities at December 31, 1995:

                                                                              GROSS        GROSS
                                                                            UNREALIZED   UNREALIZED   ESTIMATED
                                                               GROSS COST     GAINS        LOSSES     FAIR VALUE
                                                               ----------   ----------   ----------   ----------
                                                                                (IN THOUSANDS)
    Debt securities issued by:
      Federal government.....................................   $  7,799       $ --         $ --       $  7,799
      State and state agencies...............................     13,884          3          (19)        13,868
      Political subdivision of state.........................     13,895         38          (33)        13,900
                                                               ----------       ---        -----      ----------
                                                                $ 35,578       $ 41         $(52)      $ 35,567
                                                               =========    ========     ========      ========

     The amortized cost and estimated fair value of marketable securities classified as available-for-sale at December 31, 1995, by contractual maturity, are as follows:

                                                                                            ESTIMATED
                                                                                   COST     FAIR VALUE
                                                                                  -------   ----------
                                                                                     (IN THOUSANDS)
    Debt securities:
      Due in one year or less...................................................  $19,180    $ 19,163
      Due after one year through two years......................................   13,506      13,480
      Due after two years through three years...................................    1,007       1,004
      Due after three years.....................................................    1,885       1,920
                                                                                  -------   ----------
                                                                                  $35,578    $ 35,567
                                                                                  ========   ========

                           MEDPARTNERS/MULLIKIN, INC.

     The following is a summary of available-for-sale securities at December 31, 1994:

                                                                          GROSS           GROSS
                                                                        UNREALIZED      UNREALIZED      ESTIMATED
                                                           GROSS COST     GAINS           LOSSES        FAIR VALUE
                                                           ----------   ----------   ----------------   ----------
                                                                               (IN THOUSANDS)
    Debt securities issued by:
      Federal government.................................   $  5,890        $--           $   --         $  5,890
      State and state agencies...........................     15,108        --              (351)          14,757
      Political subdivision of state.....................     14,855        --              (323)          14,532
    Equity securities....................................      2,510        --                --            2,510
                                                           ----------      ---            ------        ----------
                                                            $ 38,363        $--           $ (674)        $ 37,689
                                                           =========    ========     =============       ========

4. INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                                                     DECEMBER 31,
                                                                                  ------------------
                                                                                   1994       1995
                                                                                  -------   --------
                                                                                    (IN THOUSANDS)
    Excess of cost over fair value of assets acquired...........................  $59,471   $ 99,683
    Noncompetition agreements...................................................    8,370      3,771
    Medical records.............................................................    6,387      2,257
    Favorable lease rate on facilities..........................................    2,740      2,740
    Organizational costs........................................................      845      1,075
    Clinic service agreements...................................................    2,554      7,879
    Other intangible assets.....................................................    6,986      7,169
                                                                                  -------   --------
                                                                                   87,353    124,574
    Less accumulated amortization...............................................   12,420     12,603
                                                                                  -------   --------
                                                                                  $74,933   $111,971
                                                                                  ========  =========

     Amortization expense was $3,642,000, $6,820,000 and $9,040,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                                    DECEMBER 31,
                                                                                 -------------------
                                                                                   1994       1995
                                                                                 --------   --------
                                                                                   (IN THOUSANDS)
    Land.......................................................................  $ 11,937   $ 12,798
    Buildings and improvements.................................................    54,953     49,358
    Equipment..................................................................    82,014    117,165
    Equipment under capital leases.............................................    10,790      5,855
    Leasehold improvements.....................................................    22,185     43,269
    Construction in progress...................................................     1,305      3,079
                                                                                 --------   --------
                                                                                  183,184    231,524
    Less accumulated depreciation and amortization.............................    61,161     76,148
                                                                                 --------   --------
                                                                                 $122,023   $155,376
                                                                                 =========  =========

     Depreciation and amortization expense was $10,415,000, $15,072,000 and $20,048,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

     In December 1994, TBIPPA relocated its principal clinic facilities to the campus of Presbyterian Hospital of Plano, Texas under the terms of its affiliation agreement with the hospital. Following relocation, TBIPPA wrote off leasehold improvements at its former location of approximately $1,550,000.

                           MEDPARTNERS/MULLIKIN, INC.

6. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                                    DECEMBER 31,
                                                                                 -------------------
                                                                                   1994       1995
                                                                                 --------   --------
                                                                                   (IN THOUSANDS)
    Advances under Bank Credit Facility........................................  $ 17,900   $ 90,000
    Convertible subordinated debentures with interest at 5.50%, interest only
      paid semi-annually, due in 2003..........................................    69,000     69,000
    Notes payable to banks, collateralized by deeds of trust including interest, at rates ranging from 6.5% to 10.5%, payable in monthly
      installments through 2002................................................    12,595     10,611
    Notes payable to lenders secured by deeds of trust payable in monthly
      installments, bearing interest at rates ranging from 8.75% to 10.25%.....    10,271      7,778
    Notes payable to physicians and shareholders in annual installments through
      2001, interest rates ranging from 7.0% to 12.0%..........................     3,000      2,332
    Notes payable to medical groups in annual installments through 1998,
      interest rates ranging from 5.0% to 9.0%.................................     5,080      3,996
    Notes payable to former partners for buyout of partnership interests,
      unsecured, maturing through 1999, interest rates at 7.0% and 10.0%.......     3,165      4,456
    10.0% note payable to Walter T. Mullikin and Kathryn D. Mullikin as trustees of the Mullikin Family Trust, collateralized by deed of trust on
      partnership property.....................................................     3,706      3,477
    Notes payable to stockholders..............................................     7,180         --
    Other long-term notes payable..............................................    22,318     13,066
    Capital lease obligations..................................................     4,939      5,247
                                                                                 --------   --------
                                                                                  159,154    209,963
    Less amounts due within one year...........................................   (12,656)    (9,149)
                                                                                 --------   --------
                                                                                 $146,498   $200,814
                                                                                 =========  =========

     The amounts recorded above approximate the fair value of the obligations.

     On November 29, 1995, the Company entered into a Revolving Credit and Reimbursement Agreement with a syndicate of banks which provides a revolving credit facility (the Bank Credit Facility) of up to $150 million. Advances under the Bank Credit Facility initially bear interest at the London Interbank Offered Rate (LIBOR) plus 2.0% which approximates 7.9% at December 31, 1995. The Bank Credit Facility has an expiration date of May 10, 1998 and is renewable for two additional one-year periods. In conjunction with the Bank Credit Facility, the Company granted the banks a first priority security interest in all shares of stock of its subsidiaries and provided a negative pledge on substantially all assets.

     The Bank Credit Facility contains affirmative and negative covenants which, among other things, require the Company to maintain certain financial ratios (including maintain net worth, minimum fixed charge overage ratio, maximum indebtedness to cash flow), limit the amount of additional indebtedness, and set certain restrictions on investments, mergers and sales of assets. As of December 31, 1995, the Company was in compliance with the covenants in the Bank Credit Facility. Additionally, the Company is required to obtain bank consent for acquisitions with an aggregate purchase price in excess of $15 million.

     In December 1993, PPSI issued $69 million of convertible subordinated debentures for net proceeds of approximately $66,547,000. The debentures are convertible into common stock of PPSI at the option of the holder at a conversion price of $29 per share. Interest on the debentures at 5 1/2% is payable semi-annually on June 15 and December 15. The debentures are redeemable for cash at any time, at the option of PPSI and are subordinated to all senior indebtedness, as defined in the Indenture Agreement. The Indenture Agreement governing the debentures provides that upon a change in control over PPSI, the holders of the debentures have the right to require PPSI to purchase all or part of the debentures at 100% of the principal amount plus accrued interest. There are no restrictions on the incurrence of additional indebtedness by PPSI or any subsidiary. At December 31, 1995, the fair value of the convertible subordinated debentures, based on quoted

                           MEDPARTNERS/MULLIKIN, INC.

market price, was approximately $57,788,000. Subsequent to the acquisition of PPSI in February of 1996, the Company paid off these debentures.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1995.

                                                              (IN THOUSANDS)
                                                              --------------
1996........................................................     $  9,215
1997........................................................        8,577
1998........................................................       96,967
1999........................................................        4,962
2000........................................................        2,266
Thereafter..................................................       87,976
                                                              --------------
          Total.............................................     $209,963
                                                              ===========

     Operating Leases: Operating leases generally consist of short-term lease agreements for professional office space where the medical practices are located. These leases generally have five-year terms with renewal options.

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1995.

                                                              (IN THOUSANDS)
                                                              --------------
1996........................................................     $ 36,426
1997........................................................       32,286
1998........................................................       28,776
1999........................................................       24,934
2000........................................................       21,411
Thereafter..................................................      111,110
                                                              --------------
                                                                 $254,943
                                                              ===========

     Interest expense was $5,488,000, $9,447,000 and $13,796,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

7. INCOME TAX EXPENSE

     At December 31, 1995, the Company had a cumulative net operating loss carryforward for federal income tax purposes of approximately $57 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2010. Approximately $1 million of the total $57 million net operating loss carryforward (which was generated in 1993), is available at a reduced rate due to certain tax limitations.

     In 1994, the Company established a valuation allowance of $14,571,000 because it was more likely than not that the deferred tax asset would not be utilized in future periods. The valuation allowance has been decreased by $14,240,000 in 1995 because the realization of the deferred tax asset is now more likely than not.

                           MEDPARTNERS/MULLIKIN, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                          1994      1995
                                                                        --------   -------
                                                                          (IN THOUSANDS)
    Deferred tax assets:
      Net operating losses............................................  $  8,419   $22,992
      Purchase reserves and restructuring.............................        --    14,724
      Accrued payroll and vacation....................................     2,129     3,383
      Accrued and deferred compensation benefits......................     2,464     3,375
      Bad debts.......................................................     6,210     9,474
      Other...........................................................     4,463     3,270
                                                                        --------   -------
    Gross deferred tax assets.........................................    23,685    57,218
    Valuation allowance for deferred tax assets.......................   (14,571)     (331)
    Deferred tax liabilities
      Goodwill........................................................        --     8,590
      Excess tax depreciation.........................................     1,193     2,463
      Prepaid expenses................................................       504     2,419
      Accrual to cash adjustment......................................     1,863       273
      Shared risk receivable..........................................     4,041     7,182
      Other...........................................................       246       958
                                                                        --------   -------
    Gross deferred tax liabilities....................................     7,847    21,885
                                                                        --------   -------
    Net deferred tax asset............................................  $  1,267   $35,002
                                                                        ========   =======

     Income tax expense (benefit) for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                  1993     1994      1995
                                                                 ------   ------   --------
                                                                       (IN THOUSANDS)
    Current:
      Federal..................................................  $4,109   $5,454   $  5,414
      State....................................................   1,068    1,417      1,323
                                                                 ------   ------   --------
                                                                  5,177    6,871      6,737
    Deferred:
      Federal..................................................    (466)  (1,629)   (29,793)
      State....................................................     (26)    (171)    (4,177)
                                                                 ------   ------   --------
                                                                   (492)  (1,800)   (33,970)
                                                                 ------   ------   --------
                                                                 $4,685   $5,071   $(27,233)
                                                                 ======   ======   ========

     The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                  1993     1994      1995
                                                                 ------   ------   --------
                                                                       (IN THOUSANDS)
    Federal tax at statutory rate..............................  $3,944   $4,216   $ (8,484)
    Add (deduct):
      State income tax, net of federal tax benefit.............     608      684     (3,355)
      Decrease in valuation allowance..........................      --       --    (14,240)
      Other....................................................     133      171     (1,154)
                                                                 ------   ------   --------
                                                                 $4,685   $5,071   $(27,233)
                                                                 ======   ======   ========

                           MEDPARTNERS/MULLIKIN, INC.

8. CAPITALIZATION

     The Company's Restated Certificate of Incorporation provides that the Company may issue 9,500,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 75,000,000 shares of Common Stock.

     On September 1, 1993, the Company committed to sell 4,001,000 shares of Series A Convertible Preferred Stock at $2.00 per share. The Company received, net of expenses, $7,230,000 in 1993 and $698,000 on February 1, 1994. During 1994, the Company sold 3,000,000 shares of Series B Convertible Preferred Stock at $4.00 per share. The Company received, net of expenses, $11,958,000. Upon consummation of the Company's initial public offering on February 28, 1995, all of the issued and outstanding shares of Series A and Series B Convertible Preferred Stock were converted into 7,001,000 shares of the Company's Common Stock.

     On February 28, 1995, the Company completed an initial public offering of 5,060,000 shares of its common stock. Gross and net proceeds of the offering were $65,780,000 and $60,417,000, respectively. Proceeds of the offering were used to pay all outstanding indebtedness under the bank credit facility of $30,400,000. The remainder of the net proceeds were used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

     In March of 1996, 6,632,800 shares of the Company's Common Stock were sold in a secondary offering. The net proceeds from this offering were approximately $194 million. The offering provided for over-allotments of 1,237,500 shares which have not yet been exercised. If exercised, the Company would receive an additional $36 million from the over-allotments. These proceeds were used to pay-off the line of credit and the debentures discussed in Note 6.

9. STOCK OPTIONS

     The Company's Board of Directors adopted and a majority of the Company's stockholders approved the 1993 and 1995 Stock Option Plans (the Plans), covering a maximum of 1,555,000 and 5,899,150 shares of Common Stock, respectively. The number of shares covered under the 1995 Stock Option Plan is subject to expansion to 7,099,150 at the Annual Shareholders' Meeting on April 25, 1996. The Plans, under which both incentive stock options and non-qualified stock options may be issued, provide that options may be granted to officers, directors, consultants and employees of the Company. Options granted under the Plans generally vest equally over five years from the date of grant and terminate ten years from the date of grant. All stock options were granted prior to the initial public offering of the Company at estimated fair market value. As of December 31, 1995, the Company had granted options to acquire 4,426,750 shares of its Common Stock under the Plans at option prices ranging from $.20 to $28.25. All stock options granted in 1995 were granted at fair market value. During 1995 options to acquire 702,380 shares of the Company's Common Stock were exercised at prices ranging from $.20 to $22.00 per share. Gross proceeds from the exercise of these options totaled $377,000.

10. ACQUISITIONS

     During the year ended December 31, 1995, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into practice management agreements which generally have a 20-year term. Pursuant to the practice management agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. For providing services under the practice management agreement, the physicians receive a fixed percentage of the accrual net revenue of the practice. The percentage varies from practice to practice and is based upon the overhead structure of the practice at the time of affiliation. Generally, the practice management agreements cannot be terminated by the physician group or Company without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by the Company, generally at current book values.

                           MEDPARTNERS/MULLIKIN, INC.

     The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The accounts receivable were valued at net collective value based upon detailed analyses by the Company and the property and equipment values were based upon independent appraisals. The estimated fair value of assets acquired is summarized as follows:

                                                                              DECEMBER 31,
                                                                                  1995
                                                                             --------------
                                                                             (IN THOUSANDS)
    Accounts receivable, net...............................................     $ 22,117
    Prepaid expenses and other current assets..............................        2,100
    Property and equipment.................................................       15,128
    Liabilities assumed....................................................       (9,888)
    Excess of costs over fair value of assets acquired.....................       45,521
                                                                                 -------
                                                                                  74,978
    Less value of stock issued.............................................       13,447
                                                                                 -------
    Cash purchase price, net of cash received..............................     $ 61,531
                                                                                 =======

11. RETIREMENT SAVINGS PLAN

     Effective April 4, 1994, the Company adopted the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "Plan"). The Plan is a Code
Section 401(k) Plan which requires the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked, to become a participant in the Plan. Service for a predecessor employer will be considered for participation requirements in the Plan for all employees employed through acquisition activities. The Company, at its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution. The Company anticipates a required contribution of three percent of non-key employee salaries for the Plan year ended December 31, 1995, however, no additional contributions are anticipated at this time. Company contributions are gradually vested over a six-year service period. The various entities that were acquired or merged into the Company during 1995 also had varying employee retirement plans, which may be incorporated into the Company's plan during 1995 and 1996. The expenses related to all plans during the years ended December 31, 1993, 1994 and 1995 were approximately $1,464,000, $1,858,000 and $3,195,000, respectively.

                           MEDPARTNERS/MULLIKIN, INC.

12. MERGERS

     The Company merged with the following entities in transactions that were accounted for as pooling of interests. Accordingly, the Company's historical financial statements for all periods have been restated to include the results of all transactions accounted for as pooling of interests.

                                      MME AND
                                      RELATED                                                  PPSI
                                        REAL                                                   AND
                                       ESTATE                 TBI &                            TEAM
                      MEDPARTNERS   PARTNERSHIPS   MEDCTR    TBIPPA    VANGUARD    RVAA       HEALTH     COMBINED
                      -----------   ------------   -------   -------   --------   ------     --------   ----------
                                                             (IN THOUSANDS)
Year ended December
  31, 1993
  Net revenue.......   $   1,277      $298,415     $11,410   $25,881   $17,128    $7,972     $187,612   $  549,695
  Net (loss)
    income..........      (1,206)       (1,495)      (369 )    (177 )     (873 )     276        7,114        3,270
Year ended December
  31, 1994
  Net revenue.......      77,432       370,798     10,963    20,816     18,493     8,313      308,226      815,041
  Net (loss)
    income..........      (1,601)       (4,647)        76    (1,346 )     (847 )     (26)       7,598         (793)
Year ended December
  31, 1995
  Net revenue.......     238,887       431,875     11,343    23,679     28,684     7,957      411,132    1,153,557
  Net (loss)
    income..........       3,022        (9,412)       (11 )    (453 )   (2,905 )     112       10,205          558

     Included in pre-tax loss for the year ended December 31, 1995 are merger costs totaling $66.6 million. Approximately $55.6 million relates to the merger with MME and related real estate partnerships. The components of this cost are as follows:

     Investment banking fees...............................................  $ 8,771,200
     Professional fees.....................................................    7,267,075
     Other transaction costs...............................................    5,028,820
     Restructuring charges:
       Severance costs for identified employees............................   19,625,728
       Impairment of assets................................................    8,095,411
       Abandonment of facilities...........................................    6,401,246
       Noncompatible technology............................................    2,601,578
       Unamortized loan costs..............................................    2,323,667
       Conforming of accounting policies...................................    2,248,810
       Restructuring of benefits...........................................    1,888,749
       Other restructuring charges.........................................    2,311,654
                                                                             -----------
     Total.................................................................  $66,563,938
                                                                              ==========

     The PPSI merger was effective February 22, 1996, therefore, the merger costs related to this transaction are not included in the amounts above. They will be included in the results of operations for 1996.

13. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims made basis. Management is not aware of any claims against the Company which might have a material impact on the Company's consolidated financial position.

     Employed physicians are also covered by a general liability and malpractice insurance policy. The Company has not accrued a loss for reported or unreported incidents, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the

                           MEDPARTNERS/MULLIKIN, INC.

opinion of management that the ultimate resolution of any asserted or unasserted claims will not have a material adverse effect on the financial position or operating results of the Company.

     PPSI, through its wholly-owned captive insurance company, Pacific Indemnity, Ltd., has provided for an estimate of the cost of the incurred but not reported claims and deductible amounts for the employed physicians servicing emergency departments. At July 31, 1995, Pacific Indemnity, Ltd. purchased insurance to cover all claims for incidents occurring through July 31, 1995 ("tail coverage") for all employee physicians of the affiliated medical organizations. Team Health has an agreement with its insurance carrier to purchase insurance associated with claims incurred and not yet reported. Management believes that the recorded accruals for such losses and deductibles related to malpractice claims for the hospital-based contracting physicians and the hospital are sufficient to cover incidents occurring prior to December 31, 1995.

     PPSI is self-insured for employee and dependent health insurance costs and certain workers' compensation costs. Reinsurance of defined excess cost has been purchased from an outside insurance company. Management believes that amounts accrued are sufficient to cover claims and costs incurred through December 31, 1995.

14. MAJOR PAYORS

     Two payors represented individually more than 10% of the Company's net revenue as follows:

                                                                          PERCENTAGE OF
                                                                           NET REVENUE
                                                                      ----------------------
                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ----------------------
                                CUSTOMER                              1993     1994     1995
    ----------------------------------------------------------------  ----     ----     ----
    Pacificare......................................................   17%      19%      18%
    Health Net......................................................   13       11        9

                           MEDPARTNERS/MULLIKIN, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                    MARCH 31,
                                                                                      1996
                                                                                 ---------------
                                                                                   (UNAUDITED)
                                                                                 (IN THOUSANDS)
                                             ASSETS
Current assets:
  Cash and cash equivalents....................................................     $ 157,744
  Marketable securities........................................................            --
  Accounts receivable, less allowances for bad debts of $29,777,000 and
     $33,849,000...............................................................       153,896
  Inventories..................................................................        10,328
  Income tax receivable........................................................         7,905
  Prepaid expenses and other current assets....................................        19,393
                                                                                 ---------------
          Total current assets.................................................       349,266
Property and equipment, net....................................................       160,485
Intangible assets, net.........................................................       123,749
Deferred tax asset.............................................................        38,307
Other assets...................................................................        19,726
                                                                                 ---------------
          Total assets.........................................................     $ 691,533
                                                                                  ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................................................     $  26,012
  Payable to physician groups..................................................        49,439
  Accrued compensation.........................................................        20,142
  Accrued medical claims payable...............................................        41,220
  Other accrued expenses and liabilities.......................................        30,712
  Current portion of long-term liabilities.....................................         8,109
                                                                                 ---------------
          Total current liabilities............................................       175,634
Long-term debt, net of current portion.........................................       105,880
Other long-term liabilities....................................................        12,150
Stockholders' equity:
  Common stock, $.001 par value; 200,000,000 shares authorized;
     issued -- 42,508,000 in 1995 and 50,604,000 in 1996.......................            51
  Additional paid-in capital...................................................       430,396
  Notes receivable from stockholders...........................................        (1,866)
  Unrealized loss on marketable equity securities, net of deferred taxes.......           (26)
  Unamortized deferred compensation............................................            --
  Accumulated deficit..........................................................       (30,686)
                                                                                 ---------------
          Total stockholders' equity...........................................       397,869
                                                                                 ---------------
          Total liabilities and stockholders' equity...........................     $ 691,533
                                                                                  ===========


See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
                                                                         (IN THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
Net revenue............................................................  $259,750     $332,549
Operating expenses:
  Cost of affiliated physician services................................   114,272      141,970
  Clinic salaries, wages and benefits..................................    50,570       56,533
  Outside hospitalization expense......................................    22,193       35,667
  Clinic rent and lease expense........................................     9,717       11,813
  Clinic supplies......................................................    10,983       15,168
  Other clinic costs...................................................    20,711       27,856
  General corporate expenses...........................................    15,703       19,013
  Depreciation and amortization........................................     6,605        8,161
  Net interest expense.................................................     1,885        3,355
  Merger expenses......................................................        --       34,448
                                                                         --------     --------
          Net operating expenses.......................................   252,639      353,984
                                                                         --------     --------
Income (loss) before income taxes......................................     7,111      (21,435)
Income tax expense (benefit)...........................................     2,176       (5,935)
                                                                         --------     --------
Net income (loss)......................................................  $  4,935     $(15,500)
                                                                         ========     ========
Pro forma net income (loss) per share..................................  $   0.12     $  (0.34)
                                                                         ========     ========
Number of shares used in pro forma net income (loss) per share.........    39,916       45,927
                                                                         ========     ========


See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                             1995       1996
                                                                           --------   --------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Pro forma net income (loss)............................................  $  4,935   $(15,500)
  Adjustments to reconcile pro forma net income (loss) to net cash and cash provided by (used in) operating activities:
     Depreciation and amortization.......................................     6,605      8,161
     Provision for deferred taxes........................................       227     (3,023)
     Merger expenses.....................................................        --     34,448
     Other...............................................................       317         --
  Changes in operating assets and liabilities, net of effects of
     acquisitions........................................................    (5,537)   (44,085)
                                                                           --------   --------
          Net cash and cash equivalents provided by (used in) operating
           activities....................................................     6,547    (19,999)
INVESTING ACTIVITIES:
  Net cash used to fund acquisitions.....................................   (16,927)   (12,312)
  Additions of intangible assets, net of effects of acquisitions.........    (1,218)    (1,464)
  Purchase of property and equipment.....................................    (6,986)    (8,421)
  Proceeds from sale of property and equipment...........................       201         --
  Net proceeds (purchases) of marketable securities......................    (6,207)    27,482
  Other..................................................................      (919)         5
                                                                           --------   --------
          Net cash and cash equivalents provided by
            (used in) investing activities...............................   (32,056)     5,290
FINANCING ACTIVITIES:
  Capital contributions..................................................    60,682    212,014
  Capital distributions..................................................    (5,252)        --
  Net proceeds from debt.................................................    26,623         --
  Repayment of debt......................................................   (39,667)   (95,758)
  Other..................................................................        --         64
                                                                           --------   --------
          Net cash and cash equivalents provided by financing
           activities....................................................    42,386    116,320
                                                                           --------   --------
          Net increase in cash and cash equivalents......................    16,877    101,611
  Cash and cash equivalents at beginning of period.......................    66,623     56,133
                                                                           --------   --------
  Cash and cash equivalents at end of period.............................  $ 83,500   $157,744
                                                                           ========   ========
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the period for:
          Interest.......................................................  $  5,616   $  2,765
                                                                           ========   ========
          Income taxes...................................................  $  1,882   $    291
                                                                           ========   ========


See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1996

1. BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. As a result of the merger with Pacific Physician Services, Inc. (PPSI) in February 1996, certain reclassifications have been made to the financial statements.

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements and footnote disclosures should be read in conjunction with the December 31, 1995 audited consolidated financial statements and the notes thereto.

  Restatement of Financial Statements

     During the first quarter of 1996 the Company combined with PPSI in a business combination that was accounted for as a pooling of interests. Accordingly, the financial statements for all periods prior to February 22, 1996, the effective date of the merger, have been restated to include the results of PPSI (Note 3).

  Pro Forma Net Income (Loss) Per Share

     Pro forma net income (loss) per share is computed by dividing net income
(loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock of MedPartners in February 1995 are assumed to be common share equivalents for all periods presented.

  Stock Option Plan

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (ABP 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

2. CAPITALIZATION

     The Company's Second Amended and Restated Certificate of Incorporation provides that the Company may issue 9,500,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 200,000,000 shares of Common Stock, par value $0.001 per share. As of December 31, 1995 and March 31, 1996 no shares of the preferred stock were outstanding.

     On March 13, 1996, the Company completed a secondary public offering of 6,632,800 shares of its Common Stock. The net proceeds of the offering were $194 million. Proceeds of the offering were used to pay all outstanding indebtedness under the bank credit facility of $70 million. In April 1996, $69 million of the proceeds were used to pay-off the Company's convertible subordinated debentures. The remainder of the net proceeds will be used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

                           MEDPARTNERS/MULLIKIN, INC.

     During 1996 the number of shares covered under the 1995 Stock Option Plan (the Plan) was increased on two occasions. At a special meeting of the stockholders on February 22, 1996, the Plan was increased by 1,325,000 shares and on April 25, 1996 at the Annual Meeting of Stockholders it was increased by 1,200,000 shares. As of April 25, 1996 a maximum of 7,099,150 shares of Common Stock were covered by the Plan.

3. ACQUISITIONS

     Effective February 22, 1996, PPSI merged with the Company in a transaction that was accounted for as a pooling of interests. Accordingly, the Company's historical statements for all periods prior to the effective date of the merger have been restated to include the results of PPSI. The Company exchanged 10,983,346 shares of its common stock in exchange for all of the outstanding common stock of PPSI.

     PPSI's revenue for three months ended March 31, 1996 and 1995 was $107,146,000 and $94,970,000, respectively. PPSI's net income for the corresponding periods, excluding non-recurring merger charges, was $3,996,000 and $3,137,000, respectively.

     Prior to its merger with the Company, PPSI reported on a fiscal year ending on July 31. The restated financial statements for all periods prior to and including December 31, 1995 are based on a combination of the Company's results for its December 31 fiscal year and an October 31 fiscal year for PPSI. Beginning January 1, 1996, PPSI adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after December 31, 1995 are based on a consolidation of all of the Company's subsidiaries on a December 31 year end. PPSI's historical results of operations for the two months ended December 31, 1995 are not included in the Company's consolidated statements of operations or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1996 to adjust for PPSI's results of operations for the two months ended December 31, 1995. The following is a summary of operations and cash flows for the two months ended December 31, 1995:

     STATEMENT OF OPERATIONS DATA:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Net revenue............................................................     $ 69,850
    Operating expenses:
      Cost of affiliated physician services................................       32,600
      Clinic salaries, wages and benefits..................................       13,142
      Outside hospitalization expenses.....................................       14,861
      Clinic rent and lease expense........................................        1,963
      Clinic supplies......................................................        3,556
      Other clinic costs...................................................        7,373
      General corporate expenses...........................................        5,235
      Depreciation and amortization........................................        2,371
      Net interest expense.................................................          426
      Loss on disposal of assets...........................................           41
                                                                             --------------
              Net operating expenses.......................................       81,568
                                                                             --------------
    Loss before taxes......................................................      (11,718)
    Income tax benefit.....................................................       (3,661)
                                                                             --------------
              Net loss.....................................................     $ (8,057)
                                                                             ===========
    STATEMENT OF CASH FLOW DATA:
      Net cash and cash equivalents used in operating activities...........     $ (3,569)
      Net cash and cash equivalents provided by investing activities.......        4,455
      Net cash and cash equivalents used in financing activities...........          (81)
                                                                             --------------
              Net increase in cash and cash equivalents....................     $    805
                                                                             ===========

                           MEDPARTNERS/MULLIKIN, INC.

     During the three months ended March 31, 1996, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into practice management agreements which generally have 20 to 40 year terms. Pursuant to the practice management agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. Generally, the practice management agreements cannot be terminated by the physician group or Company without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by the Company, generally at current book values.

     The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The estimated fair value of assets acquired during the three months ended March 31, 1996 are summarized as follows:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Accounts receivable, net...............................................     $  6,748
    Property and equipment.................................................        2,923
    Liabilities assumed....................................................      (13,946)
    Excess of costs over fair value of assets acquired.....................       16,587
                                                                             --------------
    Cash purchase price, net of cash received..............................     $ 12,312
                                                                             ===========

     Included in pre-tax loss for the three months ended March 31, 1996 are merger costs totaling $34.4 million. The components of this cost are as follows:

    Investment banking fees.................................................  $ 6,624,920
    Professional fees.......................................................    2,616,356
    Other transaction costs.................................................    1,098,444
    Restructuring charges:
      Abandonment of facilities.............................................   10,767,562
      Severance costs for identified employees..............................    5,865,295
      Restructuring of benefits.............................................    2,392,431
      Unamortized bond issue costs..........................................    1,921,661
      Noncompatible technology..............................................    1,700,000
      Impairment of assets..................................................    1,361,004
      Other restructuring charges...........................................      100,000
                                                                              -----------
    Total...................................................................  $34,447,673
                                                                               ==========

5. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims made basis. Management is not aware of any claims against the Company which might have a material impact on the Company's consolidated financial position.

     Employed physicians are also covered by a general liability and malpractice insurance policy. The Company has not accrued a loss for reported or unreported incidents, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any asserted or unasserted claims will not have a material adverse effect on the financial position or operating results of the Company.

     PPSI, through its wholly-owned captive insurance company, Pacific Indemnity, Ltd., has provided for an estimate of the cost of the incurred but not reported claims and deductible amounts for the employed physicians servicing emergency departments. At July 31, 1995, Pacific Indemnity, Ltd. purchased insurance to cover all claims for incidents occurring through July 31, 1995 ("tail coverage") for all employee physicians of

                           MEDPARTNERS/MULLIKIN, INC.

the affiliated medical organizations. Team Health has an agreement with its insurance carrier to purchase insurance associated with claims incurred and not yet reported. Management believes that the recorded accruals for such losses and deductibles related to malpractice claims for the hospital-based contracting physicians and the hospital are sufficient to cover incidents occurring prior to March 31, 1996.

     PPSI is self-insured for employee and dependent health insurance costs and certain workers' compensation costs. Reinsurance of defined excess cost has been purchased from an outside insurance company. Management believes that amounts accrued are sufficient to cover claims and costs incurred through March 31, 1996.

6. SUBSEQUENT EVENTS

     On March 11, 1996, the Company agreed to acquire CHS Management, Inc., a health care management service organization that provides management services to an IPA of 325 primary care and specialist physicians and a medical group of 43 primary care physicians. The consideration for this transaction is expected to be approximately $47 million of the Company's Common Stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close prior to June 30, 1996.

     On May 14, 1996, the Company agreed to merge with Caremark International Inc., a leading provider of healthcare services in the United States and overseas. Caremark, through its large, multi-specialty group practices, is affiliated with 1,604 physicians and provides care to more than one million people, 663,000 of whom are in prepaid health plans. Caremark also provides pharmaceutical services, disease management, and international services. The consideration for this transaction is expected to be approximately $2.5 billion of the Company's Common Stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close prior to September 30, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Stockholders


Caremark International Inc.



     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and stockholders' equity, present fairly, in all material respects, the financial position of Caremark International Inc. and its subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP


Chicago, Illinois


January 24, 1996, except as to


  the third paragraph of Note 14,


  which is as of March 19, 1996

                          CAREMARK INTERNATIONAL INC.



                          CONSOLIDATED BALANCE SHEETS



                                                                              DECEMBER 31
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
                                                                            (IN THOUSANDS)
  Current assets:
    Cash and equivalents..............................................  $   32,100   $   28,400
    Accounts receivable, net..........................................     311,600      365,400
    Inventories.......................................................      92,700      112,500
    Short-term deferred income taxes..................................      33,300       41,100
    Prepaid expenses and other current assets.........................      12,400       18,600
                                                                        ----------   ----------
            Total current assets......................................     482,100      566,000
                                                                        ----------   ----------
  Property and equipment, net.........................................     168,300      299,200
  Goodwill and other intangible assets................................     105,300      259,300
  Investments and other noncurrent assets.............................      38,600       69,700
  Long-term deferred income tax asset.................................          --       33,700
  Net assets of discontinued operations...............................     399,900       36,300
                                                                        ----------   ----------
            Total assets..............................................  $1,194,200   $1,264,200
                                                                         =========    =========
  Current liabilities:
    Notes payable.....................................................  $  109,300   $   81,900
    Current maturities of long-term debt and lease obligations........       2,600        3,900
    Accounts payable, trade and other.................................     195,400      253,900
    Accrued liabilities...............................................      92,600      135,000
                                                                        ----------   ----------
            Total current liabilities.................................     399,900      474,700
                                                                        ----------   ----------
  Long-term debt and lease obligations................................     233,500      325,400
  Long-term deferred income tax liability.............................      42,700       37,700
  Other noncurrent liabilities........................................      31,400       33,000
  Commitments and contingent liabilities (Note 14)
  Stockholders' equity:
    Preferred stock, $.01 par value, authorized 20,000,000 shares,
       none issued....................................................          --           --
    Common stock, $1 par value, authorized 200,000,000 shares, issued
       71,898,166 shares in 1994 and 81,497,489 shares in 1995........      71,900       81,500
    Additional contributed capital....................................      18,400      188,200
    Shares held in trust, 7,700,000 shares in 1995....................          --     (150,200)
    Retained earnings.................................................     400,900      281,700
    Common stock in treasury, at cost, 259,300 shares in 1994 and
       406,136 shares in 1995.........................................      (4,500)      (7,800)
                                                                        ----------   ----------
  Total stockholders' equity..........................................     486,700      393,400
                                                                        ----------   ----------
  Total liabilities and stockholders' equity..........................  $1,194,200   $1,264,200
                                                                         =========    =========



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Net revenues...............................................  $1,204,000   $1,775,200   $2,374,300
Cost of goods and services sold............................   1,001,100    1,520,600    2,016,400
Marketing and administrative expenses......................     107,600      138,000      207,100
Provision for doubtful accounts............................      13,300       16,900       24,200
                                                             ----------   ----------   ----------
Operating income from continuing operations................      82,000       99,700      126,600
Non-operating expense (income):
  Losses on investments....................................          --           --       86,600
  Interest expense, net....................................       3,400        8,700        8,700
  Other....................................................      (1,700)        (200)        (200)
                                                             ----------   ----------   ----------
Income from continuing operations before income taxes......      80,300       91,200       31,500
Income tax expense.........................................      33,400       36,700       11,300
                                                             ----------   ----------   ----------
Income from continuing operations..........................      46,900       54,500       20,200
Discontinued operations:
  Income (loss) from discontinued operations, net of income
     taxes of $20,700, $18,000 and $(72,100) in 1993, 1994
     and 1995, respectively................................      30,800       25,900     (168,300)
  Net gains on sales of discontinued operations, net of
     income taxes of $21,200...............................          --           --       31,800
                                                             ----------   ----------   ----------
  Income (loss) from discontinued operations...............      30,800       25,900     (136,500)
                                                             ----------   ----------   ----------
Net income (loss)..........................................  $   77,700       80,400   $ (116,300)
                                                              =========    =========    =========
Earnings (loss) per common and common equivalent share:
  Primary
     Income from continuing operations.....................  $     0.64   $     0.73   $     0.27
     Operating income (loss) from discontinued
       operations..........................................  $     0.42         0.35   $    (2.24)
     Net gains on sales of discontinued operations.........          --           --   $     0.42
     Net income (loss).....................................  $     1.06   $     1.08   $    (1.55)
  Fully Diluted
     Income from continuing operations.....................  $     0.63   $     0.73   $     0.27
     Operating income (loss) from discontinued
       operations..........................................  $     0.41   $     0.35   $    (2.24)
     Net gains on sales of discontinued operations.........          --           --   $     0.42
     Net income (loss).....................................  $     1.04   $     1.08   $    (1.55)
Weighted average common and common equivalent shares
  outstanding:
  Primary..................................................      73,300       74,800       75,100
  Fully diluted............................................      74,900       74,800       75,100



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.



                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1993        1994        1995
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Common stock:
  Balance, beginning of year................................  $  71,100   $  71,800   $  71,900
  Stock issued under employee benefit plans.................        700         100         100
  Stock issued in connection with acquisitions..............         --          --       1,800
  Contribution to employee benefit trust....................         --          --       7,700
                                                              ---------   ---------   ---------
  Balance, end of year......................................     71,800      71,900      81,500
                                                              ---------   ---------   ---------
Additional contributed capital:
  Balance, beginning of year................................     12,300      19,000      18,400
  Stock issued under employee benefit plans.................      6,700        (600)     (3,400)
  Stock issued in connection with acquisitions..............         --          --      30,700
  Contribution to employee benefit trust....................         --          --     142,500
                                                              ---------   ---------   ---------
  Balance, end of year......................................     19,000      18,400     188,200
                                                              ---------   ---------   ---------
Shares held in trust:
  Balance, beginning of year................................         --          --          --
  Contribution to employee benefit trust....................         --          --    (150,200)
                                                              ---------   ---------   ---------
  Balance, end of year......................................         --          --    (150,200)
                                                              ---------   ---------   ---------
Retained earnings:
  Balance, beginning of year................................    248,800     323,500     400,900
  Net income (loss).........................................     77,700      80,400    (116,300)
  Common stock dividends....................................     (3,000)     (3,000)     (2,900)
                                                              ---------   ---------   ---------
  Balance, end of year......................................    323,500     400,900     281,700
                                                              ---------   ---------   ---------
Common stock in treasury:
  Balance, beginning of year................................         --      (4,700)     (4,500)
  Purchases.................................................     (7,600)    (14,600)    (27,200)
  Stock issued under employee benefit plans.................      2,900      14,800      20,800
  Stock issued in connection with acquisitions..............         --          --       3,100
                                                              ---------   ---------   ---------
  Balance, end of year......................................     (4,700)     (4,500)     (7,800)
                                                              ---------   ---------   ---------
  Total stockholders' equity................................  $ 409,600   $ 486,700   $ 393,400
                                                              =========   =========   =========



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1993        1994        1995
                                                               ---------   ---------   --------
                                                                        (IN THOUSANDS)
                                                               (BRACKETS DENOTE CASH OUTFLOWS)
Cash flows from continuing operations:
  Income from continuing operations..........................  $  46,900   $  54,500   $ 20,200
Adjustments for non-cash items:
  Losses on investments......................................         --          --     86,600
  Provision for doubtful accounts............................     13,300      16,900     24,200
  Depreciation and amortization..............................     11,400      18,900     28,600
  Deferred income taxes......................................     25,100       9,800    (14,400)
  Other......................................................      1,600       3,700      1,000
Changes in balance sheet items:
  Accounts receivable........................................    (61,800)    (95,500)   (79,300)
  Inventories................................................     (8,700)     (4,200)   (17,600)
  Payables and accrued liabilities...........................     21,300      23,300     84,000
  Prepaids and other.........................................     (9,600)       (600)   (21,800)
                                                               ---------   ---------   --------
Cash flows from continuing operations........................     39,500      26,800    111,500
                                                               ---------   ---------   --------
Cash flows from investing activities:
  Capital expenditures.......................................    (50,300)    (70,200)   (83,400)
  Acquisitions, net of cash received.........................     (3,100)    (69,100)  (143,500)
                                                               ---------   ---------   --------
Cash flows from investing activities.........................    (53,400)   (139,300)  (226,900)
                                                               ---------   ---------   --------
Cash flows from financing activities:
  Net change in short-term debt and credit facility
     borrowings..............................................    (26,100)    230,900      7,500
  Issuances of other long-term debt and lease obligations....    112,100         400      5,000
  Redemptions of other long-term debt and lease
     obligations.............................................    (19,300)     (6,700)    (1,500)
  Stock issued under employee benefit plans..................      9,100      11,800     16,300
  Purchases of treasury stock................................     (7,600)    (14,600)   (27,200)
  Common stock cash dividends................................     (3,000)     (3,000)    (2,900)
                                                               ---------   ---------   --------
Cash flows from financing activities.........................     65,200     218,800     (2,800)
                                                               ---------   ---------   --------
Cash flows from discontinued operations, net of divestiture
  proceeds...................................................     25,500    (180,000)   114,500
                                                               ---------   ---------   --------
Increase (decrease) in cash and equivalents..................     76,800     (73,700)    (3,700)
Cash and equivalents, beginning of year......................     29,000     105,800     32,100
                                                               ---------   ---------   --------
Cash and equivalents, end of year............................  $ 105,800   $  32,100   $ 28,400
                                                               =========   =========   ========



     SUPPLEMENTAL CASH FLOW INFORMATION:



        Cash and equivalents include cash, cash investments and marketable securities with original maturities of three months or less. Income taxes paid, net of refunds, were $24.0, $22.4 and $6.7 million in 1993, 1994 and 1995, respectively. Interest payments, net of amounts capitalized, approximated $1.8, $10.2 and $20.7 million in 1993, 1994 and 1995, respectively.



        Non-cash investing activities include notes and other obligations issued for acquisitions of $5.8, $1.2 and $30.8 million in 1993, 1994 and 1995, respectively, and $123.6 million in notes and other securities received from divestitures in 1995. Non-cash financing activities include the issuance of $35.6 million of stock for acquisitions in 1995 and capital lease obligations of $0.7, $0.4 and $3.9 million in 1993, 1994 and 1995, respectively.



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           DECEMBER 31, 1994 AND 1995



NOTE 1:  NATURE OF OPERATIONS



     Caremark International Inc. (the "company" or "Caremark") is a leading provider of health care services in the United States and overseas, serving millions of people through its Physician Practice Management, Pharmaceutical Services, Disease Management and International businesses. The Physician Practice Management business provides comprehensive management services to physician groups, primarily multi-specialty physician practices located in major metropolitan areas. The Pharmaceutical Services business manages outpatient prescription drug benefit programs for corporations, insurance companies, unions, government employee groups, and managed care organizations throughout the United States. The Disease Management business provides therapies and services to individuals suffering from hemophilia, immune system deficiencies and other blood disorders characterized by protein deficiencies. In addition, this business distributes recombinant growth hormone. In its International business, the company offers selected health care services outside hospitals in Canada, France, Germany, Japan, the Netherlands, the United Kingdom and Puerto Rico.



INDUSTRY SEGMENTS



     Caremark operates in four industry segments: Physician Practice Management, Pharmaceutical Services, Disease Management and International.



                    NET REVENUES FROM CONTINUING OPERATIONS



                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
                                                                        (IN THOUSANDS)
Physician Practice Management..............................  $  135,600   $  190,100   $  454,600
Pharmaceutical Services....................................     631,200    1,097,300    1,432,300
Disease Management.........................................     389,800      422,300      408,000
International..............................................      47,400       65,500       79,400
                                                             ----------   ----------   ----------
Totals from continuing operations..........................  $1,204,000   $1,775,200   $2,374,300
                                                              =========    =========    =========



                  OPERATING INCOME FROM CONTINUING OPERATIONS



                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1994         1995
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Physician Practice Management..............................  $ (1,400)    $  4,100     $ 16,100
  % of segment revenues....................................      (1.0)%        2.2%         3.5%
Pharmaceutical Services....................................  $ 31,600     $ 46,200     $ 56,000
  % of segment revenues....................................       5.0%         4.2%         3.9%
Disease Management.........................................  $ 76,000     $ 76,600     $ 69,500
  % of segment revenues....................................      19.5%        18.1%        17.0%
International..............................................  $ (2,400)    $ (1,500)    $  1,300
  % of segment revenues....................................      (5.1)%       (2.3)%        1.6%
General Corporate..........................................  $(21,800)    $(25,700)    $(16,300)
                                                             --------     --------     --------
Totals from continuing operations..........................  $ 82,000     $ 99,700     $126,600
                                                             ========     ========     ========

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



                 IDENTIFIABLE ASSETS FROM CONTINUING OPERATIONS



                                                                          DECEMBER 31,
                                                                --------------------------------
                                                                  1993       1994        1995
                                                                --------   --------   ----------
                                                                         (IN THOUSANDS)
Physician Practice Management.................................  $ 90,400   $183,900   $  482,500
Pharmaceutical Services.......................................   212,300    300,300      371,300
Disease Management............................................   124,900    142,400      144,400
International.................................................    29,600     38,600       49,900
General Corporate.............................................   179,000    129,100      179,800
                                                                --------   --------   ----------
Totals from continuing operations.............................  $636,200   $794,300   $1,227,900
                                                                ========   ========    =========



                CAPITAL EXPENDITURES FROM CONTINUING OPERATIONS



                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1993      1994      1995
                                                                    -------   -------   -------
                                                                          (IN THOUSANDS)
Physician Practice Management.....................................  $ 8,400   $17,100   $42,500
Pharmaceutical Services...........................................   24,700    37,000    30,700
Disease Management................................................      900     1,200     3,200
International.....................................................    6,100     4,500     4,800
General Corporate.................................................   10,200    10,400     2,200
                                                                    -------   -------   -------
Totals from continuing operations.................................  $50,300   $70,200   $83,400
                                                                    =======   =======   =======



            DEPRECIATION AND AMORTIZATION FROM CONTINUING OPERATIONS



                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1993      1994      1995
                                                                    -------   -------   -------
                                                                          (IN THOUSANDS)
Physician Practice Management.....................................  $ 4,200   $ 6,500   $14,300
Pharmaceutical Services...........................................    5,500     8,400     9,200
Disease Management................................................      200       400       800
International.....................................................      900     1,700     2,300
General Corporate.................................................      600     1,900     2,000
                                                                    -------   -------   -------
Totals from continuing operations.................................  $11,400   $18,900   $28,600
                                                                    =======   =======   =======



NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the company's Consolidated Financial Statements. These policies are in conformity with generally accepted accounting principles, and have been consistently applied in all material respects. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



BASIS OF CONSOLIDATION



     The Consolidated Financial Statements include the accounts of Caremark and its majority-owned subsidiaries. The company has acquired certain assets of and operates clinics under 33-40 year management service agreements with affiliated physician groups that practice exclusively in such clinics. The company, as opposed to affiliates of the company, has perpetual and unilateral control over the assets and operations of the various physician groups and, notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the various physician groups is necessary to present fairly the financial position and

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



results of operations of the company because of control by means other than ownership of stock. Control by the company is perpetual rather than temporary because of (i) the length of the original terms of the agreements, (ii) the likelihood of successive extension periods of the agreements, (iii) the continuing investment of capital by the company, (iv) the control by the company of assets necessary to operate the clinic, (v) the employment of all non-medical personnel, (vi) the nature of the services provided by the company to the physician groups and (vii) the nominal capital investments of the physician groups. All material intercompany accounts and transactions are eliminated in consolidation.



REVENUES



     The company records revenues net of estimated contractual allowances. Revenue is deferred related to cash payments received for which the company is obligated to perform future services.



INVENTORIES



     Inventories, which are primarily finished goods, consist of pharmaceutical drugs, medical equipment and supplies and are valued at the lower of cost (first-in, first-out method) or market.



MARKETABLE SECURITIES



     Investments in marketable securities with readily determinable fair values have been classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity unless a decline in value is judged other than temporary. When this is the case, unrealized losses are reflected in income. The company owns no investments that are considered to be trading or held-to-maturity securities.



PROPERTY AND EQUIPMENT



     Property and equipment are stated at cost, net of accumulated depreciation. Assets purchased in acquisitions are recorded at their respective fair values. Expenditures that extend the useful life of property and equipment or that increase productivity are capitalized, whereas maintenance and repairs are charged to expense in the year incurred.



     Interest costs associated with the construction of certain capital assets are capitalized as part of the cost of those assets. Interest costs approximating $5.1 million were capitalized in 1995. The company also capitalizes purchased and internally developed software costs to the extent they are expected to benefit future operations. Capitalized software costs included in construction in progress approximated $67.8 million at December 31, 1995.



     Depreciation and amortization are provided for financial reporting purposes principally on the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, over the terms of related leases if shorter. Both straight-line and accelerated methods of depreciation are used for income tax purposes.



GOODWILL AND OTHER INTANGIBLE ASSETS



     Goodwill, which totaled $86.3 and $227.3 million at December 31, 1994 and 1995, respectively, represents the excess of consideration paid for companies acquired in purchase transactions over the fair value of net assets acquired. It is amortized on a straight-line basis over estimated useful lives not exceeding 40 years. Other intangible assets include management service agreements and other identified rights that are amortized on a straight-line basis over the lesser of their legal or estimated useful lives. As of December 31, 1994 and 1995, intangible assets, including goodwill, are stated net of accumulated amortization of $8.9 and $14.2 million, respectively. The company reviews the carrying value of intangibles and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from use of the asset to the recorded value of the asset.

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



INCOME TAXES



     Income tax expense is based on pre-tax income for financial reporting purposes, adjusted for the effects of permanent differences between such income and that reported for tax return purposes. Deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences between the carrying amounts and tax bases of the underlying assets and liabilities.



EARNINGS PER SHARE



     Earnings per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares represent the potential dilutive impact of stock options, employee stock purchase plan subscriptions and contingent stock rights.



RECLASSIFICATIONS



     Certain prior-year balances have been reclassified to conform with the current year's presentation.



NOTE 3:  ACQUISITIONS



     In May 1995, Caremark entered into a long-term affiliation agreement with Friendly Hills HealthCare Network ("Friendly Hills"), an integrated health care delivery system headquartered in La Habra, California. Friendly Hills operates 18 medical offices and an acute care hospital. Caremark acquired substantially all of the assets of Friendly Hills for approximately $140 million and agreed to provide various management and administrative services. The transaction has been accounted for by the purchase method of accounting. The following summary, prepared on a pro forma basis, combines the results of operations of Caremark and Friendly Hills as if the Friendly Hills transaction had been consummated as of the beginning of the periods presented after including the impact of certain adjustments such as amortization of intangibles, interest expense on debt assumed to have been incurred to complete the transaction and the related income tax effects.



                                                                        YEAR ENDED DECEMBER 31
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            PER SHARE DATA)
                                                                              (UNAUDITED)
Net revenues..........................................................  $1,950,200   $2,437,400
Income before income taxes from continuing operations.................  $   90,500   $   28,900
Income from continuing operations.....................................  $   54,100   $   18,600
Earnings from continuing operations per common and common equivalent share:
  Primary.............................................................  $      .72   $      .25
  Fully diluted.......................................................  $      .72   $      .25



     These pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented and are not intended to project future results.



     The company invested approximately $68.2 million in cash, stock and notes for other acquisitions in 1995 involving the Physician Practice Management business. Consideration paid in connection with 1993 and 1994 acquisitions approximated $9.4 and $69.1 million, respectively. Results of operations would not have been materially different in 1993, 1994 and 1995 had these other transactions occurred as of the beginning of the respective years.



     In September 1995, Caremark entered into a definitive agreement with CIGNA Healthcare of California, a managed health care subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles-area staff model delivery system. In 1994 net revenues from these operations were in excess of $400 million. The transaction was completed effective January 1, 1996 and will be accounted for using the purchase method of accounting.



     All of the aforementioned acquisitions have been (or will be) accounted for by the purchase method of accounting. As such, operating results of acquired businesses are included in Caremark's Consolidated Financial Statements as of their respective dates of acquisition.

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 4:  DISCONTINUED OPERATIONS



     During 1995, Caremark divested of several non-strategic businesses as part of the company's transformation to four business lines -- Physician Practice Management, Pharmaceutical Services, Disease Management and International. In accordance with APB 30, which addresses the reporting for disposition of business segments, the company's Consolidated Financial Statements present the operating results and net assets of discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.



     Effective March 31, 1995, the company sold its Clozaril(R) Patient Management System to Health Management, Inc. for $23.3 million in cash and notes. This business involved managing the care of schizophrenia patients nationwide through the distribution of the Clozaril drug and related testing services to monitor patients for potentially serious side effects. Net revenues of this business for the three months ended March 31, 1995 were $12.3 million and were $78.5 and $84.0 million for the years 1993 and 1994, respectively. The after-tax gain on disposition of this business was $11.1 million.



     Effective April 1, 1995, the company sold its Home Infusion business to Coram Healthcare Corporation ("Coram") for $309 million in cash and securities, subject to post-closing adjustments based on the net assets transferred. The sale included Caremark's home intravenous infusion therapy, women's health services and the Home Care Management System. Certain severance and legal obligations remained with Caremark (see Note 14 -- Commitments and Contingent Liabilities). Net revenues of this business for the period ended April 1, 1995 were $96.1 million and were $420.5 and $441.9 million for the years 1993 and 1994, respectively. The after-tax loss on disposition of this business was $4.0 million. In 1995 net losses from this business reflected in discontinued operations include $154.8 million related to the legal settlement discussed in
Note 14.



     Effective September 15, 1995, the company sold its Oncology Management Services business to Preferred Oncology Networks of America, Inc. for securities valued at $3.6 million. The business provides management services to single-specialty oncology practices. Net revenues of this business for the 1995 period up to the date of sale were $8.9 million and were $30.6 and $29.4 million for the years 1993 and 1994, respectively. There was no after-tax gain or loss on the disposition.



     Effective December 1, 1995 the company sold its Caremark Orthopedic Services, Inc. subsidiary to HealthSouth Corporation for $127.0 million in cash, subject to post-closing adjustments. This business provides outpatient physical therapy and rehabilitation services. Net revenues of this business for the 1995 period up to the date of sale were $69.1 million and were $47.0 and $55.8 million for the years 1993 and 1994, respectively. The after-tax gain on disposition of this business was $24.7 million.



     In September 1995, the company adopted a formal plan to dispose of its Nephrology Services division by sale to a third party. This business provides a wide range of nephrology support services, including dialysis services and supplies, transplant and laboratory services. Net revenues of this business were $2.7, $39.7 and $46.6 million for the years 1993, 1994, and 1995, respectively. Any gain or loss from this planned disposal is not expected to be material.



NOTE 5:  FINANCIAL INSTRUMENTS



     The company's financial instruments include cash and equivalents, investments in marketable and non-marketable securities, and debt obligations. The carrying value of marketable and non-marketable securities, which approximated fair value, was $27.4 and $48.5 million at December 31, 1994 and 1995, respectively. The carrying value of debt obligations was $99.5 and $99.6 million at December 31, 1994 and 1995, respectively. The fair value of these obligations approximated $83.8 and $98.6 million at December 31, 1994 and 1995, respectively. The fair value of marketable securities is determined using market quotes and rates. The fair value of nonmarketable securities, which are made up primarily of investments in and notes from non-public companies, are estimated based on information provided by these companies. The fair value of long-term debt has been estimated using market quotes.

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     During 1995, the company recorded a pre-tax charge to income of $86.6 million ($52.0 million after tax) to reflect unrealized losses on investments that were judged other than temporary.



     Interest expense totaled $4.1, $11.8 and $16.7 million in 1993, 1994 and 1995, respectively. Interest income totaled $0.7, $3.1 and $8.0 million in 1993, 1994 and 1995, respectively.



NOTE 6:  TRADE RECEIVABLES



     The company provides credit, in the normal course of business, to third-party payors (such as private insurers, Medicare and Medicaid), patients and private enterprises. The company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts based on the collectibility of trade receivables. Credit losses have historically coincided with management's expectations.



     A summary of the activity in the allowance for doubtful accounts is presented below:



                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Balance, beginning of year.............................  $ 14,700   $ 20,100   $ 28,700
    Provision for doubtful accounts........................    13,300     16,900     24,200
    Write-offs, net of recoveries..........................    (9,200)   (15,600)   (24,200)
    Other(1)...............................................     1,300      7,300     21,600
                                                             --------   --------   --------
    Balance, end of year...................................  $ 20,100   $ 28,700   $ 50,300
                                                             ========   ========   ========


- ---------------


(1) Represents valuation accounts of acquired or divested companies, account transfers and foreign currency translation adjustments.



NOTE 7:  OTHER BALANCE SHEET DATA



                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Property and equipment, net:
  Land.................................................................  $ 15,800     $ 25,700
  Buildings and leasehold improvements.................................    45,000       97,200
  Machinery and other equipment........................................    88,200      137,700
  Software systems.....................................................    14,300       36,500
  Construction in progress.............................................    60,000       78,800
                                                                         --------     --------
  Property and equipment, at cost......................................   223,300      375,900
  Accumulated depreciation and amortization............................   (55,000)     (76,700)
                                                                         --------     --------
  Property and equipment, net..........................................  $168,300     $299,200
                                                                         ========     ========



     Accrued liabilities include employee compensation and related taxes of $31.0 and $25.8 million at December 31, 1994 and 1995, respectively.



NOTE 8:  CREDIT FACILITIES



     During 1995, Caremark entered into revised credit facilities aggregating $380 million as of December 31, 1995 ($135 million expiring September 1996, $225 million expiring September 1998 and a $20 million letter of credit agreement), enabling the company to borrow funds on an unsecured basis at variable interest rates, typically determined by reference to the corporate base rate announced by First National Bank of Chicago or the Eurodollar interbank rate. The modified credit facilities contain maximum EBITDA, minimum interest coverage and debt-to-total-capital ratio requirements, as well as certain restrictions regarding compliance with the company's integrity program and litigation. The company was in compliance with the debt covenants at year-end. Borrowings under these facilities were $200.0 million at December 31, 1995, all of which was

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



classified as long-term debt. As of December 31, 1994, $210.0 million was borrowed, of which $125.0 million was classified as long-term.



     The company also has a $25 million uncommitted line of credit that offers more flexible overnight borrowing capabilities to accommodate daily cash flow needs. $25.0 million was outstanding under this facility at December 31, 1995. The average annual interest rate for the aforementioned credit facilities approximated 6.6% in 1995. The company also maintains short-term credit arrangements approximating $20.4 million in support of international operations. Borrowings under these arrangements were $6.4 and $14.5 million at December 31, 1994 and 1995, respectively.



NOTE 9:  LONG-TERM DEBT AND LEASE OBLIGATIONS



     Long-term debt and lease obligations consist of the following:



                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Long-term credit facility borrowings...........................  $125,000     $200,000
    6 7/8% notes, due 2003, less unamortized discount of $0.4
      million......................................................    99,500       99,600
    Long-term notes due 1996 through 2011, at various rates........     9,200       24,400
    Capitalized lease obligations due 1996 through 2000............     2,400        5,300
                                                                     --------     --------
    Total long-term debt and lease obligations.....................   236,100      329,300
    Current portion................................................    (2,600)      (3,900)
                                                                     --------     --------
    Long-term portion..............................................  $233,500     $325,400
                                                                     ========     ========



     During 1993, the company issued $100 million of 67 7/8% senior notes maturing in August 2003. The net proceeds, $98.8 million after discount and underwriting fees, were used to repay credit facility borrowings and to fund acquisitions, as well as for other general corporate purposes. Debt issuance costs of $1.3 million were capitalized in connection with this offering and are being amortized over the term of the debt. Other long-term notes relate primarily to business acquisitions. The company has guaranteed secured loans totaling $20.7 million on behalf of unconsolidated affiliates. The underlying loans mature in 1996 through 1999. The affiliates have complied with related debt service requirements.



     The company leases certain facilities and equipment under operating and capital leases expiring at various dates. Most of the operating leases contain renewal options. Total rent expense under operating leases approximated $12.1, $17.9 and $26.7 million in 1993, 1994 and 1995, respectively.



     Future minimum lease payments (including interest) under capital and noncancelable operating leases and aggregate long-term debt maturities are summarized as follows:



                                                              OPERATING   CAPITAL      DEBT
                                                               LEASES     LEASES    MATURITIES
                                                              ---------   -------   ----------
                                                                       (IN THOUSANDS)
    1996....................................................  $  26,300   $ 2,500    $   1,900
    1997....................................................     22,700     1,700        8,400
    1998....................................................     20,200     1,100      203,600
    1999....................................................     15,800       600        3,000
    2000....................................................     11,000       200        2,400
    Thereafter..............................................     55,700        --      105,100
                                                              ---------   -------   ----------
    Total obligations and commitments.......................  $ 151,700   $ 6,100    $ 324,400
                                                               ========
    Amounts representing interest and discounts.............                 (800)        (400)
                                                                          -------   ----------
    Carrying value of long-term debt and lease
      obligations...........................................              $ 5,300    $ 324,000
                                                                          =======     ========



     The net book value of capitalized lease property approximated $2.3 and $3.9 million at December 31, 1994 and 1995, respectively.

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 10:  PREFERRED STOCK AND PREFERRED SHARE PURCHASE RIGHTS



     No shares of preferred stock are currently outstanding. The company's Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock without further stockholder approval. The Board of Directors of the company is also authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, with respect to any series of preferred stock.



     Should the Board of Directors elect to exercise its authority to issue any additional series of preferred stock, the rights, preferences and privileges of holders of the company's common stock would be made subject to the rights, preferences and privileges of such additional series.



     In connection with the adoption of its Preferred Share Purchase Rights Plan (the "Rights Plan"), the company has designated and reserved for issuance upon exercise of such rights 2,000,000 shares of Series A Junior Participating Preferred Stock.



     The Board of Directors has authorized a Rights Plan in which common stockholders received a dividend of one preferred share purchase right (collectively, the "Rights") for each share of common stock held of record. Each Right entitles the registered holder to purchase from the company one one-hundredth of a share of Series A Junior Participating Preferred Stock for $85, subject to adjustment. The Rights will become exercisable (and transferable apart from the common stock) on the earlier of (1) 10 days following a public announcement that a person or group has acquired 15% or more of the common stock or (2) 10 business days following the commencement or announcement of an offer to acquire 15% or more of the common stock.



     If, after the Rights become exercisable, any person or group (the "Acquirer") acquires 15% or more of the common stock (except pursuant to an offer for all outstanding shares of common stock that the independent directors determine to be fair and otherwise in the best interests of the company and its stockholders), each Right may be exercised for common stock having a value of $170. In specified circumstances, each Right may be exercised for common stock of an acquiring entity having a value of $170. All Rights held by the Acquirer will be null and void. The company may generally redeem the Rights at a price of $.01 per Right at any time until 10 days following a public announcement that a person or group has acquired 15% or more of the common stock. The Rights will expire on November 30, 2002.



NOTE 11:  COMMON STOCK



     The company sponsors employee stock purchase plans that promote the sale of its common stock to employees. The purchase price to employees is the lower of 85% of the closing market price on the date of subscription or 85% of the closing market price on the date funds are actually used to purchase stock for employees. Stock purchase plan transactions for the indicated years are summarized below:



                                                                        1994                1995
                                                                    -------------       -------------
    Shares subscribed:
      Beginning of year...........................................        744,805             642,028
      Subscriptions...............................................        664,035             414,662
      Purchases...................................................       (614,290)           (481,101)
      Cancellations...............................................       (152,522)           (239,207)
                                                                    -------------       -------------
      End of year.................................................        642,028             336,382
                                                                    =============       =============
      Subscription price per share at end of year.................  $10.74-$22.10       $13.80-$22.10

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     Expiration dates for outstanding subscriptions extend through 1997. The weighted average subscription price was $15.90 at December 31, 1995.



     The company offers participation in stock option plans to certain employees and individuals. All of the outstanding options under these plans were granted at 100% of market value of the stock on the dates of grant. The following table summarizes stock option transactions for the indicated years:



                                                                          1994               1995
                                                                      ------------       ------------
    Options outstanding:
      Beginning of year.............................................     9,754,915          9,561,416
      Granted.......................................................       805,500          1,849,800
      Exercised.....................................................      (344,271)          (811,981)
      Cancelled/expired.............................................      (654,728)        (1,949,075)
                                                                      ------------       ------------
      End of year...................................................     9,561,416          8,650,160
                                                                      ============       ============
      Option price per share:
      Exercised.....................................................  $7.71-$17.25       $6.45-$18.88
      Outstanding at end of year....................................  $6.45-$21.88       $6.45-$21.88



     Awarded options typically vest and become exercisable in incremental installments over five years and expire no later than 10 years and one day from the date of grant. There were 3,271,574 options exercisable at December 31, 1995. Expiration dates for outstanding options range from 1996 to 2005. The weighted average option price was $14.99 at December 31, 1995. The company expects to adopt, in 1996, the disclosure requirements of Statement of Financial Accounting Standards No. 123 -- Accounting for Stock-Based Compensation.



     Under various plans, Caremark has made grants of restricted common stock to provide incentive compensation to key employees and to provide incentives related to acquisitions. Restricted stock transactions for the indicated years are summarized below:



                                                                              1994            1995
                                                                           ----------       --------
    Restricted stock outstanding:
      Beginning of year..................................................   1,268,319        265,037
      Granted............................................................      14,800        280,784
      Cancelled..........................................................          --        (22,167)
      Vested (free of restrictions)......................................  (1,018,082)      (293,644)
                                                                           ----------       --------
      End of year........................................................     265,037        230,010
                                                                           ==========       =========



     The company issued contingent stock rights in connection with a 1992 acquisition that permit holders to receive, upon exercise, a number of shares of company common stock determined by reference to appreciation in excess of $16.56 in the per share market value of the company common stock. The contingent stock rights became exercisable on December 31, 1994. As of December 31, 1995, 789,303 rights were outstanding.



     In June 1995, Caremark issued 7.7 million common shares (at $19.50 per share) into a trust established to fund employee benefits over the next 10 years, including pension plan contributions, 401(k) matching contributions, and stock issued under option and employee purchase plans. The value of the common stock contributed has been reflected in the Balance Sheet in "common stock" ($7.7 million) and "additional contributed capital" ($142.5 million), with a corresponding offset of these amounts in the "shares held in trust" component of stockholders' equity. These shares will be issued from the trust over time as necessary to meet the company's benefit obligations and will have no impact on the weighted average common and common equivalent shares outstanding for earnings per share purposes until they are issued from the trust.



     The company's Board of Directors has authorized the purchase of common stock to fund various stock-based compensation programs and for acquisitions. The company purchased 1,496,666 shares of common stock for $27.2 million in 1995 and has been authorized to purchase up to an additional 1,400,000 shares through July 31, 1996.

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     The company's common stock was reserved for issuance as follows at December 31:



                                                                                            1995
                                                                                         ----------
    Reserved common stock:
      Acquisitions.....................................................................   4,091,505
      Stock option plans...............................................................  11,416,270
      Stock purchase plans.............................................................     200,474
                                                                                         ----------
             Total shares reserved.....................................................  15,708,249
                                                                                         ==========



     Stockholders of record totaled 54,849 at December 31, 1994, versus 49,003 at the end of 1995.



     On October 31, 1995, the company's Board of Directors declared a third annual dividend of four cents per share on all outstanding common stock to stockholders of record on November 30, 1995. The dividend was paid on December 15, 1995.



NOTE 12:  RETIREMENT PROGRAMS



     The company sponsors retirement plans for all qualifying domestic employees and certain employees in other countries. Benefits are typically based on years of service and the employee's compensation during five of the last 10 years of employment as defined by the plans. The company's funding policy is to make contributions that meet or exceed the minimum requirements of the Employee Retirement Income Security Act of 1974, based on the projected unit credit actuarial cost method, and to limit such contributions to amounts currently deductible for tax reporting purposes.



     The following table summarizes the components of net pension expense and related actuarial assumptions used at the January 1 valuation date for the respective years:



                                                                       1993        1994        1995
                                                                      -------     -------     -------
    Assumptions:
      Discount rate.................................................      8.0%       7.25%       8.75%
      Increase in compensation levels(1)............................      6.5%        5.0%        5.0%
      Expected long-term return on assets...........................     10.5%       10.5%        9.5%
    Components (in thousands):
      Service cost-benefits earned..................................  $ 3,800     $ 4,600     $ 2,100
      Interest cost on projected obligation.........................    1,600       2,300       2,200
      Actual return on assets.......................................    (,900)     (1,300)     (1,700)
      Net amortizations.............................................      500         700         100
                                                                      -------     -------     -------
      Net pension expense...........................................  $ 5,000     $ 6,300     $ 2,700
                                                                      ========    ========    ========


- ---------------


(1) The assumed annual rate of increase in compensation levels for 1993 was 4.0% for the Puerto Rico plans, which were merged into the U.S. plan as of December 31, 1993.



     As a result of the disposal of the Home Infusion business (see Note
4 -- Discontinued Operations), the company realized a curtailment gain of $0.9 million related to its pension plan. This gain has been included in the net gains on sales of discontinued operations in the Consolidated Statements of Operations.



     The following table presents the funded status of the plans, the net pension liability recognized in the consolidated balance sheets and related actuarial assumptions as of December 31:



                                                                          1994      1995
                                                                         -------   -------
    Assumptions:
      Discount rate....................................................     8.75%     7.25%
      Increase in compensation levels..................................      5.0%      5.0%

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



                                                                          1994      1995
                                                                         -------   -------
    Funded status and net pension liability (in thousands):
      Actuarial present value of benefit obligations:
         Vested benefits...............................................  $15,000   $22,200
         Accumulated benefits..........................................   17,000    25,000
         Effect of future salary increases.............................    6,600     7,200
                                                                         -------   -------
         Projected benefits............................................   23,600    32,200
    Less: plan assets at fair value(1).................................   15,000    20,900
                                                                         -------   -------
    Projected benefit obligations in excess of plan assets.............    8,600    11,300
    Less: unrecognized net loss........................................    1,700     4,800
                                                                         -------   -------
    Net pension liability..............................................  $ 6,900   $ 6,500
                                                                         =======   =======


- ---------------


(1) Primarily equity and fixed income securities.



     Pension expense under non-U.S. pension plans sponsored by the company for the benefit of foreign employees has not been significant.



     Most U.S. employees are eligible to participate in a qualified 401(k) plan. Participants may contribute up to 12% of their annual compensation (limited in 1995 to $9,240 per individual) to the plan and the company matches the participants' contributions up to 3% of compensation. Matching contributions made by the company were $5.7, $6.0 and $2.8 million in 1993, 1994 and 1995, respectively.



     The company has provided post-retirement health benefits to qualified employees and accrued for those costs over the service years of the employees in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The cost of this plan and related liability have not been significant to Caremark. As a result of the disposal of the Home Infusion business (see Note 4 -- Discontinued Operations), the company realized a curtailment gain of $1.2 million. This gain has been included in the net gains on sales of discontinued operations in the Consolidated Statements of Income. In addition, during 1995, Caremark terminated this plan, resulting in a reduction of the related liability of $2.2 million.



     In 1994, the company adopted Statement of Financial Accounting Standards No. 112 ("FAS 112"), "Employers' Accounting for Postemployment Benefits," which requires employers to accrue the cost of postemployment benefits (including salary continuation, severance and disability benefits, job training and counseling and continuation of benefits such as health care and life insurance coverage) to former or inactive employees. The adoption and ongoing impact of FAS 112 have not been material to the company's financial statements.



NOTE 13:  INCOME TAXES



     Income tax expense from continuing operations for the indicated years consists of:



                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
                                                                      (IN THOUSANDS)
    Current:
      Federal................................................  $15,800   $19,100   $ 39,100
      State and local........................................    5,200     5,600      7,500
                                                               -------   -------   --------
    Current income tax expense...............................   21,000    24,700     46,600
                                                               -------   -------   --------
    Deferred:
      Federal................................................   10,600    10,100    (29,800)
      State and local........................................    1,800     1,900     (5,500)
                                                               -------   -------   --------
    Deferred income tax expense (benefit)....................   12,400    12,000    (35,300)
                                                               -------   -------   --------
    Income tax expense from continuing operations............  $33,400   $36,700   $ 11,300
                                                               =======   =======   ========

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     Foreign income was not significant in 1993, 1994 and 1995.



     Deferred tax assets (liabilities) under FAS 109 are composed of the following:



                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Bad debt and sales allowances                                      $ 11,800   $  5,500
    Legal settlement costs...........................................        --     26,800
    Loss on investments..............................................        --     33,700
    Accrued compensation.............................................    10,100      6,300
    Other accrued expenses...........................................    11,400      2,500
    Net operating loss carryforwards.................................     2,900      3,300
    Valuation allowances.............................................    (2,900)    (3,300)
                                                                       --------   --------
    Deferred tax assets, net of valuation allowances.................    33,300     74,800
                                                                       --------   --------
    Accelerated depreciation and amortization........................   (23,400)   (33,100)
    Goodwill.........................................................   (16,900)        --
    Other timing.....................................................    (2,400)    (4,600)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (42,700)   (37,700)
                                                                       --------   --------
    Net deferred tax assets (liabilities)............................  $ (9,400)  $ 37,100
                                                                       ========   ========



     The company has established valuation allowances for foreign net operating loss carryforwards. The $0.4 million net change in valuation allowances for 1995 is primarily attributable to the net change in these foreign net operating losses in the current year.



     Income tax expense from continuing operations applicable to pre-tax income for financial reporting purposes differs from that calculated using the U.S. federal income tax rate for the following reasons:



                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
    Income tax expense at statutory rate......................  $28,100   $31,900   $11,000
    State and local taxes, net of federal tax benefit.........    4,200     4,600   $ 1,300
    Tax rate changes..........................................   (1,000)       --        --
    Other.....................................................    2,100       200    (1,000)
                                                                -------   -------   -------
    Income tax expense from continuing operations               $33,400   $36,700   $11,300
                                                                =======   =======   =======



     In connection with its 1992 distribution from Baxter International Inc. ("Baxter"), Caremark entered into a tax-sharing agreement with Baxter under which the company retained responsibility for its portion of federal income tax returns filed by Baxter for the years after 1987.



     Undistributed earnings of certain foreign subsidiaries that the company expects to be permanently reinvested totaled $6.1 million as of December 31, 1995.



NOTE 14:  COMMITMENTS AND CONTINGENT LIABILITIES



     In June 1995, Caremark agreed to settle the investigation of the company with the U.S. Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services (the "OIG"), the Veterans Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia. Under the terms of the settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio. The settlement allows Caremark to continue participating in Medicare, Medicaid and other government health care programs.

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     Under the settlement, Caremark agreed to make civil payments of $85.3 million to the federal government in installments, $20.0 million of which remains payable in June 1996, and $44.6 million to the states. The plea agreement imposed $29.0 million in federal criminal fines. In addition, Caremark contributed $2.0 million to a grant program set up under the Ryan White Comprehensive AIDS Resources Emergency (CARE) Act. The company took an after-tax charge to discontinued operations of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and related lawsuits, and other associated costs. There can be no assurance that the ultimate costs related to this settlement will not exceed these estimates.



     In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements will result in an after-tax cost of approximately $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts will be recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. The company's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company currently expects to enter into revised credit facilities prior to this date.



     The company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. There can be no assurances, however, that additional costs, claims and damages will not occur.



     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the investigation discussed above. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. The parties continue to engage in discovery proceedings. The company intends to defend this case vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     In August 1994 and July 1995, stockholders filed derivative actions on behalf of Caremark against the company, its directors and certain employees of Caremark in the Court of Chancery of the State of Delaware, the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County in Chicago, Illinois alleging breaches of fiduciary duty, negligence in connection with Caremark's conduct of the business and lack of corporate controls, and seeking unspecified damages, and attorneys' fees and expenses. In June 1995, the parties to the Delaware derivative action entered into a memorandum of understanding providing for the terms of settlement of all claims asserted in that case. Although the proposed settlement does not contemplate the payment of any damages by any defendant, plaintiffs are expected to seek an award of attorneys' fees and expenses in conjunction with any approval of the settlement. The proposed settlement of the Delaware derivative action is subject to a number of conditions and the Delaware court is expected to consider the proposed settlement in mid-1996. The Illinois and Cook County courts have entered stays of all proceedings in those actions pending resolution of the Delaware derivative action. In the event the proposed settlement of the Delaware derivative action is approved by the Delaware court, Caremark anticipates that the Illinois and Cook County derivative actions will be dismissed. If the proposed settlement is not approved, Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolutions of these matters.



     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys' fees and expenses. In July 1995, another patient of the same physician filed a separate complaint in the District of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys' fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.



     In September 1995, Coram filed a complaint against Caremark International Inc. and its subsidiary, Caremark Inc., and 50 unnamed individual defendants in the Superior Court of California in San Francisco. The complaint, which arises from Caremark's sale to Coram of Caremark's Home Infusion business (see Note
4 -- Discontinued Operations), alleges breach of the Asset Sale and Note Purchase Agreement and related contracts for the transaction, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief includes specific performance, declaratory and injunctive relief, and damages of $5.2 billion. In November 1995, Coram also stated that if they prevail in this litigation, they will cancel any debt it owes the company with respect to the securities issued for the sale. Although the company cannot predict with certainty the outcome of these proceedings, based on information currently available, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position.



     The company intends to defend vigorously the Coram lawsuit. In October 1995, Caremark filed motions in California Superior Court in San Francisco seeking dismissal of this lawsuit. The San Francisco court subsequently dismissed the case against Caremark (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming Coram committed securities fraud in its sale of Caremark's Home Infusion business to Coram. This case, which has been dismissed, is on appeal and Caremark has filed counterclaims to the suit pending in San Francisco against Caremark Inc.



     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers, in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys' fees and expenses. On April 21, 1995, the Court entered a stay of pretrial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. The company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     In December 1994, Caremark was notified by the Federal Trade Commission (the "FTC") that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between pharmacy benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 or the Clayton Act or Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of the investigation are

                          CAREMARK INTERNATIONAL INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.



     Caremark is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Based on the advice of counsel, management does not believe that the result of such other commitments, claims and litigation, individually or in the aggregate, will have a material effect on the company's business or its results of operations, cash flows or financial position.



NOTE 15:  QUARTERLY FINANCIAL RESULTS (UNAUDITED)



     Presented below is a summary of the unaudited consolidated quarterly financial information for the years ended December 31, 1994 and 1995.



                                                                        QUARTER
                                                      -------------------------------------------
                                                       FIRST     SECOND(2)    THIRD     FOURTH(3)
                                                      --------   ---------   --------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
1994
Net revenues........................................  $370,200   $ 457,500   $460,400   $ 487,100
Gross profit........................................  $ 59,300   $  59,500   $ 62,500   $  73,300
Operating income from continuing operations.........  $ 21,300   $  20,900   $ 24,400   $  33,100
Income from continuing operations...................  $ 11,300   $  10,400   $ 13,800   $  19,000
Net income..........................................  $  4,300   $  23,200   $ 25,700   $  27,100
Earnings per share from continuing operations(1)
  Primary...........................................  $   0.15   $    0.14   $   0.18   $    0.25
  Fully diluted.....................................  $   0.15   $    0.14   $   0.18   $    0.25
Net earnings per share(1)
  Primary...........................................  $   0.06   $    0.32   $   0.34   $    0.36
  Fully diluted.....................................  $   0.06   $    0.32   $   0.34   $    0.36
Common stock prices:
  High..............................................  $  22.88   $   20.25   $  26.75   $   25.00
  Low...............................................  $  17.50   $   15.75   $  16.75   $   16.63
1995
Net revenues........................................  $534,100   $ 586,000   $606,400   $ 647,800
Gross profit........................................  $ 70,700   $  87,700   $ 97,600   $ 101,900
Operating income from continuing operations.........  $ 25,700   $  29,600   $ 35,300   $  36,000
Income (loss) from continuing operations............  $ 13,100   $  17,400   $19 ,400   $ (29,700)
Net income (loss)...................................  $ 21,400   $(130,400)  $ 13,600   $ (20,900)
Earnings (loss) per share from continuing
  operations(1)
  Primary...........................................  $   0.18   $    0.23   $   0.26   $   (0.39)
  Fully diluted.....................................  $   0.18   $    0.23   $   0.26   $   (0.39)
Net earnings (loss) per share(1)
  Primary...........................................  $   0.29   $   (1.75)  $   0.18   $   (0.28)
  Fully diluted.....................................  $   0.29   $   (1.75)  $   0.18   $   (0.28)
Common stock prices:
  High..............................................  $  19.88   $   21.88   $  22.75   $   21.13
  Low...............................................  $  16.25   $   16.88   $  19.00   $   17.88


- ---------------


(1) The sum of quarterly earnings per share amounts may not equal full-year amounts due to differences in average common and common equivalent shares outstanding for the respective periods.


(2) Second quarter 1995 net loss reflects a $145.0 million ($1.94 per share) after-tax charge related to the settlement of the government investigation described in Note 14.


(3) Fourth quarter 1995 loss from continuing operations includes a special after-tax charge of $52.0 million ($0.69 per share) to reflect a decline in value of investments.

                          CAREMARK INTERNATIONAL INC.



                     CONSOLIDATED BALANCE SHEET (UNAUDITED)



                                                                                   MARCH 31,
                                                                                      1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
  Current assets:
    Cash and equivalents.......................................................    $   39,700
    Restricted cash............................................................        14,000
    Accounts receivable, net...................................................       353,000
    Inventories................................................................       119,400
    Short-term deferred income taxes...........................................        73,900
    Prepaid expenses and other current assets..................................        22,700
                                                                                 --------------
            Total current assets...............................................       622,700
                                                                                 --------------
  Property and equipment, net..................................................       353,200
  Goodwill and other intangible assets.........................................       313,000
  Other noncurrent assets......................................................        69,500
  Long-term deferred income tax asset..........................................        33,700
                                                                                 --------------
            Total assets.......................................................    $1,392,100
                                                                                  ===========
  Current liabilities:
    Short-term debt............................................................    $  310,400
    Accounts payable, trade and other..........................................       349,800
    Accrued liabilities........................................................       159,000
                                                                                 --------------
            Total current liabilities..........................................       819,200
                                                                                 --------------
  Long-term debt and lease obligations.........................................       130,900
  Long-term deferred income tax liability......................................        44,100
  Other noncurrent liabilities.................................................        40,600
  Contingent liabilities
  Stockholders' equity:
    Preferred stock, $.01 par value, authorized 20,000,000 shares, none
       issued..................................................................            --
    Common stock, $1 par value, authorized 200,000,000 shares, issued
       81,911,474 shares in 1996...............................................        81,900
    Additional contributed capital.............................................       194,200
    Shares held in trust, 7,700,000 shares.....................................      (150,200)
    Retained earnings..........................................................       233,400
    Common stock in treasury, at cost, 82,961 shares in 1996...................        (2,000)
                                                                                 --------------
  Total stockholders' equity...................................................       357,300
                                                                                 --------------
  Total liabilities and stockholders' equity...................................    $1,392,100
                                                                                  ===========



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.



               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                                              THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                           -------------------
                                                                             1995       1996
                                                                           --------   --------
                                                                             (IN THOUSANDS,
                                                                            EXCEPT PER SHARE
                                                                                  DATA)
Net revenues.............................................................  $534,100   $764,000
Cost of goods and services sold..........................................   463,400    654,000
Marketing and administrative expenses....................................    40,400     68,400
Provision for doubtful accounts..........................................     4,600      7,000
                                                                           --------   --------
Operating income from continuing operations..............................    25,700     34,600
Non-operating expense (income):
  Interest expense, net..................................................     4,300      4,200
  Other..................................................................      (400)      (200)
                                                                           --------   --------
Income from continuing operations before income taxes....................    21,800     30,600
Income tax expense.......................................................     8,700     12,100
                                                                           --------   --------
Income from continuing operations........................................    13,100     18,500
Discontinued operations:
  Operating loss from discontinued operations, net of income taxes of
     $(1,700) and $(39,500) in 1995 and 1996, respectively...............    (2,600)   (68,900)
  Gain on sale of discontinued operations, net of income taxes of $7,300
     and $1,400 in 1995 and 1996, respectively...........................    10,900      2,100
                                                                           --------   --------
  Income (loss) from discontinued operations.............................     8,300    (66,800)
                                                                           --------   --------
Net income (loss)........................................................  $ 21,400   $(48,300)
                                                                           ========   ========
Earnings (loss) per common and common equivalent share:
  Primary
     Income from continuing operations...................................  $   0.18   $   0.24
     Operating income (loss) from discontinued operations................  $  (0.04)  $  (0.89)
     Gain on sale of discontinued operations.............................  $   0.15   $   0.03
     Net income (loss)...................................................  $   0.29   $  (0.63)
  Fully Diluted
     Income from continuing operations...................................  $   0.18   $   0.24
     Operating income (loss) from discontinued operations................  $  (0.04)  $  (0.89)
     Gain on sale of discontinued operations.............................  $   0.15   $   0.03
     Net income (loss)...................................................  $   0.29   $  (0.63)
Weighted average common and common equivalent shares outstanding:
  Primary................................................................    73,700     77,100
  Fully diluted..........................................................    74,400     77,400



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.



               CONSOLIDATED STATEMENT OF CASH FLOWS, (UNAUDITED)



                                                                           THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                          --------------------
                                                                            1995        1996
                                                                          ---------   --------
                                                                             (IN THOUSANDS)
                                                                            BRACKETS DENOTES
                                                                             CASH OUTFLOWS
Cash flows from continuing operations:
  Income from continuing operations.....................................  $  13,100   $ 18,500
Adjustments for non-cash items:
  Provision for doubtful accounts.......................................      4,600      7,000
  Depreciation and amortization.........................................      5,800     11,100
  Deferred income taxes.................................................     12,900      5,600
  Other.................................................................     (1,900)        --
Changes in balance sheet items:
  Accounts receivable...................................................    (65,500)     5,800
  Inventories...........................................................     18,500     (5,000)
  Payables and accrued liabilities......................................     59,500     (9,000)
  Prepaids and other....................................................     (5,200)     2,200
                                                                          ---------   --------
Cash flows from continuing operations...................................     41,800     36,200
                                                                          ---------   --------
Cash flows from investing activities:
  Capital expenditures..................................................    (16,600)   (22,200)
  Acquisitions, net of cash received....................................     (8,700)   (63,700)
                                                                          ---------   --------
Cash flows from investing activities....................................    (25,300)   (85,900)
                                                                          ---------   --------
Cash flows from financing activities:
  Net issuances of debt and lease obligations...........................      6,900     18,600
  Stock issued under employee benefit plans.............................      3,700     12,100
  Purchases of treasury stock...........................................     (9,100)        --
                                                                          ---------   --------
Cash flows from financing activities....................................      1,500     30,700
                                                                          ---------   --------
Cash flows from discontinued operations, net of divestiture proceeds....    (30,900)    44,300
                                                                          ---------   --------
Increase (decrease) in cash and equivalents.............................    (12,900)    25,300
Cash and equivalents, beginning of year.................................     32,100     28,400
                                                                          ---------   --------
Cash and equivalents, end of year.......................................  $  19,200   $ 53,700
                                                                          =========   ========



          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


                                 MARCH 31, 1996



NOTE 1:  BASIS OF PRESENTATION



     The unaudited interim consolidated financial statements of Caremark International Inc. and its subsidiaries (the "company" or "Caremark") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the company's 1995 Annual Report to Stockholders.



     In the opinion of management, the unaudited interim consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.



NOTE 2:  INVENTORIES



     Inventories of $119.4 million at March 31, 1996 consist primarily of finished goods.



NOTE 3:  DISCONTINUED OPERATIONS



     During 1995 Caremark divested its Clozaril Patient Management System, Home Infusion business, Oncology Management Services business and Caremark Orthopedic Services, Inc. subsidiary. Effective February 29, 1996, the company sold its Nephrology Services business to Total Renal Care, Inc. for $49.0 million in cash, subject to certain post-closing adjustments. Caremark retained notes payable related to previous acquisitions in the Nephrology Services business totaling $3.0 million. The after-tax gain on disposition of this business, net of disposal costs, was $2.1 million.



     In accordance with APB 30, which addresses the reporting for disposition of business segments, the company's consolidated financial statements present the operating income and net assets of these discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.



     First quarter 1996 discontinued operations also reflects a $65.6 million after-tax charge related to the settlements with private payors discussed in
Note 5 and a $3.3 million charge for a reduction in the amount expected to be realized for deferred state income tax net operating loss benefits related to discontinued operations.



NOTE 4:  ACQUISITIONS



     In January 1996, Caremark completed its agreement with CIGNA Healthcare of California, a managed health care subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles-area staff model delivery system ("CIGNA"). The transaction has been accounted for by the purchase method of accounting. The purchase accounting related to this transaction, along with 1995 acquisitions, remain subject to purchase accounting adjustments pending completion of valuations and analysis to determine the respective fair values of assets received and liabilities assumed.



NOTE 5:  CONTINGENT LIABILITIES



     In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995 discussed below. In addition,

                          CAREMARK INTERNATIONAL INC.



     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)



Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts has been recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest, through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. The company's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company currently expects to enter into revised credit facilities prior to this date.



NOTE 6:  SUBSEQUENT EVENT



     On May 13, 1996, Caremark and MedPartners/Mullikin, Inc. ("MedPartners") signed a definitive agreement to merge. Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, each Caremark share will be converted into MedPartners common stock at a fixed ratio of 1.21 shares of MedPartners per Caremark share. The merger is expected to close in the third quarter of 1996 and is subject to stockholder and regulatory approval.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cardinal Healthcare, P.A.

     We have audited the accompanying balance sheet of Cardinal Healthcare, P.A. as of December 31, 1995, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Healthcare, P.A. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP

Birmingham, Alabama
June 19, 1996

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................  $  1,055,873
  Accounts receivable, less allowance for bad debts of $641,018.................     1,998,669
  Other current assets..........................................................       170,496
                                                                                  ------------
          Total current assets..................................................     3,225,038
Property and equipment:
  Equipment and furniture.......................................................     2,932,567
  Leasehold improvements........................................................     1,180,529
                                                                                  ------------
                                                                                     4,113,096
  Less accumulated depreciation and amortization................................    (1,819,402)
                                                                                  ------------
Net property and equipment......................................................     2,293,694
Other assets....................................................................       877,310
                                                                                  ------------
          Total assets..........................................................  $  6,396,042
                                                                                    ==========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..............................................................  $    966,067
  Salaries payable and other accrued expenses...................................     2,322,924
  Lines of credit...............................................................     1,305,000
  Current portion of long-term debt and capital lease...........................     1,578,903
                                                                                  ------------
          Total current liabilities.............................................     6,172,894
Long-term debt and capital lease, net of current portion........................     1,799,545
Stockholders' deficit:
  Common stock, no par value; 50,000 shares authorized, 46 shares issued
     and outstanding............................................................            --
  Additional paid-in capital....................................................       361,167
  Accumulated deficit...........................................................    (1,937,564)
                                                                                  ------------
          Total stockholders' deficit...........................................    (1,576,397)
                                                                                  ------------
          Total liabilities and stockholders' deficit...........................  $  6,396,042
                                                                                    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENT OF OPERATIONS

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                                    1995
                                                                                ------------
Net revenue...................................................................  $20,880,751
Operating expenses:
  Cost of affiliated physician services.......................................   10,366,446
  Clinic salaries, wages and benefits.........................................    6,161,276
  Clinic rent and lease expense...............................................      994,987
  Clinic supplies.............................................................    1,491,098
  Other clinic costs..........................................................    2,723,231
  General corporate expenses..................................................    1,067,745
  Depreciation and amortization...............................................      297,030
  Net interest expense........................................................      144,400
                                                                                ------------
     Net operating expenses...................................................   23,246,213
                                                                                ------------
Loss before income taxes......................................................   (2,365,462 )
Deferred income tax benefit...................................................      (26,721 )
                                                                                ------------
Net loss......................................................................  $(2,338,741 )
                                                                                ============

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                             ADDITIONAL                     TOTAL
                                                    COMMON    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                    STOCK     CAPITAL       DEFICIT        DEFICIT
                                                    ------   ----------   -----------   -------------
Balances at December 31, 1994.....................   $ --     $  54,241   $   401,177    $    455,418
  Sale of stock...................................     --       306,926            --         306,926
  Net loss........................................     --            --    (2,338,741)     (2,338,741)
                                                    ------   ----------   -----------   -------------
Balances at December 31, 1995.....................   $ --     $ 361,167   $(1,937,564)   $ (1,576,397)
                                                    ======     ========    ==========      ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENT OF CASH FLOWS


                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
OPERATING ACTIVITIES:
Net loss........................................................................  $ (2,338,741)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.................................................       297,030
  Deferred income taxes.........................................................       (26,721)
  Changes in operating assets and liabilities:
     Accounts receivable, net...................................................      (193,504)
     Other assets...............................................................      (500,400)
     Accounts payable...........................................................       174,809
     Salaries payable and other accrued expenses................................     1,068,414
                                                                                  ------------
       Net cash used in operating activities....................................    (1,519,113)
INVESTING ACTIVITIES:
Purchase of property and equipment..............................................    (1,629,981)
                                                                                  ------------
       Net cash used in investing activities....................................    (1,629,981)
FINANCING ACTIVITIES:
Proceeds from long-term debt....................................................     3,712,261
Payments on long-term debt......................................................      (417,829)
Net proceeds from the issuance of common stock..................................        14,506
                                                                                  ------------
       Net cash provided by financing activities................................     3,308,938
                                                                                  ------------
Net increase in cash............................................................       159,844
Cash at beginning of year.......................................................       896,029
                                                                                  ------------
Cash at end of year.............................................................  $  1,055,873
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest..........................................  $    144,400
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING ACTIVITIES:
Accounts receivable contributed for common stock................................  $    292,420
                                                                                    ==========


See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACCOUNTING POLICIES

  Description of Business

     Cardinal Healthcare, P.A. (Cardinal) is a seventy-five member multi-specialty physician group which services the Raleigh-Durham area of North Carolina.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Actual results could differ from these estimates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the life of the related leases. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Cardinal is a corporation taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Cardinal has negotiated agreements with managed care organizations to provide physician services through a combination of discounted fee for service and capitated arrangements. No individual managed care organization is material to Cardinal.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

  Impairment of Long-Lived Assets

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are

                           CARDINAL HEALTHCARE, P.A.

expected to be disposed of. Management has determined that long-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.


2. LINES OF CREDIT, LONG-TERM DEBT AND CAPITAL LEASE

     Cardinal has lines of credit with First Union National Bank of North Carolina totaling $1,305,000. Interest is at the prime rate (8% at December 31, 1995) payable monthly with principal balances due on April 30, 1996.

     Long-term debt and capital lease consisted of the following as of December 31, 1995:

    Note payable to First Union National Bank of North Carolina, interest only payable monthly through December 1995, thereafter monthly
      installments of $13,803, interest rate at 8.5% through June 1998......   $  825,000
    Note payable to First Union National Bank of North Carolina, due in
      installments of $22,270 with a final payment of $20,000, interest rate
      at 8.25% through June 1998............................................      601,299
    Note payable to related party, Raleigh Internal Medicine Associates, interest only payable monthly through August 1996 at prime rate (8% at
      December 31, 1995) plus 2%, thereafter monthly installments of $10,000
      with a final payment due December 31, 1996............................    1,068,000
    Various notes payable to Raleigh Community Hospital, monthly installments ranging from $3,705 to $3,788, interest rates ranging
      from 7% to 9% through October 1998....................................      455,266
    Note payable to Wake Medical Center, interest rate at 7.75% through
      October 2000..........................................................      134,326
    Capital lease obligations...............................................      257,814
    Other...................................................................       36,743
                                                                              ------------
                                                                                3,378,448
    Less amounts due within one year........................................   (1,578,903)
                                                                              ------------
                                                                               $1,799,545
                                                                               ==========

     The amounts recorded above approximate the fair value of the obligations.

     At December 31, 1995, substantially all of the assets of Cardinal, including accounts receivable and property and equipment, were provided as collateral under the various notes, lines of credit and capital lease agreements.

     The following is a schedule of principal maturities of long-term debt, excluding the capital lease, as of December 31, 1995:


          1996.........................................................  $1,564,169
          1997.........................................................     514,760
          1998.........................................................   1,041,705
                                                                         ----------
                                                                         $3,120,634
                                                                          =========


     Cardinal is the lessee of certain equipment under a capital lease which expires in 2001. The related equipment is being amortized over five years and the related amortization expense is included within depreciation and amortization expense in the statement of operations.

                           CARDINAL HEALTHCARE, P.A.

     The following is a schedule of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1995:

    1996......................................................................  $ 43,333
    1997......................................................................    65,000
    1998......................................................................    65,000
    1999......................................................................    65,000
    2000......................................................................    65,000
    Thereafter................................................................    21,667
                                                                                --------
    Total minimum lease payments..............................................   325,000
    Less amount representing interest.........................................   (67,186)
                                                                                --------
    Obligation under capital lease............................................   257,814
    Less current portion of capital lease obligation..........................   (14,734)
                                                                                --------
    Long-term obligation under capital lease..................................  $243,080
                                                                                ========

     Capitalized equipment leases included in equipment and accumulated amortization was $257,813 and $25,781, respectively, at December 31, 1995. The imputed interest rate on the capital lease was 7.1% at December 31, 1995.

3. OPERATING LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Total rental expense in 1995 was $1,215,484. The following is a schedule of future minimum lease payments under operating leases as of December 31, 1995:

          1996........................................................  $ 1,566,174
          1997........................................................    1,524,936
          1998........................................................    1,404,808
          1999........................................................    1,317,562
          2000........................................................    1,088,178
          Thereafter..................................................    5,294,176
                                                                        -----------
                                                                        $12,195,834
                                                                         ==========

4. RELATED PARTIES

     Cardinal rents various office space and equipment from Raleigh Internal Medicine Associates (RIMA), a partnership owned by stockholders of Cardinal. Total rental expense paid in 1995 was $574,812. Lease commitments over the next five years with related parties are included in Note 3. On December 29, 1995, Cardinal obtained a note payable from RIMA of $1,068,000, due on December 31, 1996, which is included in Note 2.

     As of December 31, 1995, a note receivable of approximately $314,000 existed between Cardinal and Cardinal IPA, an independent physician association of which several partners of Cardinal are members. This amount is included in other assets.

5. EMPLOYEE BENEFIT PLAN

     Cardinal provides a 401(k) plan and a profit sharing plan to all employees who have completed one year of service and attained age 21. Contributions are made at the discretion of management. Total cost of contributions was $225,777 for the year ending December 31, 1995.

                           CARDINAL HEALTHCARE, P.A.

6. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, Cardinal maintains general liability and malpractice insurance providing coverage of $3,000,000 per incident and $5,000,000 in the aggregate. As of December 31, 1995, there were no asserted malpractice claims against Cardinal, accordingly, no amounts for potential losses have been accrued in the accompanying financial statements. In addition, Cardinal has not accrued a loss for unreported incidents or for losses in excess of insurance coverage as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of Cardinal.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Cardinal's deferred tax assets and liabilities as of December 31, 1995 were as follows:

    Deferred tax assets:
      Net operating loss carryforwards.......................................  $  344,737
      Cash to accrual adjustments............................................   1,185,014
                                                                               ----------
    Gross deferred tax assets................................................   1,529,751
    Valuation allowance for deferred tax assets..............................    (592,243)
                                                                               ----------
              Net deferred tax assets........................................     937,508
    Deferred tax liabilities:
      Depreciable and amortizable assets.....................................     138,040
      Cash to accrual adjustments............................................     799,468
                                                                               ----------
    Gross deferred tax liabilities...........................................     937,508
                                                                               ----------
              Net deferred tax liabilities...................................  $       --
                                                                                =========

     Income tax benefit for the year ended December 31, 1995 was as follows:

          Current:
            Federal......................................................  $     --
            State........................................................        --
                                                                           --------
                                                                                 --
          Deferred:
            Federal......................................................   (23,381)
            State........................................................    (3,340)
                                                                           --------
                                                                            (26,721)
                                                                           --------
                                                                           $(26,721)
                                                                           ========

                           CARDINAL HEALTHCARE, P.A.

     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:

    Federal taxes at statutory rate..........................................  $(804,256)
    Add (deduct):
      State income taxes, net of federal tax benefit.........................     (2,171)
      Valuation allowance....................................................    904,969
      Other..................................................................   (125,263)
                                                                               ---------
                                                                               $ (26,721)
                                                                               =========

     At December 31, 1995, Cardinal had cumulative net operating loss carryforward for income tax purposes of approximately $862,000 available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2010. A valuation allowance has been established for the deferred tax asset until it is more likely than not that some portion, or all of the deferred tax asset will be realized.

8. PLAN AND AGREEMENT OF MERGER (UNAUDITED)

     In July 1996, Cardinal entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................   $  896,029
  Accounts receivable, less allowance for bad debts of $480,561.................    1,651,485
  Other current assets..........................................................       51,689
                                                                                  ------------
          Total current assets..................................................    2,599,203
Property and equipment:
  Equipment and furniture.......................................................    2,121,263
  Leasehold improvements........................................................      369,196
                                                                                  ------------
                                                                                    2,490,459
  Less accumulated depreciation.................................................    1,522,372
                                                                                  ------------
Net property and equipment......................................................      968,087
Other assets....................................................................      349,633
                                                                                  ------------
          Total assets..........................................................   $3,916,923
                                                                                   ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................   $  791,258
  Salaries payable and other accrued expenses...................................      928,054
  Line of credit................................................................      250,000
  Current portion of long-term debt.............................................      302,130
  Deferred income taxes.........................................................      353,177
                                                                                  ------------
          Total current liabilities.............................................    2,624,619
Long-term debt, net of current portion..........................................      836,886
Stockholders' equity:
  Common stock, no par value; 50,000 shares authorized, 29 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................       54,241
  Retained earnings.............................................................      401,177
                                                                                  ------------
          Total stockholders' equity............................................      455,418
                                                                                  ------------
          Total liabilities and stockholders' equity............................   $3,916,923
                                                                                   ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1993            1994
                                                                    -----------     -----------
Net revenue.......................................................  $13,529,687     $15,786,906
Operating expenses:
  Cost of affiliated physician services...........................    6,424,392       7,152,379
  Clinic salaries, wages and benefits.............................    3,722,204       4,232,935
  Clinic rent and lease expense...................................      487,789         640,005
  Clinic supplies.................................................      731,006         959,119
  Other clinic costs..............................................    1,335,053       1,751,663
  General corporate expenses......................................      523,459         686,805
  Depreciation....................................................      145,618         191,059
  Net interest expense............................................       70,792          92,882
                                                                    -----------     -----------
     Net operating expenses.......................................   13,440,313      15,706,847
                                                                    -----------     -----------
Income before income taxes........................................       89,374          80,059
Deferred income tax (benefit) expense.............................     (191,612)         26,148
                                                                    -----------     -----------
Net income........................................................  $   280,986     $    53,911
                                                                     ==========      ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                 ADDITIONAL                  TOTAL
                                                        COMMON    PAID-IN     RETAINED   STOCKHOLDERS'
                                                        STOCK     CAPITAL     EARNINGS      EQUITY
                                                        ------   ----------   --------   -------------
Balance at December 31, 1992..........................   $ --     $ 37,921    $ 66,280     $ 104,201
  Sale of stock.......................................     --        5,440          --         5,440
  Net income..........................................     --           --     280,986       280,986
                                                        ------   ----------   --------   -------------
Balance at December 31, 1993..........................   $ --     $ 43,361    $347,266     $ 390,627
  Sale of stock.......................................     --       10,880          --        10,880
  Net income..........................................     --           --      53,911        53,911
                                                        ------   ----------   --------   -------------
Balances at December 31, 1994.........................   $ --     $ 54,241    $401,177     $ 455,418
                                                        ======     =======    ========    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                        ----------------------
                                                                          1993         1994
                                                                        ---------   ----------
OPERATING ACTIVITIES:
Net income............................................................  $ 280,986   $   53,911
Adjustments to reconcile net income to net cash provided (used) by operating activities:
  Depreciation........................................................    145,618      191,059
  Gain on disposal of assets..........................................    (33,050)          --
  Deferred income taxes...............................................   (191,612)      26,148
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................................     (2,669)    (182,108)
     Other assets.....................................................     10,987     (230,077)
     Accounts payable.................................................     33,695       72,538
     Salaries payable and other accrued expenses......................    462,984     (407,071)
                                                                        ---------   ----------
       Net cash provided (used) by operating activities...............    706,939     (475,600)
INVESTING ACTIVITIES:
Purchase of property and equipment....................................   (258,157)    (273,318)
Proceeds from disposal of assets......................................     62,700           --
                                                                        ---------   ----------
       Net cash used by investing activities..........................   (195,457)    (273,318)
FINANCING ACTIVITIES:
Proceeds from long-term debt..........................................    383,952    1,070,726
Payments on long-term debt............................................   (518,503)    (190,343)
Net proceeds from the issuance of common stock........................      5,440       10,880
                                                                        ---------   ----------
       Net cash (used) provided by financing activities...............   (129,111)     891,263
                                                                        ---------   ----------
Increase in cash......................................................    382,371      142,345
Cash at beginning of year.............................................    371,313      753,684
                                                                        ---------   ----------
Cash at end of year...................................................  $ 753,684   $  896,029
                                                                        =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest................................  $  70,792   $   92,882
                                                                        =========    =========


See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1. ACCOUNTING POLICIES

  Description of Business

     Cardinal Healthcare, P.A. (Cardinal) is a thirty-five member multi-specialty physician group which services the Raleigh-Durham area of North Carolina.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions. Actual results could differ from these estimates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expenses as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Cardinal is a corporation taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Cardinal has negotiated agreements with managed care organizations to provide physician services through a combination of discounted fee for service and capitated arrangements. No individual managed care organization is material to Cardinal.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation generally is determined based on the excess of collections over expenses prior to physician compensation.

                           CARDINAL HEALTHCARE, P.A.

2. LINE OF CREDIT AND LONG-TERM DEBT

     Cardinal has a line of credit with First Union National Bank of North Carolina totaling $250,000. Interest is at the prime rate payable monthly with the principal balance due on April 30, 1995.

     Long-term debt consisted of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Note payable to First Union National Bank of North Carolina, due in
      installments of $22,270 with a final payment of $20,000, interest rate
      at 8.25% through June 1998............................................   $  729,016
    Various notes payable to Raleigh Community Hospital, monthly installments ranging from $3,705 to $3,788, interest rates ranging
      from 7% to 9% through December 1998...................................      410,000
                                                                              ------------
                                                                                1,139,016
    Less amounts due within one year........................................     (302,130)
                                                                              ------------
                                                                               $  836,886
                                                                               ==========

     The amounts recorded above approximate the fair value of the obligations.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1994:

          1995.........................................................  $  302,130
          1996.........................................................     375,135
          1997.........................................................     367,198
          1998.........................................................      94,553
                                                                         ----------
                                                                         $1,139,016
                                                                          =========

3. OPERATING LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Total rental expense in 1994 and 1993 was approximately $737,505 and $653,184, respectively. The following is a schedule of future minimum lease payments under operating leases as of December 31, 1994:

          1995........................................................  $ 1,215,484
          1996........................................................    1,566,174
          1997........................................................    1,524,936
          1998........................................................    1,404,808
          1999........................................................    1,317,562
          Thereafter..................................................    6,382,354
                                                                        -----------
                                                                        $13,411,318
                                                                         ==========

4. RELATED PARTIES

     Cardinal rents various office space and equipment from related parties owned by stockholders of Cardinal. Total rental expense paid in 1993 and 1994 was approximately $281,942 and $369,923, respectively. Lease commitments over the next five years with related parties are included in Note 3.

                           CARDINAL HEALTHCARE, P.A.

5. EMPLOYEE BENEFIT PLAN

     Cardinal had qualified defined contribution plans covering substantially all employees. Contributions were made at the discretion of management. Total cost of contributions in 1993 and 1994 was $917,369 and $580,177, respectively.

6. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, Cardinal maintains general liability and malpractice insurance providing Cardinal with coverage of $3,000,000 per incident and $5,000,000 in the aggregate. As of December 31, 1994, there were no asserted malpractice claims against Cardinal, accordingly, no amounts for potential losses have been accrued in the accompanying financial statements. In addition, Cardinal has not accrued a loss for unreported incidents or for losses in excess of insurance coverage as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of Cardinal.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Cardinal's deferred tax assets and liabilities were as follows:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Deferred tax assets:
      Net operating loss carryforwards......................................    $ 13,730
      Cash to accrual adjustments...........................................     354,253
                                                                              ------------
    Gross deferred tax assets...............................................     367,983
    Valuation allowance.....................................................     (13,730)
                                                                              ------------
    Net deferred tax assets.................................................     354,253
    Deferred tax liabilities:
      Depreciable assets....................................................      41,440
      Cash to accrual adjustments...........................................     665,990
                                                                              ------------
    Gross deferred tax liabilities..........................................     707,430
                                                                              ------------
    Net deferred tax liabilities............................................    $353,177
                                                                              ==========

                           CARDINAL HEALTHCARE, P.A.

     Income tax (benefit) expense was as follows:

                                                                     YEARS ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1993         1994
                                                                     ---------     -------
    Current:
      Federal......................................................  $      --     $    --
      State........................................................         --          --
                                                                     ---------     -------
                                                                            --          --
    Deferred:
      Federal......................................................   (167,660)     22,879
      State........................................................    (23,952)      3,269
                                                                     ---------     -------
                                                                      (191,612)     26,148
                                                                     ---------     -------
                                                                     $(191,612)    $26,148
                                                                     =========     =======

     The differences between the (benefit) provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                     YEARS ENDED DECEMBER
                                                                             31,
                                                                    ----------------------
                                                                      1993          1994
                                                                    ---------     --------
    Federal taxes at statutory rate...............................  $  30,573     $ 27,494
    Add (deduct):
      State income taxes, net of federal tax benefit..............      6,969        6,267
      Other.......................................................   (229,154)     (59,909)
                                                                    ---------     --------
                                                                    $(191,612)    $ 26,148
                                                                    =========     ========

     At December 31, 1993 and 1994, Cardinal had net operating loss carryforwards for income tax purposes of approximately $30,000 and $20,000, respectively, available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2009. A valuation allowance has been established for the net operating loss until it is more likely than not that some portion, or all of the deferred tax assets will be utilized.

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET
                                  (UNAUDITED)


                                                                                   MARCH 31,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash..........................................................................  $   718,884
  Accounts receivable, less allowance for bad debts of $749,934.................    3,209,929
  Other current assets..........................................................       50,008
                                                                                  -----------
          Total current assets..................................................    3,978,821
Property and equipment:
  Equipment and furniture.......................................................    3,212,757
  Leasehold improvements........................................................    1,182,094
                                                                                  -----------
                                                                                    4,394,851
  Less accumulated depreciation and amortization................................   (2,120,845)
                                                                                  -----------
Net property and equipment......................................................    2,274,006
Other assets....................................................................      723,344
                                                                                  -----------
          Total assets..........................................................  $ 6,976,171
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable..............................................................  $   961,277
  Salaries payable and other accrued expenses...................................    2,334,087
  Line of credit................................................................    1,305,000
  Current portion of long-term debt and capital lease...........................    1,661,098
                                                                                  -----------
          Total current liabilities.............................................    6,261,462
Long-term debt and capital lease, net of current portion........................    1,654,623
Stockholders' deficit:
  Common stock, no par value; 50,000 shares authorized, 46 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................      566,369
  Accumulated deficit...........................................................   (1,506,283)
                                                                                  -----------
          Total stockholders' deficit...........................................     (939,914)
                                                                                  -----------
          Total liabilities and stockholders' deficit...........................  $ 6,976,171
                                                                                   ==========


See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
Net revenue...........................................................  $4,548,372   $7,859,989
Operating expenses:
  Cost of affiliated physician services...............................   1,828,520    3,067,416
  Clinic salaries, wages and benefits.................................   1,341,986    2,317,567
  Clinic rent and lease expense.......................................     155,183      301,749
  Clinic supplies.....................................................     232,559      452,204
  Other clinic costs..................................................     424,729      825,875
  General corporate expenses..........................................     166,531      323,814
  Depreciation and amortization.......................................      46,326      102,971
          Net interest expense........................................      22,521       43,792
                                                                        ----------   ----------
          Net operating expenses......................................   4,218,355    7,435,388
                                                                        ----------   ----------
Income before income taxes............................................     330,017      424,601
Deferred income tax expense (benefit).................................       6,537       (6,680)
                                                                        ----------   ----------
Net income............................................................  $  323,480   $  431,281
                                                                         =========    =========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995         1996
                                                                       ---------   -----------
OPERATING ACTIVITIES:
Net income...........................................................  $ 323,480   $   431,281
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation and amortization......................................     46,326       102,971
  Deferred income taxes..............................................      6,537        (6,680)
  Changes in operating assets and liabilities:
     Accounts receivable, net........................................    (35,406)   (1,006,058)
     Other assets....................................................    (28,046)      274,454
     Accounts payable................................................   (238,496)       (4,790)
     Salaries payable and other accrued expenses.....................   (492,381)       17,843
                                                                       ---------   -----------
          Net cash used by operating activities......................   (417,986)     (190,979)
INVESTING ACTIVITIES:
Purchase of property and equipment...................................   (129,832)      (83,283)
                                                                       ---------   -----------
          Net cash used by investing activities......................   (129,832)      (83,283)
FINANCING ACTIVITIES:
Proceeds from long-term debt.........................................    362,939       186,068
Payments on long-term debt...........................................    (62,500)     (248,795)
                                                                       ---------   -----------
          Net cash provided (used) by financing activities...........    300,439       (62,727)
                                                                       ---------   -----------
Decrease in cash.....................................................   (247,379)     (336,989)
Cash at beginning of period..........................................    896,029     1,055,873
                                                                       ---------   -----------
Cash at end of period................................................  $ 648,650   $   718,884
                                                                       =========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest.............................  $  22,521   $    43,792
                                                                       =========    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Accounts receivable contributed for common stock.....................  $      --   $   205,202
                                                                       =========    ==========


See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                                 MARCH 31, 1996

1. BASIS OF PRESENTATION

     The balance sheet as of March 31, 1996, the statements of income and the statements of cash flows for the three months ended March 31, 1995 and 1996, have been prepared by Cardinal Healthcare, P.A. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1996, and the results of operations and cash flows for the three months ended March 31, 1995 and 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the periods ended March 31, 1995 and 1996 are not necessarily indicative of the operation results for those years.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors


Summit Medical Group, P.A.



     We have audited the accompanying balance sheet of Summit Medical Group, P.A. as of March 31, 1996, and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Medical Group, P.A. at March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP

Birmingham, Alabama
June 28, 1996

                           SUMMIT MEDICAL GROUP, P.A.


                                 BALANCE SHEET


                                                                                   MARCH 31,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $   713,031
  Accounts receivable, net of allowance for bad debts of $4,377,568.............    8,676,505
  Inventories...................................................................      188,162
  Other current assets..........................................................       43,562
                                                                                  -----------
          Total current assets..................................................    9,621,260
Other assets....................................................................      960,668
                                                                                  -----------
          Total assets..........................................................  $10,581,928
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable -- bank.........................................................       52,500
  Accounts payable..............................................................    1,763,743
  Accrued salaries and other accrued expenses...................................    2,173,201
  Deferred income taxes.........................................................    2,246,920
                                                                                  -----------
          Total current liabilities.............................................    6,236,364
Other liabilities...............................................................      600,000
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 57 shares issued and
     outstanding................................................................           --
  Additional paid-in-capital....................................................           57
  Retained earnings.............................................................    3,745,507
                                                                                  -----------
          Total stockholders' equity............................................    3,745,564
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $10,581,928
                                                                                   ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                            STATEMENT OF OPERATIONS



                                                                                  YEAR ENDED
                                                                                   MARCH 31,
                                                                                     1996
                                                                                  -----------
Net revenue.....................................................................  $48,576,395
Operating expenses:
  Cost of affiliated physician services.........................................   22,005,373
  Clinic salaries, wages and benefits...........................................   15,142,045
  Clinic rent and lease expense.................................................    2,461,033
  Clinic supplies...............................................................    3,470,075
  Other clinic costs............................................................    2,865,531
  General corporate expenses....................................................    3,289,417
                                                                                  -----------
     Net operating expenses.....................................................   49,233,474
                                                                                  -----------
Loss before income taxes........................................................     (657,079)
Deferred income tax benefit.....................................................     (483,096)
                                                                                  -----------
Net loss........................................................................  $  (173,983)
                                                                                   ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                ADDITIONAL                    TOTAL
                                                     COMMON      PAID IN      RETAINED    STOCKHOLDERS'
                                                     STOCK       CAPITAL      EARNINGS       EQUITY
                                                   ----------   ----------   ----------   -------------
Balance at March 31, 1995........................  $       --      $ 53      $3,919,490    $ 3,919,543
  Net loss.......................................          --        --        (173,983)      (173,983)
  Issuance of common stock, no par value.........          --         4              --              4
                                                   ----------       ---      ----------   -------------
Balance at March 31, 1996........................  $       --      $ 57      $3,745,507    $ 3,745,564
                                                    =========   =======       =========     ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                            STATEMENT OF CASH FLOWS



                                                                                   YEAR ENDED
                                                                                    MARCH 31
                                                                                      1996
                                                                                   ----------
OPERATING ACTIVITIES:
Net loss.........................................................................  $ (173,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
     Deferred tax benefit........................................................    (483,096)
     Changes in operating assets and liabilities:
       Accounts receivable, net..................................................    (316,338)
       Prepaid expenses, inventories and other current assets....................   1,126,125
       Accounts payable..........................................................     619,580
       Accrued salaries and other accrued expenses...............................    (171,164)
                                                                                   ----------
          Net cash provided by operating activities..............................     601,124
INVESTING ACTIVITIES:
  Increase in other assets.......................................................    (123,925)
                                                                                   ----------
          Net cash used in investing activities..................................    (123,925)
FINANCING ACTIVITIES:
  Net borrowing under line of credit.............................................     (18,000)
  Issuance of common stock.......................................................           4
                                                                                   ----------
          Net cash used in financing activities..................................     (17,996)
                                                                                   ----------
Net increase in cash and cash equivalents........................................     459,203
Cash and cash equivalents at beginning of year...................................     253,828
                                                                                   ----------
Cash and cash equivalents at end of year.........................................  $  713,031
                                                                                    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest.........................................  $  469,744
                                                                                    =========
  Cash paid during the year for income taxes.....................................  $       --
                                                                                    =========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business


     Summit Medical Group, P.A. (the Corporation) is a professional corporation that operates a medical practice in Summit, New Jersey.



     A summary of the Corporation's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:


  Basis of Presentation


     The Corporation's financial statements have been prepared on the accrual basis of accounting.


  Management Estimates


     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.


  Cash and Cash Equivalents


     The Corporation considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amounts of all cash and cash equivalents approximate fair value.


  Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.


  Income Taxes



     The Corporation is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting. The Corporation files its tax returns on the modified cash basis.


  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and are adjusted in future periods as final settlements are determined.

     Included in net revenue are capitation fees which represent fixed monthly payments per enrolled member for providing health care services in that monthly period. The fees are set by a contract between the Corporation and the prepaid health care plan. Under these contracts, the financial risk of delivering health care is shared by the Corporation and the plan. There are stop-loss policies in effect for the prepaid health care plans.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

                           SUMMIT MEDICAL GROUP, P.A.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


  Impairment of Long-Lived Assets

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Group will adopt SFAS No. 121 in 1997 and, based on current circumstances, does not believe the effect of adoption, if any, will be material.


2. NOTES PAYABLE -- BANK



     The Corporation has a $2,000,000 unsecured line of credit with a bank, payable on demand, secured by a first lien on the Corporation's accounts receivable. Interest is payable monthly at the bank's prime rate less 1% (effective rate of 7.25% at March 31, 1996). The line expires on April 14, 1997. The Partnership is the guarantor of the note. The outstanding balance at March 31, 1996 is $52,500.


     In connection with the Corporation's $2,000,000 line of credit note there is a $500,000 "Guidance Line" available for personal loans to the Corporation's physicians. The line is guaranteed by the Corporation.


3. INSURANCE BENEFIT PLAN


     The Corporation has a partially self-insured insurance benefit plan, The Summit Medical Group, P.A. Employee's Benefit Trust, which provides medical payments and purchases disability, accident and life and health insurance for eligible employees. Total expense for the year ended March 31, 1996 was $1,374,863.


4. PROFIT-SHARING, SAVINGS AND INVESTMENT PLAN


     The Corporation has a noncontributory profit-sharing plan and a contributory 401(k) plan (the Plan) for substantially all employees with more than one year of service and 1,000 hours worked. The Corporation, at the discretion of its Board of Directors, will make contributions for the profit-sharing portion for its eligible employees employed on the last day of the Plan year. Plan expense for the profit-sharing portion for the year ended March 31, 1996 was $530,424.

     For the 401(k) plan, the Corporation will match one-half of the participant contributions up to 3%. At March 31, 1996, the Corporation accrued a matching contribution of $125,000.


5. INCOME TAXES


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                           SUMMIT MEDICAL GROUP, P.A.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


Significant components of the Corporation's deferred tax assets and liabilities as of March 31, 1996 were as follows:

    Deferred tax assets:
      Net operating loss carryforwards.......................................  $   21,750
      Cash to accrual adjustments............................................   1,274,196
                                                                               ----------
    Gross deferred tax assets................................................   1,295,946
    Valuation allowance......................................................          --
                                                                               ----------
              Net deferred tax assets........................................   1,295,946
    Deferred tax liabilities:
      Cash to accrual adjustments............................................   3,542,866
                                                                               ----------
    Gross deferred tax liabilities...........................................   3,542,866
                                                                               ----------
              Net deferred tax liabilities...................................  $2,246,920
                                                                                =========

     Income tax benefit for the year ended March 31, 1996 was as follows:

    Current:
      Federal................................................................  $      --
      State..................................................................         --
                                                                               ---------
                                                                                      --
    Deferred:
      Federal................................................................   (422,712)
      State..................................................................    (60,384)
                                                                               ---------
                                                                                (483,096)
                                                                               ---------
                                                                               $(483,096)
                                                                               =========

     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:


    Federal taxes at statutory rate..........................................  $(223,407)
    Add (deduct):
      State income taxes, net of federal tax benefit.........................    (39,250)
      Other..................................................................   (220,439)
                                                                               ---------
                                                                               $(483,096)
                                                                               =========



     At March 31, 1996, the Corporation had a cumulative net operating loss carryforward for income tax purposes of approximately $64,000 available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2010.



6. CONCENTRATION OF RISK


     The Corporation renders services to its patients, some of whom are reimbursed from third-party payors. The breakdown of receivables at March 31, 1996 consisted of the following:

    Self-pay.......................................................................   37%
    Third-party payors.............................................................   21
    Other..........................................................................   42
                                                                                     ---
                                                                                     100%
                                                                                     ===

                           SUMMIT MEDICAL GROUP, P.A.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



7. DEFERRED COMPENSATION PLAN


     Under a deferred compensation plan, the Corporation is obligated, for compensation earned prior to 1973, to certain physician employees for a period of up to five years following retirement or termination of employment. Payments charged to earnings amounted to $146,704 for the year ended March 31, 1996. In addition, the Corporation has deferred compensation plans that are funded with insurance policies that have net cash surrender values of $157,373 at March 31, 1996, which is included in other assets on the combined balance sheet.


8. CONTINGENCIES



     In addition to the general liability and malpractice insurance carried by individual physicians, the Corporation maintains general liability and malpractice insurance providing the Corporation with coverage of $3 million per incident and $5 million in the aggregate. The Corporation is currently named as the defendant in various malpractice legal actions. While the outcome of these lawsuits is not presently determinable, it is the opinion of management that the ultimate resolution of these claims will not have a material adverse effect on the financial position or results of operations of the Corporation. In addition, the Corporation has not accrued a loss for unreported incidents or for losses in excess of insurance coverage, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of the Corporation.



9. SUBSEQUENT EVENT (UNAUDITED)



     In July 1996, the Corporation entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock

                           SUMMIT MEDICAL GROUP, P.A.



                                 BALANCE SHEET

                                  (UNAUDITED)


                                                                                   MARCH 31,
                                                                                     1995
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $   253,828
  Accounts receivable, net of allowance for bad debts of $4,175,033.............    8,360,167
  Inventories...................................................................      166,051
  Prepaid expenses..............................................................    1,138,337
  Other current assets..........................................................       53,461
                                                                                  -----------
          Total current assets..................................................    9,971,844
Other assets....................................................................      236,743
                                                                                  -----------
          Total assets..........................................................  $10,208,587
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable -- bank.........................................................  $    70,500
  Accounts payable..............................................................    1,144,163
  Accrued salaries and other accrued expense....................................    2,344,365
  Deferred income taxes.........................................................    2,730,016
                                                                                  -----------
          Total current liabilities.............................................    6,289,044
Stockholders" equity:
  Common stock, no par value; 1,000 shares authorized, 53 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................           53
  Retained earnings.............................................................    3,919,490
                                                                                  -----------
          Total stockholders' equity............................................    3,919,543
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $10,208,587
                                                                                   ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                              STATEMENTS OF INCOME

                                  (UNAUDITED)


                                                                        YEAR ENDED MARCH 31,
                                                                      -------------------------
                                                                         1994          1995
                                                                      -----------   -----------
Net revenue.........................................................  $39,885,486   $45,592,649
Operating expenses:
  Cost of affiliated physician services.............................   17,815,350    20,574,862
  Clinic salaries, wages and benefits...............................   12,612,216    14,063,056
  Clinic rent and lease expense.....................................    1,892,114     2,163,746
  Clinic supplies...................................................    2,694,265     3,118,703
  Other clinic costs................................................    2,526,099     2,924,045
  General corporate expenses........................................    2,147,098     2,508,976
                                                                      -----------   -----------
     Net operating expenses.........................................   39,687,142    45,353,388
                                                                      -----------   -----------
Income before income taxes..........................................      198,344       239,261
Deferred income tax expense.........................................       44,750       112,156
                                                                      -----------   -----------
Net income..........................................................  $   153,594   $   127,105
                                                                       ==========    ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                  (UNAUDITED)


                                                               ADDITIONAL                    TOTAL
                                                      COMMON    PAID IN      RETAINED    STOCKHOLDERS'
                                                      STOCK     CAPITAL      EARNINGS       EQUITY
                                                      ------   ----------   ----------   -------------
Balance at March 31, 1993...........................  $  --       $ 51      $3,638,791    $ 3,638,842
  Net income........................................     --         --         153,594        153,594
  Issuance of common stock..........................     --          1              --              1
                                                      ------       ---      ----------   -------------
Balance at March 31, 1994...........................     --         52       3,792,385      3,792,437
  Net income........................................     --         --         127,105        127,105
  Issuance of common stock..........................     --          1              --              1
                                                      ------       ---      ----------   -------------
Balance at March 31, 1995...........................  $  --       $ 53      $3,919,490    $ 3,919,543
                                                      ======   =======       =========     ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)


                                                                        YEAR ENDED MARCH 31,
                                                                      -------------------------
                                                                         1994          1995
                                                                      -----------   -----------
OPERATING ACTIVITIES:
Net income..........................................................  $   153,594   $   127,105
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Deferred income tax expense.......................................       44,750       112,156
  Changes in operating assets and liabilities:
     Accounts receivable............................................     (760,621)   (1,100,384)
     Prepaid expenses, inventories and other current assets.........     (263,267)       39,898
     Accounts payable...............................................      148,618       112,571
     Accrued salaries and other accrued expenses....................      449,077       884,884
                                                                      -----------   -----------
       Net cash (used in) provided by operating activities..........     (227,849)      176,230
INVESTING ACTIVITIES:
Increase in other current liabilities...............................           --        (1,550)
Increase in other assets............................................      (79,280)      (63,706)
                                                                      -----------   -----------
       Net cash used in investing activities........................      (79,280)      (65,256)
FINANCING ACTIVITIES:
Net borrowing under line of credit..................................       90,000       (19,500)
Issuance of common stock............................................            1             1
                                                                      -----------   -----------
       Net cash provided by (used in) financing activities..........       90,001       (19,499)
                                                                      -----------   -----------
Net (decrease) increase in cash and cash equivalents................     (217,128)       91,475
Cash and cash equivalents at beginning of year......................      379,481       162,353
                                                                      -----------   -----------
Cash and cash equivalents at end of year............................  $   162,353   $   253,828
                                                                       ==========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest..............................  $        --   $        --
                                                                       ==========    ==========
Cash paid during the year for income taxes..........................  $        --   $        --
                                                                       ==========    ==========


See accompanying notes.

                           SUMMIT MEDICAL GROUP, P.A.



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 MARCH 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business


     Summit Medical Group, P.A. (the Corporation) is a professional corporation that operates a medical practice in Summit, New Jersey.



     A summary of the Corporation's significant accounting policies consistently applied in the preparation of the accompanying combined financial statements is as follows:


  Basis of Presentation


     The Corporation's financial statements have been prepared on the accrual basis of accounting.


  Cash and Cash Equivalents


     The Corporation considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amounts of all cash and cash equivalents approximate fair value.


  Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

  Income Taxes


     The Corporation is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting. The Corporation files its taxes on the modified cash basis.


  Net Revenue

     Net revenue is reported at the established realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are established in the periods the related services are rendered and are adjusted in future periods as final settlements are determined.

     Included in net revenue are capitation fees which represent fixed monthly payments per enrolled member for providing healthcare services in that monthly period. The fees are set by a contract between the Corporation and the prepaid health care plans. Under these contracts, the financial risk of delivering health care is shared by the Corporation and the plan. There is a stop-loss policy of $100,000 per claim in effect.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

  Impairment of Long-Lived Assets


     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Corporation will adopt SFAS No. 121 in 1996 and, based on current circumstances, does not believe the effect of adoption, if any, will be material.

                           SUMMIT MEDICAL GROUP, P.A.



             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)



2. NOTES PAYABLE -- BANK


     The Corporation has a $2,000,000 unsecured line of credit with a bank, payable on demand. Interest is payable monthly at the bank's prime rate (effective rate of 8.5% at March 31, 1995) and the line expires on January 31, 1996. The Partnership is the guarantor of the note. Effective May 1, 1994, interest is payable monthly at the bank's prime rate less .5%. The outstanding balance at March 31, 1994 and 1995 is $90,000 and $70,500, respectively.

     In connection with the Corporation's $2,000,000 line of credit note there is a $500,000 "Guidance Line" available for personal loans to the Corporation's physicians. The line is guaranteed by the Corporation.


3. INSURANCE BENEFIT PLAN


     The Corporation has a partially self-insured insurance benefit plan, The Summit Medical Group, P.A. Employee's Benefit Trust, which provides medical payments and purchases disability, accident and life and health insurance for eligible employees. Total expense for the years ended March 31, 1994 and 1995 was $1,235,919 and $1,345,583, respectively.


4. PROFIT-SHARING, SAVINGS AND INVESTMENT PLAN


     The Corporation has a noncontributory profit-sharing plan and a contributory 401(k) plan (the Plan) for substantially all employees with more than one year of service and 1,000 hours worked. The Corporation, at the discretion of its Board of Directors, will make contributions for the profit-sharing portion for its eligible employees employed at the last day of the Plan year. Plan expenses for the profit-sharing portion for the years ended March 31, 1994 and 1995 was $1,624,931 and $911,509, respectively.

     For the 401(k) plan, the Corporation will match one-half of the participant contributions up to 3%. At March 31, 1995, the Corporation accrued a matching contribution of $117,000.

     At March 31, 1995, the Corporation contributed $26,423 in excess of the required amount under the plan provisions. These funds will be returned during the fiscal year ending March 31, 1996.


5. INCOME TAXES


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities as of March 31, 1995 were as follows:

    Deferred tax assets:
      Net operating loss carryforwards.......................................  $  313,308
      Cash to accrual adjustments............................................     367,163
                                                                               ----------
    Gross deferred tax assets................................................     680,471
    Valuation allowance......................................................          --
                                                                               ----------
              Net deferred tax assets........................................     680,471
    Deferred tax liabilities:
      Cash to accrual adjustments............................................   3,410,487
                                                                               ----------
    Gross deferred tax liabilities...........................................   3,410,487
                                                                               ----------
              Net deferred tax liabilities...................................  $2,730,016
                                                                                =========

                           SUMMIT MEDICAL GROUP, P.A.



             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)


     Income tax expense was as follows:

                                                                         YEAR ENDED MARCH
                                                                               31,
                                                                        ------------------
                                                                         1994       1995
                                                                        -------   --------
    Current:
      Federal.........................................................  $    --   $     --
      State...........................................................       --         --
                                                                        -------   --------
                                                                             --         --
    Deferred:
      Federal.........................................................   39,156     98,137
      State...........................................................    5,594     14,019
                                                                        -------   --------
                                                                         44,750    112,156
                                                                        -------   --------
                                                                        $44,750   $112,156
                                                                        =======   ========

     The differences between the expense for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:


                                                                        YEAR ENDED MARCH
                                                                               31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Federal income taxes at statutory rate...........................  $ 67,437   $ 81,349
    Add (deduct):
      State income taxes, net of federal tax benefit.................     3,636      9,112
      Other..........................................................   (26,323)    21,695
                                                                       --------   --------
                                                                       $ 44,750   $112,156
                                                                       ========   ========



     At March 31, 1995, the Corporation had a cumulative net operating loss carryforward for income tax purposes of approximately $783,000 available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2009.



6. CONCENTRATION OF RISK


     The Corporation renders services to its patients, some of whom are reimbursed from third-party payors. The breakdown of receivables consisted of the following:

                                                                              YEAR ENDED
                                                                               MARCH 31,
                                                                             -------------
                                                                             1994     1995
                                                                             ----     ----
    Self-pay...............................................................   45 %     40 %
    Third-party carriers...................................................   29       38
    Other..................................................................   26       22
                                                                             ----     ----
                                                                             100 %    100 %
                                                                             ====     ====


7. DEFERRED COMPENSATION PLAN


     Under a deferred compensation plan the Corporation is obligated, for compensation earned prior to 1973, to certain physician employees for a period of up to five years following retirement or termination of employment. As of March 31, 1995, the aggregate deferred compensation payable through the year 2010 was $146,704. Payments charged to earnings amounted to $-0- and $35,504 for the years ended March 31, 1995 and 1994, respectively. In addition, the Corporation has deferred compensation plans that are funded with insurance policies that have net cash surrender values of $82,835 and $115,268 at March 31, 1994 and 1995, respectively, which is included in other assets on the combined balance sheets.

                         REPORT OF INDEPENDENT AUDITORS



The Partners


Medical Realty Associates



     We have audited the accompanying balance sheet of Medical Realty Associates as of March 31, 1996, and the related statements of operations, changes in partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Realty Associates at March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Birmingham, Alabama


June 28, 1996

                           MEDICAL REALTY ASSOCIATES



                                 BALANCE SHEET



                                                                                   MARCH 31,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $    10,027
  Other current assets..........................................................        2,209
                                                                                  -----------
          Total current assets..................................................       12,236
Property and equipment, net.....................................................   10,639,365
                                                                                  -----------
          Total assets..........................................................  $10,651,601
                                                                                   ==========
                              LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................................  $ 1,086,509
  Notes payable -- bank.........................................................    1,500,000
  Accounts payable..............................................................       86,200
                                                                                  -----------
          Total current liabilities.............................................    2,672,709
Long-term debt, less current portion............................................    3,887,511
Convertible, demand notes -- partners...........................................      160,780
Partners' equity................................................................    3,930,601
                                                                                  -----------
          Total liabilities and partners' equity................................  $10,651,601
                                                                                   ==========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                            STATEMENT OF OPERATIONS



                                                                                   YEAR ENDED
                                                                                   MARCH 31,
                                                                                      1996
                                                                                   ----------
Net revenue......................................................................  $2,540,267
Operating expenses:
  Rent and lease expense.........................................................     473,841
  General corporate expenses.....................................................     459,232
  Depreciation and amortization..................................................   1,356,420
  Net interest expense...........................................................     469,744
                                                                                   ----------
     Net operating expenses......................................................   2,759,237
                                                                                   ----------
Net loss.........................................................................  $ (218,970)
                                                                                    =========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                    STATEMENT OF CHANGES IN PARTNERS' EQUITY



                                                                                   PARTNERS'
                                                                                     EQUITY
                                                                                   ----------
Balance at March 31, 1995........................................................  $3,895,505
Net loss.........................................................................    (218,970)
  Capital contributions from partners............................................     768,878
  Distributions to partners......................................................    (463,825)
  Payments to retired partners...................................................     (50,987)
                                                                                   ----------
Balance at March 31, 1996........................................................  $3,930,601
                                                                                    =========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                            STATEMENT OF CASH FLOWS



                                                                                  YEAR ENDED
                                                                                   MARCH 31,
                                                                                     1996
                                                                                  -----------
OPERATING ACTIVITIES:
Net loss........................................................................  $  (218,970)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization.................................................    1,356,420
  Changes in operating assets and liabilities:
     Other current assets.......................................................       (2,209)
     Accounts payable...........................................................        6,716
                                                                                  -----------
       Net cash provided by operating activities................................    1,141,957
INVESTING ACTIVITIES:
Purchases of property and equipment.............................................   (2,086,578)
Decrease in other assets........................................................       91,886
                                                                                  -----------
       Net cash used in investing activities....................................   (1,994,692)
FINANCING ACTIVITIES:
Repayment of long-term debt.....................................................   (1,037,398)
Net borrowing under line of credit..............................................    1,720,000
Decrease in demand notes payable to partners....................................     (183,107)
Payments to retired partners....................................................      (50,987)
Distributions to partners.......................................................     (463,825)
Capital contributions from partners.............................................      768,878
       Net cash provided by financing activities................................      753,561
                                                                                  -----------
Net decrease in cash and cash equivalents.......................................      (99,174)
Cash and cash equivalents at beginning of year..................................      109,201
                                                                                  -----------
Cash and cash equivalents at end of year........................................  $    10,027
                                                                                   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest..........................................  $   469,744
                                                                                   ==========
Cash paid during the year for income taxes......................................  $        --
                                                                                   ==========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                         NOTES TO FINANCIAL STATEMENTS


                                 MARCH 31, 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Description of Business



     Medical Realty Associates (the Partnership) is a lessor of property, buildings and equipment. The Partnership leases principally all of its property and equipment to Summit Medical Group, P.A., (Summit) under long-term noncancellable operating leases. Summit is a professional corporation whose stockholders are individual general partners of the Partnership.



     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:



  Basis of Presentation



     The Partnership's financial statements have been prepared on the accrual basis of accounting.



  Management Estimates



     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.



  Cash and Cash Equivalents



     The Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amounts of all cash and cash equivalents approximate fair value.



  Property and Equipment



     Property and equipment is stated as cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.



  Income Taxes



     The Partnership is not subject to federal or state income taxes. The partners include their respective share of profits or losses in their personal tax returns. Therefore, no effect has been given to the Partnership's difference in the basis of assets and liabilities for tax and financial reporting purposes.



  Impairment of Long-Lived Assets



     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership will adopt SFAS No. 121 in 1997 and, based on current circumstances, does not believe the effect of adoption, if any, will be material.

                           MEDICAL REALTY ASSOCIATES



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



2. PROPERTY AND EQUIPMENT



     The following is a summary of the Partnership's property and equipment as of March 31, 1996:



    Land and land improvements..............................................  $ 2,092,229
    Buildings and building improvements.....................................    8,070,736
    Equipment...............................................................   11,934,712
    Leasehold improvements..................................................      332,036
                                                                              -----------
                                                                               22,429,713
    Less accumulated depreciation and amortization..........................   12,704,741
                                                                              -----------
                                                                                9,724,972
    Construction in progress................................................      914,393
                                                                              -----------
                                                                              $10,639,365
                                                                               ==========



3. NOTES PAYABLE -- BANK



     In June 1995, the Partnership entered into a revolving line of credit. The line of credit is due with interest only payable monthly at the prime rate less 1% (effective rate of 7.25% at March 31, 1996), through April 1996. At that time, the then outstanding principle balance will convert to a five year term loan, with equal monthly payments due based on a seven year amortization, maturing in April 2001. At March 31, 1996, the Partnership had $1,500,000 outstanding under this line of credit.



4. LONG-TERM DEBT



     The following is a summary of the Partnership's debt at March 31, 1996:



    Term loan at prime less 1% payable in equal monthly installments of
      $44,493; through July 1998.............................................  $1,245,830
    Term loan payable in 59 equal monthly installments beginning February 1,
      1995 of $14,024, plus interest at prime less 1%, through December 1,
      1999. A final balloon payment is due on December 30, 1999..............     995,690
    Term loan payable in 120 equal monthly installments beginning March 1995
      of $12,500, plus interest at prime less 1% through March 2005..........   1,337,500
    Term loan payable in 60 equal monthly installments, based upon a seven year amortization, beginning in September 1995 of $17,857, plus
      interest at prime less 1%. A balloon payment is due in August 2000.....   1,375,000
    Other....................................................................      20,000
                                                                               ----------
                                                                                4,974,020
    Less amount due within one year..........................................   1,086,509
                                                                               ----------
                                                                               $3,887,511
                                                                                =========



     The amounts recorded above approximate the fair value of the obligations.



     The loans are collateralized by substantially all of the assets of the Partnership. The effective rate of interest for all loans was 7.25% at March 31, 1996.

                           MEDICAL REALTY ASSOCIATES



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



     The following is a schedule of principal maturities of long-term debt as of March 31, 1996:



    1997.....................................................................  $1,086,509
    1998.....................................................................   1,066,499
    1999.....................................................................     710,548
    2000.....................................................................     532,572
    2001.....................................................................     532,572
    Thereafter...............................................................   1,045,320
                                                                               ----------
                                                                               $4,974,020
                                                                                =========



5. CONVERTIBLE, DEMAND NOTES PAYABLE TO PARTNERS



     The Partnership had $160,780 of outstanding demand notes payable to Partners on March 31, 1996. These demand notes bear interest at 10%. At the beginning of each year, the prior year's demand notes are converted into Partnership units in accordance with the Partnership agreement.



6. OPERATING LEASES



     The Partnership is the lessee of various facilities from unrelated parties under long-term non-cancellable operating leases. The Partnership is the leasee of medical equipment under a five-year noncancellable operating lease expiring in November, 1997. Future minimum lease payments for the next five years and in the aggregate are as follows:



    1997.....................................................................  $  477,499
    1998.....................................................................     420,177
    1999.....................................................................     367,260
    2000.....................................................................     255,956
    2001.....................................................................      53,200
                                                                               ----------
                                                                               $1,574,092
                                                                                =========



     Total rent expense under all operating leases for the year ended March 31, 1996 was $473,841.



7. SUBSEQUENT EVENT (UNAUDITED)



     In July 1996, the Partnership entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                           MEDICAL REALTY ASSOCIATES



                                 BALANCE SHEET


                                  (UNAUDITED)



                                                                                   MARCH 31,
                                                                                     1995
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $   109,201
                                                                                  -----------
          Total current assets..................................................      109,201
Property and equipment, net.....................................................    9,909,207
Other assets....................................................................       91,886
                                                                                  -----------
          Total assets..........................................................  $10,110,294
                                                                                   ==========
                              LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................................  $   708,191
  Notes payable -- bank.........................................................    2,680,000
  Accounts payable..............................................................       79,484
                                                                                  -----------
          Total current liabilities.............................................    3,467,675
Long-term debt, less current portion............................................    2,403,227
Convertible, demand notes -- partners...........................................      343,887
Partners' equity................................................................    3,895,505
                                                                                  -----------
          Total liabilities and partners' equity................................  $10,110,294
                                                                                   ==========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                            STATEMENTS OF OPERATIONS


                                  (UNAUDITED)



                                                                        YEAR ENDED MARCH 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
Net revenue.........................................................  $1,892,114     $2,163,746
Operating expenses:
  Rent and lease expense............................................     415,410        516,942
  General corporate expenses........................................     349,896        381,380
  Depreciation and amortization.....................................   1,095,801      1,130,855
  Net interest expense..............................................     197,105        214,236
                                                                      ----------     ----------
     Net operating expenses.........................................   2,058,212      2,243,413
                                                                      ----------     ----------
     Net loss.......................................................  $ (166,098)    $  (79,667)
                                                                       =========      =========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY


                                  (UNAUDITED)



Balance at March 31, 1993........................................................  $3,559,376
  Net loss.......................................................................    (166,098)
  Capital contributions from partners............................................     394,909
                                                                                   ----------
Balance at March 31, 1994........................................................   3,788,187
  Net loss.......................................................................     (79,667)
  Capital contributions from partners............................................     377,911
  Payments to retired partners...................................................    (190,926)
                                                                                   ----------
Balance at March 31, 1995........................................................  $3,895,505
                                                                                    =========



See accompanying notes.

                           MEDICAL REALTY ASSOCIATES



                            STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)



                                                                         YEAR ENDED MARCH 31,
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
OPERATING ACTIVITIES:
Net loss..............................................................  $ (166,098)  $  (79,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization.......................................   1,095,801    1,130,855
  Loss on disposal of property and equipment..........................       1,855       24,159
  Changes in operating assets and liabilities:
     Accounts payable.................................................     (11,437)      46,498
                                                                        ----------   ----------
          Net cash provided by operating activities...................     920,121    1,121,845
INVESTING ACTIVITIES:
Purchases of property and equipment...................................  (1,172,277)  (4,277,863)
Increase in other assets..............................................     (60,000)     (16,001)
                                                                        ----------   ----------
          Net cash used in investing activities.......................  (1,232,277)  (4,293,864)
FINANCING ACTIVITIES:
Repayment of long-term debt...........................................    (623,603)    (533,748)
Net borrowing under line of credit....................................     583,333    3,533,000
Decrease in demand notes payable to partners..........................     (20,297)     (46,356)
Payments to retired partners..........................................          --     (190,926)
Capital contributions from partners...................................     394,909      377,911
                                                                        ----------   ----------
          Net cash provided by financing activities...................     334,342    3,139,881
Net increase (decrease) in cash and cash equivalents..................      22,186      (32,138)
Cash and cash equivalents at beginning of year........................     119,153      141,339
                                                                        ----------   ----------
Cash and cash equivalents at end of year..............................  $  141,339   $  109,201
                                                                         =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest................................  $  180,647   $  208,596
                                                                         =========    =========
Cash paid during the year for income taxes............................  $       --   $       --
                                                                         =========    =========



See accompanying notes

                           MEDICAL REALTY ASSOCIATES



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


                                 MARCH 31, 1995



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Description of Business



     Medical Realty Associates (the Partnership) is a lessor of property, buildings and equipment. The Partnership leases principally all of its property and equipment to Summit Medical Group, P.A. (Summit), under long-term noncancellable operating leases. Summit is a professional corporation whose stockholders are individual general partners of the Partnership.



     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:



  Basis of Presentation



     The Partnership's combined financial statements have been prepared on the accrual basis of accounting.



  Cash and Cash Equivalents



     The Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amounts of all cash equivalents approximate fair value.



  Property and Equipment



     Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.



  Income Taxes



     The Partnership is not subject to federal or state income taxes. The partners include their respective share of profits or losses in their personal tax returns. Therefore, no effect has been given to the Partnership's difference in the basis of assets and liabilities for tax and financial reporting purposes.



2. PROPERTY AND EQUIPMENT



     The following is a summary of the Partnership's property and equipment as of March 31, 1995:



      Land and land improvements............................................  $ 2,031,072
      Buildings and building improvements...................................    7,885,682
      Equipment.............................................................   10,765,166
      Leasehold improvements................................................      316,237
                                                                              -----------
                                                                               20,998,157
    Less accumulated depreciation and amortization..........................   11,088,950
                                                                              -----------
                                                                              $ 9,909,207
                                                                               ==========



3. NOTES PAYABLE -- BANK



     In June, 1993, the Partnership entered into two $1,500,000 revolving credit/term loans in the form of a Construction Loan Note and an Equipment Loan Note.



     The Construction Loan Note is due with interest only payable monthly at prime less .5%, through January 1, 1995. This date has been extended by the bank until completion of the project which is expected to be in June 1995. At that time the then outstanding principal balance will convert to a five-year term loan, with

                           MEDICAL REALTY ASSOCIATES



             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)



equal monthly payments due based upon a seven-year amortization, maturing in full on January 1, 2000. At December 31, 1994, the Partnership had $1,180,000 outstanding under this Note.



     The Equipment Loan Note was due with interest only payable monthly, at prime less .5%, through July 1, 1994 which was extended by the bank until December 30, 1994. At that time, the principal balance was converted to a five-year term loan.



     The monthly payments for the Construction Loan Note will fluctuate based upon changes in the prime rate of interest, the then outstanding principal, and the number of months remaining in the original amortization period. The Construction Loan Note is collateralized by substantially all of the assets of the Partnership and is also guaranteed by the Corporation. The effective rate of interest at December 31, 1994 was 8%.



     The Partnership entered into an Equipment Purchase Facility (the line) in the amount of $1,500,000, all of which was outstanding at December 31, 1994. The line is for a term of one year with interest due only, thereafter converting into a five-year term loan with payments based on a seven-year amortization. Interest will be at prime less .5%. The loan is secured by the related equipment.



4. LONG-TERM DEBT



     The following is a summary of the Partnership's debt:



                                                                          MARCH 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    Term loan at prime in 1993 and prime less .5% in 1994
      payable
      in equal monthly installments of $44,493; through July
      1998
      collateralized by substantially all of the assets of the
      Partnership and also the guarantee of the Corporation. The effective rates of interest at March 31, 1994 and 1995
      were 6% and 8%, respectively..............................  $2,447,166     $1,913,418
    Term loan payable in 59 equal monthly installments beginning
      February 1, 1995 of $14,024, plus interest at prime less
      .5%, through December 1, 1999. A final balloon payment in
      the amount of $350,584 is due on December 30, 1999. The
      term loan is collateralized by substantially all of the
      assets of the Partnership and is also guaranteed by the
      Corporation...............................................          --      1,178,000
    Other.......................................................      20,000         20,000
                                                                  ----------     ----------
                                                                   2,467,166      3,111,418
    Less amounts due within one year............................    (533,748)      (708,191)
                                                                  ----------     ----------
                                                                  $1,933,418     $2,403,227
                                                                   =========      =========



The amounts recorded above approximate the fair value of the obligations.

                           MEDICAL REALTY ASSOCIATES



             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)



     The following is a schedule of principal maturities of long-term debt as of March 31, 1995:



    1996.....................................................................  $  708,191
    1997.....................................................................     702,215
    1998.....................................................................     702,215
    1999.....................................................................     479,925
    2000.....................................................................     168,288
    Thereafter...............................................................     350,584
                                                                               ----------
                                                                               $3,111,418
                                                                                =========



5. CONVERTIBLE, DEMAND NOTES PAYABLE TO PARTNERS



     The Partnership has on March 31, 1994 and 1995, $390,243 and $343,887, respectively, of outstanding demand notes payable to Partners. These demand notes bear interest at 8% and 10% in direct correlation to Partnership units held. At the beginning of each year, the prior year's demand notes are converted into Partnership units in accordance with the Partnership agreement.



6. OPERATING LEASES



     The Partnership is the lessee of various facilities from unrelated parties under long-term non-cancellable operating leases. The Partnership is the lessee of medical equipment under a five-year non-cancellable operating lease expiring in November 1997.



     Future minimum lease payments for the next five years and in the aggregate are as follows:



    1996.....................................................................  $  416,529
    1997.....................................................................     420,645
    1998.....................................................................     421,012
    1999.....................................................................     260,723
    2000.....................................................................      55,689
                                                                               ----------
                                                                               $1,574,598
                                                                                =========



     Total rent expense for the years ended March 31, 1994 and 1995 was $415,410 and $516,942, respectively.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors

CHS Management, Inc.



     We have audited the accompanying balance sheet of CHS Management, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the period from September 1, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CHS Management, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the period from September 1, 1995 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP



Birmingham, Alabama


July 26, 1996

                              CHS MANAGEMENT, INC.

                                 BALANCE SHEET





                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................   $  719,303
  Accounts receivable...........................................................      134,465
  Due from affiliates...........................................................      752,362
  Prepaid expenses..............................................................       57,664
  Deferred tax asset............................................................       87,210
                                                                                  ------------
          Total current assets..................................................    1,751,004
Property and equipment, net.....................................................       82,367
Deferred tax asset..............................................................      204,950
Other assets....................................................................       67,668
                                                                                  ------------
          Total assets..........................................................   $2,105,989
                                                                                   ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................   $   85,601
  Accrued expenses..............................................................      250,859
  Accrued compensation and payroll taxes........................................      398,403
  Income taxes payable..........................................................       76,700
  Due to affiliates.............................................................       49,453
  Funds held on behalf of others................................................      493,600
                                                                                  ------------
          Total current liabilities.............................................    1,354,616
Excess of fair value of assets acquired over liabilities assumed................      332,588
Stockholders' equity:
  Common stock, $.01 par value; 180,000 shares authorized, 48,844 shares issued
     and outstanding............................................................          488
  Additional paid-in capital....................................................      250,162
  Retained earnings.............................................................      168,135
                                                                                  ------------
          Total stockholders' equity............................................      418,785
                                                                                  ------------
          Total liabilities and stockholders' equity............................   $2,105,989
                                                                                   ==========



See accompanying notes.

                              CHS MANAGEMENT, INC.

                              STATEMENT OF INCOME





                                                                               SEPTEMBER 1, 1995
                                                                                  (INCEPTION)
                                                                                    THROUGH
                                                                                 DECEMBER 31,
                                                                                     1995
                                                                               -----------------
Revenue:
  Management fees -- affiliates..............................................     $ 2,446,541
  Management fees -- nonaffiliates...........................................         211,782
                                                                               -----------------
          Total revenue......................................................       2,658,323
Operating expenses:
  Salaries and employee benefits.............................................       1,349,979
  Outside professional services..............................................         170,507
  Building and occupancy.....................................................         334,912
  Depreciation...............................................................           9,514
  Other administrative expenses..............................................         522,464
                                                                               -----------------
          Total operating expenses...........................................       2,387,376
                                                                               -----------------
Operating income.............................................................         270,947
Interest income..............................................................           3,656
                                                                               -----------------
Income before income taxes...................................................         274,603
Provision for income taxes...................................................         106,468
                                                                               -----------------
Net income...................................................................     $   168,135
                                                                                =============



See accompanying notes.

                              CHS MANAGEMENT, INC.


                       STATEMENT OF STOCKHOLDERS' EQUITY






                                                   COMMON STOCK     ADDITIONAL
                                                  ---------------    PAID-IN     RETAINED
                                                  SHARES   AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                  ------   ------   ----------   --------   --------
Balance at September 1, 1995 (inception)........     --     $ --     $      --   $     --   $     --
  Common stock exchanged for net assets.........  48,844     488       250,162         --    250,650
  Net income....................................     --       --            --    168,135    168,135
                                                  ------   ------   ----------   --------   --------
Balance at December 31, 1995....................  48,844    $488     $ 250,162   $168,135   $418,785
                                                  ======   =====      ========   ========   ========



See accompanying notes.

                              CHS MANAGEMENT, INC.



                            STATEMENT OF CASH FLOWS



                                                                               SEPTEMBER 1, 1995
                                                                              (INCEPTION) THROUGH
                                                                               DECEMBER 31, 1995
                                                                              -------------------
OPERATING ACTIVITIES:
  Net income................................................................      $   168,135
  Adjustment to reconcile net income to net cash used in operating activities:
     Depreciation...........................................................            9,514
     Amortization of negative goodwill......................................           (5,686)
     Increase in accounts receivable........................................          (28,031)
     Increase in due from affiliate.........................................         (165,567)
     Decrease in prepaid expenses...........................................            2,503
     Decrease in deferred tax asset.........................................           29,769
     Increase in other assets...............................................              (10)
     Decrease in accounts payable and other accrued liabilities.............         (310,991)
     Increase in due to affiliates..........................................           49,453
                                                                              -------------------
          Net cash used in operating activities.............................         (250,911)
                                                                              -------------------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................................          (31,033)
  Acquisition costs.........................................................          (20,231)
                                                                              -------------------
          Net cash used in investing activities.............................          (51,264)
                                                                              -------------------
FINANCING ACTIVITIES:
  Stockholders' contributions...............................................          527,878
  Cash received on behalf of affiliate......................................          800,000
  Cash disbursed on behalf of affiliate.....................................         (306,400)
                                                                              -------------------
          Net cash provided by financing activities.........................        1,021,478
                                                                              -------------------
          Net increase in cash..............................................          719,303
Cash at beginning of period.................................................               --
                                                                              -------------------
Cash at end of period.......................................................      $   719,303
                                                                               ==============
NONCASH TRANSACTIONS -- assets and liabilities transferred from affiliates see Note 4



See accompanying notes.

                              CHS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     CHS Management, Inc. (CHS) was incorporated in August 1995, and commenced operations in September 1995. The corporation was formed by Community Medical Group of the West Valley (CMG) through the contribution of the management services component of CMG to the new company. Thereafter, CHS acquired certain assets and liabilities and the operations of Health Source Management Group. CHS provides administrative management services to CMG and Health Source Medical Group (HSMG). In addition, CHS provides management services to New Management
(NM), an affiliate of CMG, and other health care organizations. CHS also negotiates contracts on behalf of health care providers with health maintenance organizations and other prepaid health insurance plans to provide physician and related health care services to enrolled members who select physicians in CHS managed physician groups.


  Management Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the underlying leases. Estimated useful lives are three to seven years for furniture, fixtures and equipment and five to ten years for leasehold improvements. In accordance with the requirements of APB No. 16, Business Combinations, the property and equipment acquired from Health Source Management Group has been reduced to zero carrying value (note 5).

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Fair Value of Financial Instruments

     The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," and Statement of Financial Accounting Standards No. 119, "Disclosures about Derivative Instruments and Fair Value of Financial Instruments." The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses (including accrued compensation and payroll), income taxes and due from affiliate approximate fair value due to their liquidity.


  Impairment of Long-Lived Assets



     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Management has determined that-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

                              CHS MANAGEMENT, INC.

2. MANAGEMENT SERVICES AGREEMENTS


     In 1995, CHS entered into management services agreements with CMG and HSMG (the Medical Groups) under which CHS provides administrative and operational services such as contract management, financial reporting, utilization review, case management, claims processing and payment, and quality assurance.

     Pursuant to these agreements, the Medical Groups remit to CHS 12% of capitation and other Payer revenues except for CMG fee for service revenue which is based on a lesser percentage.

     Pursuant to the NM agreement, NM remits to CHS a management fee based on 12% per dollar per enrolled life under the capitation agreement between CMG, NM and West Hills Hospital.

     CHS' management services agreement with CMG and HSMG expires on September 1, 2015. Thereafter, the agreement renews for two successive ten-year periods unless notice of intent to terminate the agreement is provided by either party (note 9).

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 consists of the following:

    Computer equipment.........................................................  $19,289
    Furniture and fixtures.....................................................   61,005
    Office equipment...........................................................   10,829
    Leasehold improvements.....................................................      758
                                                                                 -------
                                                                                  91,881
    Less accumulated depreciation and amortization.............................    9,514
                                                                                 -------
                                                                                 $82,367
                                                                                 =======

4. RELATED PARTY TRANSACTIONS

  Due from Affiliate

     During 1995, CHS entered into management agreements with CMG, HSMG, and NM, all affiliated companies, under which CHS provides certain management and administrative services in exchange for management fee based upon a percentage of CMG and HSMG revenue and based on enrollment for NM. The total amount of management fee income received by CHS from CMG, HSMG and NM was $1,038,489, $1,392,475, and $15,577, respectively, for the period from inception through December 31, 1995. Amounts due from HSMG and NM amounted to $736,785 and $15,577, respectively, at December 31, 1995. Amounts due CMG from CHS amounted to $49,453 at December 31, 1995.

  Transfers from CMG and Health Source Management Group

     As part of the merger agreement between CHS, CMG and Health Source Management Group (HSMgmtG), CMG and HSMgmtG were each to contribute certain assets and liabilities to CHS in exchange for 24,422 shares of common stock. Assets and liabilities transferred to CHS on September 1, 1995 were as follows:

                                                            CMG       HSMGMTG       TOTAL
                                                         ---------   ----------   ----------
    Cash...............................................  $      --    1,327,878    1,327,878
    Accounts receivable................................     38,334       68,100      106,434
    Due from affiliate.................................    150,000      436,795      586,795
    Prepaid expenses...................................         --       60,167       60,167
    Property and equipment.............................     60,848      402,845      463,693
    Acquisition costs..................................    239,524           --      239,524
    Other assets.......................................      9,330       58,328       67,658
    Accounts payable...................................   (372,711)    (749,843)  (1,122,554)
    Funds held on behalf of others.....................         --     (800,000)    (800,000)

                              CHS MANAGEMENT, INC.

     The assets and liabilities transferred from CMG to CHS were recorded at the predecessor cost basis since they are related parties.

  Lease

     During 1995, CHS entered into a long-term lease agreement with CMG to lease certain CMG computer equipment and software. The agreement provided that the lease agreement would terminate upon settlement of the lawsuit between HSMG and a medical center. Due to the settlement of the lawsuit on October 31, 1995, the lease reverted to a month-to-month lease. Rent expense for the computer operating lease amounted to $129,444.

  Funds Held on Behalf of Others

     Upon the acquisition of certain assets and liabilities of HSMgmtG by and in conjunction with the termination of the existing long-term management agreement between HSMgmtG and HSMG, HSMgmtG agreed to transfer $650,000 into an irrevocable trust account (designated funds) to be used to pay outstanding medical claims of HSMG. As part of CHS' acquisition of assets of HSMgmtG, the designated funds were transferred to CHS on September 1, 1995. As of December 31, 1995, the designated funds had not been transferred to a trust pending final documentation of the trusts. During the period from September 1, 1995 (inception) through December 31, 1995, the HSMG Board of Directors approved payments of $156,400 to pay certain outstanding medical claim liabilities of HSMG from the designated funds. The remaining balance of $493,600 is included in cash and funds held on behalf of others in the accompanying balance sheet and were subsequently delivered to the trustee, net of approved payments. Additionally, HSMgmtG agreed to transfer $150,000 into a revocable trust account to be used to pay certain legal fees related to a lawsuit with a medical center. The amounts were fully disbursed during 1995 with the consent of the parties thereto.

5. FAIR VALUE OF ASSETS ACQUIRED IN EXCESS OF LIABILITIES ASSUMED

     In September 1995, HSMgmtG, as part of a tax-free liquidation, transferred certain assets and liabilities to CHS in exchange for shares of common stock. The excess value of assets received, over liabilities assumed by CHS after reducing all noncurrent nonliquid assets acquired to zero value has been reflected in the accompanying balance sheet as fair value of assets acquired in excess of liabilities assumed (negative goodwill). A reconciliation of the excess value of the assets acquired over liabilities assumed follows:

    Assets acquired:
      Cash...................................................................  $1,327,878
      Accounts receivable....................................................      68,100
      Due to HSMG............................................................     436,795
      Prepaid expenses.......................................................      60,167
      Plant and equipment....................................................     402,845
      Other assets...........................................................      58,328
    Liabilities assumed
      Accounts payable and accrued liabilities...............................    (749,843)
      Funds held on behalf of others.........................................    (800,000)
      CHS stock issued to HSMgmtG, at par value..............................        (244)
      Additional paid-in capital.............................................    (125,081)
                                                                               ----------
              Excess of value of assets received over liabilities assumed and common stock issued and additional paid-in capital
               recognized....................................................  $  678,945
                                                                                =========

                              CHS MANAGEMENT, INC.

     CHS applied the excess value against nonmonetary intangible assets and noncurrent assets (negative goodwill) as follows:

    Excess value of assets received over liabilities assumed..................  $678,945
    Applied to deferred acquisition costs incurred by CHS.....................   259,755
    Applied to plant and equipment............................................   402,845
                                                                                --------
      Unallocated excess value of assets received over liabilities assumed at
         date of merger.......................................................    16,345
    Deferred tax asset recognized on future tax deductions transferred
      from HSMgmtG............................................................   321,929
                                                                                --------
      Negative goodwill recorded at date of merger............................   338,274
    Less amount amortized in 1995.............................................     5,686
                                                                                --------
              Excess fair value of assets received over liabilities assumed as of December 31, 1995...........................................  $332,588
                                                                                ========

     The amortization of the excess value of assets received over liabilities assumed has been reflected in the statement of operations as other revenue.

6. COMMITMENTS

  Leases

     CHS leases certain office space under noncancelable operating leases expiring through April 2000. Future minimum rental commitments at December 31, 1995 are as follows:


           1996..............................................................  $  562,000
           1997..............................................................     540,000
           1998..............................................................     499,000
           1999..............................................................     524,000
           2000..............................................................     177,000
                                                                               ----------
                                                                               $2,302,000
                                                                                =========


     Rent expense for operating leases amounted to $200,196 for the period from September 1, 1995 (inception) through December 31, 1995.

     CHS subleases certain office space under a noncancelable sublease which expires in 1996. The future minimum sublease rental income for 1996 is $19,000. Sublease rental income received in 1995 was $10,980.

7. INCOME TAXES

     Income tax expense for the period from September 1, 1995 (inception) through December 31, 1995 consisted of the following:

                                                                         CURRENT   DEFERRED   TOTAL
                                                                         -------   -------   --------
    Federal............................................................  $58,700   $24,100   $ 82,800
    State..............................................................   18,000     5,668     23,668
                                                                         -------   -------   --------
             Total.....................................................  $76,700   $29,768   $106,468
                                                                         ========  ========  =========

                              CHS MANAGEMENT, INC.

     A reconciliation of the corporate Federal tax rate with the financial statement effective rates for the period from September 1, 1995 (inception) through December 31, 1995:

    Statutory corporate Federal tax expense.............................................  $ 93,365
    Nondeductible expenses..............................................................    19,590
    Amortization of negative goodwill...................................................    (1,933)
    State taxes.........................................................................    18,000
    Benefit recognized on transfer of future deductible amount from CMG to CHS..........   (25,382)
    Other, net..........................................................................     2,828
                                                                                          --------
                                                                                          $106,468
                                                                                          =========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1995 are presented below:

    Current deferred tax assets:
      Accrued vacation..................................................................  $ 47,827
      Accrued severance.................................................................    39,383
                                                                                          --------
             Total current deferred tax assets..........................................    87,210
    Noncurrent deferred tax asset -- depreciation.......................................   204,950
                                                                                          --------
             Net deferred tax assets....................................................  $292,160
                                                                                          =========

     Management is of the opinion that it is more likely than not that such deferred tax assets will be realized in the future.


8. EMPLOYEE BENEFIT PLAN



     CHS has a noncontributory profit-sharing plan and a contributory 401(k) Plan (the Plan) for substantially all employees who have completed one year of service and attained age 21. Employer contributions are at the discretion of management. Plan expenses for the profit sharing portion for the period from September 1, 1995 (inception) through December 31, 1995 was $22,618.



9. BUSINESS AND CREDIT CONCENTRATION


     CHS had funds on deposit with a bank amounting to $609,959. The funds are insured up to $100,000 by the Federal Deposit Insurance Corporation.

     CMG and HSMG represented individually more than 10% of CHS' 1995 revenue. CMG and HSMG provided 39% and 52% of CHS' total revenue, respectively. HSMG has had recurring losses from continuing operations and has negative shareholders equity. If HSMG failed to pay amounts owed to CHS when they become due or failed to continue operations, such failures could have a substantial negative impact on the financial results of CHS. The financial statements of CHS do not reflect any adjustments that might result from the outcome of this uncertainty.


10. SUBSEQUENT EVENTS


  Management Agreement

     Effective January 1, 1996, CHS entered into amended management agreements with CMG and HSMG. The revised terms of the agreements include: assignment of all capitation revenue generated by the Medical Groups to CHS; the term of the agreement was revised to twenty years with an automatic renewal for two successive ten-year periods; and revision of the management fee calculation to be computed as the sum of (1) all operating and nonoperating expenses and other costs incurred by CHS; and (2) a percentage of the net revenues of the Medical Groups subject to certain limitations as defined in the management agreement.

  Merger


     On March 11, 1996, CHS entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc., a publicly held physicians practice management company, in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                              CHS MANAGEMENT, INC.

                            CONDENSED BALANCE SHEETS

                                  (UNAUDITED)



                                                                                   MARCH 31,
                                                                                      1996
                                                                                   ----------
                                           ASSETS
Current assets:
  Cash...........................................................................  $  163,598
  Accounts receivable............................................................     168,231
  Due from affiliates............................................................     776,588
  Prepaid expenses...............................................................     205,565
  Deferred tax asset.............................................................      87,210
                                                                                   ----------
          Total current assets...................................................   1,401,192
  Property and equipment, net....................................................      83,175
  Deferred tax asset.............................................................     204,950
  Other assets...................................................................      67,669
                                                                                   ----------
          Total assets...........................................................  $1,756,986
                                                                                    =========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...............................................................  $  105,881
  Accrued expenses...............................................................     943,489
  Income taxes payable...........................................................          --
  Due to affiliates..............................................................     181,681
  Funds held on behalf of others.................................................      38,877
                                                                                   ----------
          Total current liabilities..............................................   1,269,928
  Excess of fair value of assets acquired over liabilities assumed...............     307,438
                                                                                   ----------
          Total liabilities and excess of assets acquired over liabilities
          assumed................................................................   1,577,366
Stockholders' equity:
  Common stock, $0.01 par value; 180,000 shares authorized, 48,844 shares issued
     and outstanding.............................................................         488
  Additional paid-in capital.....................................................     250,162
  Accumulated deficit............................................................     (71,030)
                                                                                   ----------
          Total stockholders' equity.............................................     179,620
                                                                                   ----------
          Total liabilities and stockholders' equity.............................  $1,756,986
                                                                                    =========



See accompanying notes.

                              CHS MANAGEMENT, INC.


           CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                  (UNAUDITED)


                                                                                     THREE
                                                                                    MONTHS
                                                                                  ENDED MARCH
                                                                                   31, 1996
                                                                                  -----------
Revenues:
  Capitation revenue............................................................  $13,987,383
  Other revenues................................................................      988,782
                                                                                  -----------
          Total operating revenues..............................................   14,976,165
Operating expenses:
  Transfers to affiliated medical groups........................................   12,364,524
  Salaries and employee benefits................................................    1,481,186
  Legal and accounting..........................................................      110,359
  Rent..........................................................................      471,045
  Merger costs..................................................................      212,094
  Depreciation and amortization.................................................        1,231
  Other administrative expenses.................................................      575,083
                                                                                  -----------
          Total operating expenses..............................................   15,215,522
                                                                                  -----------
Operating loss..................................................................     (239,357)
Interest income.................................................................          991
                                                                                  -----------
Loss before income taxes........................................................     (238,366)
Provision for income taxes......................................................          799
                                                                                  -----------
Net loss........................................................................     (239,165)
Retained earnings -- beginning of period........................................      168,135
                                                                                  -----------
          Accumulated deficit -- end of period..................................  $   (71,030)
                                                                                   ==========



See accompanying notes.

                              CHS MANAGEMENT, INC.

                       CONDENSED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)


                                                                                  THREE MONTHS
                                                                                     ENDED
                                                                                   MARCH 31,
                                                                                      1996
                                                                                  ------------
OPERATING ACTIVITIES:
  Net loss......................................................................   $ (239,165)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization..............................................        1,231
     Increase in accounts receivable............................................      (33,766)
     Increase in prepaid expenses...............................................     (147,901)
     Increase in due from affiliates............................................      (24,226)
     Increase in accounts payable...............................................       20,280
     Increase in accrued expenses...............................................      273,910
     Decrease in taxes payable..................................................      (76,700)
     Increase in due to affiliate...............................................      132,228
                                                                                  ------------
          Net cash used in operating activities.................................      (94,109)
INVESTING ACTIVITIES
  purchases of property and equipment...........................................       (6,873)
FINANCING ACTIVITIES
  cash disbursed on behalf of affiliate.........................................     (454,723)
                                                                                  ------------
Net decrease in cash............................................................     (555,705)
Cash at beginning of period.....................................................      719,303
                                                                                  ------------
Cash at end of period...........................................................   $  163,598
                                                                                   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Income taxes paid.............................................................   $  124,800
                                                                                   ==========
  Accrued vacation donated by affiliates........................................   $   42,699
                                                                                   ==========
  Accrued legal fees forgiven...................................................   $   22,381
                                                                                   ==========



See accompanying notes.

                              CHS MANAGEMENT, INC.


               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



1. CONDENSED FINANCIAL STATEMENTS



     The Condensed Balance Sheet as of March 31, 1996, the Condensed Statement of Operations and Accumulated Deficit and the Condensed Statement of Cash Flows for the three months ended March 31, 1996 have been prepared by CHS Management, Inc. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1995 and 1996 have been made.


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the period ended March 31, 1996 are not necessarily indicative of the operation results for the year.

2. SUBSEQUENT EVENT

     In June, 1996, the Company entered into a loan agreement with MedPartners/Mullikin, Inc. Pursuant to that agreement, the Company has borrowed approximately $2 million. Amounts borrowed under the agreement, which may increase to $2,539,250, together with interest at prime, are due December 31, 1996. At the option of CHS, the unpaid principal and interest may be offset against a portion of the fee payable to the Company by MedPartners/Mullikin, Inc. pursuant to the terms of the Amended and Restated Plan of Agreement of Merger dated March 11, 1996. The obligations of the Company under the loan have been guaranteed by Community Medical Group of the West Valley and Health Source Management Group, Inc.

                         REPORT OF INDEPENDENT AUDITORS


The Partners

New Management



     We have audited the accompanying balance sheets of New Management (a California general partnership) (the Partnership) as of December 31, 1994 and 1995, and the related statements of income, partners' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Management at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Birmingham, Alabama


July 26, 1996

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                                 BALANCE SHEETS


                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1995
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash............................................................  $    55,197     $    13,445
  Administrative capitation fee receivable........................      267,277              --
  Other receivables...............................................          162             162
  Due from related parties........................................       56,827          58,976
                                                                    -----------     -----------
          Total assets............................................  $   379,463     $    72,583
                                                                     ==========      ==========
                             LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities:
  Current portion of long term debt...............................  $   114,590     $   123,793
  Accounts payable................................................        4,900           1,113
  Due to affiliate................................................           --          15,577
  Deferred income.................................................           --           1,593
  Accrued interest payable........................................       19,023          18,283
                                                                    -----------     -----------
          Total current liabilities...............................      138,513         160,359
Long-term debt, net of current portion............................    2,831,001       2,707,208
Partners' deficiency..............................................   (2,590,051)     (2,794,984)
                                                                    -----------     -----------
          Total liabilities and partners' deficiency..............  $   379,463     $    72,583
                                                                     ==========      ==========



See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                              STATEMENTS OF INCOME


                                                                      YEARS ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
Net revenue.........................................................  $3,084,648     $2,947,577
                                                                      ----------     ----------
Expenses:
  Administrative and executive fees.................................     163,808        189,300
  Management fee....................................................          --         15,577
  Accounting and legal..............................................      55,655        109,042
  Interest..........................................................     232,170        223,590
                                                                      ----------     ----------
          Total expenses............................................     451,633        537,509
                                                                      ----------     ----------
Net income..........................................................  $2,633,015     $2,410,068
                                                                       =========      =========



See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)


                       STATEMENTS OF PARTNERS' DEFICIENCY



Balance at December 31, 1993....................................................  $(2,902,752)
  Net income....................................................................    2,633,015
  Contributions.................................................................           87
  Distributions.................................................................   (2,320,401)
                                                                                  -----------
Balance at December 31, 1994....................................................   (2,590,051)
  Net income....................................................................    2,410,068
  Distributions.................................................................   (2,615,001)
                                                                                  -----------
Balance at December 31, 1995....................................................  $(2,794,984)
                                                                                   ==========



See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                                       YEAR ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1994          1995
                                                                      -----------   -----------
OPERATING ACTIVITIES:
  Net income........................................................  $ 2,633,015   $ 2,410,068
  Adjustments to reconcile net income to net cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) decrease in capitation fee receivable.............     (150,510)      267,277
       (Increase) decrease in due from related parties..............      439,999        (2,149)
       Increase in other receivables................................          (77)           --
       Increase (decrease) in accounts payable......................        4,900        (3,787)
       Increase in due to affiliate.................................           --        15,577
       Increase in deferred income..................................           --         1,593
       Decrease in accrued interest payable.........................         (686)         (740)
                                                                      -----------   -----------
          Net cash provided by operating activities.................    2,926,641     2,687,839
                                                                      -----------   -----------
FINANCING ACTIVITIES:
  Principal payments on long-term debt..............................     (106,070)     (114,590)
  Additional partner contributions..................................           87            --
  Distributions to partners.........................................   (2,320,401)   (2,615,001)
  Decrease in distributions payable.................................     (500,000)           --
                                                                      -----------   -----------
          Net cash used in financing activities.....................   (2,926,384)   (2,729,591)
                                                                      -----------   -----------
          Net increase (decrease) in cash...........................          257       (41,752)
Cash at beginning of year...........................................       54,940        55,197
                                                                      -----------   -----------
Cash at end of year.................................................  $    55,197   $    13,445
                                                                       ==========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid on borrowings.......................................  $   232,855   $   224,330
                                                                       ==========    ==========



See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     New Management (NM), a California general partnership, was formed and commenced operations on July 31, 1992. The partnership was formed for the purpose of providing management services in connection with the delivery of health care services to patients who are enrollees of certain health maintenance organizations which have contracted with West Hills Hospital (Hospital) located in West Hills, California. Approximately 100% of the organization's revenue was provided under contract with the hospital.

     Partnership income and losses are allocated to the respective partners based on percentage ownership subject to certain provisions as defined in the partnership agreement.


  Basis of Presentation



     The financial statements have been prepared on the accrual basis of accounting.



  Management Estimates



     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.


  Administrative Capitation Fee

     NM contracts with West Hills Hospital under a Managed Care Agreement. Under the terms of the agreement, NM provides certain administrative services to enrollees in various health plans that have contracted with West Hills Hospital in exchange for an administrative fee based upon various components including a percentage of capitation revenue and utilization results. The contract which commenced August 10, 1992 has a term of ten years with an automatic five year renewal. Premiums are due monthly and are recognized as revenue by NM during the period in which Community Medical Group (CMG), under a management agreement with NM, and NM are obligated to provide services to the enrollees.

  Income Taxes

     As a partnership, the income and expenses of the partnership are allocated to the respective partners; as such, the partnership does not pay federal or state income taxes. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

2.  ADMINISTRATIVE CAPITATION FEE RECEIVABLE

     The capitation fee receivable represents amounts owed to NM from the Hospital under the terms of the management agreement. The amount, which relates to the period January 1, 1994 through August 31, 1994, was received in February 1995.

3.  LONG-TERM DEBT

     Long-term debt is summarized as follows:


                                                                     1994           1995
                                                                  ----------     ----------
    Note payable to Hospital, monthly payments of principal and interest (7.75%) of $28,238 due through July 1, 1999,
      balloon payment of $2,354,530 due on August 1, 1999.......  $2,945,591     $2,831,001
      Less current portion......................................     114,590        123,793
                                                                  ----------     ----------
              Long-term debt, net of current portion............  $2,831,001     $2,707,208
                                                                   =========      =========



     The amounts recorded above approximate the fair value of the obligation.


     On July 7, 1992, NM entered into a managed care agreement with the Hospital that included the issuance of a $3,000,000 loan to New Management from the Hospital. The loan is secured by payments owed to NM by the Hospital for capitation revenue received directly by the Hospital. The individual partners have

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

guaranteed the loan pro rata to the extent of two times each partner's percentage ownership interest in NM at the date of the loan.

     As of December 31, 1995, aggregate principal maturities of long-term debt are as follows:

    1996.....................................................................  $  123,793
    1997.....................................................................     133,735
    1998.....................................................................     144,474
    1999.....................................................................   2,428,999
                                                                               ----------
                                                                               $2,831,001
                                                                                =========

4. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

  Advances


     NM advanced amounts to CMG to cover working capital requirements and tenant improvements. The balance of these advances is $56,827 as of December 31, 1994 and 1995. The advances are due on demand and do not bear interest.



     NM advanced $2,149 to a physician who is also a partner in NM. The advance is due upon demand and does not bear interest.


  General and Administrative Services

     NM, in performing its responsibilities under the managed care agreement with the Hospital, receives certain employee services and facilities usage without cost from CMG.

     CMG's partners are substantially identical to the partners of NM as required under the terms of both partnership agreements. CMG provides medical services for enrollees of certain health maintenance organizations.

  Management Services

     Under an agreement effective September 1, 1995, CHS Management, Inc. (CHS), an affiliate incorporated in 1995 to perform management services for CMG and Health Source Medical Group (HSMG), performed certain management services on behalf of NM. The agreement provides that CHS will receive a monthly management fee based upon 12% per dollar per enrolled life under the capitation agreement between NM, CMG and West Hills Hospital. The amount of the management fee totaled $15,577 for the period from September 1 through December 31, 1995 and has been accrued on the balance sheet as due to affiliate.

  Professional Services


     Accounting services are performed for NM by a partnership of which one partner acts as a financial advisor to the Executive Committee of CMG and also serves as a board member of CHS Management, Inc. Charges for services rendered to NM by the partnership amounted to $35,655 and $94,025 for the years ended December 31, 1994 and 1995, respectively.


5. FAIR VALUE OF FINANCIAL INSTRUMENTS

     All current assets and current liabilities, are carried at cost, which approximates fair value due to the short maturity of those instruments.


6. SUBSEQUENT EVENT



     On March 11, 1996, NM entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc., a publicly held physicians practice management company, in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                                 BALANCE SHEET

                                  (UNAUDITED)



                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
                                            ASSETS
Cash............................................................................  $     54,940
Administrative capitation fee receivable........................................       116,767
Due from affiliates.............................................................       496,826
Capital contributions receivable from partners..................................            85
                                                                                  ------------
          Total assets..........................................................  $    668,618
                                                                                    ==========
                             LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities
  Distribution payable..........................................................  $    500,000
  Accrued interest payable......................................................        19,709
  Current portion of long-term debt.............................................       106,070
                                                                                  ------------
          Total current liabilities.............................................       625,779
  Long-term debt, net of current portion........................................     2,945,591
                                                                                  ------------
Partners' deficiency............................................................    (2,902,752)
                                                                                  ------------
          Total liabilities and partners' deficiency............................  $    668,618
                                                                                    ==========


See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                              STATEMENT OF INCOME

                                  (UNAUDITED)



                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
Net revenue.....................................................................   $3,109,869
Expenses
  Accounting....................................................................       18,663
  Interest expense..............................................................      238,711
  Administrative fee............................................................       42,000
  Executive committee fees......................................................       24,000
                                                                                  ------------
          Total expenses........................................................      323,374
                                                                                  ------------
Net income......................................................................   $2,786,495
                                                                                   ==========


See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            STATEMENT OF CASH FLOWS

                                  (UNAUDITED)



                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
OPERATING ACTIVITIES:
  Net Income....................................................................  $  2,786,495
  Adjustments to reconcile net income to net cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) decrease in capitation fee receivable.........................      (116,767)
       (Increase) decrease in due from related parties..........................      (496,827)
       (Increase) decrease in other receivables.................................           (85)
       (Increase (decrease) in accrued interest payable.........................       (74,041)
                                                                                  ------------
          Net cash provided by operating activities.............................     2,098,775
                                                                                  ------------
FINANCING ACTIVITIES:
  Increase in long-term debt....................................................        51,661
  Additional partner contributions..............................................            85
  Distributions to partners.....................................................    (2,600,037)
  Increase in distributions payable.............................................       500,000
                                                                                  ------------
          Net cash used in financing activities.................................    (2,048,291)
                                                                                  ------------
          Net increase in cash..................................................        50,484
Cash at beginning of year.......................................................         4,456
                                                                                  ------------
Cash at end of year.............................................................  $     54,940
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid on borrowing......................................................  $    238,711
                                                                                    ==========


See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)


                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


                               DECEMBER 31, 1993



1. ORGANIZATION


     New Management, a California general partnership (the Partnership), was formed and commenced operations on July 31, 1992. The Partnership was formed for the purpose of providing management services in connection with the delivery of hospital health care services to patients who are enrollees of certain health maintenance organizations which have contracted with West Hills Hospital and the Partnership.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  Accounting Policy


     The financial statements have been prepared using the accrual method of accounting.


  Income Taxes


     Income and expenses represent only the operations of the Partnership and do not include other activity to be reflected on the individual partners' federal and state income tax returns. As such, no provision has been made for income taxes.



3. MANAGED CARE AGREEMENT


     The Partnership receives an administrative capitation fee under the terms of a Managed Care Agreement with West Hills Hospital. Under the terms of the agreement, New Management has capitated West Hills to provide hospital care under five contracts with health maintenance organizations. The Partnership receives income based upon the spread between the average per member per month capitation received from the HMO's and the contracted sub-capitation rate paid to West Hills Hospital for providing the hospital services. Under the terms of the Managed Care Agreement the Partnership is obligated to provide certain administrative and management services to administer the HMO contracts. The Managed Care Agreement was entered into in July, 1992 and is effective through July, 2002.


4. ADMINISTRATIVE CAPITATION FEE RECEIVABLE


     The Partnership is owed additional revenue under the terms of the Managed Care Agreement for 1993 based on a calculation adjustment which has been agreed on with West Hills Hospital.


5. ADVANCES TO COMMUNITY MEDICAL GROUP (CMG)


     The Partnership advanced $455,026 to Community Medical Group of the West Valley (CMG) (a related party) to be used for working capital. The advance does not bear interest and is due on demand. The Partnership advanced $41,800 for tenant improvements at CMG's Simi Valley facility. The advance does not bear interest and is due on demand.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)


             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)



6. LOAN PAYABLE


     The Partnership received a $3,000,000 loan from West Hills Hospital on August 7, 1992. The loan is payable in monthly installments bearing interest at 7.75% as follows:

                   TIME PERIOD                                 PAYMENTS
     ----------------------------------------  ----------------------------------------
     September 1, 1992 -- January 31, 1993     Interest Accrued -- No Payments
     February 1, 1993 -- July 1, 1993          Interest Only Payments of $19,973
     August 1, 1993 -- July 1, 1999            Monthly Payments of $28,238 consisting
                                               of principal and interest, based on a
                                               fifteen year amortization.

     There is a balloon payment of $2,354,529 due on July 1, 1999.

                                   YEAR ENDING
                                  DECEMBER 31,                                  AMOUNT
     -----------------------------------------------------------------------  ----------
            1994............................................................  $  100,071
            1995............................................................     114,590
            1996............................................................     123.792
            1997............................................................     139,735
            1998............................................................     144,475
            1999............................................................   2,428,998
                                                                              ----------
                                                                              $3,051,661
                                                                               =========


7. RELATED PARTY TRANSACTIONS


     The Partnership is receiving employee services and facilities in order to perform their obligations under the Managed Care Agreement (Note 3) without cost from Community Medical Group of the West Valley, a California general partnership (CMG). CMG's partners are substantially identical to the partners of New Management as required under the terms of both partnership agreements. CMG provides medical services to enrollees of prepaid health plans.

                                 NEW MANAGEMENT
                           (A CALIFORNIA PARTNERSHIP)

                            CONDENSED BALANCE SHEET

                                  (UNAUDITED)



                                                                                   MARCH 31,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets
  Cash..........................................................................  $    15,155
  Other receivables.............................................................          162
  Due from related parties......................................................       58,976
                                                                                  -----------
          Total current assets..................................................       74,293
                                                                                  -----------
          Total assets..........................................................  $    74,293
                                                                                   ==========
                            LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities
  Current portion of long-term debt.............................................  $   126,207
  Accounts payable..............................................................        1,112
  Due to affiliate..............................................................       15,312
  Deferred income...............................................................          567
  Accrued interest payable......................................................       18,089
                                                                                  -----------
          Total current liabilities.............................................      161,287
Long-term debt, net of current portion..........................................    2,674,737
Partners' deficiency............................................................   (2,761,731)
                                                                                  -----------
          Total liabilities and partners' deficiency............................  $    74,293
                                                                                   ==========



See accompanying note.

                                 NEW MANAGEMENT
                           (A CALIFORNIA PARTNERSHIP)

                         CONDENSED STATEMENTS OF INCOME

                                  (UNAUDITED)



                                                                             THREE MONTHS
                                                                            ENDED MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Net revenue............................................................  $761,542     $663,679
Expenses
  Administrative and executive fees....................................    51,000       45,800
  Management fee.......................................................        --       11,398
  Accounting and legal.................................................    22,715       31,750
  Interest.............................................................    56,727       54,478
                                                                         --------     --------
          Total expenses...............................................   130,442      143,426
                                                                         --------     --------
Net income.............................................................  $$631,100    $520,253
                                                                         ========     ========



See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)



                                                                            THREE MONTHS
                                                                           ENDED MARCH 31,
                                                                      -------------------------
                                                                         1995          1996
                                                                      -----------   -----------
OPERATING ACTIVITIES:
  Net income........................................................  $   631,100   $   520,253
  Adjustments to reconcile net income to net cash provided by operating activities:
     Decrease in administrative capitation fee receivable...........      267,277            --
     Decrease in accounts payable...................................           --            (1)
     Increase in distribution payable...............................        4.950            --
     Decrease in due to affiliate...................................           --          (265)
     Decrease in deferred income....................................           --        (1,026)
     Decrease in accrued interest payable...........................         (179)         (194)
                                                                      -----------   -----------
          Net cash provided by operating activities.................      903,148       518,767
                                                                      -----------   -----------
FINANCING ACTIVITIES:
  Principal payments on long-term debt..............................      (27,824)      (30,057)
  Distributions to partners.........................................     (900,000)     (487,000)
                                                                      -----------   -----------
          Net cash used in financing activities.....................     (927,824)     (517,057)
                                                                      -----------   -----------
          Net (decrease) increase in cash...........................      (24,676)        1,710
Cash at beginning of period.........................................       55,197        13,445
                                                                      -----------   -----------
Cash at end of period...............................................  $    30,521   $    15,155
                                                                       ==========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid on borrowings.........................................  $    56,906   $    54,672
                                                                       ==========    ==========



See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)


                NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



1. CONDENSED FINANCIAL STATEMENTS



     The Condensed Balance Sheet as of March 31, 1996, the Condensed Statements of Income and the Condensed Statements of Cash Flows for the three months ended March 31, 1996 and 1995 have been prepared by New Management (the Partnership) without audits. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1996 and 1995 have been made.


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's December 31, 1995 audited financial statements. The results of operations for the period ended March 31, 1996 are not necessarily indicative of the operation results for the year.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors


Emergency Professional Services, Inc.



     We have audited the accompanying balance sheets of Emergency Professional Services, Inc. as of January 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emergency Professional Services, Inc. at January 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Birmingham, Alabama


July 12, 1996

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                                 BALANCE SHEETS



                                                                              JANUARY 31,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
                                            ASSETS
Current assets:
  Cash and cash equivalents...........................................  $1,481,507   $1,367,330
  Accounts receivable, net of allowance for bad debts of $1,370,476
     and $1,384,740 in 1995 and 1996, respectively....................   5,464,122    5,845,157
  Prepaid expenses....................................................     130,098      206,357
                                                                        ----------   ----------
          Total current assets........................................   7,075,727    7,418,844
Property and equipment, net...........................................      76,537       71,625
Deferred income taxes.................................................   1,340,000    1,570,000
Other assets..........................................................       3,315        6,520
                                                                        ----------   ----------
          Total assets................................................  $8,495,579   $9,066,989
                                                                         =========    =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................  $  383,027   $  408,204
  Accrued salaries and other accrued expenses.........................   3,074,620    3,608,245
  Deferred income taxes...............................................   1,660,000    1,580,000
  Revenue received in advance.........................................     135,000      135,000
                                                                        ----------   ----------
          Total current liabilities...................................   5,252,647    5,731,449
Accrued malpractice liability.........................................     650,000      750,000
Deferred compensation payable.........................................   1,855,423    2,260,363
Stockholders' equity:
  Common stock, $.01 par value; 500 shares authorized, 248 and 273
     shares issued and outstanding in 1995 and 1996, respectively.....           2            3
  Additional paid-in capital..........................................     230,748      260,747
  Retained earnings...................................................     506,759       64,427
                                                                        ----------   ----------
          Total stockholders' equity..................................     737,509      325,177
                                                                        ----------   ----------
          Total liabilities and stockholders' equity..................  $8,495,579   $9,066,989
                                                                         =========    =========



See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                            STATEMENTS OF OPERATIONS



                                                                  YEAR ENDED JANUARY 31,
                                                          ---------------------------------------
                                                             1994          1995          1996
                                                          -----------   -----------   -----------
Net revenue.............................................  $30,258,523   $33,339,865   $35,031,003
Operating expenses:
  Cost of affiliated physician services.................   22,634,623    24,852,396    25,961,763
  Clinic salaries, wages and benefits...................    1,234,315     1,357,253     1,480,764
  Clinic rent and lease expense.........................      109,883       111,083       118,995
  Clinic supplies.......................................       35,562        33,737        39,184
  Other clinic costs....................................    5,980,317     6,781,253     6,986,269
  General corporate expenses............................      912,898       955,884     1,124,495
  Depreciation..........................................       42,749        31,020        25,140
                                                          -----------   -----------   -----------
          Net operating expenses........................   30,950,347    34,122,626    35,736,610
                                                          -----------   -----------   -----------
Loss before income taxes................................     (691,824)     (782,761)     (705,607)
Net income tax benefit..................................      273,000       305,000       270,000
                                                          -----------   -----------   -----------
Net loss................................................  $  (418,824)  $  (477,761)  $  (435,607)
                                                           ==========    ==========    ==========



See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                ADDITIONAL                    TOTAL
                                                    COMMON       PAID-IN      RETAINED    STOCKHOLDERS'
                                                    STOCK        CAPITAL      EARNINGS       EQUITY
                                                 ------------   ----------   ----------   -------------
Balance at January 31, 1993....................      $  1        $ 152,749   $1,414,169    $ 1,566,919
  Net loss.....................................        --               --     (418,824)      (418,824)
  Issuance of common stock.....................         1           31,200           --         31,201
  Dividends paid...............................        --               --       (5,200)        (5,200)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1994....................         2          183,949      990,145      1,174,096
  Net loss.....................................        --               --     (477,761)      (477,761)
  Issuance of common stock.....................        --           58,799           --         58,799
  Purchase of capital stock....................        --          (12,000)          --        (12,000)
  Dividends paid...............................        --               --       (5,625)        (5,625)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1995....................         2          230,748      506,759        737,509
  Net loss.....................................        --               --     (435,607)      (435,607)
  Issuance of common stock.....................         1           35,999           --         36,000
  Purchase of common stock.....................        --           (6,000)          --         (6,000)
  Dividends paid...............................        --               --       (6,725)        (6,725)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1996....................      $  3        $ 260,747   $   64,427    $   325,177
                                                 ===========      ========    =========     ==========



See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                            STATEMENTS OF CASH FLOWS



                                                                    YEAR ENDED JANUARY 31,
                                                             ------------------------------------
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
OPERATING ACTIVITIES:
Net loss...................................................  $ (418,824)  $ (477,761)  $ (435,607)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation.............................................      42,749       31,020       25,140
  Deferred tax expense.....................................    (285,000)    (320,000)    (310,000)
  Changes in operating assets and liabilities:
     Accounts receivable, net..............................     347,580      (90,287)    (381,035)
     Prepaid expenses and other assets.....................     (71,535)     133,107      (79,464)
     Accounts payable......................................     (71,618)     219,867       25,177
     Accrued salaries and other accrued expenses...........     267,654      (97,440)     533,625
     Deferred compensation payable.........................     322,714      422,285      404,940
     Accrued malpractice liability.........................      50,000      100,000      100,000
     Revenue received in advance...........................          --      135,000           --
                                                             ----------   ----------   ----------
          Net cash provided by (used in) operating
            activities.....................................     183,720       55,791     (117,224)
INVESTING ACTIVITIES:
Purchases of property and equipment........................     (22,904)     (13,208)     (20,228)
                                                             ----------   ----------   ----------
          Net cash used in investing activities............     (22,904)     (13,208)     (20,228)
FINANCING ACTIVITIES:
Purchase of common stock...................................          --      (12,000)      (6,000)
Issuance of common stock...................................      31,201       58,799       36,000
Payment of dividends.......................................      (5,200)      (5,625)      (6,725)
                                                             ----------   ----------   ----------
          Net cash provided by financing activities........      26,001       41,174       23,275
                                                             ----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents.......     186,817       83,757     (114,177)
Cash and cash equivalents at beginning of year.............   1,210,933    1,397,750    1,481,507
                                                             ----------   ----------   ----------
Cash and cash equivalents at end of year...................  $1,397,750   $1,481,507   $1,367,330
                                                              =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest.....................  $       --   $       --   $       --
                                                              =========    =========    =========
Cash paid during the year for income taxes.................  $   15,000   $    3,000   $   25,000
                                                              =========    =========    =========



See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                         NOTES TO FINANCIAL STATEMENTS


                                JANUARY 31, 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Description of Business



     Emergency Professional Services, Inc. (the Company) is a professional corporation formed in 1978 that consists of a group of physicians who contract to staff emergency rooms, urgent care centers and physician offices. EPS currently operates in Ohio and Pennsylvania. In addition, EPS staffs a billing office which processes claims for the hospitals served.



     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:



  Basis of Presentation



     The Company's financial statements have been prepared on the accrual basis of accounting.



  Management Estimates



     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.



  Cash and Cash Equivalents



     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.



     The carrying amounts of all cash equivalents approximate fair value.



  Property and Equipment



     Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.



  Income Taxes



     The Company is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting. The Company files its taxes on the modified cash basis.



  Net Revenue



     Net revenue is reported at the established realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are established in the periods the related services are rendered and are adjusted in future periods as final settlements are determined.



  Cost of Affiliated Physician Services



     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physician. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.



2. PROPERTY AND EQUIPMENT



     The following is a summary of the Company's property and equipment as of January 31, 1995 and 1996:



                                                                          JANUARY 31,
                                                                     ---------------------
                                                                       1995        1996
                                                                     ---------   ---------
    Furniture and fixtures.........................................  $ 274,364   $ 281,126
    Equipment......................................................     74,142      79,742
    Leasehold improvements.........................................      5,177       5,177
                                                                     ---------   ---------
                                                                       353,683     366,045
    Less: accumulated depreciation.................................   (277,146)   (294,420)
                                                                     ---------   ---------
                                                                     $  76,537   $  71,625
                                                                     =========   =========

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



3. PROFIT-SHARING AND 401K PLAN



     The Company has a noncontributory profit-sharing plan and a contributory 401(k) plan (the Plan) for substantially all employees with more than one year of service and 1,000 hours worked who have attained the age of twenty-one. The Company, at the discretion of its Board of Directors, will make contributions to the profit-sharing plan for its eligible employees employed at the last day of the Plan year. Plan expenses for the years ended January 31, 1994, 1995 and 1996 were $372,031, $518,049 and $556,623, respectively. The Company does not match employee contributions to the 401(k) plan.



4. PENSION PLAN



     The Company has a defined contribution pension plan covering substantially all employees with more than one year of service who have attained the age of twenty-one. The Company contributes 10% of each participant's compensation for the year, as defined, to the plan and makes payments based on the same formula directly to the full-time physicians. The total contributions to the pension plan for the years ended January 31, 1994, 1995 and 1996 were $1,162,425, $910,462 and $975,221, respectively.



5. INCOME TAXES



     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities were as follows:



                                                                          JANUARY 31,
                                                                    -----------------------
                                                                       1995         1996
                                                                    ----------   ----------
    Deferred tax assets:
      Cash to accrual adjustments.................................  $1,340,000   $1,570,000
                                                                    ----------   ----------
    Gross deferred tax assets.....................................   1,340,000    1,570,000
    Deferred tax liabilities:
      Cash to accrual adjustments.................................   1,660,000    1,580,000
                                                                    ----------   ----------
    Gross deferred tax liabilities................................   1,660,000    1,580,000
                                                                    ----------   ----------
    Net deferred tax liabilities..................................  $  320,000   $   10,000
                                                                     =========    =========



     Income tax benefit was as follows:



                                                               YEAR ENDED JANUARY 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
    Current:
      Federal...........................................  $  10,500   $  13,125   $  35,000
      State.............................................      1,500       1,875       5,000
                                                          ---------   ---------   ---------
                                                             12,000      15,000      40,000
    Deferred:
      Federal...........................................   (249,375)   (280,000)   (271,250)
      State.............................................    (35,625)    (40,000)    (38,750)
                                                          ---------   ---------   ---------
                                                           (285,000)   (320,000)   (310,000)
                                                          ---------   ---------   ---------
                                                          $(273,000)  $(305,000)  $(270,000)
                                                          =========   =========   =========

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:



                                                               YEAR ENDED JANUARY 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
      Federal income tax benefit statutory rate at
         statutory rate.................................  $(235,220)  $(266,139)  $(239,906)
    Add:
      State income taxes, net of federal tax benefit....    (22,523)    (25,163)    (22,275)
      Other.............................................    (15,257)    (13,698)     (7,819)
                                                          ---------   ---------   ---------
                                                          $(273,000)  $(305,000)  $(270,000)
                                                          =========   =========   =========



6. OPERATING LEASES



     The Company leases its current office facility under an operating lease agreement which extends through May 31, 1997. The Company also rents storage space on a month-to-month renewal basis.



     Future minimum lease payments for the next two years and in the aggregate are as follows:



    1997......................................................................  $ 83,160
    1998......................................................................    27,720
                                                                                --------
                                                                                $110,880
                                                                                ========



     Total rent expense under all operating leases for the years ended January 31, 1994, 1995 and 1996 was $109,883, $111,083 and $118,995, respectively.



7. DEFERRED COMPENSATION PLAN AND STOCK BONUS PLAN



     Under a deferred compensation plan, the Company is obligated to certain key employees who have completed five years of service. The units of participation are based 90% on compensation and length of service, with the remaining 10% determined at the discretion of the Company. The plan provides a vesting schedule of 10% at six years and 100% after fifteen years of service. The overall deferred compensation is limited to 80% of the Company's net realizable accounts receivable. As of January 31, 1995 and 1996, the aggregate deferred compensation payable was $1,855,423 and $2,260,363, respectively. Payments charged to earnings amounted to $322,717, $422,285 and $404,940 for the years ended January 31, 1994, 1995 and 1996, respectively.



     The Company also adopted a stock bonus plan for certain key employees. The total number of shares awarded as of any anniversary date cannot exceed 25% of the Company's issued and outstanding shares determined as of the date immediately preceding the anniversary date at which the shares are awarded. Any shares which have been awarded under this plan shall be considered issued and outstanding. During the years ended January 31, 1995, 18 shares of common stock were issued under the stock bonus plan at a value of $1,200 per share. During the years ended January 31, 1994 and 1996, no shares of common stock were issued under the stock bonus plan.



8. PROFESSIONAL LIABILITY INSURANCE



     The Company maintains professional liability insurance coverage at each location of $11 million per claim and $11 million in the aggregate. The Company is insured against malpractice losses under a claims-made insurance policy. The Company is currently named as the defendant in various malpractice legal actions. While the outcome of these lawsuits is not presently determinable, it is the opinion of management that the ultimate resolution of these claims will not have a material adverse effect on the financial position or results of operations of the Company.



9. SUBSEQUENT EVENT



     In July 1996, the Company entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                                 BALANCE SHEET


                                  (UNAUDITED)



                                                                                   APRIL 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $ 2,410,960
  Accounts receivable, net of allowance for doubtful accounts of $1,303,354.....    5,801,218
  Prepaid expenses..............................................................      181,712
                                                                                  -----------
          Total current assets..................................................    8,393,890
Property and equipment, net.....................................................       65,691
Deferred income taxes...........................................................    1,760,000
Other assets....................................................................        9,931
                                                                                  -----------
          Total assets..........................................................  $10,229,512
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $   180,080
  Accrued salaries and other accrued expenses...................................    4,550,689
  Deferred income taxes.........................................................    1,680,000
  Revenue received in advance...................................................      135,000
                                                                                  -----------
          Total current liabilities.............................................    6,545,769
Accrued malpractice liability...................................................      750,000
Deferred compensation payable...................................................    2,350,363
Stockholders' equity:
  Common stock, $.01 par value, 500 shares authorized, 266 shares
     issued and outstanding.....................................................            3
  Additional paid-in capital....................................................      263,547
  Retained earnings.............................................................      319,830
                                                                                  -----------
          Total stockholders' equity............................................      583,380
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $10,229,512
                                                                                   ==========



See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                              STATEMENTS OF INCOME


                                  (UNAUDITED)



                                                                          THREE MONTHS ENDED
                                                                               APRIL 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
Net revenue...........................................................  $8,181,737   $7,796,192
Operating expenses:
  Cost of affiliated physician services...............................   5,912,707    5,987,394
  Clinic salaries, wages and benefits.................................     329,918      316,781
  Clinic rent and lease expense.......................................      36,829       22,587
  Clinic supplies.....................................................       9,091        8,576
  Other clinic costs..................................................   1,588,302      915,744
  General corporate expenses..........................................     252,622      362,809
  Depreciation........................................................       6,694        6,898
                                                                        ----------   ----------
     Net operating expenses...........................................   8,136,163    7,620,789
                                                                        ----------   ----------
Income before income taxes............................................      45,574      175,403
Income tax benefit....................................................      20,000       70,000
                                                                        ----------   ----------
Net income............................................................  $   25,574   $  105,403
                                                                         =========    =========



See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                            STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)



                                                                          THREE MONTHS ENDED
                                                                               APRIL 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
OPERATING ACTIVITIES:
Net income............................................................  $   25,574   $  105,403
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation........................................................       6,694        6,898
  Deferred tax expense................................................      10,000       60,000
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................................     (84,830)      43,939
     Prepaid expenses and other current assets........................     (54,124)      21,234
     Accounts payable.................................................    (276,717)    (228,124)
     Accrued salaries and other accrued expenses......................   1,876,630      942,444
     Deferred compensation............................................      75,000       90,000
     Malpractice liability............................................      25,000           --
                                                                        ----------   ----------
          Net cash provided by operating activities...................   1,603,227    1,041,794
INVESTING ACTIVITIES:
Purchases of property and equipment...................................      (5,580)        (964)
                                                                        ----------   ----------
          Net cash used in investing activities.......................      (5,580)        (964)
FINANCING ACTIVITIES:
Purchase of common stock..............................................          --      (10,400)
Issuance of common stock..............................................       1,200       13,200
                                                                        ----------   ----------
          Net cash provided by financing activities...................       1,200        2,800
                                                                        ----------   ----------
Net increase in cash and cash equivalents.............................   1,598,847    1,043,630
Cash and cash equivalents at beginning of period......................   1,481,507    1,367,330
                                                                        ----------   ----------
Cash and cash equivalents at end of period............................  $3,080,354   $2,410,960
                                                                         =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest..............................  $       --   $       --
                                                                         =========    =========
Cash paid during the period for income taxes..........................  $       --   $       --
                                                                         =========    =========



See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.



                     NOTE TO UNAUDITED FINANCIAL STATEMENTS


                                 APRIL 30, 1996



1. BASIS OF PRESENTATION



     The balance sheet as of April 30, 1996, the statements of income and statements of cash flows for the three months ended April 30, 1995 and 1996, have been prepared by Emergency Professional Services, Inc. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of April 30, 1996, and the results of operations and cash flows for the three months ended April 30, 1995 and 1996 have been made.



     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's January 31, 1996 audited financial statements. The results of operations for the periods ended April 30, 1995 and 1996 are not necessarily indicative of the operation results for those years.

                                                                         ANNEX A

                          PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER ("Plan of Merger"), made and entered into as of the 13th day of May, 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), PPM MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), and CAREMARK INTERNATIONAL INC., a Delaware corporation ("Caremark").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of MedPartners/Mullikin, the Subsidiary and Caremark have approved the merger of the Subsidiary with and into Caremark (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby each share of Common Stock, par value $1.00 per share, of Caremark (the "Caremark Common Stock"), not owned directly or indirectly by Caremark, will be converted into the right to receive the merger consideration provided for herein (the Caremark Common Stock may be sometimes hereinafter referred to as the "Caremark Shares");

     WHEREAS, each of MedPartners/Mullikin, the Subsidiary and Caremark desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined herein) shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

SECTION 1.  THE MERGER.

     1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Subsidiary shall be merged with and into Caremark at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and Caremark shall continue as the surviving corporation (the "Surviving Corporation") as a business corporation incorporated under the laws of the State of Delaware under the name "Caremark International Inc." and shall succeed to and assume all the rights and obligations of the Subsidiary in accordance with the DGCL.

     1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time ON a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3, at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effective Time. Subject to the provisions of this Plan of Merger, Caremark and the Subsidiary shall file a Certificate of Merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effect the Merger as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as MedPartners/Mullikin, the Subsidiary and Caremark shall agree should be specified in the Certificate of Merger (the "Effective Time").

     1.4 Effect of the Merger. The Merger shall have the effects set forth in the DGCL.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Caremark Shares:

          (a) Cancellation of Treasury Stock. Each share of Caremark Common Stock that is owned by Caremark, MedPartners/Mullikin or by any subsidiary of Caremark or MedPartners/Mullikin shall automatically be cancelled and retired and shall cease to exist, and none of the Common Stock, par value $.001 per share, of MedPartners/Mullikin ("MedPartners/Mullikin Common Stock"), cash or other consideration shall be delivered in exchange therefor.

          (b) Subsidiary Common Stock. Each share of Common Stock, par value $1.00 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

          (c) Conversion of Caremark Shares. Each Caremark Share (other than Caremark Shares to be cancelled in accordance with Section 2.1(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.21 shares of MedPartners/Mullikin Common Stock (the "Exchange Ratio"). All such shares of MedPartners/Mullikin Common Stock shall be fully paid and nonassessable and are hereinafter sometimes referred to as the "MedPartners/Mullikin Shares". Upon such conversion, all such Caremark Shares shall be cancelled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive MedPartners/Mullikin Shares issued in exchange therefor and cash in lieu of fractional MedPartners/Mullikin Shares in accordance with the terms provided herein.

          (d) Stock Options. At the Effective Time, all rights with respect to Caremark Common Stock pursuant to any Caremark stock options which are outstanding at the Effective Time, whether or not then vested or exercisable, shall be converted into and become rights with respect to MedPartners/Mullikin Common Stock, and MedPartners/Mullikin shall assume each Caremark stock option in accordance with the terms of any stock option plan under which it was issued and any stock option agreement by which it is evidenced. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option". Each Caremark Stock option so assumed shall be exercisable for that number of shares of MedPartners/Mullikin Common Stock equal to the number of Caremark Shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the Caremark exercise price divided by the Exchange Ratio. All options issued pursuant to Caremark's 1992 Incentive Compensation Plan and 1992 Stock Option Plan for Non-Employee Directors shall be fully vested at the Effective Time to the extent permitted under such Plans.

          (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time MedPartners/Mullikin shall have declared a stock split (including a reverse split) of MedPartners/Mullikin Common Stock or a dividend payable in MedPartners/Mullikin Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of MedPartners/Mullikin Common Stock with respect to their MedPartners/Mullikin Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Exchange Ratio shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

     2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, MedPartners/Mullikin shall enter into an agreement with Chemical Mellon Shareholder Services, L.L.C. (the "Exchange Agent"), which provides that MedPartners/Mullikin shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Caremark Shares, for exchange in accordance with this Section 2.2, through the Exchange Agent, (i) certificates representing the shares of MedPartners/Mullikin Common Stock issuable pursuant to Section 2.1(b) and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of MedPartners/Mullikin Common Stock pursuant to Section 2.2(e) (such shares of MedPartners/Mullikin Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and together with the cash referred to in clause (ii) of this Section 2.2(a), being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Caremark Shares.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Caremark Shares (the "Certificates") whose shares were converted into the right to receive the merger consideration provided for in
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MedPartners/Mullikin may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of MedPartners/Mullikin Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by MedPartners/Mullikin, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners/Mullikin Common Stock and cash which such holder has the right to receive pursuant to the provisions of Sections 2.1 and 2.2, and the Certificate so surrendered shall forthwith be cancelled. If any cash or any certificate representing MedPartners/Mullikin Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of MedPartners/Mullikin Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of MedPartners/Mullikin Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of MedPartners/Mullikin Common Stock and cash in lieu of any fractional shares of MedPartners/Mullikin Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of MedPartners/Mullikin Common Stock. To the extent permitted by law, former stockholders of record of Caremark shall be entitled to vote after the Effective Time at any meeting of MedPartners/Mullikin's stockholders the number of whole shares of MedPartners/Mullikin Common Stock into which their respective Caremark Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing MedPartners/Mullikin Common Stock in accordance with this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to MedPartners/Mullikin Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of MedPartners/Mullikin Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of MedPartners/Mullikin Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of MedPartners/Mullikin Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MedPartners/Mullikin Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of MedPartners/Mullikin Common Stock. If any holder of converted Caremark Shares shall be unable to surrender such holder's Certificates because such Certificates shall have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to MedPartners/Mullikin.

     (d) No Further Ownership Rights in Caremark Shares. All shares of MedPartners/Mullikin Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Caremark Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the

Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2, except as otherwise provided by law.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of MedPartners/Mullikin Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MedPartners/Mullikin. Notwithstanding any other provision of this Plan of Merger, each holder of Caremark Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners/Mullikin Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners/Mullikin Common Stock multiplied by the per share closing price on the New York Stock Exchange Composite Tape of MedPartners/Mullikin Common Stock on the date of the Effective Time (or, if shares of MedPartners/Mullikin Common Stock do not trade on the New York Stock Exchange, Inc. (the "NYSE") on such date, the first date of trading of MedPartners/Mullikin Common Stock on the NYSE after the Effective Time).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to MedPartners/Mullikin, upon demand, and any holders of the Certificates who have not theretofore complied with this
Section 2 shall thereafter look only to MedPartners/Mullikin for payment of MedPartners/Mullikin Common Stock, any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock and any dividends or distributions with respect to MedPartners/Mullikin Common Stock.

     (g) No Liability. None of MedPartners/Mullikin, Caremark or the Exchange Agent shall be liable to any person in respect of any shares of MedPartners/Mullikin Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any shares of MedPartners/Mullikin Common Stock, any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock or any dividends or distributions with respect to MedPartners/Mullikin Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by MedPartners/Mullikin, on a daily basis. Any interest and other income resulting from such investments shall be paid to MedPartners/Mullikin.

     2.3 Corporate Name Change. At the Effective Time, the corporate name of MedPartners/Mullikin shall be changed to "MedPartners, Inc."

     2.4 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Subsidiary, effective immediately following the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

     2.5 By-laws of the Surviving Corporation. The By-laws of the Subsidiary shall be the By-laws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and the said By-laws.

     2.6 Directors and Officers. (a) The directors and officers of the Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     (b) The directors and officers of MedPartners/Mullikin, at the Effective Time, shall be the directors and officers of MedPartners/Mullikin consistent with Section 7.8 of this Plan of Merger, each to hold office in accordance with the Certificate of Incorporation and By-laws and other corporate proceedings and documentation.

     2.7 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and Caremark shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

     2.8 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF CAREMARK.

     Caremark hereby represents and warrants to MedPartners/Mullikin and the Subsidiary as follows:

     3.1 Organization, Existence and Good Standing. Caremark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Caremark has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. Caremark is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has Caremark within such time owned, directly or indirectly, any shares of MedPartners/Mullikin Common Stock.

     3.2 Caremark Capital Stock. Caremark's authorized capital consists of 200,000,000 shares of Common Stock, par value $1.00 per share, of which 81,998,104 shares are issued and outstanding as of April 30, 1996 (includes 7,700,000 shares held by Flexitrust), 7,029 shares of which are held in treasury, and 20,000,000 shares of Preferred Stock, par value $.01 per share (2,000,000 shares of which have been designated as Series A Junior Participating Preferred Stock), none of which shares is issued and outstanding as of the date of this Plan of Merger. All of the issued and outstanding Caremark Shares are duly and validly issued, fully paid and nonassessable. Except as disclosed in the Caremark Documents (as herein defined), and except as set forth in Exhibit
3.2 to the Disclosure Schedule delivered to MedPartners/Mullikin by Caremark at the time of the execution and delivery of this Plan of Merger (the "Caremark Disclosure Schedule"), there are no options, warrants, or similar rights granted by Caremark, or outstanding securities convertible into Caremark Common Stock, or any other agreements to which Caremark is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Caremark Shares.

     3.3 Subsidiaries or Affiliated Entities. (a) Attached as Exhibit 3.3 to the Caremark Disclosure Schedule is a list of all subsidiaries of Caremark (individually, a "Caremark Subsidiary", and collectively, the "Caremark Subsidiaries") and their states of incorporation and all professional corporations or professional associations of which Caremark has the right to control the voting securities and their states of incorporation. Except as set forth in Exhibit 3.3 to the Caremark Disclosure Schedule, Caremark does not own stock in and does not control, directly or indirectly, any other corporation, association, partnership or business organization other than the Caremark Subsidiaries and the Other Caremark Entities (as defined below).

     (b) Also disclosed in Exhibit 3.3 to the Caremark Disclosure Schedule is a list of all general or limited partnerships in which a general partner is Caremark, a Caremark Subsidiary or another partnership directly or indirectly controlled by Caremark (individually, a "Caremark Partnership" and collectively, the "Caremark Partnerships"), and all limited liability companies in which Caremark, a Caremark Subsidiary or a Caremark Partnership is a member (individually, a "Caremark LLC" and collectively, the "Caremark LLCs") (the Caremark Partnerships and the Caremark LLCs being collectively called the "Other Caremark Entities"), and their states of organization.

     (c) Except as set forth in Exhibit 3.3 to the Caremark Disclosure Schedule, neither Caremark nor any Caremark Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

     (d) Although the financial results of the medical groups affiliated with Caremark's physician practice management business are consolidated for accounting purposes on the Caremark Balance Sheet, the terms "Caremark Subsidiary" and "Other Caremark Entity" do not include any affiliated medical groups.

     3.4 Organization, Existence and Good Standing of Caremark Subsidiaries and Other Caremark Entities. (a) Each Caremark Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Caremark Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

     (b) Each Caremark Partnership that is a limited partnership is validly formed, each Caremark Partnership that is a general partnership has been duly organized, and each Caremark Partnership is in good standing under the laws of its respective state of organization. Each Caremark Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

     (c) Each Caremark LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each Caremark LLC has all necessary power to own its property and assets to carry on its business as presently conducted.

     3.5 Foreign Qualifications. Caremark, each Caremark Subsidiary and each Other Caremark Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Caremark.

     3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Caremark has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, By-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth in Exhibit
3.6 to the Caremark Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation or By-laws of Caremark or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Caremark, any Caremark Subsidiary or any Other Caremark Entity is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on Caremark, provided, however, nothing contained herein is intended to constitute a representation or warranty with respect to any conflict or violation or other impact upon the Certificate of Incorporation, By-laws, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MedPartners/Mullikin or any of its subsidiaries is a party or to which any such parties are bound. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Caremark.

     3.7 Caremark Public Information. Caremark has heretofore made available to MedPartners/Mullikin a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Caremark Documents") since January 1, 1994, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Caremark Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Caremark Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such statutes. The financial statements contained in the Caremark Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Caremark and its consolidated subsidiaries, fixed or contingent, required to be stated therein, and present fairly the financial condition of Caremark and its consolidated subsidiaries at said dates and the consolidated results of operations and cash flows of Caremark and its consolidated subsidiaries for the periods then ended. The consolidated balance sheet of Caremark at

December 31, 1995, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of Caremark is herein sometimes referred to as the "Caremark Balance Sheet".

     3.8 Contracts, etc. (a) All material contracts, leases, agreements and arrangements to which Caremark or any of the Caremark Subsidiaries or Other Caremark Entities is a party are legally valid and binding in accordance with their terms and in full force and effect. Except as disclosed in Exhibits 3.8 and 3.10 to the Caremark Disclosure Schedule, to the knowledge of Caremark, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and to the knowledge of Caremark, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on Caremark.

     (b) Except as set forth in Exhibit 3.8 to the Caremark Disclosure Schedule, no material contract or agreement to which Caremark or any Caremark Subsidiary is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on Caremark.

     (c) Except as set forth in Exhibit 3.8 to the Caremark Disclosure Schedule, none of Caremark or any Caremark Subsidiary has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.9) or entered into any noncompetition agreement or similar agreement restricting its ability to engage in any business in any location.

     3.9 Properties and Assets. Caremark (including, as applicable, the Caremark Subsidiaries or Other Caremark Entities) owns all of the real and personal property included in the Caremark Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of Caremark's business since the date of the Caremark Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or
(ii) which are set forth in Exhibit 3.9 to the Caremark Disclosure Schedule or in the Caremark Documents.

     3.10 Legal Proceedings. Except as disclosed in the Caremark Documents or as listed in Exhibit 3.10 to the Caremark Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of Caremark, threatened against Caremark, at law or in equity, relating to or affecting Caremark, any Caremark Subsidiary or any Other Caremark Entity, including the Merger, which individually or in the aggregate, could reasonably be expected to have a material effect on Caremark or a material adverse effect on the ability of Caremark to consummate the transactions contemplated hereby. Except as disclosed in the Caremark Documents or as listed in Exhibit 3.10 to the Caremark Disclosure Schedule, Caremark does not know or have any reasonable grounds to believe that any such action, suit or proceeding has merit. In connection with the execution and delivery of this Plan of Merger, Caremark has made available to MedPartners/Mullikin and its representatives all material documents (except those which may be privileged, subject to protective orders or confidentiality agreements) related to the legal proceedings described in the Caremark Documents which would be required to enable MedPartners/Mullikin and its representatives to understand the nature and scope of such litigation and its possible affect on Caremark, the Caremark Subsidiaries and the Other Caremark Entities.

     3.11 Subsequent Events. Except as disclosed in the Caremark Documents or as set forth in Exhibit 3.11 to the Caremark Disclosure Schedule, Caremark has not, since the date of the Caremark Balance Sheet:

          (a) Incurred any material adverse change.

          (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on Caremark, other than (i) liabilities shown or reflected on the Caremark Balance Sheet or (ii) liabilities incurred since the date of the Caremark Balance Sheet in the ordinary course of business.

          (c) Incurred any funded indebtedness or increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on Caremark, except as may have been required due to income or operations of Caremark since the date of the Caremark Balance Sheet.

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Caremark.

          (e) Sold or transferred any of the assets material to the consolidated business of Caremark International, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

          (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Caremark to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

          (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under this Plan of Merger.

          (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under Caremark's stock option plans or stock purchase plans).

     3.12 Accounts Receivable. (a) Since the date of the Caremark Balance Sheet, Caremark has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Caremark (including the Caremark Subsidiaries and Other Caremark Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on Caremark.

     (b) Without limiting the generality of the foregoing, Caremark and each Caremark Subsidiary is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on Caremark.

     3.13 Tax Returns. Caremark has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on Caremark. Caremark has made all payments shown as due on such returns. Except as reflected in Exhibit 3.13 to the Caremark Disclosure Schedule, Caremark has not been notified that any tax returns of Caremark are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by Caremark for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

     3.14 Employee Benefit Plans; Employment Matters. (a) Except as disclosed in the Caremark Documents or as set forth in Exhibit 3.14(a) to the Caremark Disclosure Schedule, Caremark has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans disclosed in the Caremark Documents or listed in Exhibit 3.14(a) (individually, a "Caremark Plan" and collectively, the "Caremark Plans") have to the knowledge of Caremark during the Relevant Period, and except as set forth in
Exhibit 3.14(a) been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Caremark has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the

Caremark Plans during the Relevant Period that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Caremark Plans which is subject to Title IV of ERISA during the Relevant Period except as set forth in Exhibit 3.14(a). Caremark has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. For purposes of this Section 3.14, the term "Relevant Period" shall mean November 30, 1992 with regard to Caremark and the affiliation date with regard to Caremark's management relations with affiliated medical group practices.

     (b) Except as disclosed in the Caremark Documents or as set forth in
Exhibit 3.14(b) to the Caremark Disclosure Schedule, Caremark is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

     3.15 Compliance with Laws. Except as disclosed in the Caremark Documents or as set forth in Exhibit 3.15 to the Caremark Disclosure Schedule, Caremark has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the applicable Medicare or Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Caremark which, if it were determined that a violation had occurred, would have a material adverse effect on Caremark.

     3.16 Regulatory Approvals. Except as disclosed in the Caremark Documents or in Exhibit 3.16 to the Caremark Disclosure Schedule, Caremark and each Caremark Subsidiary or Other Caremark Entity, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on Caremark. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of Caremark and each Caremark Subsidiary or Other Caremark Entity are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on Caremark. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of Caremark, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which Caremark is subject which, if violated, would have a material adverse effect on Caremark.

     3.17 Commissions and Fees. Except for fees payable to CS First Boston pursuant to the engagement letter, dated March 19, 1996, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against MedPartners/Mullikin or Caremark or any subsidiary or other controlled entity of MedPartners/Mullikin or Caremark resulting from any action taken by Caremark or its officers, directors or agents, or any of them.

     3.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding Caremark Shares entitled to vote thereon is the only vote of the holders of any class or series of Caremark capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

     3.19 No Untrue Representations. No representation or warranty by Caremark in this Plan of Merger, and no Exhibit or certificate issued by Caremark and furnished or to be furnished to MedPartners/Mullikin pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of all of the circumstances then prevailing.

     3.20 Accounting Matters. To the best knowledge of Caremark, neither Caremark nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by MedPartners/Mullikin or any of its affiliates) would prevent
MedPartners/Mullikin from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN AND THE SUBSIDIARY RELATED TO THE SUBSIDIARY.

     The Subsidiary and MedPartners/Mullikin, jointly and severally, hereby represent and warrant to Caremark as follows:

          4.1 Organization, Existence, Good Standing and Capital Stock. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which shares are issued and registered in the name of MedPartners/Mullikin. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any Caremark Shares.

          4.2 Power and Authority. The Subsidiary has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

          4.3 Commissions and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Plan of Merger resulting from any action taken by the Subsidiary or any of its officers, directors or agents.

          4.4 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

          4.5 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

          4.6 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, the Subsidiary has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans or otherwise.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN.

     MedPartners/Mullikin hereby represents and warrants to Caremark as follows:

          5.1 Organization, Existence and Good Standing. MedPartners/Mullikin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MedPartners/Mullikin has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. MedPartners/Mullikin is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has MedPartners/Mullikin within such time owned, directly or indirectly, any Caremark Shares.

          5.2 MedPartners/Mullikin Capital Stock. MedPartners/Mullikin's authorized capital consists of 9,500,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, and no shares are held in treasury, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding and no shares are held on treasury and 200,000,000 shares of Common Stock, par value $.001 per share, of which 50,786,775 shares were issued and outstanding at May 1, 1996, and no shares are held in treasury. All of the issued and outstanding shares of MedPartners/Mullikin Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the MedPartners/Mullikin Documents (as herein defined), and except as described in Exhibit 5.2 to the MedPartners/Mullikin Disclosure Schedule delivered to Caremark by MedPartners/Mullikin at the time of the execution and delivery of this Plan of Merger (the "MedPartners/Mullikin Disclosure Schedule"), there are no options, warrants or similar rights granted by MedPartners/Mullikin or any other agreements to which MedPartners/Mullikin is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of MedPartners/Mullikin Common Stock.

          5.3 MedPartners/Mullikin Common Stock. On the Closing Date, MedPartners/Mullikin will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Caremark Shares in accordance with the provisions of this Plan of Merger. The MedPartners/Mullikin Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the NYSE, upon official notice of issuance.

          5.4 Subsidiaries and Affiliated Entities. (a) Attached as Exhibit 5.4 to the MedPartners/Mullikin Disclosure Schedule is a list of all subsidiaries of MedPartners/Mullikin (individually, a "MedPartners/ Mullikin Subsidiary", and collectively, the "MedPartners/Mullikin Subsidiaries") and their states of incorporation and all professional corporations or professional associations of which MedPartners/Mullikin has control and their states of incorporation. Except as set forth in
     Exhibit 5.4 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin does not own stock in and does not control, directly or indirectly, any other corporation, association, partnership or business organization.

          (b) Also disclosed in Exhibit 5.4 to the Medpartners/Mullikin Disclosure Schedule is a list of all general or limited partnerships in which a general partner is MedPartners/Mullikin, a MedPartners/Mullikin Subsidiary or another partnership controlled by MedPartners/Mullikin (individually a "MedPartners/Mullikin Partnership" and collectively, the "MedPartners/Mullikin Partnerships"), and all limited liability companies in which MedPartners/Mullikin, a MedPartners/Mullikin Subsidiary is a member (individually, a "MedPartners/Mullikin LLC", the MedPartners/Mullikin Professional Corporations and the MedPartners/Mullikin LLCs being collectively called the "Other MedPartners/Mullikin Entities"), and their states of organization. Except as set forth in Exhibit 5.4 to the MedPartners/Mullikin Disclosure Schedule, neither MedPartners/Mullikin nor any MedPartners/Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

          (c) Except as set forth in Exhibit 5.4, neither MedPartners/Mullikin nor any MedPartners/Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

          (d) Although the financial results of the medical groups affiliated with MedPartners/Mullikin physician practice management business are consolidated for accounting purposes on the MedPartners/Mullikin Balance Sheet, the terms "MedPartners/Mullikin Subsidiary" and "Other MedPartners/ Mullikin Entity" do not include any affiliated medical groups.

          5.5 Organization, Existence and Good Standing of MedPartners/Mullikin Subsidiaries and Other MedPartners/Mullikin Entities. (a) Each MedPartners/Mullikin Subsidiary and each MedPartners/Mullikin Entity is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each MedPartners/Mullikin Subsidiary and each MedPartners/Mullikin Professional Corporation has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

          (b) Each MedPartners/Mullikin Partnership that is a limited partnership is validly formed, each MedPartners/Mullikin Partnership that is a general partnership has been duly organized, and each MedPartners/Mullikin Partnership is in good standing under the laws of its respective state of organization. Each MedPartners/Mullikin Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

          (c) Each MedPartners/Mullikin LLC that is a limited company validly formed and in good standing under the laws of its respective state of organization. Each MedPartners/Mullikin LLC has all necessary power to own its property and assets and to carry on its business as presently conducted.

          5.6 Foreign Qualifications. MedPartners/Mullikin, each MedPartners/Mullikin Subsidiary and each Other MedPartners/Mullikin Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on MedPartners/Mullikin.

          5.7 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, MedPartners/Mullikin has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of MedPartners/Mullikin, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MedPartners/Mullikin is a party or by which it is bound, or violate any restrictions of any kind to which MedPartners/Mullikin is subject which, if violated or accelerated, would have a material adverse effect on MedPartners/Mullikin. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of MedPartners/Mullikin.

          5.8 MedPartners/Mullikin Public Information. MedPartners/Mullikin has heretofore made available to Caremark a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it or its predecessor, MedPartners, Inc., with the SEC (as any such documents have since the time of their original filing been amended, the "MedPartners/Mullikin Documents") since February 21, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the MedPartners/Mullikin Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the MedPartners/Mullikin Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated under such statutes. The financial statements contained in the MedPartners/Mullikin Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of MedPartners/Mullikin, fixed or contingent, required to be stated therein, and present fairly the financial condition of MedPartners/Mullikin at said dates and the consolidated results of operations and cash flows of MedPartners/Mullikin for the periods then ended. The consolidated balance sheet of MedPartners/Mullikin at December 31, 1995, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of MedPartners/Mullikin is herein sometimes referred to as the "MedPartners/Mullikin Balance Sheet".

          5.9 Contracts, etc. (a) All material contracts, leases, agreements and arrangements to which MedPartners/Mullikin or any of the MedPartners/Mullikin Subsidiaries is a party are legally valid and binding in accordance with their terms and in full force and effect. To the knowledge of MedPartners/ Mullikin, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and to the knowledge of

     MedPartners/Mullikin, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on MedPartners/Mullikin.

          (b) Except as set forth in Exhibit 5.9 to the MedPartners/Mullikin Disclosure Schedule, no contract or agreement to which MedPartners/Mullikin or any MedPartners/Mullikin Subsidiary is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on MedPartners/Mullikin.

          (c) Except as set forth in Exhibit 5.9 to the MedPartners/Mullikin Disclosure Schedule, none of MedPartners/Mullikin, or any MedPartners/ Mullikin Subsidiary has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 5.10) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

          5.10 Properties and Assets. MedPartners/Mullikin (including, as applicable, the MedPartners/ Mullikin Subsidiaries) owns all of the real and personal property included in the MedPartners/Mullikin Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of MedPartners/ Mullikin's business since the date of the MedPartners/Mullikin Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are set forth in Exhibit 5.10 to the MedPartners/Mullikin Disclosure Schedule or in the MedPartners/Mullikin Documents.

          5.11 Legal Proceedings. Except as listed in Exhibit 5.11 to the MedPartners/Mullikin Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of MedPartners/Mullikin, threatened against MedPartners/Mullikin, at law or in equity, relating to or affecting MedPartners/Mullikin or any MedPartners/Mullikin Subsidiary, including the Merger, which individually or in the aggregate, could reasonably be expected to have a material effect on MedPartners/Mullikin, or a material adverse effect on the ability of MedPartners/Mullikin to consummate the transactions contemplated hereby. Except as listed in
     Exhibit 5.11 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin does not know or have any reasonable grounds to believe that any such action, suit or proceeding has merit.

          5.12 Subsequent Events. Except as set forth on Exhibit 5.12 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has not, since the date of the MedPartners/Mullikin Balance Sheet:

             (a) Incurred any material adverse change.

             (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on MedPartners/Mullikin, other than (i) liabilities shown or reflected on the MedPartners/Mullikin Balance Sheet or (ii) liabilities incurred since the date of the MedPartners/Mullikin Balance Sheet in the ordinary course of business.

             (c) Incurred any funded Indebtedness or increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on MedPartners/Mullikin, except as may have been required due to income or operations of MedPartners/Mullikin since the date of the MedPartners/Mullikin Balance Sheet.

             (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of MedPartners/Mullikin.

             (e) Sold or transferred any of the assets material to the consolidated business of MedPartners/Mullikin, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

             (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by MedPartners/Mullikin to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

             (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

             (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under MedPartners/Mullikin's stock option plans.

          5.13 Accounts Receivable. (a) Since the date of the MedPartners/Mullikin Balance Sheet, MedPartners/Mullikin has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. MedPartners/Mullikin (including the MedPartners/Mullikin Subsidiaries and Other MedPartners/ Mullikin Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on MedPartners/Mullikin.

        (b) Without limiting the generality of the foregoing, MedPartners/ Mullikin and each MedPartners/Mullikin Subsidiary is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on MedPartners/Mullikin.

          5.14 Tax Returns. MedPartners/Mullikin has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on MedPartners/Mullikin. MedPartners/Mullikin has made all payments shown as due on such returns. MedPartners/Mullikin has not been notified that any tax returns of MedPartners/Mullikin are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by MedPartners/Mullikin for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

          5.15 Employee Benefit Plans; Employment Matters. (a) Except as disclosed in the MedPartners/Mullikin Documents or as set forth in Exhibit 5.15(a) to the MedPartners/Mullikin Disclosure Schedule, MedPartners/ Mullikin has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed in Exhibit 5.15(a) (individually, a "MedPartners/Mullikin Plan" and collectively, the "MedPartners/Mullikin Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by MedPartners/ Mullikin has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the MedPartners/Mullikin Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the MedPartners/Mullikin Plans which is subject to Title IV of ERISA. MedPartners/Mullikin has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as disclosed in the MedPartners/Mullikin Documents or as set forth in Exhibit 5.15(b) to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

          5.16 Compliance with Laws. Except as disclosed in the MedPartners/Mullikin Documents or as set forth in Exhibit 5.16 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by MedPartners/Mullikin which, if it were determined that a violation had occurred, would have a material adverse effect on MedPartners/Mullikin.

          5.17 Regulatory Approvals. Except as disclosed in the MedPartners/ Mullikin Documents or in Exhibit 5.17 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary or Other MedPartners/Mullikin Entity, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on MedPartners/Mullikin. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary or Other MedPartners/Mullikin Entity are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on MedPartners/Mullikin. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of MedPartners/Mullikin, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which MedPartners/Mullikin is subject which, if violated, would have a material adverse effect on MedPartners/Mullikin.

          5.18 Investment Intent. MedPartners/Mullikin is acquiring the Caremark Shares hereunder for its own account and not with a view to the distribution or sale thereof, and MedPartners/Mullikin has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the Caremark Shares to any other person, firm or corporation.

          5.19 Commissions and Fees. Except for the fee payable to Smith Barney Inc., pursuant to the engagement letter, dated March 15, 1996, there are no valid claims for brokerage commissions, finder's fees or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against MedPartners/Mullikin or Caremark or any subsidiary or other controlled entity of MedPartners/Mullikin or Caremark resulting from any action taken by MedPartners/Mullikin or any of its officers, directors or agents or any of them.

          5.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding MedPartners/Mullikin Shares entitled to vote thereon is the only vote of the holders of any class or series of MedPartners/Mullikin capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

          5.21 Accounting Matters. To the best knowledge of MedPartners/Mullikin, neither MedPartners/Mullikin nor any of its affiliates has taken or agreed to taken any action that (without giving effect to any actions taken or agreed to be taken by Caremark or any of its affiliates) would prevent Caremark from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

          5.22 No Untrue Representations. No representation or warranty by MedPartners/Mullikin in this Plan of Merger, and no Exhibit or certificate issued by MedPartners/Mullikin and furnished or to be furnished to MedPartners/Mullikin pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of all of the circumstances then prevailing.

          5.23 Payor Settlements. MedPartners/Mullikin acknowledges that it is aware of Caremark's obligations pursuant to that certain settlement agreement between Caremark and certain insurance companies, dated March 17, 1996 and that following the Effective Time, MedPartners/Mullikin will make sufficient funds available to the Surviving Corporation to pay this obligation.

SECTION 6.  ACCESS TO INFORMATION AND DOCUMENTS.

     6.1 Access to Information. (a) Between the date hereof and the Closing Date, each of Caremark and MedPartners/Mullikin will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Caremark shall make available to MedPartners/Mullikin all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Caremark's banking, investment and financial arrangements with those of MedPartners/Mullikin at the Effective Time.

     (b) In connection with the obtaining of the MedPartners/Mullikin's Required Lenders (as defined in the Revolving Credit and Reimbursement Agreement, dated as of November 21, 1995, among MedPartners/Mullikin and NationsBank of Georgia, N.A.) consent to the Merger, Caremark hereby agrees that it shall provide, and use its reasonable efforts to cause and to provide MedPartners/Mullikin with such information and documentation as MedPartners/Mullikin's Required Lenders or MedPartners/Mullikin shall request in order to obtain such consent.

     6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the respective Confidentiality Agreements, dated March 1, 1996, and March 20, 1996, respectively, between Caremark and MedPartners/Mullikin (together, the "Confidentiality Agreement").

     6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

     (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 7.  COVENANTS.

     7.1 Preservation of Business. Except as contemplated by this Plan of Merger, each of Caremark and MedPartners/Mullikin will use its reasonable best efforts to preserve its business organization intact, to keep available to MedPartners/Mullikin and the Surviving Corporation the services of their present employees, and to preserve for MedPartners/Mullikin and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with them and their respective subsidiaries.

     7.2 Material Transactions. Except as contemplated by this Plan of Merger, prior to the Effective Time, neither Caremark nor any Caremark Subsidiary or Other Caremark Entity will (other than as required pursuant to the terms of this Plan of Merger and the related documents, and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof and transactions described in Exhibit 7.2 to the Caremark Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2), without first obtaining the written consent of MedPartners/Mullikin:

          (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Caremark or the Caremark Subsidiaries or Other Caremark Entities, other than in the ordinary course of business or as otherwise disclosed herein.

          (b) Enter into any employment contract or similar agreement, in which the cash compensation is in excess of $150,000, or the term is greater than one year, which is not terminable upon notice of 30 days or less, at will, and without penalty to Caremark or such Caremark Subsidiary or Other Caremark Entity, except as provided herein.

          (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $5,000,000, other than in the ordinary course of business.

          (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Caremark or such Caremark Subsidiary or Other Caremark Entity, except upon exercise of currently outstanding stock options or pursuant to stock purchase plans.

          (e) Make any payment or distribution to the trustee under any bonus, pension, profitsharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Caremark's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan.

          (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

          (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

          (h) Amend its Certificate or Articles of Incorporation or By-laws.

          (i) Take any action of a character described in Section 3.11(a) to 3.11(h), inclusive.

     7.3 Meetings of Stockholders. Each of MedPartners/Mullikin and Caremark will take all steps necessary in accordance with their respective Certificates of Incorporation and By-laws to call, give notice of, convene and hold meetings of their respective stockholders (the "Stockholder Meetings") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving and adopting this Plan of Merger and the transactions contemplated hereby and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Boards of Directors of MedPartners/Mullikin and Caremark will (i) recommend to their respective stockholders the approval and adoption of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use their respective reasonable, good faith efforts to obtain the approval by their respective stockholders of this Plan of Merger and the transactions contemplated hereby.

     7.4 Registration Statement. (a) MedPartners/Mullikin shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of MedPartners/Mullikin Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of MedPartners/Mullikin and Caremark containing the information required by the Exchange Act (the "Proxy Statement"). MedPartners/Mullikin shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares of MedPartners/Mullikin Common Stock covered thereby have been distributed. MedPartners/Mullikin shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. MedPartners/Mullikin shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. MedPartners/Mullikin shall provide Caremark with copies of all filings made pursuant to this Section 7.4 and shall consult with Caremark on responses to any comments made by the Staff of the SEC with respect thereto.

     (b) The information specifically designated as being supplied by Caremark for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by Caremark for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Caremark, or its officers or directors, should be discovered by Caremark which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Caremark shall promptly inform MedPartners/Mullikin. All documents, if any, that Caremark is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Proxy Statement in connection with the Stockholder Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to MedPartners/Mullikin or its officers or Directors, should be discovered by MedPartners/Mullikin which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MedPartners/Mullikin shall promptly inform Caremark and shall promptly file such amendment to the Registration Statement. All documents that MedPartners/Mullikin is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) Prior to the Closing Date, MedPartners/Mullikin shall use its reasonable, good faith efforts to cause the shares of MedPartners/Mullikin Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

     (e) Prior to the Closing Date, MedPartners/Mullikin shall file a Subsequent Listing Application with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger, and shall cause such shares of MedPartners/Mullikin Common Stock to be listed on the NYSE, upon official notice of issuance, prior to the Closing Date.

     (f) Caremark shall furnish all information to MedPartners/Mullikin with respect to Caremark and the Caremark Subsidiaries as MedPartners/Mullikin may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with MedPartners/Mullikin in the preparation and filing of such documents.

     7.5 Exemption from State Takeover Laws. Caremark shall take all reasonable steps necessary to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Caremark's Board of Directors or otherwise.

     7.6 HSR Act Compliance. MedPartners/Mullikin and Caremark shall promptly make their respective filings, and shall thereafter use their reasonable best efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. MedPartners/Mullikin and Caremark will use their respective reasonable best efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

     7.7 Public Disclosures. MedPartners/Mullikin and Caremark will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE. The parties shall issue a joint press release, mutually acceptable to MedPartners/Mullikin and Caremark, promptly upon execution and delivery of this Plan of Merger.

     7.8 Transition Planning/Reorganization.  (a) C.A. Lance Piccolo and Larry
R. House, as Chairmen of Caremark and MedPartners/Mullikin, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger contemplated hereby. If either such person ceases to be a Chairman of his respective company for any reason, such person's successor as Chairman shall assume his predecessor's responsibilities under this Section 7.8

     (b) Immediately prior to the Effective Time, MedPartners/Mullikin shall take all necessary action to (i) cause Larry R. House to be appointed as the Chairman, President and Chief Executive Officer of MedPartners/Mullikin and C.A. Lance Piccolo to be appointed as the Vice Chairman of the Board of Directors of MedPartners/Mullikin and (ii) cause the Board of Directors of MedPartners/Mullikin to consist of 13 members, 9 of which shall be designated by MedPartners/Mullikin, and 4 of which shall be designated by Caremark (the "New Board"), such that each class of Directors of the New Board contains a number of directors designated by Caremark as nearly equal in number as is reasonably possible. Each committee of the New Board shall contain at least one member that is a Caremark designated director. If at any time prior to the third anniversary of the Effective Time, the number of directors designated by Caremark serving, or that would be serving following the next stockholders' meeting at which directors are to be elected, as directors of MedPartners/Mullikin or as members of any committee of the New Board, would not be in proportion to the initial designation of the New Board as set forth above, then the New Board shall nominate for election at the next MedPartners/Mullikin stockholders' meeting at which directors are to be elected, such person or persons as may be requested by the remaining directors designated by Caremark to ensure that there shall be a number of directors designated by Caremark (or the remaining directors designated by Caremark) in proportion to the initial designation of the New Board as set forth above.

     (c) Immediately prior to the Effective Time, MedPartners/Mullikin shall and shall cause the Surviving Corporation to elect as officers of MedPartners/Mullikin or the Surviving Corporation, as applicable, each of the persons specified in the letter dated May 13, 1996 from Larry R. House to C.A. Lance Piccolo (the "Letter") to the offices and positions specified in the Letter; provided, however, that no person so named in the Letter shall be required to accept the office or position so specified.

     (d) MedPartners/Mullikin shall take such action as shall be necessary to give effect to the provisions set forth in this section, including but not limited to incorporating such provisions in the Certificate of Incorporation or By-laws of MedPartners/Mullikin in effect immediately prior to and after the Effective Time.

     7.9 No Solicitations. Either MedPartners/Mullikin or Caremark may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire such party upon a merger, purchase of assets, purchase of or tender offer for shares of its Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of MedPartners/Mullikin or Caremark, as the case may be, determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under

Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, MedPartners/Mullikin or Caremark shall not, and will direct each officer, director, employee, representative and agent of such party not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than Caremark or an affiliate or associate or agent of Caremark, or other than MedPartners/Mullikin or an affiliate or associate or agent of MedPartners/Mullikin, respectively) concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving such party. Such party shall promptly notify the other party if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction involving such party, such notification to include the identity of such third party and the proposed terms of such possible Acquisition Transaction.

     7.10 Other Actions. None of Caremark, MedPartners/Mullikin and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Caremark or MedPartners/Mullikin to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of Caremark or MedPartners/Mullikin to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

     7.11 Accounting Methods. Neither MedPartners/Mullikin nor Caremark shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

     7.12 Pooling and Tax-Free Reorganization Treatment.  Neither
MedPartners/Mullikin nor Caremark shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.13 Affiliate and Pooling Agreements. MedPartners/Mullikin and Caremark will each use their respective reasonable best efforts to cause each of their respective directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to MedPartners/Mullikin as soon as practicable an agreement in the form attached hereto as Exhibit 7.13 relating to the disposition of shares of Caremark Common Stock and shares of MedPartners/Mullikin Common Stock held by such person and the shares of MedPartners/Mullikin Common Stock issuable pursuant to this Plan of Merger.

     7.14 Cooperation. (a) MedPartners/Mullikin and Caremark shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

     (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of MedPartners/Mullikin and Caremark shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of MedPartners/

Mullikin and Caremark will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

     7.15 Caremark Stock Options. (a) As soon as reasonably practicable after the Effective Time, MedPartners/Mullikin shall deliver to the holders of Caremark stock options appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such Caremark stock options were issued and any stock option agreements evidencing such options which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Section 2.1(d) or this Section 7.15 after giving effect to the Merger and the assumption of such options by MedPartners/Mullikin as set forth herein) as in effect immediately prior to the Effective Time. MedPartners/Mullikin shall comply with the terms of the stock option plans, and the stock option agreements as so adjusted, and shall use its reasonable best efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the Caremark stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

     (b) MedPartners/Mullikin shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MedPartners/Mullikin Common Stock for delivery upon exercise of the Caremark stock options assumed by MedPartners/Mullikin in accordance with Section 2.1(d). As soon as practicable after the Effective Time, MedPartners/Mullikin shall file with the SEC a registration statement on Form S-8 with respect to shares of MedPartners/ Mullikin Common Stock subject to such assumed Caremark stock options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Caremark stock options remain outstanding. MedPartners/Mullikin shall administer the plans assumed pursuant to Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

     (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Caremark stock options awarded under any plan, program, or arrangement of Caremark or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by MedPartners/Mullikin as set forth above.

     7.16 Publication of Combined Results. MedPartners/Mullikin agrees that after the end of the first full calendar month after the Effective Time, MedPartners/Mullikin shall cause publication of the combined results of operations of MedPartners/Mullikin and Caremark in the First Quarterly Report on Form 10-Q which shall be filed after such period. For purposes of this Section 7.16, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

     7.17 Tax Opinions. Counsel for each of MedPartners/Mullikin and Caremark shall render opinions as to the federal income tax consequences of the Merger, which opinions shall be filed as Exhibits to the Registration Statement. Each of MedPartners/Mullikin and Caremark agrees that it shall provide certificates containing reasonable representations to such counsel in connection with the rendering of such opinions.

     7.18 Consents; Amendments, Etc. (a) MedPartners/Mullikin, the Subsidiary and Caremark shall use their best efforts to obtain all material consents, approvals and authorizations of third parties with respect to all material agreements to which such parties are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to MedPartners/Mullikin or Caremark, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

     (b) MedPartners/Mullikin, the Subsidiary and Caremark shall use their best efforts to obtain, or obtain the transfer of, any licenses and other regulatory approvals necessary to allow the Surviving Corporation to operate Caremark's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on Caremark.

     7.19 Change in Control. MedPartners/Mullikin acknowledges and agrees that the consummation of the Merger shall constitute a "Change in Control" or "Change of Control" of Caremark for all purposes within the meaning of all Caremark Plans and compensation plans or compensation agreements of Caremark.

     7.20 Employee Retention. MedPartners/Mullikin and Caremark acknowledge that retaining the services and loyalty of Caremark employees is important to the success of the Surviving Corporation. MedPartners/Mullikin agrees that Caremark may expend up to a total of $2,000,000 in incentive payments to retain the services and ensure the loyalty of key employees of Caremark for up to six months immediately subsequent to the Effective Time provided however that no such incentive payment may be granted to any Caremark employee (i) that is party to a severance compensation agreement with Caremark, or (ii) in an amount in excess of one-half of such employee's annual base salary as of the date hereof.

     7.21 Litigation Cooperation. Caremark shall use its best efforts to obtain the agreement of all persons with whom Caremark has severance or employment agreements, and Caremark will obtain the agreement in the future of any person with whom Caremark enters into a severance or employment agreement to cooperate with Caremark in defending its litigation to substantially the following effect:

        "I understand that following the termination of my employment with Caremark, I may be contacted by Caremark or its legal counsel concerning various lawsuits or other legal matters about which I may have knowledge. I agree to cooperate with all reasonable requests for assistance from Caremark in this regard. I further agree to notify Caremark if I am served with a subpoena or other legal process, or otherwise contacted by or asked to provide information to, any other party (including government agencies) concerning investigations, lawsuits or other legal proceedings involving Caremark. Caremark agrees to reimburse me for all reasonable expenses incurred by me in fulfilling these obligations. These obligations are subject to any and all personal rights and privileges that I may have concerning any of these matters."

     7.22 Consulting Agreements. MedPartners/Mullikin and Caremark shall offer consulting agreements to each of C.A. Lance Piccolo, Diane Munson and Tom Hodson, respectively, as of the Effective Time which contain terms and conditions substantially similar to those agreed to by the parties at the signing of this Plan of Merger.

SECTION 8.  TERMINATION, AMENDMENT AND WAIVER.

     8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of Caremark Common Stock and the holders of MedPartners/Mullikin Common Stock:

          (a) by mutual written consent of MedPartners/Mullikin, the Subsidiary and Caremark;

          (b) by either MedPartners/Mullikin or Caremark;

             (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of Caremark Common Stock or the holders of MedPartners/ Mullikin Common Stock shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before December 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

             (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

             (iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the occurrence or discovery of such breach by the breaching party, whichever is later (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

          (c) by either MedPartners/Mullikin or Caremark in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section
     9.2 (in the case of MedPartners/Mullikin) or Section 9.3 (in the case of Caremark) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

     8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

     8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of Caremark Shares or holders of shares of MedPartners/Mullikin Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

     8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of each of MedPartners/Mullikin, the Subsidiary and Caremark, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6 Expenses; Breakup Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses) incurred in connection with preparing, filing, printing and mailing the Proxy Statements and the Registration Statement shall be shared equally by MedPartners/Mullikin and Caremark.

     (b) (i) If this Plan of Merger is terminated pursuant to Section 8.1(b) and within one year after the effective date of such termination such terminating party is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, such terminating party shall pay to the non-terminating party a break-up fee of $100,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by each of the parties and the value of management time, overhead, opportunity costs and other unallocated cots incurred by or on behalf of each party in connection with this Plan of Merger. Neither party shall enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to the non-terminating party upon such consummation.

     (ii) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

          (A) either Caremark or MedPartners/Mullikin, as the case may be, shall agree to, consummate, or announce its intention to enter into any Acquisition Transaction (as defined in Section 7.9); or

          (B) any person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding Caremark Common Stock or MedPartners/

     Mullikin Common Stock or purchase, lease or otherwise acquire 10% of the assets of Caremark or MedPartners/Mullikin, as the case may be.

     (c) Each of MedPartners/Mullikin and Caremark acknowledges that the provisions for the payment of breakup fees and allocation of expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, MedPartners/Mullikin and Caremark and the other constituent entities would not have entered into the Plan of Merger. Accordingly, if a breakup fee shall become due and payable by either party, and such party shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, the terminating party shall pay the non-terminating party's reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed or any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the dates incurred) at the prime rate of interest announced from time to time by NationsBank of Georgia, National Association. The obligations of MedPartners/Mullikin and Caremark under this Section 8.6 shall survive any termination of this Plan of Merger.

     In the event of an event which shall give rise to the payment of the breakup fee pursuant to this Section 8.6 of this Plan of Merger, the payment of any such breakup fee shall be the sole and exclusive remedy of the party receiving such fee.

SECTION 9.  CONDITIONS TO CLOSING.

     9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by MedPartners/Mullikin, the Subsidiary and Caremark):

          (a) None of MedPartners/Mullikin, the Subsidiary or Caremark nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents the consummation of the Merger or (ii) would impose any material limitation on the ability of MedPartners/Mullikin effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Caremark and the Caremark Subsidiaries and Other Caremark Entities, taken as a whole.

          (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

          (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) The holders of shares of Caremark Common Stock and the holders of shares of MedPartners/Mullikin Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.

          (e) The shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

          (f) The Merger shall qualify for "pooling of interests" accounting treatment, and MedPartners/Mullikin and Caremark shall each have received a letter, dated the Closing Date, from Ernst & Young LLP as to their concurrence with management of MedPartners/Mullikin and Caremark to that effect if the Merger is consummated in accordance with the terms and provisions of this Plan of Merger.

          (g) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

     9.2 Conditions to Obligations of MedPartners/Mullikin. The obligations of MedPartners/Mullikin to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by MedPartners/ Mullikin):

          (a) Each of the agreements of Caremark to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Caremark shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of Caremark set forth in
     Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date as described in the next sentence. The representations and warranties of Caremark set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that Caremark shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by MedPartners/Mullikin) under this Agreement. MedPartners/Mullikin and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Caremark, dated the Closing Date, certifying as to the fulfillment of the foregoing conditions.

          (c) MedPartners/Mullikin shall have received an opinion from Haskell Slaughter & Young, L.L.C., to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, Caremark and the Subsidiary.

          (d) MedPartners/Mullikin shall have received an opinion from Wachtell, Lipton, Rosen & Katz substantially to the effect set forth in Exhibit 9.2(d) hereto.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required to execute, deliver and perform this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

     9.3 Conditions to Obligations of Caremark. The obligations of Caremark to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Caremark):

          (a) Each of the agreements of MedPartners/Mullikin and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and MedPartners/Mullikin and the Subsidiaries shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of MedPartners/Mullikin set forth in Section 5.13(a) shall be true and correct as of the date of the Plan of Merger and as of the Closing Date as described in the next sentence. The representations and warranties of MedPartners/Mullikin and the Subsidiary set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). Caremark shall have been furnished with a certificate, executed by duly authorized officers of MedPartners/Mullikin and the Subsidiary, dated the Closing Date, certifying in such detail as Caremark may reasonably request as to the fulfillment of the foregoing conditions.

          (c) Caremark shall have received an opinion from Wachtell, Lipton, Rosen & Katz to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/ Mullikin, Caremark and the Subsidiary.

          (d) Caremark shall have received an opinion from Haskell Slaughter & Young, L.L.C., substantially to the effect set forth in Exhibit 9.3(d) hereto.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

SECTION 10.  MISCELLANEOUS.

     10.1 Nonsurvival of Representations and Warranties. Unless expressly provided otherwise, none of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

     10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

          If to MedPartners/Mullikin:

              MedPartners/Mullikin, Inc.
              3000 Galleria Tower, Suite 1000
              Birmingham, Alabama 35244
              Facsimile: (205) 733-9780
              Attn: J. Brooke Johnston, Jr.
                  Senior Vice President and General Counsel

          with a copy to:

              F. Hampton McFadden, Jr., Esq.
              Haskell, Slaughter & Young, L.L.C.
              1200 AmSouth/Harbert Plaza
              1901 Sixth Avenue North
              Birmingham, Alabama 35203
              Facsimile: (205) 324-1133

          If to Caremark:

              Caremark International Inc.
              2211 Sanders Road
              Northbrook, Illinois 60062
              Facsimile: (847) 559-4790
              Attn: General Counsel

          with a copy to:

              Edward D. Herlihy
              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York 10019
              Facsimile: (212) 403-2000

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     10.4 Insurance; Indemnification; Benefits. (a) MedPartners/Mullikin shall cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Caremark with respect to matters occurring prior to the Effective Time; provided, however, that (i) MedPartners/Mullikin may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and (ii) MedPartners/Mullikin shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (b) From and after the Effective Time, MedPartners/Mullikin shall cause the Surviving Corporation to indemnify and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of Caremark (or any Caremark Subsidiary or Other Caremark Entity), including, without limitation, each person controlling any of the foregoing persons (together with such person's heirs and representatives, individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws, in connection with the Merger. MedPartners/Mullikin shall cause the Surviving Corporation to keep in effect Caremark's current provisions in its certificate of incorporation and by-laws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, (i) MedPartners/Mullikin shall cause the Surviving Corporation to pay the reasonable fees and expenses of counsel selected by the Indemnified Party in advance of the final disposition of any such action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (ii) MedPartners/Mullikin shall cause the Surviving Corporation to cooperate in the defense of any such matter.


     (c) MedPartners/Mullikin covenants and agrees that, following the Effective Time, (i) it will, or it will cause the Surviving Corporation to, provide for the benefit of employees of Caremark who become employees of the Surviving Corporation, an effective and complete employee benefit program which is competitive in the industries in which it competes, which benefits shall be no less advantageous than those benefits offered to similarly situated MedPartners/Mullikin employees, (ii) it will, or it will cause the Surviving Corporation to, (A) honor in accordance with their terms all benefits accrued or vested under the Caremark Plans as of the Effective Time, (B) honor in accordance with their terms all contracts, arrangements, commitments, or understandings described in Exhibit 3.14(b) to the Caremark Disclosure Schedule,
(C) vest the benefits of any employee terminated within 12 months of the Closing Date under the 401 CARE Retirement Savings Plan and Caremark International Inc. Pension Plan, and (D) maintain and honor in accordance with its terms, Caremark's Severance Pay and Benefits Plan for 6 months from and after the Effective Time.


     (d) The provisions of this Section 10.4 and Sections 7.8, 7.15 and 7.19 shall survive the Merger, and are intended to be for the benefit of, and shall be enforceable by, any officer, director, employee, trustee or agent of Caremark (or any Caremark Subsidiary or Other Caremark Entity), and such person's heirs or representatives, that is the subject of such Section as the case may be (the expenses, including reasonable attorneys' fees, that may be incurred thereby in enforcing such provisions to be paid by MedPartners/ Mullikin).

     10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

     10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

     10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive

Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

     10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with Caremark or MedPartners/Mullikin, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries and other controlled entities identified herein or in any Exhibit or Disclosure Schedule delivered pursuant to this Plan of Merger, including the subsidiaries and other entities, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) changes in applicable law, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Caremark with the consent of MedPartners/Mullikin; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger.

     10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

     10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

     10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

     10.12 Integration of Exhibits. All Exhibits and Appendices attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein.

     10.13 Entire Agreement. This instrument, including all Exhibits and Appendices attached hereto and the Confidentiality Agreement contain the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     10.14 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     10.16 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by MedPartners/Mullikin, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

     IN WITNESS WHEREOF, MedPartners/Mullikin, the Subsidiary and Caremark have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                          MEDPARTNERS/MULLIKIN, INC.

                                          By       /s/  LARRY R. HOUSE
                                            ------------------------------------
                                                      Larry R. House,
                                              Chairman of the Board, President
                                             and MedPartners/Mullikin Executive
                                                           Officer

                                          PPM MERGER CORPORATION

                                          By       /s/  LARRY R. HOUSE
                                            ------------------------------------
                                                       Larry R. House
                                                         President

                                          CAREMARK INTERNATIONAL INC.

                                          By     /s/  C.A. LANCE PICCOLO
                                            ------------------------------------
                                                     C.A. Lance Piccolo
                                                   Chairman of the Board

                                ANNEX B TO COME

                                                                         ANNEX C

                                                                    May 13, 1996

Board of Directors
Caremark International Inc.
2215 Sanders Road
Northbrook, Illinois 60062

Members of the Board:

     You have asked us to advise you with respect to the fairness to holders of common stock of Caremark International Inc. ("Caremark") from a financial point of view of the consideration to be received by such holders pursuant to the terms of the Plan and Agreement of Merger, dated as of May 13, 1996 (the "Merger Agreement"), among Caremark, MedPartners/Mullikin, Inc. ("MedPartners") and PPM Merger Corporation, a wholly owned subsidiary of MedPartners ("Sub"). The Merger Agreement provides for, among other things, the merger of Sub with and into Caremark (the "Merger"), and the conversion of each outstanding share of common stock, par value $1.00 per share, of Caremark ("Caremark Common Stock") into the right to receive 1.21 (the "Exchange Ratio") shares of common stock, par value $.001 per share, of MedPartners ("MedPartners Common Stock"). We understand that the Merger is intended to be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

     In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents and certain publicly available business and financial information relating to Caremark and MedPartners. We also have reviewed certain other information, including financial forecasts, provided to us by Caremark and MedPartners, and have met with the respective managements of Caremark and MedPartners to discuss the businesses of Caremark and MedPartners.

     We also have considered certain financial and stock market data of Caremark and MedPartners, and we have compared that data with similar data for other publicly held companies in businesses similar to those of Caremark and MedPartners and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions that have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied upon its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Caremark and MedPartners as to the future financial performance of Caremark and MedPartners, as the case may be. We express no view as to such forecasts or the assumptions on which they are based.

     We have not made nor assumed any responsibility for making an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Caremark or MedPartners, nor have we been furnished with any such evaluations or appraisals. We also have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party consents for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby. Our opinion is necessarily based upon information available to us and financial, stock market and other conditions as they exist and can be evaluated as of the date hereof. Our opinion does not address Caremark's underlying business decision to effect the Merger. We are not expressing any opinion as to what the value of the MedPartners Common Stock actually will be when issued to the holders of Caremark Common Stock pursuant to the Merger or the prices at which such MedPartners Common Stock will trade subsequent to the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     We have acted as financial advisor to Caremark in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of Caremark and MedPartners for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Caremark in connection with its evaluation of the Merger and is not intended to be and shall not be deemed to constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Caremark Common Stock from a financial point of view.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION

SmithBarney
- -----------

  A Member of TravelersGroup



        May 13, 1996

        The Board of Directors
        MedPartners/Mullikin, Inc.
        3000 Galleria Tower
        Birmingham, Alabama  35244

        Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to MedPartners/Mullikin, Inc. ("MPMI") of the consideration to be paid by MPMI pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated as of May 13, 1996 (the "Merger Agreement"), by and among MPMI, PPM Merger Corporation, a wholly owned subsidiary of MPMI ("Subsidiary"), and Caremark International Inc. ("Caremark"). As more fully described in the Merger Agreement, (i) Subsidiary will be merged with and into Caremark (the "Merger") and (ii) each outstanding share of the common stock, par value $1.00 per share, of Caremark (the "Caremark Common Stock") will be converted into the right to receive 1.21 (the "Exchange Ratio") shares of the common stock, par value $0.001 per share, of MPMI (the "MPMI Common Stock").

        In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of MPMI and certain senior officers and other representatives and advisors of Caremark concerning the businesses, operations and prospects of MPMI and Caremark. We examined certain publicly available business and financial information relating to MPMI and Caremark as well as certain financial forecasts and other information and data for MPMI and Caremark which were provided to or otherwise discussed with us by the respective managements of MPMI and Caremark, including information relating to certain strategic implications and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of MPMI Common Stock and Caremark Common Stock; the historical and projected earnings and other operating data of MPMI and Caremark; and the capitalization and financial condition of MPMI and Caremark. We considered, to the extent publicly available, the financial terms of similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of MPMI and Caremark. We also evaluated the potential pro forma financial impact of the Merger on MPMI. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of MPMI and Caremark that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of MPMI and Caremark and the strategic implications and operational benefits anticipated




  SMITH BARNEY INC. 388 Greenwich Street, New York, NY 10013  212-816-2200

The Board of Directors
MedPartners/Mullikin, Inc.
May 13, 1996
Page 2


from the Merger. We also have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of MPMI and Caremark. We are not expressing any opinion as to what the value of the MPMI Common Stock actually will be when issued to Caremark stockholders pursuant to the Merger or the price at which the MPMI Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MPMI or Caremark nor have we made any physical inspection of the properties or assets of MPMI or Caremark. With respect to outstanding litigation and other proceedings involving Caremark, we have assumed and relied, with your consent, upon the judgment of the management of MPMI and its advisors that the outcome of such litigation and proceedings is not expected, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of Caremark. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for MPMI or the effect of any other transaction in which MPMI might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.


Smith Barney has been engaged to render financial advisory services to MPMI in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of MPMI and Caremark for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided financial advisory and investment banking services to MPMI unrelated to the Merger, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with MPMI and Caremark.


Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of MPMI in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to MPMI.

Very truly yours,

/s/ Smith Barney Inc.

SMITH BARNEY INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

MEDPARTNERS/MULLIKIN, INC.

     Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. MedPartners/Mullikin's Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to MedPartners/Mullikin and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners/Mullikin or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of MedPartners/Mullikin protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners/Mullikin or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. MedPartners/Mullikin's Amended and Restated By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners/Mullikin who, by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners/Mullikin, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     MedPartners/Mullikin has entered into agreements with all of its directors and its executive officers pursuant to which MedPartners/Mullikin has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director to the fullest extent allowable under applicable law. In addition, MedPartners/Mullikin has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.

     See Item 22 of this Registration Statement on Form S-4.

CAREMARK

     Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors certain circumstances in accordance with provisions therein set forth. Caremark's Certificate of Incorporation contains a provision eliminating or limiting director liability to Caremark and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director(i) for any breach of such director's duty of loyalty to Caremark or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of Caremark protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of Caremark or a stockholder thereof to successfully prosecute an action against a director for a breach of the director's duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a breach of a director's duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Caremark has entered into indemnification agreements with its directors and corporate officers pursuant to which Caremark provides the indemnification authorized under its Certificate of Incorporation and rights of contribution in the event that the indemnification against expenses incurred in connection with any indemnified action is unenforceable or insufficient to hold the officer or director harmless. In addition, Caremark has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Caremark's Certificate of Incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director or officer of Caremark or a subsidiary of Caremark and each person who serves at the request of Caremark as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of serving in such capacity he or she is involved in a legal proceeding of any nature, except with respect to an action commenced by such director or officer against Caremark or by such director or officer as a derivative action by or in the right of Caremark. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     See Item 22 of this Registration Statement on Form S-4. See "Operations and Management of MedPartners/Mullikin After the Merger".

ITEM 21.  EXHIBITS.

     Exhibits:


EXHIBIT
  NO.                                              DESCRIPTION
- -------         ---------------------------------------------------------------------------------
   (2)-1     -- Plan and Agreement of Merger, dated as of May 16, 1996, among
                MedPartners/Mullikin, Inc., PPM Merger Corporation and Caremark International
                Inc., attached to this Registration Statement as Annex A to the Prospectus-Joint
                Proxy Statement is hereby incorporated herein by reference.
                List of Exhibits to Plan and Agreement of Merger.
   (3)-1     -- MedPartners/Mullikin, Inc. Second Amended and Restated Certificate of
                Incorporation.
   (3)-2     -- MedPartners/Mullikin, Inc. Amended and Restated By-laws, filed as Exhibit (3)-2 to MedPartners/Mullikin's Registration Statement on Form S-4 (Registration No.
                333-00774) are hereby incorporated herein by reference.
   (4)-1     -- MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as Exhibit (4)-1 to
                MedPartners/ Mullikin's Registration Statement on Form S-4 (Registration No.
                333-00774) is hereby incorporated herein by reference.
   (5)       -- Opinion of Haskell Slaughter & Young, L.L.C., as to the legality of the shares of
                MedPartners/Mullikin Common Stock being registered.
   (8)-1     -- Opinion of Haskell Slaughter & Young, L.L.C., as to certain federal income tax consequences of the Merger.
   (8)-2     -- Opinion of Wachtell Lipton Rosen & Katz, as to certain federal income tax consequences of the Merger.
  (10)-1     -- Form of Consulting Agreement by and among Caremark, MedPartners/Mullikin and C.
                A. Lance Piccolo.
  (10)-2     -- Form of Consulting Agreement by and among Caremark, MedPartners/Mullikin and
                Thomas W. Hodson.
  (10)-3     -- Form of Consulting Agreement by and among Caremark, MedPartners/Mullikin and
                Diane L. Munson.
  (11)       -- Statement re: Computation of Per Share Earnings.
  (21)       -- Subsidiaries of MedPartners/Mullikin.
  (23)-1     -- Consent of Ernst & Young LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-2     -- Consent of Price Waterhouse LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-3     -- Consent of Haskell Slaughter & Young, L.L.C. (included in the opinion filed as
                Exhibits (5) and (8)-1).
  (23)-4     -- Consent of Wachtell Lipton Rosen & Katz (included in the opinion filed as Exhibit
                (8)-2).
  (24)       -- Powers of Attorney. See the signature page to the original filing of this
                Registration Statement on Form S-4.
  (99)-1     -- MedPartners/Mullikin Proxy.

EXHIBIT
  NO.                                              DESCRIPTION
- -------         ---------------------------------------------------------------------------------
  (99)-1A    -- MedPartners/Mullikin Proxy.
  (99)-1B    -- MedPartners/Mullikin Proxy.
  (99)-2     -- Caremark Proxy.
  (99)-3     -- Consent of Smith Barney Inc.
  (99)-4     -- Consent of CS First Boston Corporation
  (99)-5     -- Consent of Harry M. Jansen Kraemer, Jr.
  (99)-6     -- Consent of C. A. Lance Piccolo
  (99)-7     -- Consent of Thomas W. Hodson
  (99)-8     -- Consent of Roger L. Headrick


ITEM 22.  UNDERTAKINGS.

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes:



     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     (2) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

     (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 8, 1996.


                                          MEDPARTNERS/MULLIKIN, INC.

                                          By        /s/  LARRY R. HOUSE
                                             ----------------------------------
                                                       Larry R. House
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. House and Harold O. Knight, Jr., and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                               CAPACITY                    DATE
- ---------------------------------------------  ------------------------------   ----------------
             /s/  LARRY R. HOUSE               Chairman of the Board,           August 8, 1996
- ---------------------------------------------    President and Chief
               Larry R. House                    Executive Officer and
                                                 Director

         /s/  HAROLD O. KNIGHT, JR.            Executive Vice President and     August 8, 1996
- ---------------------------------------------    Chief Financial Officer
            Harold O. Knight, Jr.                (Principal Financial and
                                                 Accounting Officer)

           /s/  RICHARD M. SCRUSHY             Director                         August 8, 1996
- ---------------------------------------------
             Richard M. Scrushy

         /s/  LARRY D. STRIPLIN, JR.           Director                         August 8, 1996
- ---------------------------------------------
           Larry D. Striplin, Jr.

         /s/  CHARLES W. NEWHALL III           Director                         August 8, 1996
- ---------------------------------------------
           Charles W. Newhall III

            /s/  SCOTT F. MEADOW               Director                         August 8, 1996
- ---------------------------------------------
               Scott F. Meadow

         /s/  TED H. MCCOURTNEY, JR.           Director                         August 8, 1996
- ---------------------------------------------
           Ted H. McCourtney, Jr.

        /s/  WALTER T. MULLIKIN, M.D.          Director                         August 8, 1996
- ---------------------------------------------
          Walter T. Mullikin, M.D.

                  SIGNATURE                               CAPACITY                    DATE
- ---------------------------------------------  ------------------------------   ----------------
         /s/  JOHN S. MCDONALD, J.D.           Director                         August 8, 1996
- ---------------------------------------------
           John S. McDonald, J.D.

           /s/  RICHARD J. KRAMER              Director                         August 8, 1996
- ---------------------------------------------
              Richard J. Kramer

         /s/  ROSALIO J. LOPEZ, M.D.           Director                         August 8, 1996
- ---------------------------------------------
           Rosalio J. Lopez, M.D.

                               INDEX TO EXHIBITS


                                                                                             SEQUENTIALLY
EXHIBIT                                                                                        NUMBERED
  NO.                                         DESCRIPTION                                        PAGE
- -------         ---------------------------------------------------------------------------  ------------
   (2)-1     -- Plan and Agreement of Merger, dated as of May 16, 1996, among
                MedPartners/Mullikin, Inc., PPM Merger Corporation and Caremark
                International Inc., attached to this Registration Statement as Annex A to the Prospectus-Joint Proxy Statement is hereby incorporated herein by reference.
                List of Exhibits to Plan and Agreement of Merger.
   (3)-1     -- MedPartners/Mullikin, Inc. Second Amended and Restated Certificate of
                Incorporation.
   (3)-2     -- MedPartners/Mullikin, Inc. Amended and Restated By-laws, filed as
                Exhibit (3)-2 to MedPartners/Mullikin's Registration Statement on Form
                S-4 (Registration No. 333-00774) are hereby incorporated herein by reference.
   (4)-1     -- MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as Exhibit
                (4)-1 to MedPartners/Mullikin's Registration Statement on Form S-4
                (Registration No. 333-00774) is hereby incorporated herein by reference.
   (5)       -- Opinion of Haskell Slaughter & Young, L.L.C., as to the legality of the shares of MedPartners/Mullikin Common Stock being registered.
   (8)-1     -- Opinion of Haskell Slaughter & Young, L.L.C., as to certain federal income tax consequences of the Merger.
   (8)-2     -- Opinion of Wachtell Lipton Rosen & Katz as to certain federal income tax consequences of the Merger.
  (10)-1     -- Form of Consulting Agreement by and among Caremark, MedPartners/Mullikin and C. A. Lance Piccolo.
  (10)-2     -- Form of Consulting Agreement by and among Caremark, MedPartners/Mullikin and Thomas W. Hodson.
  (10)-3     -- Form of Consulting Agreement by and among Caremark, MedPartners/Mullikin and Diane L. Munson
  (11)       -- Statement re: Computation of Per Share Earnings.
  (21)       -- Subsidiaries of MedPartners/Mullikin.
  (23)-1     -- Consent of Ernst & Young LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-2     -- Consent of Price Waterhouse LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-3     -- Consent of Haskell Slaughter & Young, L.L.C. (included in the opinion filed as Exhibits (5) and (8)-1).
  (23)-4     -- Consent of Wachtell Lipton Rosen & Katz (included in the opinion filed as Exhibit (8)-2).
  (24)       -- Powers of Attorney. See the signature page to the original filing of this Registration Statement on Form S-4.
  (99)-1     -- MedPartners/Mullikin Proxy.
  (99)-1A    -- MedPartners/Mullikin Proxy
  (99)-1B    -- MedPartners/Mullikin Proxy
  (99)-2     -- Caremark Proxy.
  (99)-3     -- Consent of Smith Barney Inc.
  (99)-4     -- Consent of CS First Boston Corporation
  (99)-5     -- Consent of Harry M. Jansen Kraemer, Jr.
  (99)-6     -- Consent of C. A. Lance Piccolo
  (99)-7     -- Consent of Thomas W. Hodson
  (99)-8     -- Consent of Roger L. Headrick

                                                                  EXHIBIT (23)-1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Experts" and to the use of our reports on the entities and dated as listed below in the Registration Statement (Form S-4, No. 333-0000) and the related
Prospectus -- Joint Proxy Statement of MedPartners/Mullikin, Inc. for the registration of its Common Stock:



MedPartners/Mullikin, Inc.                                     February 22, 1996


Cardinal Healthcare, P.A.                                          June 19, 1996


Summit Medical Group, P.A.                                         June 28, 1996


Medical Realty Associates                                          June 28, 1996


CHS Management, Inc.                                               July 26, 1996


New Management                                                     July 26, 1996


Emergency Professional Services, Inc.                              July 12, 1996



                                          ERNST & YOUNG LLP



Birmingham, Alabama


August 7, 1996

                                                                  EXHIBIT (23)-2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of MedPartners/Mullikin, Inc. of our report dated January 24, 1996, except as to the third paragraph of Note 14, which is dated as of March 19, 1996, relating to the financial statements of Caremark International Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data - Caremark" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial and Operating Data - Caremark."


PRICE WATERHOUSE LLP

Chicago, IL

August 8, 1996